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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
AUDIOVOX CORPORATION
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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150 Marcus Boulevard
Hauppauge, New York 11788

            , 2004

To our stockholders:

        You are cordially invited to attend the 2004 annual meeting of stockholders of Audiovox Corporation to be held on            , 2004, at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10:00 a.m. In addition to the other matters for which we are seeking your approval at our annual meeting, we intend to seek shareholder approval of the sale of substantially all of the assets (excluding receivables) relating to our wireless business to UTStarcom, Inc.

        Our board of directors has unanimously approved all of the proposals described in the proxy statement and is recommending that stockholders also approve them.

        On June 11, 2004, we entered into an asset purchase agreement to sell to UTStarcom, Inc. substantially all of the assets (excluding receivables) relating to our wireless business, which consists of marketing mobile cellular handset systems and other wireless communications devices. The asset purchase agreement provides that UTStarcom, Inc. will assume certain of our liabilities relating to our wireless business. The aggregate purchase price for these assets is $165.1 million, subject to a net working capital adjustment, which, if the asset sale closed on May 31, 2004, would have resulted in an aggregate purchase price of $187.4 million. The net proceeds we will receive will be reduced by payments to former employees of the wireless business, transaction costs, payments to Toshiba Corporation with respect to the repayment of certain indebtedness and the purchase of their interest in our subsidiary that owns the wireless business, payment of an incentive award to our President and CEO, Mr. John Shalam and taxes relating to the asset sale. If the asset sale closed on May 31, 2004, the aggregate amount of these reductions would be approximately $74 million and we would retain approximately $113.4 million. In addition, we are retaining the receivables of the wireless business which at May 31, 2004 were, net of reserves, $103.6 million.

        Please review in detail the attached proxy statement for a more complete statement regarding the proposal to approve the asset sale, including a description of the asset purchase agreement, the background of the decision to enter into the asset purchase agreement, the reasons that our board of directors has decided to recommend that you approve of the asset sale and the section beginning on page 53 titled "Special Considerations Regarding the Proposal to Sell the Wireless Business" describing risk factors relating to the asset sale.

        We are selling our wireless business because, among other reasons, it will allow us to devote our energies and resources to the development of our consumer electronics business, which has been more profitable than our wireless business for the past several years.

        Your vote is very important to us, regardless of the number of shares you own; however, Mr. Shalam who owns in excess of 50% of the outstanding votes of our common shares, has agreed to vote in favor of approval of the asset sale unless the asset purchase agreement is terminated. Accordingly, approval of the asset sale is assured unless the asset purchase agreement is terminated. Whether or not you plan to attend the annual meeting, please vote as soon as possible to make sure your shares are represented at the meeting.

        A copy of our Annual Report for the fiscal year ended November 30, 2003 is also enclosed. On behalf of our board of directors, I thank you for your support and urge you to vote "FOR" each of the proposals described in the proxy statement.

                      By order of the Board of Directors,

                      CHRIS LIS JOHNSON,
                       Secretary

Hauppauge, New York

                        , 2004

        The proxy statement is dated                        , 2004 and is first being mailed to stockholders of our company on or about                        , 2004.

150 Marcus Boulevard
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON            , 2004

To our stockholders:

        The 2004 annual meeting of stockholders of Audiovox Corporation will be held on            , 2004, at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10:00 a.m. At the meeting, you will be asked:

  1.
  To elect our board of ten directors;

  2.
  To approve the sale of substantially all of the assets (excluding receivables) relating to our wireless business to UTStarcom, Inc. under the terms of the asset purchase agreement attached as Annex A to the proxy statement;

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2004;

  4.
  To approve an amendment to the Audiovox Corporation 1997 Stock Option Plan;

  5.
  To approve an amendment to the Audiovox Corporation 1999 Stock Compensation Plan; and

  6.
  To transact such other business as may properly come before the meeting.

        Your board of directors has unanimously approved, and recommends that an affirmative vote be cast in favor, of each of the proposals listed on the proxy card and described in the enclosed proxy statement.

        Only holders of record of common stock at the close of business on            , 2004, will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.

        Stockholders are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote their shares at the annual meeting.

        Because of the significance of the sale of our wireless business, your participation in the annual meeting, in person or by proxy, is especially important. We hope you will be able to attend the annual meeting.

        Whether or not you plan to attend the annual meeting, please complete, sign, date, and return the enclosed proxy card promptly.

        If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting. If you do not attend the annual meeting, you may still revoke your proxy at any time prior to the annual meeting by providing a later dated proxy or by providing written notice of your revocation to our company's Secretary. Your prompt cooperation will be greatly appreciated.

        The notice and proxy statement are first being mailed to stockholders on or about                        , 2004.

        Please follow the instructions on the enclosed proxy card to vote either by mail, telephone or electrionically by the Internet.

                      By order of the Board of Directors,

                      CHRIS LIS JOHNSON,
                       Secretary

Hauppauge, New York
                        , 2004

i

PROPOSAL 4—AMENDMENT TO AUDIOVOX CORPORATION'S 1997 STOCK OPTION PLAN	132
Administration	132
Shares Available for Grants	132
Eligible Individuals	132
Terms of Options; Exercise Prices	132
Change in Control; Changes in Capitalization	133
Amendment and Termination	133
Federal Income Tax Consequences	133
Stockholder Approval	134
New Plan Benefits	134
Equity Compensation Plan Information	135
Recommendation of the Board of Directors	135
PROPOSAL 5—AMENDMENT TO AUDIOVOX CORPORATION'S 1999 STOCK COMPENSATION PLAN	136
Administration	136
Shares Available for Grants	136
Eligible Individuals	136
Terms of Awards; Modifications	136
Stock Options	137
Restricted Stock	137
Corporate Transactions; Changes in Capitalization	137
Amendment and Termination	137
Federal Income Tax Consequences	137
Stockholder Approval	137
New Plan Benefits	138
Equity Compensation Plan Information	138
Recommendation of the Board of Directors	138
MISCELLANEOUS	139
Other Matters	139
Stockholder Proposals	139
Available Information	139
REQUEST TO VOTE, SIGN AND RETURN PROXIES	140

ANNEX A—ASSET PURCHASE AGREEMENT
ANNEX B—FAIRNESS OPINION DATED JUNE 10, 2004
ANNEX C—FAIRNESS OPINION DATED SEPTEMBER 8, 2004
ANNEX D—VALUATION REPORT
ANNEX E—AUDIT COMMITTEE CHARTER
ANNEX F—AUDIOVOX CORPORATION 1997 STOCK OPTION PLAN, AS AMENDED
ANNEX G—AUDIOVOX CORPORATION 1999 STOCK COMPENSATION PLAN, AS AMENDED

ii

SUMMARY TERM SHEET

        This summary term sheet is an overview of selected information contained in the proxy statement about the proposed asset sale deemed most material by us and may not contain all of the detailed information that may be important to you. To understand the asset sale fully and for a more complete description of the legal terms of the asset sale, you should carefully read this entire document and the additional documents to which we refer, including the asset purchase agreement attached as Annex A. This proxy statement is first being mailed on or about             to our stockholders of record as of the close of business on            .

The Parties

  •
  Audiovox Corporation. Audiovox Corporation designs and markets a diverse line of products and provides related services throughout the world. We operate in two primary markets, the wireless business and the consumer electronics business:

  –
  Our wireless business markets wireless handsets and accessories through domestic and international wireless carriers and their agents, independent distributors and retailers. Our wireless business accounted for 65% of our consolidated revenues and 33% of our consolidated gross profit for the six months ended May 31, 2004 and is conducted through our subsidiary, Audiovox Communications Corp., or ACC, and its subsidiaries.

  –
  Our consumer electronics business sells autosound, mobile electronics and consumer electronics primarily to mass merchants, power retailers, specialty retailers, new car dealers, original equipment manufacturers, independent installers of automotive accessories and the U.S. military. Our consumer electronics business accounted for 35% of our consolidated revenues and 67% of our consolidated gross profit for the six months ended May 31, 2004.

    Our principal executive offices are located at 150 Marcus Boulevard, Hauppauge, New York 11788. The telephone number of our principal executive offices is (631) 231-7750.

  •
  Audiovox Communications Corp. Audiovox Communication Corp., or ACC, is an 80%-owned subsidiary of Audiovox Corporation. Toshiba Corporation, or Toshiba, owns the remaining 20% of ACC. The ACC shares that we own include 7.5 class B shares of ACC that we acquired from Toshiba prior to our entering into the asset purchase agreement on June 11, 2004. Concurrently with the closing of the asset purchase agreement, we will acquire all of Toshiba's remaining shares in ACC pursuant to the stock purchase agreement between us and Toshiba. These transactions with Toshiba are described below under "Proposal 2—The Sale of the Wireless Business—Agreements With Toshiba." As a result of these transactions, at and after the closing of the sale of our wireless business, we will own 100% of ACC. After the completion of the asset sale, ACC will not conduct any ongoing operations and will only hold those assets and liabilities that were excluded from the asset sale. ACC's principal executive offices are located at 555 Wireless Boulevard, Hauppauge, New York 11788. The telephone number of ACC's principal executive offices (631) 233-3300.

  •
  Quintex Mobile Communications Corporation; Audiovox Communications Canada Co. Quintex Mobile Communications Corp., or Quintex, and Audiovox Communications Canada, or ACCC, are each wholly-owned subsidiaries of ACC. Quintex's principal executive offices are located at 525 Wireless Boulevard, Hauppauge, New York 11788. The telephone number of Quintex's principal executive offices is (631) 952-4800. ACCC's principal executive offices are located at 5155 Spectrum Way, UNITF #5, Mississauga, Ontario, LIW 5AI. The telephone number of ACCC's principal executive offices is (905) 712-9299.

  •
  UTStarcom, Inc. UTStarcom, Inc., or UTStarcom, designs, manufactures and sells telecommunications equipment and products and provides services associated with their operation. UTStarcom's products are deployed and installed mainly by telecommunications wireless and wireline service providers. UTStarcom provides an extensive range of products for transportation of voice, data and video traffic for service providers around the world. UTStarcom's business is conducted globally in China, Japan, India, the Central and Latin American region, North America, the European, Middle Eastern and African region and southeastern and northern Asia. Historically, substantially all of UTStarcom's sales have been to service providers in China. UTStarcom's principal executive offices are located at 1275 Harbor Bay Parkway, Alameda, California 94502. The telephone number of UTStarcom's principal executive offices is (510) 864-8800.

  •
  UTStarcom Canada Company. UTStarcom Canada Company, or UTStarcom Canada, is a wholly-owned subsidiary of UTStarcom. UTStarcom Canada's principal executive offices are located at Suite 900, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 3N2. The telephone number of UTStarcom Canada's principal executive offices is (902) 420-3200.

Proceeds from the Asset Sale

  •
  Audiovox's Net Proceeds from the Sale of the Wireless Business. If the asset sale had closed on May 31, 2004, Audiovox would have received the $165.1 million purchase price at closing and would have received an additional $22.3 million pursuant to the post-closing net working capital adjustment. This amount would be reduced by payments to former employees of the wireless business of $25 million (comprised of $20 million to Mr. Philip Christopher, the President and CEO of ACC, and $5 million to other employees), transaction costs that are estimated to be $4 million, payments to Toshiba with respect to certain indebtedness and the purchase of their 25% interest in ACC for $15 million, payment of an incentive award to Mr. Shalam of $1.9 million and taxes relating to the asset sale which are estimated to be $28.1 million. If the asset sale closed on May 31, 2004, the aggregate amount of these reductions would be approximately $74 million and Audiovox would retain approximately $113.4 million. Audiovox will also retain all of the receivables (including accounts receivables, vendor receivables and certain other current assets) related to the wireless business, which, as of May 31, 2004, were, net of reserves, $103.6 million.

Other Material Transactions Related to the Asset Sale

  •
  Toshiba Corporation. Toshiba is currently a 20% stockholder of ACC and an inventory supplier to ACC. Prior to entering into the asset purchase agreement with UTStarcom, Audiovox purchased 5% of the outstanding shares of ACC from Toshiba (which at the time owned 25% of the shares of ACC) for $1.4 million. Immediately prior to the closing of the asset sale, ACC will repay to Toshiba $8.1 million as payment in full of the outstanding principal amount of the note due to Toshiba and Audiovox will purchase from Toshiba its remaining 20% interest in ACC for $5.5 million. Toshiba agreed to sell its 25% stake in ACC for a total of $6.9 million and the repayment of $8.1 million of indebtedness because, in addition to that amount, ACC agreed to terminate certain agreements with Toshiba. In particular, ACC released Toshiba from its obligation to continue to supply wireless handsets to ACC until May 29, 2007 and released Toshiba from all claims that ACC or Audiovox have or may have against it (except with respect to or related to claims asserted by third parties, as well as certain intellectual property claims and warranty claims resulting from the distribution agreement).

  •
  Incentive Payment to Mr. Shalam. Mr. Shalam, our President and CEO, will receive $1.9 million upon the closing of the asset sale pursuant to an amendment to a long-term incentive compensation award which clarified that such payment would be paid pursuant to a sale of the wireless business pursuant to an asset sale.

  •
  Payments to Mr. Christopher. Mr. Christopher is the President and CEO of ACC. Upon completion of the asset sale, Mr. Christopher's employment agreement with ACC will be terminated and pursuant to his employment agreement and his long-term incentive compensation award he will receive $4 million. ACC will also purchase certain of Mr. Christopher's personally held intangibles for a purchase price of $16 million. The Company purchased Mr. Christopher's personally held intangibles in order for ACC to have the ability to convey all of the assets used in connection with the conduct of the wireless business to UTStarcom. The terms of the asset purchase agreement provide for the sale to UTStarcom of all of the assets used in connection with the conduct of the wireless business. Prior to entering into the agreement to purchase Mr. Christopher's personally held intangibles, Mr. Christopher had never legally transferred or assigned his personally held intangibles to ACC or Audiovox; however, Mr. Christopher used these intangibles, which are integral to the wireless business, while fulfilling his obligations pursuant to his employment agreement with ACC. Audiovox initiated discussions with Mr. Christopher to determine his willingness to enter into an employment agreement with UTStarcom, as requested by UTStarcom, and to transfer his personally held intangibles to ACC so that ACC could transfer all of the assets used in the wireless business. In our discussions with Mr. Christopher, it became apparent that he was not willing to consummate these transactions unless he was fairly paid for the value of his personally held intangibles. Mr. Christopher's employment agreement with Audiovox will terminate upon the completion of the sale of the wireless business to UTStarcom. Therefore, Mr. Christopher would not have a contractual obligation to continue to use these intangibles to further the wireless business being purchased by UTStarcom. In order to be able to convey all of the assets used in the wireless business to UTStarcom, Audiovox and ACC entered into an arm's-length negotiation regarding the purchase of his personally held intangibles.

        Unless the context otherwise requires, "Audiovox," "we," the "Company," or "us" refers to Audiovox Corporation and when we refer to our wireless business we are referring to our wireless business as previously described in our public filings with the Securities and Exchange Commission. This business includes marketing mobile cellular handset systems and other wireless communications devices that use the infrastructure of wireless communication carriers and are sold through carriers' direct and indirect distribution channels. The wireless business does not include the consumer electronic products (including those with wireless communications capability) that do not have as their primary function cellular telephone connectivity or cellular telephone activation.

Special Factors (see page 31)

  •
  Reasons for the Sale of the Wireless Business (see page 36). In determining to authorize the sale of our wireless business, our board of directors considered a number of positive and negative factors, including the opinion dated June 10, 2004 that we received from Jefferies & Company, Inc., or Jefferies, our financial advisor, that the purchase price to be received by ACC pursuant to the asset purchase agreement, consisting of $165.1 million, subject to the net working capital adjustment, is fair to us from a financial point of view. We believe that the sale of our wireless business and the terms of the related asset purchase agreement, which is attached as Annex A, are in the best interests of Audiovox and its stockholders. Our board of directors has identified various benefits that are likely to result from the sale of our wireless business which include, among others, an opportunity for us to exit the wireless industry and not be subject to the volatile and competitive nature of the wireless industry. The wireless industry is subject to intense price competition amongst suppliers to the carriers, consolidation in the industry, and rapid technological development. These factors have resulted in our wireless business experiencing significant inventory write-downs and declines in gross margins. Specifically, the volatility and competitive nature of the wireless industry resulted in ACC writing down inventory of approximately $37 million and gross margins ranging between 2.0% and 4.7%

    during the three-year period ending November 30, 2003. This has resulted in overall returns for our wireless business to decline. The wireless business accounted for 65% of our consolidated revenues for the six months ended May 31, 2004; however, the wireless business accounted for only 33% of consolidated gross profit for that period. In addition, while sales relating to the wireless business have represented 68% of the Company's consolidated sales for the cumulative three-year period ending November 30, 2003, the cumulative pre-tax loss for the wireless business was approximately $37 million for the same period. As noted below under "UTStarcom's Announced Reasons for the Purchase of the Wireless Business", UTStarcom believes it will be able to increase operating efficiencies of our wireless business. Our board of directors believes the sale of that business will allow us to devote our energies and resources to our consumer electronics business, which has experienced an approximately 74% increase in sales from fiscal 2001 to fiscal 2003, and to consider other market opportunities, including acquisitions.

  •
  Principal Risks and Disadvantages of the Transaction. Our board of directors also considered various risks when evaluating the sale of the wireless business which include, among others, that:

  –
  the wireless business contributed approximately 68% of our consolidated sales for the three-year period ending November 30, 2003;

  –
  after the asset sale we will have a less diversified business;

  –
  the public announcement of the asset sale could have a negative effect on our stock price;

  –
  the asset sale might not be consummated;

  –
  there might be a disruption of management and employees as a result of the asset sale;

  –
  we will be restricted from competing in the wireless business for five years;

  –
  there is no current plan to distribute any of the proceeds from the asset sale to our stockholders and that the stockholders may disagree with how the proceeds are spent;

  –
  we will be subject to contingent liabilities pursuant to the asset purchase agreement;

  –
  the net working capital adjustment could result in our receiving less proceeds than it anticipated;

  –
  our consumer business does not have any long-term sales contracts;

  –
  our consumer business does not manufacture its products and relies on its suppliers for products on a timely basis; and

  –
  many of the suppliers of our consumer business are based in the Pacific Rim which subjects us to changes in conditions in that region and to fluctuations in foreign currencies.

  •
  UTStarcom's Announced Reasons for the Purchase of the Wireless Business (see page 38). According to UTStarcom, UTStarcom believes that the transaction will extend UTStarcom's handset leadership internationally and accelerate its time to market with a proven brand and will provide UTStarcom with a valuable sales, service, and support platform and top-tier U.S. operator customers, such as Verizon and Sprint. UTStarcom has also said that it believes it will be able to increase operating efficiencies in the wireless handset business following its acquisition of our wireless business by broadening the supply chain with UTStarcom's own CDMA handset designs, manufactured in China, using components, suppliers, and facilities already in place for high-volume production of PAS handsets.

  •
  Opinions of the Financial Advisor to the Board of Directors of Audiovox (see page 38). Audiovox's board of directors engaged Jefferies to act as financial advisor in connection with the potential sale of ACC or any of ACC's material assets. On June 10, 2004, Jefferies rendered its oral and written opinion, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review, as set forth in its opinion, the purchase price, consisting of $165.1 million subject to the net working capital adjustment specified in the asset purchase agreement, to be received in the transaction by ACC, is fair, from a financial point of view, to Audiovox. The full text of the Jefferies opinion dated June 10, 2004, which sets forth assumptions made, matters considered and limitations on the scope of review undertaken, is attached to this proxy statement as Annex B. The opinion is addressed to the board and does not constitute a recommendation to any stockholders as to how to vote with respect to matters relating to the sale of our wireless business. Jefferies noted, but the Jefferies opinion dated June 10, 2004 did not address, the net proceeds to be received by Audiovox after taking into account the payments to former employees of the wireless business, transaction costs, payments to Toshiba Corporation with respect to the repayment of certain indebtedness and the purchase of its interest in ACC and the taxes relating to the asset sale. However, because these payments were discussed in Jefferies' oral presentation to Audiovox's board of directors and certain of them were noted in the Jefferies opinion dated June 10, 2004, Audiovox's board of directors believed that Jefferies would have rendered the opinion dated June 10, 2004 even if these payments had been taken into account. In order to confirm its belief, Audiovox's board of directors requested Jefferies to render an opinion orally and in writing that the purchase price, subject to the net working capital adjustment and after taking into account payments to former employees of the wireless business (including Mr. Christopher) and transaction costs, is fair, from a financial point of view, to Audiovox. On September 8, 2004, Jefferies rendered its oral and written opinion, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review, as set forth in its opinion, the net consideration to be received in the transaction by ACC, consisting of the $165.1 million purchase price, subject to the net working capital adjustment, payments to former employees of the wireless business (including Mr. Christopher) and transaction costs, is fair, from a financial point of view, to Audiovox. The full text of the Jefferies opinion dated September 8, 2004, which sets forth assumptions made, matters considered and limitations on the scope of review undertaken, is attached to this proxy statement as Annex C. The opinion is addressed to the board and does not constitute a recommendation to any stockholders as to how to vote with respect to matters relating to the sale of our wireless business. Jefferies noted, but the Jefferies opinion dated September 8, 2004 did not address, the net proceeds to be received by Audiovox after taking into account the payments to Toshiba Corporation with respect to the repayment of certain indebtedness and the purchase of its interest in ACC and the taxes relating to the asset sale.

  •
  Proceeds of the Sale of the Wireless Business. We intend to use the proceeds of the sale of our wireless business to repay our outstanding domestic bank obligations, which as of May 31, 2004, were approximately $61 million, and to fund and grow our consumer electronics business; however, we may allocate all or a portion of these proceeds, after the repayment of indebtedness, for other purposes and we will also consider other market opportunities, including acquisitions.

  •
  Stockholder Approval of the Sale of the Wireless Business; Vote Required (see page 48). We are organized under the corporate laws of the State of Delaware. Under Section 271 of the Delaware General Corporation Law, the sale by us of "all or substantially all" of our assets requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock on the record date. The Delaware statute does not define the phrase "all or substantially all" and since we are retaining on-going businesses after the asset sale, the meaning of the phrase is not entirely clear in this context. As a result, we are seeking approval of our stockholders to the sale of our wireless business rather than risk a challenge to the sale.

  •
  No Changes to the Rights of Security Holders; No Appraisal Rights (see page 48). Our stockholders will not experience any change in their rights as stockholders as a result of the sale of our wireless business. Neither Delaware law, our certificate of incorporation nor our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this transaction. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

  •
  Regulatory Matters (see page 48). In order to complete the asset sale, Audiovox and UTStarcom are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, to make filings with the United States Federal Trade Commission and the United States Department of Justice and wait for the expiration or early termination of the required waiting period. These filings were made on June 25, 2004 and early termination was granted on July 9, 2004.

    In addition, in order to complete the asset sale, pursuant to the Interim Regulations on the Acquisition of Domestic Enterprises by Foreign Investors, UTStarcom is required to notify China's Ministry of Commerce and State Administration of Industry and Commerce of the transaction and their approval must be obtained. This notification was made on May 31, 2004 and UTStarcom submitted supplemental information requested by China's Ministry of Commerce on July 12, 2004.

    Other than applicable U.S. antitrust laws and the applicable approvals and/or clearances with respect to the antitrust review in the People's Republic of China, neither we nor UTStarcom are aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the sale of our wireless business, except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this proxy statement and the Delaware General Corporation Law in connection with the sale of our wireless business.

  •
  Accounting Treatment (see page 49). The proposed sale of the wireless business is expected to be accounted for as a sale of net assets. The results of operations will be treated as discontinued operations.

  •
  United States Federal Income Tax Consequences (see page 49). We do not expect that the sale of our wireless business will result in any federal income tax consequences to our stockholders. However, we will be subject to federal income taxes as a result of the consummation of the asset sale as discussed in "Proposal 2—The Sale of the Wireless Business—Special Factors—United States Federal Income Tax Consequences."

  •
  Voting by Audiovox's Directors and Executive Officers (see page 50). As of June 18, 2004, our directors and executive officers owned of record 4,155,892 outstanding shares of our Class A common stock and 2,144,152 outstanding shares of our Class B common stock, collectively representing approximately 54.42% of the outstanding votes of our common stock.

    Pursuant to the terms of a voting agreement entered into between John Shalam, our President & Chief Executive Officer, and UTStarcom, Mr. Shalam has agreed to vote all of the Audiovox shares that he owns directly in favor of the proposal to approve the asset purchase agreement, unless the asset purchase agreement has been terminated. Mr. Shalam owns in excess of 50% of the votes of our shares through his ownership of 19.6% of our Class A Common Stock, each share of which is entitled to one vote per share, and 94.8% of our Class B Common Stock, each share of which is entitled to ten votes per share. Since Mr. Shalam owns in excess of 50% of the votes of our shares, unless the asset purchase agreement is terminated, the asset purchase agreement will be approved by our stockholders.

    We believe that each of our other directors and executive officers intends to vote at the annual meeting in favor of all of the proposals that you are being asked to approve.

    At the meeting of the board of directors at which the arrangements with Mr. Shalam and Mr. Christopher were approved, each absented himself when the board approved their respective arrangements. At the meeting of the board of directors to approve the asset sale both Mr. Shalam and Mr. Christopher voted to approve the asset sale.

  •
  Interests of Audiovox's Directors and Executive Officers in the Sale of the Wireless Business (see page 50).

    On June 10, 2004, ACC and Philip Christopher, the President and Chief Executive Officer of ACC, entered into a Personally Held Intangibles Purchase Agreement, pursuant to which Philip Christopher will sell to ACC for $16 million all of his goodwill relating to or useable by ACC on the closing date of the asset purchase agreement which include all of Mr. Christopher's personal contacts and personal and professional relationships with suppliers, customers, contractors, financers, employees and ex-employees of ACC, and his personal know-how, trademarks, trade names and patentable assets relating to or usable by ACC. Audiovox and ACC purchased these assets in order for ACC to have the ability to convey all of the assets used in connection with the conduct of the wireless business to UTStarcom. The terms of the assets purchase agreement provide for the sale to UTStarcom of all of the assets used in connection with the conduct of the wireless business. Prior to entering into the agreement to purchase Mr. Christopher's personally held intangibles, Mr. Christopher had never legally transferred or assigned his personally held intangibles to ACC or Audiovox; however, Mr. Christopher used these intangibles, which are integral to the wireless business, while fulfilling his obligations pursuant to his employment agreement with Audiovox. Mr. Christopher's employment agreement with Audiovox will terminate upon the completion of the sale of the wireless business to UTStarcom. Therefore, Mr. Christopher would not have a contractual obligation to continue to use these intangibles to further the wireless business being purchased by UTStarcom. In order to be able to convey all of the assets used in the wireless business to UTStarcom, Audiovox and ACC entered into an arm's-length negotiation regarding the purchase of his personally held intangibles. On July 30, 2004, Audiovox received the report of Wharton Valuations Associates, Inc., an independent qualified appraiser, which concluded that Mr. Christopher's personally held intangibles were worth in excess of the maximum purchase price of $16 million payable pursuant to the purchase agreement with respect to the personally held intangibles. The full text of the Wharton Valuations Associates valuation report, which sets forth assumptions made, matters considered and limitations on the scope of the appraisal, is attached to this proxy statement as Annex D.

    On June 10, 2004, we and Mr. Christopher entered into the Agreement and General Release, pursuant to which the Employment Agreement and the Award Agreement between us and Mr. Christopher will be terminated and pursuant to which Mr. Christopher will receive $4 million. This agreement further provided that Mr. Christopher will be paid his regular salary for services performed during the period through the closing of the asset purchase agreement, in accordance with prevailing company payroll practices. The Award Agreement was intended to motivate and reward Mr. Christopher for fulfilling his personal responsibilities with regard to our long-range achievements. The intention of the board of directors was to reward Mr. Christopher for his efforts to bring about a sale of ACC. Although the original award did not contemplate a sale of the assets of ACC, the compensation committee of our board of directors and our board of directors determined that the sale to UTStarcom of substantially all of the operational assets of the wireless business was equivalent to ACC being sold and that the award to Mr. Christopher should be amended to clarify, as was originally intended, that a sale of the wireless business by means of an asset sale should be included in the change of control provisions of the award. As a result of the amendment, upon the sale of our wireless business, Mr. Christopher would have been entitled to $1,916,477. Upon the termination of Mr. Christopher's employment, pursuant to the terms of his employment agreement, Mr. Christopher would be entitled to approximately $2.8 million. After discussions between Mr. Christopher and the board of directors, it was agreed that Mr. Christopher would accept $4 million on the closing date of the asset sale in connection with the termination of his Employment Agreement and Award Agreement.

    On June 11, 2004, Mr. Christopher and UTStarcom entered into an employment agreement which will become effective upon the closing of the asset purchase agreement. Under this employment agreement, UTStarcom will employ Mr. Christopher as President, Audiovox Handset Division of UTStarcom. The term of this employment agreement will be for three years and, commencing 12 months prior to the expiration of this term, the parties will undertake good faith negotiations to extend the term. Mr. Christopher will receive a base salary of $500,000 per year. During the term, Mr. Christopher will be eligible to earn an annual cash bonus equal to 2% of pre-tax annual earnings of the Handset Division, less all deductions or withholdings required by applicable law. Mr. Christopher will also be granted under UTStarcom's 1997 Stock Plan an option to purchase 200,000 shares of common stock of UTStarcom having a per share exercise price equal to the fair market value of the per share price on the date of the grant.

    Subject to consummation of the transactions contemplated by the asset purchase agreement, ACC will establish a pool of $5 million to be paid to certain of our employees as a severance payment and in exchange for which we will receive a release from each of these employees. The pool will be distributed in the sole discretion of Philip Christopher to those employees, other than himself, in amounts that he deems appropriate. The determination of which employees, and in what amounts, are to receive distributions from this pool is not expected to be made by Mr. Christopher until the closing of the asset sale.

    We issued a Long-Term Incentive Compensation Award to John Shalam as of May 29, 2002 to motivate and reward Mr. Shalam for fulfilling his personal responsibilities with regard to our long-range achievements. The intention of the board of directors was to reward Mr. Shalam for his efforts to bring about a sale of ACC. Although the original award did not contemplate a sale of the assets of ACC, the compensation committee of our board of directors and our board of directors determined that the sale to UTStarcom of substantially all of the operational assets of the wireless business was equivalent to ACC being sold and that the award to Mr. Shalam should be amended to clarify, as was originally intended, that a sale of the wireless business by means of an asset sale should be included in the change of control provisions of the award. As a result of the amendment, upon the sale of our wireless business, we will pay Mr. Shalam $1,916,477. As a condition to entering into the asset purchase agreement, UTStarcom required that Mr. Shalam enter into a voting agreement whereby Mr. Shalam agreed to vote all of his shares of Class A Common Stock and Class B Common Stock in favor of the asset sale (see page 79). Mr. Shalam agreed to enter into the voting agreement because he determined that the asset sale was in the best interests of Audiovox and its stockholders.

  •
  Audiovox's Operations Following the Sale of the Wireless Business (see page 52). If the conditions to closing of the asset sale are satisfied or waived, we will sell our wireless business to UTStarcom. After the asset sale, we intend to focus our future efforts on developing our consumer electronics business and to consider other market opportunities, including acquisitions.

Terms of the Asset Purchase Agreement (see page 59)

  •
  Assets to be Sold (see page 59). We are selling substantially all of the assets (other than receivables as discussed below) that relate to our wireless business.

  •
  Assets to be Retained (see page 61). We are retaining certain assets, referred to as the Excluded Assets, associated with our wireless business, including without limitation, all receivables of our wireless business as of 5:30 p.m. EST on the closing date of the sale. The amount of the wireless business receivables on May 31, 2004 was, net of reserves, $103.6 million.

  •
  Liabilities to be Assumed (see page 61). UTStarcom will assume only certain specified liabilities of our wireless business, referred to as the Assumed Liabilities, subject to certain exceptions, including without limitation:

  –
  all liabilities reflected or reserved against on the closing statement of net assets dated as of the date of the closing (other than tax liabilities);

  –
  all of our liabilities arising under certain contracts (other than liabilities or obligations attributable to (A) any failure by us to comply with the terms of those contracts prior to the closing, (B) products liability or personal injury claims arising prior to the closing and (C) intellectual property infringement claims arising prior to the closing); and

  –
  product warranties and claims under the foregoing items relating to products of our wireless business.

  •
  Liabilities to be Retained (see page 62). Other than the Assumed Liabilities, we will retain all of the liabilities of the wireless business, which we refer to as the Excluded Liabilities, which include, without limitation:

  –
  certain taxes;

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  all liabilities relating to or arising out of the Excluded Assets;

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  claims arising prior to the closing made by our employees relating to their employment with us; and

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  all liabilities or obligations attributable to (A) any failure by us to comply with the terms of any assumed contract prior to the closing, (B) products liability or personal injury claims arising prior to the closing and (C) intellectual property infringement claims arising prior to the closing.

    As of May 31, 2004, the amount of accrued liabilities of the wireless business that we are retaining amounted to approximately $2 million.

  •
  Purchase Price (see page 62). In exchange for the assets that we are selling, we will receive $165.1 million in cash, subject to a net working capital adjustment. The post-closing net working capital adjustment will result in an increase in the purchase price to the extent the net working capital for the wireless business exceeds $40 million and will result in a decrease in the purchase price to the extent the net working capital for the wireless business is less than $40 million. If the asset sale closed on May 31, 2004, the net working capital adjustment would have resulted in an increase to the purchase price of $22.3 million.

  •
  No Solicitation or Negotiation (see page 68). We have agreed not to solicit or encourage any proposal from any person to acquire Audiovox or ACC or a significant portion of Audiovox's or ACC's assets, but Audiovox may respond in certain circumstances to unsolicited proposals that it receives.

  •
  Conditions to Our Obligations (see page 74). Our obligation to complete the sale of the wireless business is subject to the fulfillment or waiver prior to closing of certain conditions, including without limitation:

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  the accuracy of UTStarcom's representations and warranties;

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  UTStarcom complying with its covenants and agreements in all material respects;

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  any waiting period (and any extension) under the HSR Act will have expired or will have been terminated and the applicable antitrust approvals in the People's Republic of China will have been received;

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  no material action will have been commenced by any governmental authority against either party; and

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  the asset purchase agreement will have been approved by the requisite vote of our stockholders.

  •
  Conditions to UTStarcom's Obligations (see page 74). UTStarcom's obligation to complete the sale of the wireless business is subject to the fulfillment or waiver prior to closing of certain conditions, including without limitation:

  –
  the accuracy of our representations and warranties;

  –
  our complying with our covenants and agreements in all material respects;

  –
  any waiting period (and any extension) under the HSR Act will have expired or will have been terminated and the applicable antitrust approvals in the Peoples Republic of China will have been received;

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  no material action will have been commenced by any governmental authority against either party;

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  the parties will have received all necessary authorizations of all governmental authorities;

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  we will have received third party consents to assign certain agreements to UTStarcom;

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  Philip Christopher will become an employee of UTStarcom pursuant to his employment agreement with UTStarcom;

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  at least 80% of the 15 key employees to whom UTStarcom extended offers of employment will have accepted UTStarcom's offer of employment;

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  the asset purchase agreement will have been approved by the requisite vote of our stockholders;

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  we and UTStarcom will have entered into a sublease for space at 555 Wireless Blvd., Hauppauge, New York and UTStarcom and an entity controlled by John Shalam will have entered into a lease for space at 16820 Marquardt Avenue, Cerritos, California; and

  –
  we will have implemented the internal financial reporting controls necessary to prepare for the commencement of outside auditor testing of compliance with Section 404 of the Sarbanes-Oxley Act of 2002, on or before September 30, 2004. This condition, which will no longer be a condition after January 1, 2005, is referred to as the Section 404 Condition.

  •
  Termination (see page 78). The asset purchase agreement may be terminated at any time prior to the closing:

  –
  by (i) UTStarcom if between the date of the asset purchase agreement and the closing any of our representations, warranties or covenants will have become untrue or not have been complied with or (ii) by us if, between the date of the asset purchase agreement and the closing any representations, warranties or covenants of UTStarcom will have become untrue or not have been complied with;

    –
    by either party if the closing will not have occurred by December 15, 2004 (which date will be extended to January 15, 2005, in the event that the Section 404 Condition will fail to have been satisfied or waived), provided that, at any time after this date, if the antitrust approvals required to be received from the People's Republic of China have not been received, and at that time we are otherwise prepared to close, we may terminate the asset purchase agreement, in which case UTStarcom will pay to us $1 million as reimbursement for our expenses; provided, further, that, at any time after February 15, 2005, UTStarcom may terminate the asset purchase agreement if UTStarcom pays us $1 million as reimbursement for our expenses;

    –
    by either party in the event that any governmental authority will have prohibited the transactions contemplated by the asset purchase agreement;

    –
    by UTStarcom under certain circumstances relating to our board failing to support the proposal to approve the asset sale in connection with a competing transaction;

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    by either party if the asset purchase agreement will fail to receive the requisite vote for approval at our annual stockholders' meeting, provided that we cannot terminate under this provision if John Shalam breaches the voting agreement;

    –
    by us if our board has recommended a proposal, referred to as a Superior Proposal, to enter into a change of control transaction on terms that our board determines, in its good faith judgment, to be more favorable to our stockholders than the transactions contemplated by the asset purchase agreement, or in order to enter into a definitive agreement relating to a Superior Proposal; or

    –
    by the mutual written consent of us and UTStarcom.

  •
  Termination Fee and Expenses (see page 79). The asset purchase agreement provides that, except as discussed below, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the asset purchase agreement will be paid by the party incurring those costs and expenses, whether or not the closing will have occurred.

    We have agreed that if either of the following events occurs, we will pay UTStarcom a fee of 3.5% of the purchase price, plus an amount equal to the amount of certain of UTStarcom's expenses, up to a maximum of $1 million:

    –
    if UTStarcom terminates the asset purchase agreement on the basis that our board no longer supports the transaction sale in connection with a competing transaction; or

    –
    if we terminate the asset purchase agreement on the basis that our board has recommended a Superior Proposal or in order to enter into a definitive agreement relating to a Superior Proposal.

QUESTIONS AND ANSWERS ABOUT THE 2004 ANNUAL MEETING

Q: What is the proposal relating to the election of directors that I will be voting on at the annual meeting?

A: You will be asked to consider and vote upon a proposal to elect the following individuals to the board of directors: Paul C. Kreuch, Jr., Dennis F. McManus, Irving Halevy, Peter A. Lesser, John J. Shalam, Philip Christopher, Charles M. Stoehr, Patrick M. Lavelle, Ann M. Boutcher and Richard A. Maddia.

Q: What is the proposal relating to the sale of the wireless business that I will be voting on at the annual meeting?

A: You will be asked to consider and vote upon a proposal to approve the sale by us of substantially all of the assets (excluding receivables which were, net of reserves, approximately $103.6 million at May 31, 2004) relating to our wireless business pursuant to the asset purchase agreement, dated June 11, 2004, by and among Audiovox, ACC, Quintex, ACCC, UTStarcom and UTStarcom Canada. The asset purchase agreement is attached to this proxy statement as Annex A.

Q: What is the proposal relating to the ratification of the board of directors' appointment of independent registered public accounting firm that I will be voting on at the annual meeting?

A: You will be voting to ratify the board of directors' appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending November 30, 2004.

Q: What is the proposal to approve an amendment to the Audiovox Corporation 1997 Stock Option Plan that I will be voting on at the annual meeting?

A: The Audiovox Corporation 1997 Stock Option Plan currently provides that, in the event of the termination of an option holder's employment with us and our affiliates, all rights of the individual to exercise non-qualified options granted under such plan automatically terminate. In connection with the proposed sale of our wireless business, we have amended this provision of the plan to permit our compensation committee to extend the post-termination exercise periods of options granted under the 1997 plan. If the amendment of such plan is not approved, it will continue in effect in accordance with its terms prior to the proposed amendment. Our compensation committee has approved an extension of the post-termination exercise period of options held by employees who become employees of UTStarcom so that they expire 1 year after the closing of the asset purchase agreement.

Q: What is the proposal to approve an amendment to the Audiovox Corporation 1999 Stock Compensation Plan that I will be voting on at the annual meeting?

A: Under the Audiovox Corporation 1999 Stock Compensation Plan currently, exercisability of an option is generally conditioned upon continuity of employment by the option holder with us or our subsidiaries. In connection with the proposed asset sale, we have amended this provision of such plan to permit our compensation committee to extend the post-termination exercise periods of options granted under such plan. If the amendment of such plan is not approved, it will continue in effect in accordance with its terms prior to the proposed amendment. Our compensation committee has approved an extension of the post-termination exercise period of options held by employees who become employees of UTStarcom so that they expire 1 year after the closing of the asset purchase agreement.

Q: Who is soliciting my proxy?

A: Our board of directors.

Q: How does the board recommend that I vote on the matters proposed?

A: Your board unanimously recommends that stockholders vote "FOR" each of the proposals submitted at the annual meeting.

Q: Will any of the proceeds from the sale of the wireless business be distributed to me as a stockholder?

A: We intend to repay indebtedness, retain the remaining proceeds and use them in connection with our future business plan.

Q: Can I still sell my shares?

A: Yes. None of the asset purchase agreement, the sale of our wireless business or any of the other proposals discussed in this proxy statement will affect your right to sell or otherwise transfer your shares of our common stock.

Q: Who is entitled to vote at the annual meeting?

A: Only holders of record of our common stock as of the close of business on            will be entitled to notice of and to vote at the annual meeting.

Q: When and where is the annual meeting?

A: The annual meeting of our stockholders will be held on    , 2004, at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10:00 a.m.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be counted in determining the number of shares necessary for approval. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. Just send in a written revocation or a later dated, signed proxy card before the annual meeting or simply attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

Q: What do I need to do now?

A: Please vote your shares as soon as possible so that your shares may be represented at the annual meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the annual meeting. Alternatively, you may vote by telephone or via the Internet in accordance with the instructions on your proxy card.

Q: What are the United States federal income tax consequences of the sale of the wireless business?

A: We do not expect that the sale of our wireless business will result in any federal income tax consequences to our stockholders. However, we will be subject to federal income taxes as a result of the consummation of the asset sale as discussed in this proxy statement on page 49.

Q: What happens if I do not vote?

A: Pursuant to the terms of a voting agreement entered into between John Shalam, our President & Chief Executive Officer, and UTStarcom, Mr. Shalam has agreed to vote all of his shares in favor of the proposal to approve the asset purchase agreement, unless the asset purchase agreement has been terminated. Since Mr. Shalam owns in excess of 50% of the votes of our shares, unless the asset purchase agreement is terminated, the asset purchase agreement will be approved by our stockholders, even if our other stockholders do not vote on the proposal to approve the asset sale.

Q: Whom should I call if I have any questions?

A: If you have questions about any of the proposals on which you are voting, you may call Charles M. Stoehr, our Senior Vice President and Chief Financial Officer, at (631) 231-7750.

THE ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement is provided in connection with the annual meeting of stockholders of Audiovox Corporation, and any adjournment or postponement of the meeting. The accompanying proxy is solicited by the board of directors. This proxy statement and the accompanying form of proxy are first being sent or given to stockholders beginning on or about             , 2004.

Time and Place

        The annual meeting of stockholders of Audiovox Corporation will be held at 10:00 a.m. on            , 2004 at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motorway, Smithtown NY 11788.

Purposes

        At the annual meeting, you will be asked:

  •
  to elect ten directors to the board of directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

  •
  to approve the sale of substantially all of the assets (excluding receivables) relating to our wireless business, pursuant to an asset purchase agreement by and among Audiovox Corporation, Audiovox Communications Corp., Quintex Mobile Communications Corporation, Audiovox Communications Canada Co., UTStarcom, Inc. and UTStarcom Canada Company;

  •
  to ratify our board of directors' appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending November 30, 2004;

  •
  to consider and act upon a proposal to approve an amendment to our 1997 Stock Option Plan to permit our compensation committee to extend the post-termination periods of options granted under this plan;

  •
  to consider and act upon a proposal to approve an amendment to our 1999 Stock Compensation Plan to permit our compensation committee to extend the post-termination periods of options granted under this plan; and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        The board of directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. However, no proxy voted against any of the proposals will be voted in favor of an adjournment or postponement to solicit additional votes in favor of approval of those proposals.

Record Date; Stockholders Entitled to Vote

        The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting was the close of business on            , 2004.

Quorum

        The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The annual meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present. If a quorum is not present, the chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the annual meeting as originally notified.

Vote Required

        At the close of business on June 18, 2004, there were 20,773,338 shares of our Class A common stock, par value $.01 per share, and 2,260,954 shares of our Class B common stock, par value $.01 per share, issued and outstanding. At the annual meeting, each share of Class A common stock is entitled to one vote (whether in person or by proxy or pursuant to a stockholders' consent) and each share of Class B common stock is entitled to ten votes (whether in person or by proxy or pursuant to a stockholders' consent).

        Class A directors are elected by a plurality of the votes of the Class A shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The joint directors are elected by the Class A and Class B stockholders voting together. The sale of our wireless business must be approved by the holders of a majority of the votes attributable to all the outstanding shares of common stock on the record date, whether or not represented at the annual meeting. The amendment to the 1997 Stock Option Plan, the amendment to the 1999 Stock Compensation Plan, and the ratification of the appointment of independent registered public accounting firm must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

        Mr. Shalam, our Chairman and Chief Executive officer, owns in excess of 50% of our outstanding votes and has agreed to vote his shares in favor of the asset purchase agreement. In addition, he intends to vote his shares to approve all of the other matters to be voted upon at the meeting that are described in this proxy statement.

Board Recommendation

        The board of directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this proxy statement.

Voting Your Shares

        The board of directors is soliciting proxies from our stockholders. By completing and returning the accompanying proxy, you will be authorizing Charles M. Stoehr and Ann M. Boutcher to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. You may also vote your shares by mail, telephone or electronically by Internet as described on your proxy card.

Changing Your Vote By Revoking Your Proxy

        Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

How Proxies Are Counted

        If you return a signed and dated proxy card but do not indicate how your shares are to be voted, those shares will be voted "FOR" each of the listed proposals. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

        Shares voted as abstentions on any matter will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a stockholder has abstained. As a result, abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the annual meeting, but will not be considered as present and entitled to vote with respect to such matters.

        A "broker non-vote" on a proposal on the sale of the wireless business will have the same effect as a vote against this proposal.

Cost of Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to you. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such benefical owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitaiton materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees.

PROPOSAL 1—
ELECTION OF DIRECTORS

Nominees for Election of Directors

        Each of the nominees for director named below has continuously served as a director since the year indicated. The directors will hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The Class A directors are elected by the Class A stockholders voting separately as a class. The joint directors are elected by the Class A and Class B stockholders voting together.

        If any nominee becomes unable or unwilling to accept nomination or election, the proxies will be voted for another person designated by the board of directors. The management has no reason to believe that any of said nominees will be unable or unwilling to serve if elected to office.

        The following persons have been nominated and are proposed to be elected:

Name and Principal Occupation	Age	Director Since
CLASS A DIRECTORS
Paul C. Kreuch, Jr. Chairman, International Asset Transactions, LLC	65	1997
Dennis F. McManus VP.-New Product Marketing, LSSI Corporation	53	1998
Irving Halevy Retired Professor and Arbitrator	88	2001
Peter A. Lesser President, X-10 (USA) Inc.	68	2003
JOINT DIRECTORS
John J. Shalam President and Chief Executive Officer	70	1960
Philip Christopher Executive Vice President	55	1973
Charles M. Stoehr Senior Vice President and Chief Financial Officer	58	1987
Patrick M. Lavelle Senior Vice President	52	1993
Ann M. Boutcher Vice President	53	1995
Richard Maddia Vice President	45	1996

        Paul C. Kreuch, Jr. was elected to the Board of Directors in February 1997. Mr. Kreuch became the Non-Executive Chairman of International Asset Transactions, LLC, a securitization and asset management firm, in May 2004. Prior to May 2004, he was Managing Director of WJM Associates, Inc., a leading executive development firm. Prior career responsibilities include Executive Vice President of Natwest Bank, N.A. from 1993 to 1996, and before that, President of National Westminster Bank, USA.

        Dennis F. McManus was elected to the Board of Directors in March 1998. Mr. McManus is currently the Vice President, New Product Marketing at LSSI Corporation. Prior to that Mr. McManus was self-employed as a telecommunications consultant. Before that, he was employed by NYNEX Corp. for over 27 years, most recently as a Senior Vice President and Managing Director. Mr. McManus held this position from 1991 through December 31, 1997.

        Irving Halevy served on the Board of Directors from 1987 to 1997 and was re-elected to the Board of Directors in 2001. Mr. Halevy is a retired professor of Industrial Relations and Management at Fairleigh Dickinson University where he taught from 1952 to 1986. He was also a panel member of the Federal Mediation and Conciliation Service.

        Peter A. Lesser was elected to the Board of Directors in 2003. Mr. Lesser is the President of X-10 (USA) Inc., a wholesaler of electronic home control and security systems. Mr. Lesser is the founder of and has also served as a director and been stockholder of X-10 Limited, the Hong Kong parent company of X-10 (USA) Inc. since 1979. He is a Member-at-Large of the Executive Board of the Consumer Electronics Association. From 1997 through 1999 Mr. Lesser served as the President of the Security Industry Association.

        John J. Shalam has served as President, Chief Executive Officer and as Director of Audiovox or its predecessor since 1960. Mr. Shalam also serves as President and a Director of most of Audiovox's operating subsidiaries. Mr. Shalam is on the Board of Directors of the Electronics Industry Alliance and is on the Executive Committee of the Consumer Electronics Association.

        Philip Christopher, our Executive Vice President, has been with Audiovox since 1970 and has held his current position since 1983. Before 1983 he served as Senior Vice President of Audiovox. Mr. Christopher is Chief Executive Officer of Audiovox's wireless subsidiary, Audiovox Communications Corp. From 1973 through 1987, he was a Director of our predecessor, Audiovox Corp. Mr. Christopher serves on the Executive Committee of the Cellular Telephone Industry Association.

        Charles M. Stoehr has been our Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of Audiovox since 1987. From 1979 through 1990 he was a Vice President of Audiovox.

        Patrick M. Lavelle has been a Vice President of Audiovox since 1980 and was appointed Senior Vice President in 1991. He was elected to the Board of Directors in 1993. Mr. Lavelle is Chief Executive Officer and President of Audiovox's subsidiary, Audiovox Electronics Corp. Mr. Lavelle is also a member of the Board of Directors and Executive Committee of the Consumer Electronics Board and serves as Chairman of its Mobile Electronics Division.

        Ann M. Boutcher has been Audiovox's Vice President of Marketing since 1984. Ms. Boutcher's responsibilities include the development and implementation of Audiovox's advertising, sales promotion and public relations programs. Ms. Boutcher was elected to the Board of Directors in 1995.

        Richard A. Maddia has been our Vice President of Information Systems since 1992. Prior thereto, Mr. Maddia was Assistant Vice President, MIS. Mr. Maddia's responsibilities include development and maintenance of information systems. Mr. Maddia was elected to the Board of Directors in 1996.

        MANAGEMENT RECOMMENDS VOTING "FOR" THE ELECTION OF KREUCH, MCMANUS, HALEVY, LESSER, SHALAM, CHRISTOPHER, STOEHR, LAVELLE, BOUTCHER AND MADDIA AS DIRECTORS. UNLESS OTHERWISE DIRECTED BY A SHAREHOLDER, SUCH STOCKHOLDER'S PROXY WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of June 18, 2004, certain information with respect to shares beneficially owned by (i) each person who is known by Audiovox to be the beneficial owner of more than five percent (5%) of Audiovox's outstanding shares of common stock, (ii) each of Audiovox's directors and the executive officers named in the Summary Compensation Table below and (iii) all current directors and executive officers as a group. Except as otherwise provided, the table below relates to shares of Class A common stock. At the close of business on June 18, 2004, there were 20,773,338 shares of our Class A common stock, par value $.01 per share, and 2,260,954 shares of our Class B common stock, par value $.01 per share, issued and outstanding. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.

        Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

Name and Address (1)	Sole Voting or Investment Power (2)		Percent of Outstanding Shares
John J. Shalam	4,588,129	(3)	19.6%
Philip Christopher	1,215,474		5.6%
Patrick M. Lavelle	228,578		1.1%
Charles M. Stoehr	186,500		*
Richard Maddia	45,040		*
Ann M. Boutcher	14,323		*
Paul C. Kreuch, Jr	12,000		*
Dennis F. McManus	10,000		*
Irving Halevy	0		0
Peter Lesser	0		0
All directors and officers as a group (10 persons)	6,300,044		25.3%
Name and Address of Other 5% Holders of Class A Common Stock
Kahn Brothers & Co., Inc. (4) 1299 Ocean Ave, 11th Floor Santa Monica, CA 90401	1,693,445	8.2%
Dimensional Fund Advisors, Inc. (5) 1299 Ocean Ave, 11th Floor Santa Monica, CA 90401	1,394,860	6.7%
Barclays Global Investors, N.A.(6) 45 Fremont Street San Francisco, CA 94105	1,069,622	5.2%

*
Represents less than 1%

(1)
The address of each person, unless otherwise noted, is c/o Audiovox Corporation, 150 Marcus Blvd., Hauppauge, NY 11788. In presenting shares beneficially owned and in calculating each holder's percentage ownership, only options exercisable by that person within 60 days of June 18, 2004 and no options exercisable by any other person are deemed to be outstanding.

(2)
The number of shares stated as "beneficially owned" includes stock options currently exercisable as follows: Mr. Shalam—525,000, Mr. Christopher—1,011,000, Mr. Lavelle—211,200, Mr. Stoehr—172,500, Mr. Maddia—40,000, Ms. Boutcher—10,000, Mr. Kreuch—10,000 and Mr. McManus—10,000.

(3)
Includes 2,144,152 shares of Class B common stock (which are entitled to 10 votes per share) held by Mr. Shalam that he may convert into Class A common stock at any time. Excludes 116,802 shares of Class B common stock and 2,002 shares of Class A common stock that are held in irrevocable trusts for the benefit of Mr. Shalam's three sons. Pursuant to the terms of the voting agreement between John Shalam and UTStarcom, Inc., Mr. Shalam has agreed to vote 1,918,977 of his Class A shares and all of his 2,144,152 Class B shares in favor of the proposal to approve the asset purchase agreement, unless the asset purchase agreement has been terminated. These shares (which represent a total of 23,360,497 votes) constitute all of the Audiovox shares that Mr. Shalam directly owns and represent an aggregate of approximately 53.8% of the aggregate outstanding voting power of Audiovox. UTStarcom, Inc. filed a Schedule 13D on June 21, 2004 to report its voting interest in these securities pursuant to the voting agreement. UTStarcom, Inc.'s principal executive offices are located at 1275 Harbor Bay Parkway, Alameda, California 94502.

(4)
Information reported is derived from a Schedule 13G of Kahn Brothers & Co., Inc. filed with the Securities and Exchange Commission on February 10, 2004.

(5)
Information reported is derived from a Schedule 13G dated February 3, 2004 of Dimensional Fund Advisors Inc. and filed with the Securities and Exchange Commission on February 6, 2004.

(6)
Information reported is derived from a Schedule 13G of Barclays Global Investors, N.A. filed with the Securities and Exchange Commission on February 27, 2004.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Audiovox pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, during Audiovox's fiscal year ended November 30, 2003 and Forms 5 and amendments thereto furnished to Audiovox with respect to Audiovox's fiscal year ended November 30, 2003, and any written representation referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-K, Audiovox is not aware of any person who, at any time during Audiovox's fiscal year ended November 30, 2003, was a beneficial owner of more than 10 percent of Audiovox's shares (or was a director or officer of Audiovox), or any other person subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Audiovox because of the requirements of Section 30 of the Investment Company Act of 1940, as amended, or Section 17 of the Public Utility Holding Company Act, as amended, that failed to file on a timely basis, as disclosed in such Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during Audiovox's fiscal year ended November 30, 2003 or prior fiscal years.

Certain Relationships and Related Transactions

        We lease some of our equipment, office, warehouse and distribution facilities from entities in which our executive officers own controlling interests. The following table identifies leases that result in payments in excess of $60,000 to any of the related entities.

Real Property Location	Expiration Date	Owner of Property	Rent Paid During Fiscal Year 2003
150 Marcus Blvd Hauppauge, NY	November 30, 2008	150 Marcus Blvd. Realty LLC(1)	$538,144
16808 Marquardt Avenue Cerritos, CA	March 31, 2009	Marquardt Associates(2)	306,206
555 Wireless Blvd Hauppauge, NY	September 30, 2006	Wireless Blvd. Realty LLC(3)	570,684
110 Marcus Blvd Hauppauge, NY	Terminated November 1, 2003	110 Marcus Blvd. Realty LLC(4)	211,874
Equipment Location
555 Wireless Blvd Hauppauge, NY	March 31, 2005	Wireless Blvd. Realty LLC(3)	410,640

(1)
Property owned by 150 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 99% and Mr. Shalam's three sons own the remaining 1%.

(2)
Property owned by Marquardt Associates, a California partnership, owned 60% by John J. Shalam and 40% by Ardama Capital LLC, a New York limited liability company owned by Mr. Shalam's three sons.

(3)
Property owned or leased by Wireless Blvd. Realty, LLC, a New York limited liability company, owned 98% by the Shalam Long Term Trust, 1% by John J. Shalam and 1% by Mr. Shalam's three sons. The Shalam Long Term Trust is a grantor trust of which Mr. Shalam is the Grantor and his three sons are the beneficiaries.

(4)
Property owned by 110 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 1% and Mr. Shalam's three sons own the remaining 99%.

        We believe that the terms of each of the leases are no less favorable to us than those that could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between us and such persons in the future, such conflicts will be resolved by a committee of disinterested directors.

        Pursuant to the asset purchase agreement, Audiovox and UTStarcom are required to use reasonable commercial efforts to negotiate and agree upon the form of sublease agreement for space at 555 Wireless Boulevard, Hauppauge, NY, within 45 days after the date the asset purchase agreement was entered into. The sublease will have a net monthly amount of $46,000 and a five year term and be renewable for an additional term of three years at $55,000 per month. The asset purchase agreement also provides that UTStarcom will use reasonable commercial efforts to negotiate and agree upon the form of a lease with Marquardt Associates for space at 16820 Marquardt Avenue, Cerritos, California. The lease would have a monthly rent of $23,500 per month and have a two year term. In addition, the lease will be renewable by UTStarcom for an additional term of three years upon nine months prior written irrevocable notice. The base rent during this renewal term would be at fair market value. Also, UTStarcom will assume the equipment lease to the equipment located at 555 Wireless Boulevard.

The Board of Directors and Committees

Board of Directors

        The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a standing nominating committee. The Board of Directors held five meetings and acted by consent seven times during the fiscal year ended November 30, 2003. All incumbent directors attended 75% or more of the aggregate number of Board and related committee meetings during the year.

        The board's view for the basis that it is appropriate not to have a standing nominating committee is that Audiovox is a "Controlled Company" under Rule 4350(c)(5) of the NASD Manual, as in effect as of the date of this proxy statement.

Executive Committee

        The Executive Committee, which did not hold any meetings during fiscal 2003, consists of five members, namely, John J. Shalam, Philip Christopher, Charles M. Stoehr, Paul C. Kreuch, Jr. and Dennis F. McManus. The primary function of the Executive Committee is to act upon matters when the Board is not in session. The Executive Committee has full power and authority of the Board in the management and conduct of the business and affairs of Audiovox.

Audit Committee

        The Audit Committee, which held twelve meetings in fiscal 2003, currently consists of four members, namely, Paul C. Kreuch, Jr., Dennis F. McManus, Irving Halevy and Peter A. Lesser. The Board of Directors has determined that each of the four members is "independent" under Rule 4200(a) of the NASD Manual, as in effect as of the date of this proxy statement. The Board of Directors has also determined that at least one member of the audit committee is an "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K. The name of such audit committee financial expert is Paul C. Kreuch, Jr. The functions of the Audit Committee are described below under the heading "—Committee Reports and Performance—Audit Committee Report."

Compensation Committee

        The Compensation Committee, which held one meeting and acted by consent once in fiscal 2003, currently consists of four members, namely, Messrs. Kreuch, McManus, Halevy and Lesser. The Compensation Committee recommends to the Board of Directors remuneration arrangements for senior management and the directors, approves and administers other compensation plans, including the profit sharing plan of Audiovox, in which officers, directors and employees participate.

Committee Reports and Performance

        The following Compensation Committee Report on Executive Compensation and Audit Committee Report do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Audiovox filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Audiovox specifically incorporates this information by reference therein.

Compensation Committee Report on Executive Compensation

Responsibilities of the Committee

        The Compensation Committee of the Board of Directors reviews and approves compensation for Audiovox's executive officers and oversees and administers Audiovox's stock option and restricted stock plans. The Compensation Committee recommends compensation for the Chief Executive Officer subject to the Board of Directors approval of such recommendations. The Chief Executive Officer submits recommended compensation levels for other executive officers of Audiovox to the Compensation Committee for its review and approval, subject to applicable employment agreements. Each member of the Compensation Committee is a non-employee director of Audiovox.

What is Audiovox's Philosophy of Executive Officer Compensation?

        Our compensation programs are designed to attract and retain talented executives and motivate them to achieve corporate and business objectives that will increase stockholder value. To attain both near and long term corporate goals, it is our policy to provide incentives to senior management and reward outstanding performance and contributions to Audiovox's businesses. Consequently, Audiovox's compensation program for its executives includes a competitive base salary, a performance-based annual bonus and stock-based compensation.

        This approach to executive compensation enables Audiovox to attract and retain executives of outstanding ability while ensuring that our executives' compensation advances the interests of our stockholders. Consequently, a large proportion of our executives' compensation, the annual bonus, is dependent in significant part on Audiovox's performance. Although Audiovox does not have employment agreements with any of its executive officers, Mr. Philip Christopher's compensation is governed by an employment agreement with ACC. For a discussion of Mr. Christopher's employment agreement, see "—Executive Compensation—Employment Agreements" below. However, pursuant to the Agreement and General Release, dated June 10, 2004, by and among ACC, Audiovox and Mr. Christopher, Mr. Christopher's employment agreement will be terminated on the closing date of the asset purchase agreement. In addition, Mr. Christopher will receive other consideration on the closing date of the asset purchase agreement. For a description of the Agreement and General Release and the other consideration that Mr. Christopher will receive on the closing date of the asset purchase agreement, see "Proposal 2—The Sale of the Wireless Business—Agreements With Philip Christopher."

Base Salary

        Salaries for the executive officers are designed to attract and retain qualified and dedicated executive officers. Annually, the Compensation Committee reviews salary recommendations made by Audiovox's Chief Executive Officer, and evaluates individual responsibility levels, experience, performance and length of service. Base salaries for Audiovox's executive officers are fixed at levels commensurate with competitive amounts paid to senior executives with comparable qualifications at companies engaged in the same or similar businesses.

Annual Bonus

        Bonus compensation provides Audiovox with a means of rewarding performance based upon attainment of corporate profitability during the fiscal year. For fiscal 2003, the Compensation Committee established bonus compensation formulas for its executives based upon the pre-tax earnings of Audiovox. The annual bonus paid to Mr. Lavelle is based upon the achievement of fiscal goals within Audiovox Electronics Corp. Mr. Christopher's annual bonus for 2004 was paid pursuant to his employment agreement.

Stock Options

        During fiscal 2003, no stock options were granted to Audiovox's employees, including Audiovox's executive officers.

How Is the Chief Executive Officer Compensated?

        The Compensation Committee has fixed the base salary of the Chief Executive Officer based on competitive compensation data, the Compensation Committee's assessment of Mr. Shalam's past performance and its expectation as to his future contributions in guiding and directing Audiovox and its business. Mr. Shalam's bonus for fiscal 2003 was calculated on Audiovox's pre-income tax profit before extraordinary items, other non-recurring transactions and income taxes of Audiovox's in accordance with Audiovox's Executive Officer Bonus Plan that was approved by the stockholders in 2000.

How Is Audiovox Addressing Internal Revenue Code Limits on Deductibility of Compensation?

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

        The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Audiovox's efforts, that compensation intended by Audiovox to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                      Members of the Compensation Committee

                      Paul C. Kreuch, Jr. (Chairman)
                      Dennis F. Mcmanus
                      Irving Halevy
                      Peter A. Lesser

Audit Committee Report

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the quality and integrity of Audiovox's accounting and auditing functions, internal controls and financial reporting practices. The full responsibilities of the Audit Committee are set forth in its written charter which was approved by Audiovox's Board of Directors attached as Annex E.

        In fulfillment of its responsibilities, the Audit Committee met with management and Audiovox's independent registered public accounting firm, Grant Thornton LLP ("Grant Thornton"), to review and discuss all financial statements included or to be included in Audiovox's annual report for the fiscal year ended November 30, 2003 (the "Financial Statements"). The Audit Committee also discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 61, received the written disclosure from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Grant Thornton that firm's independence.

        Finally, the Audit Committee continued to monitor the integrity of Audiovox's financial reporting processes and its internal procedures and controls.

        Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and Grant Thornton, the Audit Committee recommended to the Board that the Financial Statements be included in Audiovox's Annual Report on Form 10-K for the fiscal year ended November 30, 2003 for filing with the Securities and Exchange Commission.

                      Members of the Audit Committee

                      Paul C. Kreuch, Jr. (Chairman)
                      Dennis F. McManus
                      Irving Halevy
                      Peter A. Lesser

Executive Compensation

        The following Summary Compensation Table sets forth the compensation earned by each individual who served as Audiovox's Chief Executive Officer during fiscal 2003 and the four most highly compensated executive officers who were serving as such as of November 30, 2003 (collectively, the "Named Officers").

Summary Compensation Table

Annual Compensation(1)
Name and Principal Position(1)					All Other Compensation(3)
	Year	Salary(2)		Bonus
John J. Shalam, President and CEO	2003 2002 2001	$450,000 450,677 450,000		$673,500 128,669 122,000	$12,376 11,025 9,185
Philip Christopher, Executive Vice President	2003 2002 2001	507,000 476,419 450,000	(4)	112,000 1,800,000 117,000	4,179 2,762 8,234
Charles M. Stoehr, Senior Vice President and CFO	2003 2002 2001	325,000 326,418 325,000		224,500 242,890 41,000	5,831 4,253 8,234
Patrick M. Lavelle, Senior Vice President	2003 2002 2001	200,000 201,277 200,000		1,588,532 1,204,508 655,636	3,814 1,980 7,998
Richard A. Maddia, Vice President, Information Systems	2003 2002 2001	175,500 176,209 175,000		75,000 37,500 65,000	1,976 1,213 7,409

(1)
No other annual compensation was paid and no restricted stock awards or options were granted to the named individuals in 2003, 2002 and 2001 and the "Other Annual Compensation," "Restricted Stock" and "Securities Underlying Options" columns have been omitted.

(2)
For fiscal 2003, salary includes: for Mr. Shalam $692 in 401(k) Audiovox matching contribution; for Mr. Christopher $1,314 in 401(k) Audiovox matching contribution; for Mr. Stoehr $1,509 in 401(k) Audiovox matching contribution; for Mr. Lavelle $1,292 in 401(k) Audiovox matching contribution; and for Mr. Maddia $702 in 401(k) Audiovox matching contribution.

(3)
For fiscal 2003 and 2002, this only includes executive life insurance premiums paid for the benefit of the named executive. For Fiscal 2001, includes allocation to profit sharing accounts and executive life insurance premiums paid for the benefit of the named executive.

(4)
Mr. Christopher's base salary for the first six (6) months of fiscal 2002 was $450,000. Effective May 29, 2002 Mr. Christopher's base salary was increased to $500,000 pursuant to an employment agreement (see discussion below under caption "—Employment Agreements").

Employment Agreements

        Effective May 29, 2002, ACC entered into an employment agreement with Philip Christopher. The employment agreement, unless terminated earlier, shall continue until May 29, 2007 and thereafter will automatically extend by consecutive twelve-month periods unless terminated by ACC on written notice.

        Pursuant to the employment agreement, Mr. Christopher receives a base salary of $500,000, subject to annual Consumer Price Index increases, and an annual bonus equal to two (2%) percent of ACC's annual earnings before income taxes.

        The employment agreement further provides for equity incentives, vesting of stock options, reimbursement of reasonable business expenses and use of an automobile. The employment agreement also provided for a bonus pool of $3.2 million, of which Mr. Christopher received $1.8 million (see Bonus disclosure in Executive Compensation Table).

        In the event ACC terminates Mr. Christopher's employment without cause or if Mr. Christopher resigns his employment within ninety (90) days after: a significant adverse change in his authority and responsibilities; a reduction in his base salary; nonpayment of his bonus; material breach by ACC of any obligation under the agreement; or, a change in control where the successor entity fails to assume ACC's obligations under this employment agreement, Mr. Christopher is entitled to receive a separation payment equal to his salary for the remainder of the contract term, plus an average annual bonus plus a cash payment of one million dollars. Mr. Christopher will not be entitled to a separation payment if his employment with ACC is terminated for any reason after the fifth anniversary of the effective date.

        The employment agreement also contains non-competition and non-solicitation covenants. This employment agreement is only assignable to a successor entity of ACC that would grant Mr. Christopher the same compensation, benefits and rights that he would have under this employment agreement.

        Notwithstanding the foregoing, pursuant to the Agreement and General Release, dated June 10, 2004, by and among ACC, Audiovox and Mr. Christopher, Mr. Christopher's employment agreement will be terminated on the closing date of the asset purchase agreement. Pursuant to the terms of his employment agreement and long-term incentive compensation award, Mr. Christopher will receive a payment equal to $4 million on the closing date of the asset purchase agreement pursuant to the Agreement and General Release. Furthermore, Mr. Christopher will receive a payment of up to $16 million on the closing date of the asset purchase agreement under the Personally Held Intangibles Purchase Agreement, dated June 10, 2004, between ACC and Mr. Christopher. For a description of these agreements, as well as Mr. Christopher's employment agreement with UTStarcom, see "Proposal 2—The Sale of the Wireless Business—Agreements With Philip Christopher."

Option Grants in Last Fiscal Year (2003)

        No options were granted in the fiscal year ended November 30, 2003.

Long-Term Incentive Compensation Award Payments

        Audiovox issued Long-Term Incentive Compensation Awards to John Shalam and Philip Christopher as of May 29, 2002 to motivate and reward Mr. Shalam and Mr. Christopher for fulfilling their personal responsibilities with regard to our long-range achievements. The intention of the board of directors was to reward Mr. Shalam and Mr. Christopher for their efforts to bring about a sale of ACC. Although the original awards did not contemplate a sale of the assets of ACC, the compensation committee of our board of directors and our board of directors determined that the sale to UTStarcom of substantially all of the operational assets of the wireless business was equivalent to ACC being sold and that the awards to Mr. Shalam and Mr. Christopher should be amended to clarify that a sale of the wireless business by means of an asset sale should be included in the change of control provisions of the award. The compensation committee of our board of directors and our board of directors determined that this amendment was necessary to reflect their intention with respect to the initial award. As a result of this amendment, upon the sale of the wireless business, Audiovox will pay Mr. Shalam $1,916,477 and Mr. Christopher is entitled to a payment of $1,916,477 from ACC, which payment is part of the $4 million being paid to Mr. Christopher upon the closing of the asset sale.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning option exercises in fiscal year 2003 and option holdings as of November 30, 2003 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

			Number of Securities Underlying Options at November 30, 2003	Value* of In-the-Money Options at November 30, 2003
Name	Shares Acquired on Exercise	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
John J. Shalam	0	0	525,000/0	$3,614,125/$0
Philip Christopher	0	0	1,011,000/0	$2,513,545/$0
Charles M. Stoehr	0	0	172,500/0	$357,788/$0
Patrick M. Lavelle	34,500	$312,085	211,200/0	$70,364/$0
Richard A. Maddia	0	0	40,000/0	$125,650/$0

*
Based on the fair market value of Audiovox's common stock at November 30, 2003 less the exercise price payable for such shares.

Long-Term Incentive Plans—Awards in Last Fiscal Year

        No long-term incentive plan awards were made during the fiscal year ended November 30, 2003.

Compensation of Directors

        For their service, non-employee directors receive an annual retainer of $15,000 and meeting fees of $500 and $1,000 each, for telephonic and in-person attendance at meetings, respectively. Additional compensation of $10,000 per annum and additional meeting fees of $500 and $1,000 each for telephonic and in-person attendance at meetings, respectively, is paid to Mr. Kreuch for his service as Chairman of the Audit and Compensation Committees. Mr. McManus receives an additional $5,000 per annum for his service on ACC's board of directors.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently comprised of four independent directors, Paul C. Kreuch, Jr., Dennis F. McManus, Irving Halevy and Peter A. Lesser.

Performance Graph

        The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Audiovox filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Audiovox specifically incorporates this information by reference therein.

COMPARISON OF CUMULATIVE TOTAL RETURN
OF AUDIOVOX, INDUSTRY INDEX AND BROAD MARKET

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG AUDIOVOX CORPORATION,
NASDAQ MARKET INDEX AND SIC CODE INDEX

        The annual changes for the five-year period are based on the assumption that $100 had been invested on December 1, 1998, and that all quarterly dividends were reinvested. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on November 30, 2003.

PROPOSAL 2—
THE SALE OF THE WIRELESS BUSINESS

        This section of the proxy statement describes certain aspects of the sale of substantially all of the assets (excluding receivables) related to the wireless business. However, we recommend that you read carefully the complete asset purchase agreement for the precise legal terms of the agreement and other information that may be important to you. The asset purchase agreement is included in this proxy statement as Annex A. Unless otherwised defined in this section, all capitalized terms used in this section have the meanings ascribed to them in the section titled "Summary Term Sheet."

The Parties

Audiovox Corporation

        Audiovox Corporation designs and markets a diverse line of products and provides related services throughout the world. Audiovox operates in two primary markets:

  •
  the wireless business markets wireless handsets and accessories through domestic and international wireless carriers and their agents, independent distributors and retailers; and

  •
  the consumer electronics business sells autosound, mobile electronics and consumer electronics primarily to mass merchants, power retailers, specialty retailers, new car dealers, original equipment manufacturers, independent installers of automotive accessories and the U.S. military.

        Audiovox Corporation's principal executive offices are located at 150 Marcus Boulevard, Hauppauge, New York 11788. The telephone number of Audiovox Corporation's principal executive offices is (631) 231-7750.

Audiovox Communications Corp.

        Audiovox Communications Corp., or ACC, which operates the wireless business, markets wireless handsets and accessories primarily on a wholesale basis to wireless carriers in the United States and carriers overseas primarily in the Code Division Multiple Access (CDMA) market. ACC is an 80%-owned subsidiary of Audiovox Corporation. Toshiba Corporation owns the remaining 20% of ACC. The ACC shares that Audiovox owns include 7.5 class B shares of ACC that Audiovox acquired from Toshiba prior to entering into the asset purchase agreement on June 11, 2004. Concurrently with the closing of the asset purchase agreement, Audiovox will acquire all of Toshiba's remaining shares of ACC pursuant to a stock purchase agreement by and among Audiovox, ACC and Toshiba. These transactions are described below under "Proposal 2—The Sale of the Wireless Business—Agreements With Toshiba." As a result of these transactions, at and after the closing of the sale of the wireless business, Audiovox will own 100% of ACC. After the completion of the asset sale, ACC will not conduct any ongoing operations and will only hold certain assets which were excluded from the asset sale. The retained assets include, among others, receivables of the wireless business as of the closing of the asset sale, cash, bank accounts, tax returns and refunds, trademarks other than those owned by the Seller and certain other intellectual property and certain claims against third parties. ACC's principal executive offices are located at 555 Wireless Boulevard, Hauppauge, New York 11788. The telephone number of ACC's principal executive offices is (631) 233-3300.

Quintex Mobile Communications Corporation; Audiovox Communications Canada Co.

        Quintex Mobile Communications Corp., or Quintex, and Audiovox Communications Canada Co., or ACCC, are each wholly-owned subsidiaries of ACC. Quintex's principal executive offices are located at 525 Wireless Boulevard, Hauppauge, New York 11788. The telephone number of Quintex's principal executive offices is (631) 952-4800. ACCC's principal executive offices are located at 5155 Spectrum Way, UNITF #5, Mississauga, Ontario, LIW 5AI. The telephone number of ACCC's principal executive offices is (905) 712-9299.

        ACC, Quintex and ACCC are collectively referred to herein as the Seller.

UTStarcom, Inc.

        UTStarcom, Inc., or UTStarcom, designs, manufactures and sells telecommunications equipment and products and provides services associated with their operation. UTStarcom's products are deployed and installed mainly by telecommunications wireless and wireline service providers. UTStarcom provides an extensive range of products for transportation of voice, data and video traffic for service providers around the world. UTStarcom's business is conducted globally in China, Japan, India, the Central and Latin American region, North America, the European, Middle Eastern and African region and southeastern and northern Asia. Historically, substantially all of UTStarcom's sales have been to service providers in China.

        UTStarcom's principal executive offices are located at 1275 Harbor Bay Parkway, Alameda, California 94502. The telephone number of UTStarcom's principal executive offices is (510) 864-8800.

UTStarcom Canada Company

        UTStarcom Cananda Company, or UTStarcom Canada, is a wholly-owned subsidiary of UTStarcom. UTStarcom Canada's principal executive offices are located at Suite 900, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 3N2. The telephone number of UTStarcom Canada's principal executive offices is (902) 420-3200.

Special Factors

Background of the Sale of the Wireless Business

        In early September 2003, Audiovox and Curitel Communications, Inc., a mobile phone manufacturer in South Korea and our wireless business' largest supplier ("Curitel"), engaged in discussions regarding their continuing relationship. As part of those discussions, Curitel and Audiovox discussed a transaction that would result in Curitel acquiring a majority of ACC, with Audiovox retaining a minority interest. In furtherance of those discussions, on September 17, Curitel entered into a confidentiality agreement with Audiovox and on October 1 Curitel sent a due diligence request list to Audiovox in order to explore whether such a transaction could be agreed upon. On October 8, Audiovox's board of directors met to discuss the strategic alternatives for Audiovox's wireless business, including the proposal from Curitel.

        Beginning in October 2003, Audiovox engaged in discussions with Toshiba, which at the time owned 25% of ACC, regarding Toshiba's relationship with Audiovox as well as Curitel's proposal for a transaction with ACC and Curitel's due diligence request. After the conclusion of those discussions with Toshiba, Curitel conducted due diligence on the wireless business at Audiovox's offices from February 9 through February 13, 2004. Following those due diligence meetings, Curitel and Audiovox exchanged drafts of non-binding letters of intent. On February 18, Audiovox engaged Jefferies & Company, Inc. ("Jefferies") to act as its financial advisor in connection with the proposed transaction with Curitel.

        On February 18, Audiovox and Curitel entered into a non-binding letter of intent pursuant to which Curitel would acquire either 65% of ACC for a purchase price of $21.67 million or 75% of ACC for a purchase price of $25.0 million and provide ACC with sufficient funds to enable ACC to repay its intercompany accounts payable to Audiovox, which was approximately $103.8 million and $133.2 million at February 29, 2004 and May 31, 2004, respectively. On February 19, Audiovox issued a press release announcing that it had entered into a non-binding letter of intent to sell a controlling interest in ACC to Curitel. The press release also stated that Audiovox would consider all proposals submitted to it and that it had retained Jefferies to assist in that process.

        Beginning in January 2004 and while Audiovox was engaging in the discussions with Curitel described above, Merrill Lynch & Co. ("Merrill Lynch") financial advisor to UTStarcom, contacted Charles M. Stoehr, the chief financial officer of Audiovox, to discuss a possible transaction between UTStarcom and Audiovox. In addition, an officer of UTStarcom contacted Philip Christopher, the

President of ACC, for the same purpose. Audiovox informed UTStarcom that they should put any proposal in writing in order for Audiovox to review it.

        On January 30, Audiovox received a letter from Hong Lu, the Chairman, CEO and President of UTStarcom, in which he expressed a strong interest in acquiring Audiovox's wireless business. In the letter, UTStarcom proposed an all cash transaction, but expressed a willingness to be flexible with respect to cash, stock or mix of consideration. UTStarcom also expressed a willingness to enter into a transaction which was not conditioned on financing because it had the financial resources to consummate a cash transaction. Following receipt of the letter, Audiovox and UTStarcom agreed to meet to discuss UTStarcom's proposal. On February 11, members of UTStarcom's management and their advisors met at Audiovox's offices with members of Audiovox's management and their advisors for that purpose.

        Following the meeting of February 11, UTStarcom signed a confidentiality agreement with Audiovox and on February 20, UTStarcom sent Audiovox a non-binding term sheet summarizing the principal terms on which UTStarcom proposed to acquire ACC. Under UTStarcom's February 20 proposal, UTStarcom would purchase 100% of the equity of ACC for between $142.0-$167.0 million, a portion of the purchase price would be held in escrow for 12 months and UTStarcom would pay the intercompany accounts payable due to Audiovox within 90 days of the closing of the acquisition. Under the proposal, UTStarcom required key employees to enter into employment agreements with UTStarcom, which agreements would contain five-year non-competition provisions. On February 25, UTStarcom signed a non-solicit agreement with Audiovox and commenced its due diligence review of Audiovox's wireless business. As part of that review, members of UTStarcom and their management met at Audiovox's offices in Hauppauge, New York on February 25-27.

        On February 27, following those due diligence meetings, UTStarcom sent a revised term sheet to Audiovox. The most significant change from their February 20 proposal was that UTStarcom proposed acquiring selected operating assets and liabilities of ACC for $165.1 million, rather than purchasing all of the stock of ACC. Audiovox believed that the terms of a transaction with UTStarcom were financially superior to those proposed by Curitel and, as a result, focused on the proposed UTStarcom transaction.

        After receiving UTStarcom's term sheet, members of Audiovox's management and its advisors engaged in discussions with Toshiba and its advisors regarding the proceeds that Toshiba would receive from a sale of the wireless business to UTStarcom as well as Audiovox's relationship with Toshiba, the termination of certain contractual arrangements, primarily the distribution agreement, between Audiovox, ACC and Toshiba and Toshiba obtaining a release from all claims that ACC or Audiovox have or may have against Toshiba (except with respect to or related to claims asserted by third parties, as well as certain intellectual property claims and warranty claims resulting from the distribution agreement).

        On March 5, Shearman & Sterling LLP ("Shearman"), outside counsel to UTStarcom, delivered an initial draft of an asset purchase agreement pursuant to which UTStarcom would acquire substantially all of the assets, and assume certain liabilities, of Audiovox's wireless business. The initial draft of the agreement provided that if the agreement were terminated under specified circumstances, Audiovox would have to pay UTStarcom a break up fee of 5%. The draft also provided that most of Audiovox's representations survived for three years after the closing and that Audiovox would be obligated to indemnify UTStarcom, without any limitations, for breaches of those representations and warranties.

        On March 8, members of management of UTStarcom and their advisors met at the offices of Levy, Stopol & Camelo LLP ("Levy Stopol"), outside counsel to Audiovox, to discuss the draft contract and various legal considerations relating to the proposed transaction. The most significant of those discussions dealt with UTStarcom's desire to structure the transaction in a way that would preclude Audiovox from accepting a superior proposal, if one were made, prior to the closing. On March 13, Levy Stopol delivered a markup of Shearman's draft of the asset purchase agreement to UTStarcom and Shearman. Some of the more material changes proposed by Levy Stopol's markup were to delete the break up fee, reduce the survival period for most representations to one year after closing and include a deductible and a cap on the amount that Audiovox would be obligated to indemnify UTStarcom.

        During the period from March 13 through June 11, the date on which the parties entered into the asset purchase agreement, the parties and their representatives conducted numerous telephone conversations and meetings regarding the transaction and the various agreements entered into in connection with the transaction. Many of the discussions revolved around the following issues: the need for Audiovox's stockholders to approve the transaction, the timing of UTStarcom's payment of the intercompany accounts payable due from ACC to Audiovox, Audiovox's ability to terminate the transaction for a superior proposal, the extent of Audiovox's representations and indemnification obligations, the period during which Audiovox's representations would survive, the terms of Audiovox's agreement to not compete with UTStarcom, the terms of the trademark license agreement and the transition services agreement between Audiovox and UTStarcom, the extent of the conditions to UTStarcom's obligation to close the transaction, the definition of "material adverse effect," the responsibility for warranty claims relating to wireless products and the provisions of Mr. Shalam's voting agreement, particularly the damages payable to UTStarcom if Mr. Shalam breached the voting agreement. Many of the drafts of the asset purchase agreement reflected movement on both parties' parts with respect to these issues.

        On March 17 and 18, members of management of UTStarcom and Audiovox met at Shearman's offices in New York. Also present at those meetings were representatives of Merrill Lynch, Jefferies, Levy Stopol and Fried, Frank, Harris, Shriver & Jacobson LLP, special acquisition counsel to Audiovox. At the meeting, Audiovox, UTStarcom and their respective advisors discussed various provisions of the asset purchase agreement, focusing primarily on those provisions discussed above.

        On March 22, Shearman distributed a revised draft of the asset purchase agreement that reflected the resolution of certain of the issues that had been discussed during the prior week. On March 25, representatives of UTStarcom, Audiovox and their respective advisors met at Audiovox's offices to discuss the asset purchase agreement. The discussion included those topics that had been discussed at the March 17-18 meetings and with respect to which the parties had not yet reached agreement.

        On March 30, Shearman distributed a revised draft of the asset purchase agreement that reflected the resolution of certain of the issues that had been discussed during the prior week as well as a draft of the voting agreement. In their March 30 draft, UTStarcom agreed that the transaction would be subject to the approval of Audiovox's stockholders, proposed that the intercompany accounts payable due from ACC to Audiovox be paid thirty days after closing, that most of Audiovox's representations survive for two years after the agreement and that Audiovox's obligation to indemnify UTStarcom be subject to a deductible and a cap. The parties and their representatives continued their communications regarding the asset purchase agreement by telephone and email and on April 5 and again on April 16, Shearman distributed a revised agreement. The changes in those drafts primarily reflected discussions and proposals regarding the allocation of liability for warranty claims and the extent of the non-solicitation and the non-competition provisions.

        In mid-April, the parties agreed to work toward resolving the open issues with the hope of entering into the asset purchase agreement on April 26, so that UTStarcom could announce the transaction along with a previously planned earnings announcement on April 27. On April 22, Shearman distributed a revised purchase agreement reflecting the resolution of certain of the issues that had been discussed during the prior few weeks. The most significant of those issues was the treatment of warranty claims, the size of the break-up fee, the calculation of the post-closing working capital adjustment and the non-competition provision. When it became clear that the parties would be unable to reach an agreement on the open issues by April 27, UTStarcom informed Audiovox that the signing of the agreement would have to be delayed. The parties continued to negotiate the open points and on May 5, and again on May 27, Shearman distributed a revised draft of the purchase agreement.

The May 5 and May 27 drafts primarily reflected discussions relating to the treatment of warranty claims, inventory, receivables and the post-closing purchase price adjustment. Toward the end of May, UTStarcom proposed that the parties aim to resolve all open issues with the objective of signing the agreement on June 8 or 9.

        On June 4, the parties and their advisors had numerous telephonic meetings during which they continued to negotiate various terms of the agreement, including the treatment of the receivables and intercompany accounts payable due from ACC to Audiovox, the size of the escrow and the extent of the liabilities that UTStarcom would assume in the transaction. On June 8, Shearman distributed a revised draft of the asset purchase agreement and revised drafts of the ancillary agreements, including the voting agreement reflecting the resolution of the issues agreed by the parties. The most significant change in the June 8 draft of the asset purchase agreement reflected an agreement between the parties that ACC would retain, rather than sell to UTStarcom, its receivables and UTStarcom would not assume the intercompany accounts payable owed by ACC to Audiovox. The most significant change in the June 8 draft of the voting agreement from the initial draft of the voting agreement reflected an agreement that if Mr. Shalam breached the voting agreement and Audiovox's stockholders do not approve the asset purchase agreement at the stockholders meeting called for that purpose, UTStarcom could, if it terminated the asset purchase agreement, require Mr. Shalam to pay to UTStarcom, at a minimum, an amount equal to 3.5% of the purchase price paid by UTStarcom to Audiovox under the asset purchase agreement. Between June 8 and June 11, the parties engaged in extensive conversations regarding the remaining open issues and several drafts of the asset purchase agreement were distributed.

        On Tuesday, June 8, representatives of Toshiba and Audiovox met at Audiovox's offices to finalize the agreements between Toshiba and Audiovox. Following that meeting, Audiovox purchased 5% of the stock of ACC from Toshiba for $1.41 million. As a result of that purchase, Audiovox currently owns 80% of ACC's stock.

        Subsequently, Audiovox and Toshiba also entered into an agreement pursuant to which Toshiba would sell its remaining 20% of ACC's stock to Audiovox at the closing of the transactions between Audiovox, ACC and UTStarcom and ACC and Toshiba would terminate certain agreements between them including the distribution agreement and release each other from certain legal claims. Toshiba would receive cash consideration of $13.6 million pursuant to this agreement, including the repayment of an $8.1 million convertible note from ACC to Toshiba. The total cash consideration that will be paid to Toshiba pursuant to these agreements is $15 million. The purchase price for Toshiba's equity interest in ACC was determined during the course of negotiations between Audiovox and Toshiba and reflected the fact that Toshiba was being released from its obligation to supply ACC with wireless handsets and was being provided a release from certain claims. There was no specific value attributed to the termination of the distribution agreement and the release from claims and Toshiba is not receiving any other consideration, non-cash or otherwise, in connection with Audiovox's purchase of Toshiba's equity interest in ACC.

        During the period in which the asset purchase agreement was negotiated between Audiovox and UTStarcom, Audiovox and Mr. Christopher negotiated the intangibles purchase agreement, the termination of Mr. Christopher's employment agreement with Audiovox and the settlement of his long-term incentive compensation award. The negotiations primarily focused on the amount that Audiovox would pay to Mr. Christopher in connection with the transaction. Under the terms of Mr. Christopher's employment agreement, Mr. Christopher was due approximately $2.8 million upon the sale of the wireless business to UTStarcom. Audiovox believed that the terms of Mr. Christopher's long-term incentive compensation were intended to result in a payment of approximately $1.9 million to Mr. Christopher upon the sale of the wireless business to UTStarcom. During the course of the negotiations between Audiovox and Mr. Christopher, the parties agreed that Mr. Christopher would receive $4 million for the termination of his employment agreement and his long-term incentive compensation award. The parties also agreed that Mr. Christopher would receive an amount determined by an independent appraiser, but not more than $16 million, for his personally held intangibles. Mr. Christopher had never legally transferred or assigned his personally held intangibles to ACC or Audiovox; however, Mr. Christopher used these intangibles, which are integral to the wireless business, while fulfilling his obligations pursuant to his employment agreement with Audiovox. During the period in which the asset purchase agreement was negotiated between Audiovox and UTStarcom, UTStarcom explained to Audiovox that it would require Mr. Christopher to enter into an employment agreement with UTStarcom with a covenant not to compete. UTStarcom made this request, because, pursuant to the Agreement and General Release which would be signed by Mr. Christopher, Mr. Christopher's employment agreement with ACC would terminate upon the consummation of the asset sale and Mr. Christopher would therefore have no contractual obligation to continue to use his personally held intangibles to further the wireless business being purchased by UTStarcom. In addition, UTStarcom explained that it would require ACC to represent and warrant that the purchased assets constituted all the assets necessary in the conduct of the wireless business (other than certain excluded intellectual property). Furthermore, UTStarcom explained that it would require ACC, prior to the closing, to preserve its then current relationships with the customers and suppliers of the wireless business and other persons with which the wireless business had had significant business relationships. However, UTStarcom deferred to Audiovox as to the manner in which Audiovox would ensure Mr. Christopher's willingness to execute the employment agreement and ACC's ability to make the requisite representation and warranty and satisfy the pre-closing covenant.

        In recognition of these facts, Audiovox initiated discussions with Mr. Christopher to determine his willingness to enter into the requisite employment agreement with UTStarcom and to transfer his personally held intangibles. In our discussions with Mr. Christopher, it became apparent that he was not willing to consummate these transactions unless he was fairly paid for the value of his personally held intangibles.

        These negotiations culminated in ACC and Mr. Christopher executing the Personally Held Intangibles Purchase Agreement. Through the execution of this agreement, Mr. Christopher was able to receive a fair price for his personally held intangibles, thereby assuring ACC of Mr. Christopher's willingness to enter into an employment agreement with UTStarcom and of its ability to make the requisite representation and warranty and satisfy the pre-closing covenant.

        On Thursday morning, June 10, the board of directors of Audiovox met to discuss the terms of the transactions with UTStarcom, Toshiba and Mr. Christopher. At the meeting, representatives of Jefferies reviewed the history of the contacts that Audiovox had with Curitel and UTStarcom. Jefferies then explained the different valuation methodologies that it used to render its opinion regarding the fairness to Audiovox from a financial point of view of the purchase price, consisting of $165.1 million, subject to the net working capital adjustment, including a comparable public company analysis, a discounted cash flow analysis and the precedent transaction analysis. Jefferies then rendered its oral and written opinion to the effect that, as of the date of such opinion, and on the basis of its analysis and subject to the qualifications, assumptions and limitations set forth in such opinion, the purchase price, consisting of $165.1 million, subject to the net working capital adjustment, to be received by ACC is fair, from a financial point of view, to Audiovox. Following Jefferies' presentation, the Audiovox board unanimously approved the agreement with UTStarcom. Also at the meeting, the board of directors met and determined that, in order to reflect the intent of the compensation committee and the board of directors with respect to the Long-Term Incentive Compensation Awards to Mr. Shalam and Mr. Christopher, the awards should be amended to clarify that a sale of wireless business by means of an asset sale should be included in the change of control provision in the awards. Mr. Shalam and Mr. Christopher absented themselves from the board of directors vote with respect to their own arrangements.

        On Thursday evening, June 10, the board of directors of UTStarcom met and approved the acquisition of the wireless business, subject to making certain changes to the agreement, particularly with respect to UTStarcom obtaining comfort that it would be able to satisfy its internal control reporting obligations after completion of the transaction. On Friday, June 11, the parties discussed and agreed upon the changes requested by the UTStarcom board.

        The asset purchase agreement, the voting agreement, the Intangibles Purchase Agreement with Mr. Christopher, the release from Mr. Christopher and Mr. Christopher's employment agreement were all signed on Friday night, June 11. On Monday morning, June 14, prior to the opening of the markets, each of UTStarcom and Audiovox issued a press release announcing the transaction.

        On September 8, the board of directors of Audiovox met to discuss the asset purchase agreement and the transactions related thereto. At the meeting, representatives of Jefferies reviewed the history of the contacts that Audiovox had with Curitel and UTStarcom. Jefferies then explained the different valuation methodologies that it used to render its opinion regarding the fairness to Audiovox from a financial point of view of the net consideration, consisting of the $165.1 million purchase price to be received in the transaction by ACC, subject to the net working capital adjustment, payments to former employees of the wireless business (including Mr. Christopher) and transaction costs, including a comparable public company analysis, a discounted cash flow analysis and the precedent transaction analysis. Jefferies then rendered its oral and written opinion to the effect that, as of the date of such opinion, and on the basis of its analysis and subject to the qualifications, assumptions and limitations set forth in such opinion, the net consideration to be received by ACC is fair, from a financial point of view, to Audiovox.

Reasons for the Sale of the Wireless Business

        Audiovox is proposing to sell the wireless business to UTStarcom because Audiovox believes that the sale and the terms of the related asset purchse agreement are in the best interests of Audiovox and its stockholders. The Audiovox board of directors has identified various benefits that are likely to result from the sale of the wireless business. including, giving Audiovox an opportunity to exit the wireless industry and allowing Audiovox to devote substantially all of its energies and resources to the consumer electronics business, which has experienced an approximately 74% increase in sales from fiscal 2001 to fiscal 2003, and to consider other market opportunities, including acquisitions. In addition, Audiovox has decided to exit the wireless business due to the volatility and competitive nature of that business.

        However, if the asset sale is not consummated, Audiovox will continue to operate the wireless business. In such case, Audiovox will continue to be exposed to the highly competitive market risks relating to this business, which include, but are not limited to:

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  Intense price competition—Due to the short product life cycle of wireless products many products experience significant price erosion over the life of wireless products causing gross margins to decline;

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  Source of supply—Audiovox does not manufacture its product and is therefore dependent on the timing and price of product shipments from its suppliers;

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  Industry consolidation—The growth and capital resources of competitors allows many of Audiovox's competitors to offer more extensive advertising and promotional programs than we do; and

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  Rapid technological development.

        In addition to the above, our wireless business has experienced significant inventory write-downs and declines in gross margins, which have resulted in overall returns for the wireless business to decline. The wireless business accounted for 65% of our consolidated revenues for the six months ended May 31, 2004, however the wireless business accounted for only 33% of consolidated gross profit for the same period. Specifically, the volatility and competitive nature of the wireless industry resulted in ACC writing-down inventory of approximately $37 million and gross margins ranging between 2.0% and 4.7% during the three-year period ending November 30, 2003. In addition, while sales relating to the wireless business have represented 68% of the Company's consolidated sales for the cumulative three-year period ending November 30, 2003, the cumulative pre-tax loss for the wireless business was approximately $37 million for the same period. As noted below under "UTStarcom's Announced Reasons for the Purchase of the Wireless Business", UTStarcom believes it will be able to increase operating efficiencies of our wireless business.

        In arriving at its determination that the asset sale is in the best interest of Audiovox and its stockholders, the Audiovox board of directors carefully considered the terms of the asset purchase agreement as well as the potential impact of the asset sale on Audiovox. As part of this process, the Audiovox board of directors considered the advice and assistance of its outside financial advisors and legal counsel. In determining to authorize the asset sale, the Audiovox board of directors considered the factors set forth above as well as the following factors:

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  the opinion dated June 10, 2004 that Audiovox received from Jefferies, Audiovox's financial advisor, that the purchase price, consisting of $165.1 million, subject to the net working capital adjustment, to be received by ACC pursuant to the asset purchase agreement is fair to Audiovox from a financial point of view;

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  our retention of the receivables relating to the wireless business, which as of May 31, 2004, net of reserves, equaled approximately $104 million;

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  the risk that some or all of the receivables relating to the wireless business will not be paid;

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  the absence of other offers that are superior to UTStarcom's offer in light of all the terms and conditions presented by UTStarcom;

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  the terms and conditions of the asset purchase agreement, including the ability to terminate the transaction for a superior proposal;

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  the amount of cash included in UTStarcom's offer and the fact that UTStarcom would assume certain of the liabilities of the wireless business;

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  the risk that the asset sale might not be consummated, which could result in a decline in the price of Audiovox's common stock, limit its ability to grow and implement its current business strategies and, in certain circumstances, result in being required to pay UTStarcom a termination fee of 3.5% of the purchase price, plus up to $1 million of UTStarcom's expenses;

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  the resultant loss of sales and gross profit from the wireless business;

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  the risk of management and employee disruption associated with the asset sale and the transition services agreement being executed in connection with the asset purchase agreement;

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  the interests of Audiovox's directors and executive officers that may be different from, or in addition to, those of Audiovox's stockholders generally;

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  Audiovox's obligations to provide services to UTStarcom for a period of time following the closing pursuant to the terms of the transition services agreement;

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  the significant costs involved in consummating the asset sale, including legal, accounting and other acquisition costs, which we estimate to be approximately $4 million;

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  the potential negative effect on Audiovox's stock price as a result of the public announcement of the asset sale;

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  the risk that after the asset sale Audiovox will have a less diversified business which would leave it dependent on the performance of its consumer electronics business;

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  the risk that Audiovox will not be able to satisfy some or all of the conditions to UTStarcom's obligations to consummate the asset sale, including the condition that we must obtain third party consents in order to assign specified carrier contracts to UTStarcom;

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  the risk that Audiovox could be exposed to future indemnification payments for a breach or violation of the representations and warranties or covenants contained in the asset purchase agreement; and

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  the risk that the purchase price for the wireless business assets will be adjusted down if there is a sufficient change in the net working capital of the wireless business.

        In view of the variety of factors considered in connection with its evaluation of the asset sale, the Audiovox board of directors did not find it practical to, and did not quantify or otherwise attempt to assign, relative weights to the specific factors considered in reaching its conclusions.

        In considering the opinion dated June 10, 2004 that Audiovox received from Jefferies, the Audiovox board of directors was aware of the fact that Jefferies will receive an additional payment if this transaction is consummated and took it into account in its deliberations. While Jefferies would not be compensated as significantly if the transaction is not consummated, the Audiovox board of directors was of a view that Jefferies would render its opinion based on its professional judgement, unaffected by this additional payment. Even so, stockholders should consider Jefferies' compensation arrangements in assessing the importance of the opinions when deciding how to vote on this proposal. See page 47 for a description of the compensation to be paid to Jefferies.

        Audiovox's board of directors noted that the termination fee provisions of the asset purchase agreement could have the effect of discouraging alternative proposals for the purchase of the wireless business. However, the Audiovox board of directors concluded that the amount of the termination fee, payable in certain circumstances upon termination of the asset purchase agreement, and the circumstances under which such termination fee may be payable, were necessary to induce UTStarcom to enter into the asset purchase agreement.

UTStarcom's Announced Reasons for the Purchase of the Wireless Business

        According to UTStarcom, UTStarcom believes that the transaction will extend UTStarcom's handset leadership internationally and accelerate its time to market with a proven brand and will provide UTStarcom with a valuable sales, service, and support platform and top-tier U.S. operator customers, such as Verizon and Sprint. UTStarcom has also said that it believes it will be able to increase operating efficiencies in the wireless handset business following its acquisition of our wireless business by broadening the supply chain with UTStarcom's own CDMA handset designs, manufactured in China, using components, suppliers, and facilities already in place for high-volume production of PAS handsets.

Recommendation of the Board of Directors

        The Audiovox board of directors has determined that the sale of the wireless business is in the best interests of Audiovox and its stockholders. The Audiovox board of directors has unanimously approved the asset purchase agreement and unanimously recommends that stockholders vote in favor of the proposal to approve the sale of the wireless business to UTStarcom pursuant to the terms of the asset purchase agreement and the transactions contemplated by the asset purchase agreement.

Opinions of the Financial Advisor to the Board of Directors of Audiovox

Overview

        Audiovox's board of directors engaged Jefferies to act as financial advisor in connection with the potential sale of ACC or any of ACC's material assets. On June 10, 2004, Jefferies rendered its oral and written opinion, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review, as set forth in its opinion, the purchase price, consisting of $165.1 million subject to the net working capital adjustment, to be received in the transaction by ACC, is fair, from a financial point of view, to Audiovox. On September 8, 2004, Jefferies rendered its oral and written opinion, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review, as set forth in its opinion, the net consideration to be received in the transaction by ACC, consisting of the $165.1 million purchase price, subject to the net working capital adjustment, payments to former employees of the wireless business of $25 million (including $20 million to Mr. Christopher) and transaction costs of approximately $4.0 million, is fair, from a financial point of view, to Audiovox. Jefferies assumed the net consideration to be received in the transaction by ACC, for purposes of its oral opinion, to be $129.6 million, based on an estimated working capital adjustment of $23.0 million as of May 31, 2004.

        The full text of the Jefferies opinions, which set forth assumptions made, matters considered and limitations on the scope of review undertaken, are attached to this proxy statement as Annexes B and C and are incorporated herein by reference. The description of the Jefferies opinions set forth herein is qualified in its entirety by reference to the full text of the Jefferies opinions. Audiovox urges its stockholders to read the Jefferies opinions in their entirety.

        The Jefferies opinions were provided for the use and benefit of the Audiovox board of directors in its consideration of the transaction and the opinion dated June 10, 2004 addresses only the fairness to Audiovox, from a financial point of view, of the purchase price, consisting of $165.1 million subject to the net working capital adjustment, to be received in the transaction by ACC, and the opinion dated September 8, 2004 addresses only the fairness to Audiovox, from a financial point of view, of the net consideration to be received in the transaction by ACC, consisting of the $165.1 million purchase price subject to the net working capital adjustment, payments to former employees of the wireless business (including Mr. Christopher) and transaction costs, and neither opinion addresses the relative merits of the transactions contemplated by the asset purchase agreement as compared to any alternative transactions that might be available to Audiovox or ACC, nor do they address the underlying business decision by Audiovox and ACC to engage in the transaction or the terms of the asset purchase agreement or the documents referred to therein. The Jefferies opinions do not constitute a recommendation as to how any holder of shares of common stock should vote on any matter relevant to the transaction. In addition, Jefferies did not opine as to the market value or the prices at which any Audiovox securities may trade at any time in the future.

        In conducting its analysis and arriving at its opinions, Jefferies, among other things: (i) reviewed the asset purchase agreement (including all schedules and exhibits thereto); (ii) reviewed certain financial and other information about the wireless business that was publicly available; (iii) reviewed certain financial forecasts prepared by Wall Street research analysts who report on Audiovox, and other industry research; (iv) reviewed information pertaining to the wireless business furnished to Jefferies by Audiovox's management and ACC's management, including certain internal financial analyses, budgets, reports, forecasts and other information; (v) held discussions with various members of senior management of Audiovox and ACC concerning historical and current operations, financial conditions and prospects, including recent financial performance and projected operating results of the wireless business; (vi) reviewed the background of the transaction; (vii) reviewed the valuation of the wireless business implied by the transaction and the non-binding letter of intent previously entered into by Audiovox with a third party to sell a controlling stake in the wireless business; (viii) reviewed the valuations of publicly traded companies that Jefferies deemed comparable to the wireless business; (ix) reviewed the financial terms of selected merger/acquisition transactions involving companies in lines of business that Jefferies deemed comparable to the wireless business; and (x) prepared a discounted cash flow analysis of the wireless business based on the cash flow projections provided by Audiovox's management and ACC's management. In addition, Jefferies conducted such other quantitative reviews, analyses and inquiries relating to the wireless business, Audiovox and ACC as Jefferies considered appropriate in rendering its opinions.

        In its review and analysis and in rendering its opinions, Jefferies relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies by Audiovox and ACC or that was publicly available (including, without limitation, the information described above and the financial projections and financial models prepared by Audiovox and ACC regarding the estimated future performance of the wireless business), or that was otherwise reviewed by Jefferies. The Jefferies opinions were expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

        With respect to the financial projections and financial models provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. Audiovox and ACC informed Jefferies, however, and Jefferies assumed, that such projections and models of the wireless business were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Audiovox and ACC as to the future performance of the wireless business. In addition, in rendering its opinions, Jefferies assumed that the wireless business will perform in accordance with such projections and models for all periods specified therein. Although such projections and models did not form the principal basis for the Jefferies opinions, but rather constituted one of many items that Jefferies employed, changes to such projections and models could affect the opinions rendered.

        Accordingly, the Jefferies analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed in the opinions. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinions of which Jefferies becomes aware after the date of each of the written opinions.

        In its review, Jefferies did not obtain any independent evaluation or appraisal of the assets or liabilities of ACC, nor did Jefferies conduct a comprehensive physical inspection of any of the assets of ACC, nor was Jefferies furnished with any such evaluations or appraisals for ACC or reports of such physical inspections for ACC, nor did Jefferies assume any responsibility to obtain any such evaluations, appraisals or inspections for Audiovox or ACC. The Jefferies opinions are based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of each written opinion; however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed in each opinion. Jefferies made no independent investigation of any legal or accounting matters affecting Audiovox or ACC, and Jefferies assumed the correctness of all legal and accounting advice given to Audiovox and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the asset purchase agreement, to Audiovox and its stockholders.

        In rendering the opinions Jefferies also assumed that: (i) the transaction will be consummated on the terms described in the asset purchase agreement without any waiver of any material terms or conditions and that the conditions to the consummation of the transaction will be satisfied without material expense, other than the payment of transaction-related expenses; (ii) at the date of each written opinion there was not, and there will not as a result of the consummation of the transaction be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Audiovox or any of its subsidiaries or affiliates are a party; and (iii) all of the material assets and liabilities (contingent or otherwise, known or unknown) of the wireless business are as set forth in the consolidated financial statements provided to Jefferies by Audiovox and ACC.

        The Jefferies opinion dated June 10, 2004 was one of many factors considered by Audiovox's board of directors in deciding to approve the asset purchase agreement and recommend that Audiovox stockholders vote for the transaction.

        The following is a summary of the material financial analyses performed by Jefferies in connection with rendering its opinions and is being provided to you for your reference. The summary of the financial analyses is not a complete description of all of the analyses performed by Jefferies. Certain information is presented in a tabular form. IN ORDER TO BETTER UNDERSTAND THE FINANCIAL ANALYSES PERFORMED BY JEFFERIES, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. JEFFERIES' OPINIONS ARE BASED UPON THE TOTALITY OF THE VARIOUS ANALYSES PERFORMED BY JEFFERIES AND NO PARTICULAR PORTION OF THE ANALYSES HAS ANY MERIT STANDING ALONE. Furthermore, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

Valuation Analyses

        As part of its approach to analyzing the transaction, Jefferies utilized several complementary valuation methodologies:

  •
  Comparable Public Company Analysis. Jefferies derived a value of the wireless business in part by reference to publicly traded companies that Jefferies believed to possess similar characteristics, including lines of business, gross margins, EBITDA (earnings before interest, taxes, depreciation and amortization) margins, working capital requirements and size and scale of operations.

  •
  Discounted Cash Flow Analysis. Jefferies derived a value of the wireless business in part as the sum of the present value of the wireless business's unlevered discounted free cash flows for a forecast period and the wireless business's terminal, or residual, value at the end of the forecast period.

  •
  Precedent Merger and Acquisition Transactions Analysis. Jefferies derived a value of the wireless business in part relative to the acquisition multiples paid or proposed to be paid in recent merger and acquisition transactions involving companies that Jefferies believed to possess similar characteristics, including lines of business, operating results and size and scale of operations.

        Comparable Public Company Analysis.    Using publicly available information and information provided by Audiovox, Jefferies analyzed, among other things, the trading multiples of the wireless business and the corresponding trading multiples of selected publicly traded companies, as identified in the table below. The criteria that Jefferies used to select the comparable companies included lines of business, gross margins, EBITDA margins, working capital requirements and size and scale of operations.

Comparable Public Companies

Bell Microproducts Inc. (BELM)
Brightpoint, Inc. (CELL)
CellStar Corporation (CLST)
CompuCom Systems, Inc. (CMPC)
Ingram Micro Inc. (IM)
Tech Data Corporation (TECD)

        In its analysis, Jefferies derived and compared multiples for the wireless business, and a range of multiples for the selected companies, calculated as follows:

  •
  total enterprise value, which Jefferies defined as equity market capitalization plus book value of debt plus liquidation value of preferred stock minus cash and equivalents, which is referred to as "TEV", divided by revenue for the last twelve months prior to the date of the most recent financial statements (as of February 28, 2004 for the opinion dated June 10, 2004 and as of May 31, 2004 for the opinion dated September 8, 2004), which is referred to as the "LTM Period";

  •
  TEV divided by EBITDA for the LTM Period;

  •
  the equity market value divided by net income for the LTM Period;

  •
  the equity market value divided by book value for the LTM Period;

  •
  TEV divided by revenue estimated for calendar year 2004;

  •
  TEV divided by EBITDA estimated for calendar year 2004; and

  •
  the equity market value divided by net income estimated for calendar year 2004.

All multiples were based on closing stock prices on June 8, 2004 for the opinion dated June 10, 2004 and September 1, 2004 for the opinion dated September 8, 2004.

        Results of Jefferies' comparable public company analysis for the opinion dated June 10, 2004 are summarized as follows:

	Margin Percentages			LTM								2004E
	Gross	EBITDA	Working Capital	TEV/ Revenue		TEV/ EBITDA		Equity Value/ Net Income		Equity Value/ Book Value		TEV/ Revenue		TEV/ EBITDA		Equity Value/ Net Income
ACC Business	4.4%	0.6%	6.1%	0.19	x	32.4	x	61.6	x	7.2	x	0.13	x	10.1	x	15.8	x
All Comparable Companies:
Mean	6.9%	1.5%	6.4%	0.12	x	7.8	x	17.0	x	1.1	x	0.11	x	6.5	x	13.7	x
Median	5.7%	1.4%	7.2%	0.11	x	6.7	x	17.5	x	1.0	x	0.10	x	5.8	x	14.9	x
High	11.9%	2.4%	11.6%	0.18	x	12.3	x	19.8	x	1.7	x	0.16	x	10.5	x	17.0	x
Low	5.0%	0.4%	-0.2%	0.08	x	3.8	x	13.3	x	0.7	x	0.07	x	3.5	x	7.8	x
Brightpoint and CellStar:
Median	5.3%	1.3%	5.3%	0.10	x	3.8	x	13.3	x	1.2	x	0.09	x	4.7	x	9.7	x

        Jefferies derived a range of implied enterprise values for the wireless business based on the multiples calculated for the comparable public companies. These implied enterprise values assumed that the wireless business has no net debt and therefore that enterprise value equals equity value determined according to the net income and book value multiples. Jefferies compared this range of implied enterprise values for the wireless business to this transaction's estimated net purchase price of $160.7 million, calculated for the opinion dated June 10, 2004 as the $165.1 million purchase price plus the working capital adjustment and minus net retained liabilities. In the comparable public company analysis for the opinion dated June 10, 2004, the estimated net purchase price was higher than all of the enterprise values for the wireless business implied by the four prior-period multiples for the selected companies, and higher than the mean and median of the enterprise values for the wireless business implied by the three future-period multiples for the selected companies.

        Results of Jefferies' comparable public company analysis for the opinion dated September 8, 2004 are summarized as follows:

	Margin Percentages			LTM								2004E
	Gross	EBITDA	Working Capital	TEV/ Revenue		TEV/ EBITDA		Equity Value/ Net Income		Equity Value/ Book Value		TEV/ Revenue		TEV/ EBITDA		Equity Value/ Net Income
ACC Business	4.1%	0.6%	5.5%	0.14	x	23.3	x	35.4	x	5.3	x	0.11	x	7.5	x	11.4	x
All Comparable Companies:
Mean	7.0%	1.6%	7.2%	0.12	x	7.9	x	20.3	x	1.2	x	0.12	x	7.1	x	15.2	x
Median	5.7%	1.5%	7.0%	0.11	x	8.1	x	17.3	x	1.1	x	0.11	x	7.3	x	16.0	x
High	12.1%	2.3%	13.3%	0.19	x	11.9	x	32.1	x	1.8	x	0.17	x	10.5	x	18.7	x
Low	5.4%	1.3%	-0.1%	0.08	x	3.9	x	12.8	x	0.6	x	0.08	x	3.3	x	11.3	x
Brightpoint and CellStar:
Median	5.6%	1.7%	6.6%	0.10	x	6.9	x	13.8	x	1.2	x	0.11	x	6.3	x	11.5	x

        Jefferies derived a range of implied enterprise values for the wireless business based on the multiples calculated for the comparable public companies. These implied enterprise values assumed that the wireless business has no net debt and therefore that enterprise value equals equity value determined according to the net income and book value multiples. Jefferies compared this range of implied enterprise values for the wireless business to this transaction's estimated net purchase price of

$129.6 million, calculated for the opinion dated September 8, 2004 as the $165.1 million purchase price plus the working capital adjustment and minus net retained liabilities, payments to former employees of the wireless business (including Philip Christopher) and transaction costs. In the comparable public company analysis for the opinion dated September 8, 2004, the estimated net purchase price was (1) higher than the mean and median of the enterprise values for the wireless business implied by the four prior-period multiples for the selected companies, (2) substantially in line with the median enterprise values for the wireless business implied by the two future-period TEV multiples for the selected companies, and (3) slightly higher than the lowest enterprise value for the wireless business implied by the future-period equity value-net income multiples for the selected companies.

        Discounted Cash Flow Analysis.    To calculate the wireless business's free cash flows for the Jefferies discounted cash flow analysis, Jefferies used Audiovox management's financial projections through the fiscal year ending November 30, 2006. Jefferies calculated the forecasted terminal value of the enterprise at November 30, 2006 by multiplying the forecasted EBITDA in the fiscal year ending November 30, 2006 by a 6.7x EBITDA multiple to reach a total enterprise value. This EBITDA exit multiple was based on the median TEV/LTM EBITDA multiple from the precedent merger and acquisition transactions analysis. To discount the projected unlevered free cash flows and the terminal value to present value, Jefferies calculated a weighted average cost of capital appropriate for the wireless business, and applied discount rates ranging from 9.2% to 17.5% for the opinion dated June 10, 2004, and from 9.8% to 16.4% for the opinion dated September 8, 2004, and then calculated the implied total enterprise value. Jefferies calculated net present value by discounting the wireless business's projected unlevered free cash flows to May 31, 2004. These discount rates are based on the low, median and high weighted average cost of capital rate for the companies in each comparable public company analysis.

        The following table summarizes the implied wireless business valuations (in millions of dollars) resulting from the Jefferies discounted cash flow analysis for the opinion dated June 10, 2004:

Discount Rate	Implied Total Enterprise Value Based on EBITDA Exit Multiple 6.7x
9.2%	$134.0
12.5%	$124.6
17.5%	$111.8

        Jefferies compared the range of implied enterprise values for the wireless business resulting from the discounted cash flow analysis to this transaction's estimated net purchase price of $160.7 million for the opinion dated June 10, 2004. The estimated net purchase price was higher than the all of the enterprise values for the wireless business implied by the discounted cash flow analysis for the opinion dated June 10, 2004.

        The following table summarizes the implied wireless business valuations (in millions of dollars) resulting from the Jefferies discounted cash flow analysis for the opinion dated September 8, 2004:

Discount Rate	Implied Total Enterprise Value Based on EBITDA Exit Multiple 6.7x
9.8%	$132.4
13.3%	$122.4
16.4%	$114.4

        Jefferies compared the range of implied enterprise values for the wireless business resulting from the discounted cash flow analysis to this transaction's estimated net purchase price of $129.6 million for the opinion dated September 8, 2004. The estimated net purchase price was higher than the median enterprise value for the wireless business implied by the discounted cash flow analysis for the opinion dated September 8, 2004.

        Precedent Merger and Acquisition Transactions Analysis.    Using publicly available information, Jefferies analyzed, among other things, the acquisition multiples paid or proposed to be paid in acquisition and asset sale transactions since April 1999 involving companies that Jefferies believed to possess characteristics similar to ACC's wireless business, including lines of business, operating results and size and scale of operations. These precedent transactions are set forth in the table below.

Precedent M&A Transactions

Target	Acquiror	Date Announced
Azlan Group PLC	Tech Data Corporation	02/06/03
Audiovox Corporation wireless division (20% equity stake)	Toshiba Corporation	05/29/02
NCH Corporation	private group led by Irvin Levy	10/01/01
Fresh International Corp. (Fresh Express)	Performance Food Group Company	08/09/01
Minntech Corporation	Cantel Medical Corp.	05/31/01
Richton International Coporation	Deere & Company	05/30/01
Merisel Open Computing Alliance Inc.	Arrow Electronics, Inc.	09/18/00
Barnett, Inc.	Wilmar Industries, Inc.	07/10/00
Cameron Ashley Building Products Inc.	Guardian Industries Corp.	02/11/00
Globelle Corporation	Tech Data Corporation	04/28/99

        In its analysis, Jefferies derived and compared implied transaction value multiples for the transaction and the precedent transactions, calculated as follows:

  •
  aggregate consideration to be paid in the selected precedent transactions, including consideration paid for equity plus the assumption of debt, which is referred to as "transaction value," divided by revenue for the last twelve months prior to the precedent transaction closing date; and

  •
  transaction value divided by EBITDA (excluding non-recurring charges and other one-time items) for the last twelve months prior to the precedent transaction closing date.

        All multiples for the precedent transactions were based on public information available at the time of the closing of such transactions.

        Results of Jefferies' precedent merger and acquisition transactions analysis for the opinion dated June 10, 2004 are summarized as follows:

Transaction Value
	LTM Revenue	LTM EBITDA
Mean	0.46x	6.8x
Median	0.39x	6.7x
High	0.89x	10.2x
Low	0.07x	4.1x

        Jefferies compared the range of implied enterprise values for the wireless business resulting from the precedent merger and acquisition transactions analysis to this transaction's estimated net purchase price of $160.7 million for the opinion dated June 10, 2004. The estimated net purchase price was higher than all of the enterprise values for the wireless business implied by the precedent transactions analysis for the opinion dated June 10, 2004.

        Results of Jefferies' precedent merger and acquisition transactions analysis for the opinion dated September 8, 2004 are summarized as follows:

Transaction Value
	LTM Revenue	LTM EBITDA
Mean	0.46x	6.8x
Median	0.39x	6.7x
High	0.89x	10.2x
Low	0.07x	4.1x

        Jefferies compared the range of implied enterprise values for the wireless business resulting from the precedent merger and acquisition transactions analysis to this transaction's estimated net purchase price of $129.6 million for the opinion dated September 8, 2004. The estimated net purchase price was higher than all of the enterprise values for the wireless business implied by the precedent transactions analysis for the opinion dated September 8, 2004.

        Summary of Valuation Metrics.    Results of Jefferies' complementary valuation methodologies for the opinion dated June 10, 2004 are summarized as follows (in millions of dollars):

		Selected Multiple Range				Implied Enterprise Value Range(1)
Methodology	ACC Business Statistic
		Low		High		Low	High
Comparable Public Company Analysis:
LTM (as of February 28, 2004):
TEV / Revenue	$830.0	0.08	x	0.18	x	$67.9	$145.5
TEV / EBITDA	$5.0	3.8	x	12.3	x	$19.1	$61.2
Equity Value / Net Income	$2.6	13.3	x	19.8	x	$34.8	$51.7
Equity Value / Book Value	$22.4	0.7	x	1.7	x	$16.8	$38.2
Average						$34.6	$74.1
Fiscal Year 2004 estimated:
TEV / Revenue	$1,227.8	0.07	x	0.16	x	$86.0	$190.5
TEV / EBITDA	$15.9	3.5	x	10.5	x	$56.1	$166.5
Equity Value / Net Income	$10.2	7.8	x	17.0	x	$79.7	$173.3
Average						$73.9	$176.8
Discounted Cash Flow Analysis:	N/A	N/A		N/A		$111.8	$134.0
Precedent Transactions Analysis:
LTM (as of February 28, 2004):
Transaction Value / EBITDA	$5.0	4.1	x	10.2	x	$20.5	$50.9
Estimated Net Purchase Price(2)						$160.7

(1)
Assumes wireless business has no net debt and therefore enterprise value equals equity value determined according to net income and book value multiples.

(2)
$165.1 purchase price plus working capital adjustment and minus net retained liabilities.

        Results of Jefferies' complementary valuation methodologies for the opinion dated September 8, 2004 are summarized as follows (in millions of dollars):

		Selected Multiple Range				Implied Enterprise Value Range(1)
Methodology	ACC Business Statistic
		Low		High		Low	High
Comparable Public Company Analysis:
LTM (as of May 31, 2004):
TEV / Revenue	$923.9	0.08	x	0.19	x	$78.2	$173.0
TEV / EBITDA	$5.6	3.9	x	11.9	x	$21.6	$66.4
Equity Value / Net Income	$3.7	12.8	x	32.1	x	$47.0	$117.9
Equity Value / Book Value	$24.7	0.6	x	1.8	x	$13.8	$45.5
Average						$40.2	$100.7
Fiscal Year 2004 estimated:
TEV / Revenue	$1,229.3	0.08	x	0.17	x	$101.6	$207.2
TEV / EBITDA	$17.2	3.3	x	10.5	x	$57.2	$180.5
Equity Value / Net Income	$11.4	11.3	x	18.7	x	$128.8	$212.1
Average						$95.9	$199.9
Discounted Cash Flow Analysis:	N/A	N/A		N/A		$114.4	$132.4
Precedent Transactions Analysis:
LTM (as of May 31, 2004):
Transaction Value / EBITDA	$5.6	4.1	x	10.2	x	$23.0	$57.1
Estimated Net Purchase Price(2)						$129.6

(1)
Assumes wireless business has no net debt and therefore enterprise value equals equity value determined according to net income and book value multiples.

(2)
$165.1 purchase price plus working capital adjustment and minus net retained liabilities, payments to former employees of the wireless business (including Philip Christopher) and transactions costs.

*        *        *

        While the foregoing summary describes certain analyses and factors that Jefferies deemed material in its presentations to Audiovox's board of directors, it is not a comprehensive description of all analyses and factors considered by Jefferies. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Jefferies believes that its analyses must be considered as a whole and that selecting any portion of its analyses or of the factors considered by it, without considering all analyses and factors, could create a misleading or an incomplete view of the evaluation process underlying the Jefferies opinions.

        Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusions reached by Jefferies. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on application of Jefferies' own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Jefferies therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Jefferies considered general economic, market and financial conditions and other matters as they existed as of the date Jefferies rendered each of its written opinion, many of which are beyond the control of Audiovox. The analyses performed by Jefferies are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased.

Jefferies and Audiovox

        Audiovox's board of directors engaged Jefferies based on Jefferies' experience as a financial advisor in connection with mergers and acquisitions and in business and securities valuations generally. Jefferies is a nationally recognized investment banking firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Jefferies and its affiliates may own securities of Audiovox, UTStarcom and/or their subsidiaries and affiliates and may maintain a market in the securities of Audiovox, UTStarcom and/or their subsidiaries and affiliates and may publish research reports regarding such securities. In the ordinary course of its business, Jefferies and its affiliates may trade or hold such securities for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

        Pursuant to the terms of the engagement letter between Jefferies and Audiovox, Jefferies received a fee of $100,000 upon execution of the engagement letter, a fee of $500,000 upon the delivery of its oral and written fairness opinion dated June 10, 2004, and a fee of $100,000 upon the delivery of its oral and written fairness opinion dated September 8, 2004. Upon consummation of the transaction, Jefferies will receive an additional fee of $400,000.

        Whether or not the transaction is consummated, Audiovox has also agreed to reimburse Jefferies for certain reasonable and ordinary out-of-pocket expenses, including legal fees, and to indemnify Jefferies and certain related entities against certain liabilities, including liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement with Audiovox. The terms of the fee arrangement with Jefferies, which Audiovox and Jefferies believe are customary in transactions of this nature, were negotiated at arms' length between Audiovox's board of directors and Jefferies.

Proceeds of the Sale of the Wireless Business

        Audiovox will retain the proceeds of the sale of the wireless business. Upon receipt of the proceeds from the asset sale, Audiovox will repay all of its outstanding domestic bank obligations, which, as of May 31, 2004, were approximately $61 million. Such indebtedness represents outstanding domestic obligations of revolving credit notes and Eurodollar notes under the Company's revolving credit agreement, which allows for maximum borrowings of $150 million. The credit agreement will expire on the earlier of July 15, 2005 or the date of consummation of: (i) sale of substantially all the assets of ACC to UTStarcom, Inc. pursuant to the asset purchase agreement and/or (ii) the purchase by the Borrower of Toshiba Corporation's interest in ACC and the repayment by ACC of the Toshiba Note pursuant to the Toshiba Agreement. Although Audiovox does not have any plan on how to use the remaining proceeds, it is the intention of Audiovox to use the proceeds to fund and grow its consumer electronics business. However, Audiovox may use all or a portion of the remaining proceeds for other purposes and Audiovox will also consider other market opportunities, including acquisitions.

Stockholder Approval of the Sale of the Wireless Business; Vote Required

        Audiovox is organized under the corporate laws of the State of Delaware. Under Section 271 of the Delaware General Corporation Law, the sale by Audiovox of "all or substantially all" of its assets requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of its common stock on the record date. The Delaware statute does not define the phrase "all or substantially all" and since Audiovox is retaining on-going businesses after the asset sale, the meaning of the phrase is not entirely clear in this context. As a result, Audiovox is seeking approval of its stockholders rather than risk a challenge to the asset sale. The asset purchase agreement provides that if the asset purchase agreement fails to receive the requisite vote for approval at Audiovox's stockholder meeting, either party may terminate the asset purchase agreement, unless Mr. Shalam breaches the voting agreement, in which case neither Audiovox nor ACC may terminate the asset purchase agreement. The asset purchase agreement also provides that obtaining such approval is a condition to each of Audiovox and UTStarcom being obligated to consummate the asset sale.

No Changes to the Rights of Security Holders; No Appraisal Rights

        Audiovox's stockholders will not experience any change in their rights as stockholders as a result of the sale of the wireless business. Neither Delaware law, Audiovox's certificate of incorporation nor Audiovox's bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this transaction. Accordingly, Audiovox's stockholders will have no right to dissent and obtain payment for their shares.

Regulatory Matters

        The asset sale is subject to review by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice under the HSR Act. Under the HSR Act, Audiovox and UTStarcom are required to make pre-acquisition notification filings and to await the expiration or early termination of the statutory waiting period prior to completeing the acquisition. These filings were made on June 25, 2004 and early termination was granted on July 9, 2004.

        Even after the expiration of the statutory waiting period and completion of the acquisition, either the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission could challenge, seek to block or block the acquisition under the antitrust laws as it deems necessary or desirable in the public interest. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the acquisition, before or after it is completed. Audiovox cannot be sure that a challenge to the acquisition will not be made or that, if a challenge is made, that Audiovox and UTStarcom will prevail.

        The asset sale is also subject to review by China's Ministry of Commerce and State Administration of Industry and Commerce under a law known as the Interim Regulations on the Acquisition of Domestic Enterprises by Foreign Investors. Under this law, UTStarcom is required to notify each of these agencies of the asset sale by providing relevant information. These agencies will determine whether the asset sale may cause over-concentration in the Chinese domestic industry or harm competition within China or Chinese consumer interests, and then determine whether or not to approve the asset sale. These notifications were made on May 31, 2004 and UTStarcom submitted supplemental information requested by China's Ministry of Commerce on July 12, 2004. This law does not indicate what standards or time periods either of these agencies will use to determine whether to grant clearance, nor does it indicate the procedures and enforcement mechanisms that either of these agencies will use in the context of the asset sale. Audiovox cannot be sure that either of these agencies will approve the asset sale.

        Other than appicable U.S. and Chinese antitrust laws, neither Audiovox nor UTStarcom is aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the acquisition, except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this proxy statement and the Delaware General Corporation Law in connection with the asset sale. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the acquisition.

Accounting Treatment

        The proposed sale of the wireless business is expected to be accounted for as a sale of net assets. The results of operations will be treated as discontinued operations.

United States Federal Income Tax Consequences

        The proposed asset sale will be a transaction taxable to Audiovox for United States consolidated federal income tax purposes. ACC will recognize taxable income equal to the amount realized on the sale in excess of ACC's tax basis in the assets sold. The amount realized on the sale will consist of the cash received in exchange for the assets sold, plus the amount of liabilities assumed by UTStarcom.

        Although the asset sale will result in a taxable gain to ACC, a portion of the taxable gain will be offset to the extent of current year losses, if any, from operations plus available net operating loss carry forwards as currently reflected on ACC's consolidated federal income tax returns. ACC also has available foreign tax credits as reflected on ACC's consolidated federal income tax returns. The taxable gain will differ from the gain to be reported in the ACC financial statements due to temporary tax differences and certain other differences between the tax laws and generally accepted accounting principles.

        While ACC believes that it will be able to apply the tax net operating loss carry forwards without limitation against the taxable gain from the sale of the assets, the availability and amount of net operating loss carry forwards may be subject to audit and adjustment by the Internal Revenue Service. In the event the Internal Revenue Service adjusts the net operating loss carry forwards, Audiovox may incur an increased tax liability on a consolidated basis on the sale of the assets.

        Audiovox stockholders will experience no federal income tax consequences as a result of the consummation of the proposed sale of the assets by ACC to UTStarcom pursuant to the asset purchase agreement.

        ACC believes that the payments to Mr. Christopher by ACC that are described under "—Interests of Audiovox's Directors and Executive Officers in the Sale of the Wireless Business" will decrease taxable income. However, there can be no assurance that the Internal Revenue Service will not challenge the valuation of the qualified independent professional described in that section or the characterization of these payments. If the Internal Revenue Service does not accept such valuation or characterization, Audiovox may incur an increased tax liability on a consolidated basis on the sale of the assets.

Voting by Audiovox's Directors and Executive Officers

        As of June 18, 2004, Audiovox's directors and executive officers owned of record 4,155,892 shares of Audiovox Class A common stock and 2,144,152 shares of Audiovox Class B common stock, collectively representing approximately 54.42% of the outstanding votes of all of Audiovox's common stock. Pursuant to the terms of the voting agreement, John Shalam has agreed to vote all of the Audiovox shares that he directly owns in favor of the proposal to approve the asset purchase agreement and the transactions contemplated thereby. Since Mr. Shalam owns in excess of 50% of the votes of our shares, unless the asset purchase agreement is terminated, the asset purchase agreement will be approved by our stockholders. Audiovox believes that each of its other directors and executive officers intends to vote at the annual meeting in favor of all of the proposals that stockholders are being asked to approve.

Interests of Audiovox's Directors and Executive Officers in the Sale of the Wireless Business

Personally Held Intangibles Purchase Agreement

        On June 10, 2004, ACC and Philip Christopher entered into the Personally Held Intangibles Purchase Agreement, pursuant to which Mr. Christopher will sell to ACC all of his goodwill relating to or useable by ACC on the closing date of the asset purchase agreement which include all of Mr. Christopher's personal contacts and personal and professional relationships with suppliers, customers, contractors, financers, employees and ex-employees of ACC, and his personal know-how, trademarks, trade names and patentable assets relating to or usable by ACC. Audiovox and ACC purchased these assets in order for ACC to have the ability to convey all of the assets used in connection with the conduct of the wireless business to UTStarcom. The terms of the asset purchase agreement provide for the sale to UTStarcom of all of the assets used in connection with the conduct of the wireless business. Prior to entering into the agreement to purchase Mr. Christopher's personally held intangibles, Mr. Christopher had never legally transferred or assigned his personally held intangibles to ACC or Audiovox; however, Mr. Christopher used these intangibles, which are integral to the wireless business, while fulfilling his obligations pursuant to his employment agreement with Audiovox. Mr. Christopher's employment agreement with Audiovox will terminate upon the completion of the sale of the wireless business to UTStarcom. Therefore, Mr. Christopher would not have a contractual obligation to continue to use these intangibles to further the wireless business being purchased by UTStarcom. In order to be able to convey all of the assets used in the wireless business to UTStarcom, Audiovox and ACC entered into an arm's-length negotiation regarding the purchase of his personally held intangibles. This negotiation resulted in UTStarcom being assured that it would be able to utilize Mr. Christopher's personally held intangibles in connection with their purchase of the wireless business, Audiovox and ACC receiving a fair price for the wireless business being sold and Mr. Christopher receiving a fair price for the sale of his personally held intangibles. On July 30, 2004, Audiovox received the report of Wharton Valuations Associates, Inc., an independent qualified appraiser, which concluded that Mr. Christopher's personally held intangibles were worth in excess of the maximum purchase price of $16 million payable pursuant to the purchase agreement with respect to the personally held intangibles. The full text of the Wharton Valuations Associates valuation report, which sets forth assumptions made, matters considered and limitations on the scope of the appraisal, is attached to this proxy statment as Annex D.

        Wharton Valuation Associates is an independent qualified appraiser and is regularly involved in the valuation of business interests and intangible assets. Audiovox chose Wharton Valuation Associates as the appraiser because the professionals employed by Wharton Valuation Associates have significant experience in the valuation of marketing-based, contractual-based, customer-based and technology-based intangible assets. Wharton Valuation Associates utilized a discounted cash flow analysis, an accepted methodology, to arrive at its estimate of the fair market value of the personally held intangibles.

        This agreement is more fully described in "Proposal 2—The Sale of the Wireless Business—Agreements With Philip Christopher."

Agreement and General Release

        On June 10, 2004, Audiovox, ACC and Mr. Christopher entered into the Agreement and General Release, pursuant to which the parties agreed to terminate Mr. Christopher's Employment Agreement and Award Agreement (and to settle fully and finally any and all differences between them, including, but not limited to, any differences that may arise out of Philip Christopher's employment with ACC and the termination thereof).

        This agreement further provided that Philip Christopher will be paid his regular salary for services performed during the period through the closing of the asset purchase agreement, in accordance with prevailing company payroll practices, and that, in accordance with the terms of his Employment Agreement and Awards Agreement, as amended, ACC will pay Philip Christopher an additional $4 million for the termination of his Employment Agreement and Awards Agreement on the closing date of the asset purchase agreement.

        This agreement is more fully described in "Proposal 2—The Sale of the Wireless Business—Agreements With Philip Christopher."

Employment Agreement

        On June 11, 2004, Mr. Christopher and UTStarcom entered into an employment agreement which will become effective upon the closing of the asset purchase agreement. Under this employment agreement, UTStarcom will employ Mr. Christopher as President, Audiovox Handset Division of UTStarcom. The term of this employment agreement will be for three years and commencing 12 months prior to the expiration of this term, the parties will undertake good faith negotiations to extend the term. Mr. Christopher will receive a base salary of $500,000 per year. During the term, Mr. Christopher will be eligible to earn an annual cash bonus equal to 2% of pre-tax annual earnings of the Audiovox Handset Division, less all such deductions or withholdings required by applicable law. Mr. Christopher will also be granted under UTStarcom's 1997 Stock Plan an option to purchase 200,000 shares of common stock of UTStarcom having a per share exercise price equal to the fair market value of the per share price on the date of the grant.

        This agreement is more fully described in "Proposal 2—The Sale of the Wireless Business—Agreements With Philip Christopher."

Severance Pool and Employment

        Subject to consummation of the transactions contemplated by the asset purchase agreement, ACC will establish a pool of $5 million to be paid to certain employees of ACC and its subsidiaries as a severance payment and in exchange for which Audiovox will receive a release from each such employee. The pool will be distributed in the sole discretion of Philip Chrsitopher to those employees of ACC and its subsidiaries, other than himself, in amounts that he deems appropriate. The determination of which employees, and in what amounts, are to receive distributions from this pool is not expected to be made by Mr. Christopher until the closing of the asset sale.

        It is a condition to the closing of the asset sale that at least 80% of the 15 identified key employees to whom UTStarcom extends offers of employment prior to the closing will have accepted UTStarcom's offer of employment and will, as of closing, become employees of UTStarcom. The key employees are eligible to receive distributions from the $5 million pool, but Mr. Christopher has not yet determined the extent of their participation in that pool. However, an employee must accept employment with UTStarcom in order to receive a distribution from the pool. As of the date hereof, UTStarcom has not extended any offers of employment to the key employees.

Long-Term Incentive Compensation Award Payments

        Audiovox issued Long-Term Incentive Compensation Awards to John Shalam and Philip Christopher as of May 29, 2002 to motivate and reward Mr. Shalam and Mr. Christopher for fulfilling their personal responsibilities with regard to Audiovox's long-range achievements. The intention of the board of directors was to reward Mr. Shalam and Mr. Christopher for their efforts to bring about a sale of ACC. Although the original awards did not contemplate a sale of the assets of ACC, the compensation committee of our board of directors and our board of directors determined that the sale to UTStarcom of substantially all of the operational assets of the wireless business was equivalent to ACC being sold and that the awards to Mr. Shalam and Mr. Christopher should be amended to clarify, as was originally intended, that a sale of the wireless business by means of an asset sale should be included in the change of control provisions of the awards. As a result of this amendment, upon the sale of the wireless business, Audiovox will pay Mr. Shalam $1,916,477 and Mr. Christopher is entitled to a payment of $1,916,477 from ACC, which payment is part of the $4 million being paid to Mr. Christopher upon the closing of the asset sale.

Audiovox's Operations Following the Sale of the Wireless Business

        If the conditions to closing of the asset sale are satisfied or waived, Audiovox will sell its wireless business to UTStarcom. Upon consummation of the asset sale, Audiovox will exit the wireless business. Audiovox's wireless business operations generated $806.2 million in sales and $38.0 million in gross profit in 2003.

        Audiovox's board of directors believes that the most promising long-term opportunities for Audiovox are likely to be created by selling the wireless business and focusing on its consumer electronics or focusing on other market opportunities, including acquisitions. As previously discussed in the section titled "—Reasons for the Sale of the Wireless Business", the wireless business has experienced a cumulative pre-tax loss for the three-year period ending November 30, 2003 and is in a very volatile and competitive industry. The board further believes that the sale of the wireless business provides an opportunity to obtain a favorable valuation for the business.

        After the asset sale, Audiovox intends to focus its future efforts on developing its consumer electronics business. However, Audiovox may use all or a portion of the proceeds from the asset sale for other purposes and Audiovox and Audiovox will consider other market opportunities, including acquisitions.

Special Considerations You Should Take Into Account in Deciding How to Vote on the Proposal to Sell the Wireless Business

        You should carefully consider the special considerations described below as well as other information provided to you or referenced in this document in deciding how to vote on the proposal to sell the wireless business. The special considerations described below are not the only ones facing Audiovox. Additional considerations not presently known to Audiovox or that Audiovox currently believes are immaterial may also impair Audiovox's business operations. If any of the following special considerations actually occur, Audiovox's business, financial condition or results of operations could be materially adversely affected, the value of its common stock could decline, and you may lose all or part of your investment.

Special Considerations Regarding the Proposal to Sell the Wireless Business

        There is no plan to distribute any of the proceeds of the sale of the wireless business to Audiovox's stockholders.

        Currently, Audiovox does not intend to distribute any portion of the proceeds from the sale of the wireless business to its stockholders. Currently, Audiovox intends to pay down its indebtedness and use the proceeds from the sale of that business to fund and grow its consumer electronics business. However, Audiovox may use all or a portion of the proceeds from the asset sale for other purposes and Audiovox and Audiovox will also consider other market opportunities, including acquisitions.

        Management could spend or invest the proceeds from the sale of the wireless business in ways with which Audiovox stockholders may not agree, including the possible pursuit of other market opportunities, including acquisitions.

        Audiovox's management could spend or invest the proceeds from the sale of the wireless business in ways with which Audiovox's stockholders may not agree. The investment of these proceeds may not yield a favorable return. Furthermore, because the market for Audiovox's remaining businesses is often evolving, in the future, Audiovox may discover new opportunities that are more attractive. As a result, Audiovox may commit resources to these alternative market opportunities, including acquisitions. This action may require Audiovox to limit or abandon its currently planned focus on its other current businesses. If Audiovox changes its business focus, it may face risks that may be different from the risks associated with such other current businesses.

        The asset purchase agreement will expose Audiovox to contingent liabilities.

        Under the asset purchase agreement, Audiovox agreed to indemnify UTStarcom for any breach or violation of ACC's and its representations, warranties and covenants contained in the asset purchase agreement and for other matters, subject to certain limitations. Significant indemnification claims by UTStarcom could have a material adverse effect on Audiovox's financial condition.

        The failure to complete the sale of the wireless business may result in a decrease in the market value of Audiovox's common stock and may create substantial doubt as to Audiovox's ability to grow and implement its current business strategies.

        The sale of the wireless business is subject to a number of contingencies. Among other conditions, the closing of the asset purchase agreement is subject to obtaining certain third party and regulatory approvals. As a result, Audiovox cannot assure you that the sale of the wireless business will be completed. If the sale of the wireless business is not completed for any reason, the market price of Audiovox's common stock may decline. In addition, failure to complete the sale of the wireless business may substantially limit Audiovox's ability to grow and implement its business strategies.

        The amount of cash Audiovox receives in this transaction will vary depending on a net working capital adjustment. In certain circumstances, this adjustment could have the effect of reducing the consideration to be received by Audiovox in the asset sale.

        The purchase price is subject to a net working capital adjustment, which provides that if the net working capital as of the closing date is less than $40,000,000, the purchase price will be adjusted downward in the amount of the shortfall. Therefore, we cannot predict the exact amount of the purchase price and thus the proceeds that we will receive in connection with the asset sale.

        Audiovox will be unable to compete in the wireless business for five years from the date of the closing.

        The asset purchase agreement provides that for a period of five years after the closing, Audiovox will not conduct, directly or indirectly, the wireless business or, without the prior written consent of

UTStarcom, directly or indirectly, own an interest in, manage, operate, control, as a partner, stockholder or otherwise, any person that conducts the wireless business, subject to certain exceptions.

        Audiovox's success will depend on a less diversified line of business.

        The wireless business Audiovox proposes to sell constitutes a significant portion of its assets. As such, Audiovox's asset base and revenues following the sale will change significantly from those existing prior to this transaction. After the asset sale, Audiovox expects to generate substantially all of its sales from its consumer electronics businesses. Audiovox cannot assure you that it can grow the revenues of its consumer electronics business or maintain their profitability. As a result, Audiovox's revenue and profitability will depend on its ability to maintain and generate additonal customers and to maintain and grow its consumer electronics business. A reduction in demand for the products and services of its consumer electronics would have a material adverse effect on its business. The sustainability of current levels of its consumer electronics business and the future growth of such revenues, if any, will depend on, among other factors:

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  the overall performance of the economy;

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  competition within its key markets;

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  customer acceptance of its products and services; and

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  the demand for its other products and services.

        Audiovox cannot assure you that it will maintain or increase its current level of revenues or profits from its consumer electronics business in future periods.

Special Considerations Regarding the Consumer Business

        If the asset sale is consummated, Audiovox expects to generate substantially all of its sales from its consumer electronics business, which is exposed to various risks, including the risks described below.

        We do not have long-term sales contracts with any of our customers.

        Sales of our consumer electronics products are made by purchase order and are terminated at will at the option of either party. We do not have long-term sales contracts with any of our customers. The unexpected loss of all or a significant portion of sales to any one of our large customers could have a material adverse effect on our performance.

        Since we do not manufacture our consumer electronics products, we depend on our suppliers to provide us with adequate quantities of high quality competitive consumer electronics products on a timely basis.

        We do not manufacture our consumer electronics products. We do not have long-term contracts but have exclusive distribution arrangements with certain suppliers. Most of our products are imported from suppliers under short-term purchase orders. Accordingly, we can give no assurance that:

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  our supplier relationships will continue as presently in effect

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  our suppliers will be able to obtain the components necessary to produce high-quality, technologically-advanced products for us

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  we will be able to obtain adequate alternatives to our supply sources should they be interrupted

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  if obtained, alternatively sourced products of satisfactory quality would be delivered on a timely basis, competitively priced, comparably featured or acceptable to our customers

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  exclusive geographic or market area distribution agreements will be renewed

        Because of the increased demand for consumer electronics products, there have been, and still could be, industry-wide shortages of components. As a result, our suppliers have not been able to produce the quantities of these products that we desire. Our inability to supply sufficient quantities of products that are in demand could reduce our profitability and have a material adverse effect on our relationships with our customers. If any of our supplier relationships were terminated or interrupted, we could experience an immediate and long-term supply shortage, which could have a material adverse effect on us. It is likely that our supply of wireless products would be interrupted before we could obtain alternative products.

        Because we purchase a significant amount of our consumer electronics products from suppliers in Pacific Rim countries, we are subject to the economic risks associated with changes in the social, political, regulatory and economic conditions inherent in these countries.

        We import most of our consumer electronics products from suppliers in the Pacific Rim. Countries in the Pacific Rim have experienced significant social, political and economic upheaval over the past several years. Because of the large concentrations of our purchases in Pacific Rim countries, particularly Japan, China, South Korea, Taiwan and Malaysia, any adverse changes in the social, political, regulatory and economic conditions in these countries may materially increase the cost of the products that we buy from our foreign suppliers or delay shipments of products, which could have a material adverse effect on our business. In addition, our dependence on foreign suppliers forces us to order products further in advance than we would if our products were manufactured domestically. This increases the risk that our consumer electronics products will become obsolete or face selling price reductions before we can sell our inventory.

        If we plan to expand the international marketing and distribution of our consumer electronics products, we will be subject to additional business risks.

        If we attempt to increase our international sales of consumer electronics, we cannot assure you that we will be able to do so. Conducting business outside of the United States subjects us to significant additional risks, including:

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  export and import restrictions, tax consequences and other trade barriers

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  currency fluctuations

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  greater difficulty in accounts receivable collections

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  economic and political instability

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  foreign exchange controls that prohibit payment in U.S. dollars

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  increased complexity and costs of managing and staffing international operations

        For instance, our international sales have been affected by political unrest and currency fluctuation in Venezuela. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

        Fluctuations in foreign currencies could have a material adverse impact on our consumer electronics business.

        We cannot predict the effect of exchange rate fluctuations on our future operating results. Also, due to the short-term nature of our supply arrangements, the relationship of the U.S. dollar to foreign currencies will impact price quotes when negotiating new supply arrangements denominated in U.S. dollars. As a result, we could experience declining selling prices in our market without the benefit of cost decreases on purchases from suppliers or we could experience increasing costs without an ability to pass the costs to the customers. We cannot assure you that we will be able to effectively limit our exposure to foreign currencies. Foreign currency fluctuations could cause our operating results to decline and have a material adverse effect on our ability to compete. Many of our competitors manufacture products in the United States or outside the Pacific Rim, which could place us at a competitive disadvantage if the value of the Pacific Rim currencies increased relative to the currency in the countries where our competitors obtain their products.

        Trade sanctions against foreign countries or foreign companies could have a material adverse impact on our consumer electronics business.

        As a result of trade disputes, the United States and foreign countries have occasionally imposed tariffs, regulatory procedures and importation bans on certain products, including wireless handsets that have been produced in foreign countries. Trade sanctions or regulatory procedures involving a country in which we conduct a substantial amount of business could have a material adverse effect on our operations. Some of the countries we purchase products from are: China, Japan, South Korea, Taiwan and Malaysia. China and Japan have been affected by such sanctions in the past. In addition, the United States has imposed, and may in the future impose, sanctions on foreign companies for anti-dumping and other violations of U.S. law. If sanctions were imposed on any of our suppliers or customers, it could have a material adverse effect on our operations.

        If our sales of consumer electronics during the holiday season fall below our expectations, our annual results could also fall below expectations.

        Seasonal consumer shopping patterns significantly affect our business. We generally make a substantial amount of our consumer electronics product sales and net income during September, October and November, our fourth fiscal quarter. We expect this trend to continue. December is also a key month for us, due largely to the increase in promotional activities by our customers during the holiday season. If the economy faltered in these periods, if our customers altered the timing or frequency of their promotional activities or if the effectiveness of these promotional activities declined, particularly around the holiday season, it could have a material adverse effect on our annual financial results.

        A decline in general economic conditions could lead to reduced consumer demand for the discretionary products we sell.

        Consumer spending patterns, especially discretionary spending for products such as consumer electronics, are affected by, among other things, prevailing economic conditions, wage rates, inflation, consumer confidence and consumer perception of economic conditions. A general slowdown in the U.S. economy or an uncertain economic outlook could have a material adverse effect on our sales. So far, the recent economic slowdown has not materially affected our consumer electronics business.

Special Considerations Regarding the Wireless Business

        Audiovox will operate the wireless business until the consummation of the asset sale. If the asset sale is not consummated, Audiovox would continue to operate this business. In such case, Audiovox would continue to be exposed to the risks relating to this business. Many of these risks are similar to the risks described above under "—Special Considerations Regarding the Consumer Business." In addition, the risks of the wireless business include the risks described below.

        We may not be able to compete successfully in the highly competitive wireless industry.

        The market for wireless handsets and accessories is highly competitive and is characterized by:

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  intense price competition

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  short product life cycles

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  significant price erosion over the life of a product

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  industry consolidation

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  rapid technological development

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  the demand by wireless carriers for value-added services provided by their suppliers

        Our primary competitors for wireless handsets currently are Motorola, Nokia, Kyocera and Samsung. In addition, we compete with numerous other established and new manufacturers and distributors, some of whom sell the same or similar products directly to our customers. Historically, our competitors have also included some of our own suppliers and customers. Many of our competitors offer more extensive advertising and promotional programs than we do.

        During the last decade, there have been several periods of extreme price competition, particularly when one or more of our competitors has sought to sell off excess inventory by lowering its prices significantly. In particular, when technologies changed in 2000 from analog to digital, several of our larger competitors lowered their prices significantly to reduce their inventories, which required us to similarly reduce our prices. These price reductions had a material adverse effect on our profitability. There can be no assurance that our competitors will not do this again, because, among other reasons, many of them have significantly greater financial resources than we do and can withstand substantial price competition. Since we sell products that tend to have low gross profit-margins, price competition has had, and may in the future have, a material adverse effect on our financial performance.

        Wireless carriers and suppliers may not continue to outsource value-added services; we may not be able to continue to provide competitive value-added services.

        Wireless carriers purchase from us, rather than directly from our suppliers, because, among other reasons, we provide added services valued by our customers. In order to maintain our sales levels, we must continue to provide these value-added services at reasonable costs to our carrier-customers and suppliers, including:

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  product sourcing

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  product distribution

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  marketing

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  custom packaging

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  warranty support

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  programming wireless handsets

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  testing for carrier system acceptance

        Our success would depend on the wireless equipment manufacturers, wireless carriers, network operators and resellers continuing to outsource these functions rather than performing them in-house. To encourage the use of our services, we need to keep our prices reasonable. If our internal costs of supplying these services increase, we may not be able to raise our prices to pass these costs along to our customers and suppliers. As a result of the consolidations in the telecommunications industry, wireless carriers, which are the largest customers of our wireless business, may attempt to perform these services themselves. Alternatively, our customers and suppliers may transact business directly with each other rather than through us. If our customers or suppliers begin to perform these services internally or do business directly with each other, it could have a material adverse effect on our sales and our profits.

        Our success depends on our ability to keep pace with technological advances in the wireless industry.

        Rapid technological change and frequent new product introductions characterize the wireless product market. Our success depends upon our ability to:

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  identify the new products necessary to meet the demands of the wireless marketplace and

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  locate suppliers who are able to manufacture those products on a timely and cost-effective basis.

        As a result of the emergence of the digital market, which resulted in the reduction of selling prices of analog hand-held phones, we recorded analog inventory write-downs to market of $8.2 million and

$13.5 million in 2000 and 2001, respectively. These write-downs had a material adverse effect on our profitability. As a result of increasing pricing pressures and a surplus of supply created by other manufacturers also attempting to sell off analog inventories, there was a drop off in demand for analog products. The write down was based upon the drop in demand, as carriers no longer promoted analog product and notified Audiovox that previous indications for orders of analog phones were no longer viable. Also during 2001, Audiovox recorded an additional inventory write-down to market of $7.15 million associated with older digital products as newer products were being introduced.

        During 2002, our wireless business recorded inventory write-downs totaling $13.823 million pertaining to its digital inventory due to more current technological advances in the market. This write-down was made based upon open purchase orders from customers and selling prices subsequent to the balance sheet date as well as indications from customers based upon the then current negotiations. There can be no assurance that this will not occur again given the emergence of new technologies.

        Since we do not make any of our own products and do not conduct our own research, we cannot assure you that we would be able to source the products that advances in technology require to remain competitive. Furthermore, the introduction or expected introduction of new products or technologies may depress sales of existing products and technologies. This may result in declining prices and inventory obsolescence. Since we maintain a substantial investment in product inventory, declining prices and inventory obsolescence could have a material adverse effect on our business and financial results.

        We depend on a small number of key customers for a large percentage of our sales.

        The wireless industry is characterized by a small number of key customers. Specifically, 70%, 71% and 72% of our wireless sales were to five wireless customers in fiscal 2001, 2002 and 2003, respectively.

        There are claims of possible health risks from wireless handsets.

        Claims have been made alleging a link between the non-thermal electromagnetic field emitted by wireless handsets and the development of cancer, including brain cancer. The television program 20/20 on ABC reported that several of the handsets available on the market, when used in certain positions, emit radiation to the user's brain in amounts higher than permitted by the Food and Drug Administration. The scientific community is divided on whether there is any risk associated with the use of wireless handsets and, if so, the magnitude of the risk. Unfavorable publicity, whether or not warranted, medical studies or findings or litigation could have a material adverse effect on our growth and financial results.

        In the past, several plaintiffs' groups have brought class actions against wireless handset manufacturers and distributors, including us, alleging that wireless handsets have caused cancer. To date, none of these actions has been successful. However, actions based on these or other claims may succeed in the future and have a material adverse effect on us.

        Several domestic and foreign governments are considering, or have recently adopted, legislation that restricts the use of wireless handsets while driving.

        Several foreign governments have adopted, and a number of U.S. state and local governments are considering or have recently enacted, legislation that would restrict or prohibit the use of a wireless handset while driving a vehicle or, alternatively, require the use of a hands-free telephone. For example, Ohio and New York have adopted statutes that restrict the use of wireless handsets or require the use of a hands-free kit while driving. Widespread legislation that restricts or prohibits the use of wireless handsets while operating a vehicle could have a material adverse effect on our future growth.

        Our Wireless Business Depends Heavily on Philip Christopher and his Personally Held Intangibles.

        The success of our wireless business depends on Philip Christopher maintaining his personal contacts and personal and professional relationships with suppliers, customers, contractors, financers, employees and ex-employees of ACC, and his personal know-how, trademarks, trade names and patentable assets relating to or useable by ACC. The loss or interruption of the continued full-time service of Mr. Christopher or the loss or impairment of any of these personally held intangible assets could have a material adverse effect on our wireless business.

The Asset Purchase Agreement

        The following summary of the terms of the asset purchase agreement is qualified in its entirety by reference to the asset purchase agreement, a copy of which is attached to this proxy statement as Annex A.

General

        Under the terms of the asset purchase agreement, UTStarcom has agreed to purchase substantially all of the assets (excluding receivables), and assume certain liabilities, relating to the Seller's wireless business. The Seller will sell the assets of the wireless business for a purchase price of $165.1 million in cash, subject to a net working capital adjustment which, if the asset sale closed on May 31, 2004, would have resulted in an aggregate purchase price of $187.4 million, representing an increase of the purchase price of $22.3 million, and the net proceeds to Audiovox would be approximately $113.4 million after taking into account costs and expenses relating to the asset sale. Audiovox will also retain all of the receivables related to the wireless business, which, as of May 31, 2004, were, net of reserves, $103.6 million.

The Business

        The wireless business consists of marketing mobile cellular handset systems and other wireless communications devices, including, without limitation, personal digital assistants, transceiver PCMCIA cards and non-telematic devices, that use the infrastructure of wireless communication carriers ("Carriers") and are sold through the Carrier distribution channel which is comprised of (a) a direct channel (which consists of (i) retail stores owned by Carriers and (ii) the Carriers' sales organizations for corporate enterprise customers) through which the Seller sells products to Carriers; and (b) an indirect channel through which the Seller sells products to retailers, distributors and agents that are authorized by Carriers to activate products, to sell air time on behalf of Carriers, to promote products to end users and to perform other activities that support the sale of products to end users on behalf of Carriers. However, the wireless business excludes consumer electronics products, including those with wireless communications capability, not having as their primary function cellular telephone connectivity or cellular telephone activation, but rather having as their primary function entertainment, information processing, data downloading/uploading, and security (e.g., products such as navigation devices, audio/video entertainment devices, computing devices and security products).

Assets to be Sold

        The asset purchase agreement provides that the following assets will be sold to UTStarcom (the "Purchased Assets"):

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  all rights in respect of the real property used in the wireless business leased by the Seller, as tenant, together with, to the extent leased by the Seller and used in the wireless business, all buildings and other structures, facilities or improvements located on the real property, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant to the real property and all easements, licenses, rights and appurtenances relating to the foregoing;

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  all physical assets including, without limitation, furniture, fixtures, displays, machinery and equipment, computer hardware and software and automobiles, owned by the Seller and used in the wireless business, as determined in accordance with generally accepted accounting principles;

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  all vehicles and rolling stock used in the wireless business;

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  all inventory, merchandise, finished goods, raw materials, packaging, labels, supplies and other personal property used in the wireless business and maintained, held or stored by or for us and any prepaid deposits for any of the same;

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  all books of account, general, financial, and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto which are owned, or employed by us primarily in connection with the wireless business except for (x) organization documents, minute and stock record books, stock certificates and the corporate seal of the Seller and (y) those relating to the Excluded Assets or the Excluded Liabilities (including all records relating to taxes);

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  all goodwill relating to the wireless business;

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  all of the Seller's right, title and interest in, to and under intellectual property owned by the Seller and used in the wireless business and intellectual property licensed to the Seller pursuant to transferred intellectual property agreements;

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  all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof), related to the wireless business pertaining to, arising out of and inuring to the Seller's benefit ("Claims"), including those reasonably necessary or desirable to enforce such rights against third parties or to defend against those seeking to enforce the Assumed Liabilities, except those Claims which are related to the Excluded Liabilities or the Excluded Assets;

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  all sales and promotional literature, customer lists and other sales-related materials of the Seller used in the wireless business;

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  all of the Seller's rights under specified contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers related to the wireless business (the "Assumed Contracts");

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  all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the wireless business, to the extent transferable;

  •
  all of the Seller's right, title and interest at the closing in, to and under all other assets, rights and claims of every kind and nature directly or indirectly owned by the Seller or to which the Seller is directly or indirectly entitled, in each case, used in the operation of, or residing with, the wireless business;

  •
  pre-paids and other current assets of the wireless business;

  •
  the value of non-cash assets of the wireless business not due within one year as determined in accordance with generally accepted accounting principles;

  •
  all of Audiovox's rights, title and interest in the software and hardware owned or licensed by Audiovox and which is used by the Seller in the wireless business; and

  •
  all of the Seller's or Audiovox's rights, title and interest in the replicated copy of the software created by, or for the use of, the Seller or Audiovox for use in the wireless business that is used in conjunction with third party software and hardware replicated in accordance with the asset purchase agreement.

Assets to be Retained

        Notwithstanding the foregoing, the following assets will not be sold to UTStarcom (the "Excluded Assets"):

  •
  cash and marketable securities and all bank accounts of the Seller relating to the wireless business;

  •
  the bank account into which the purchase price, as adjusted pursuant to the asset purchase agreement, will be delivered to the Seller;

  •
  all of the Seller's rights under the asset purchase agreement and certain other agreements executed and delivered pursuant to the asset purchase agreement;

  •
  the tax returns of the Seller (and related work papers);

  •
  subject to the pro-ration provisions of the asset purchase agreement, all tax refunds of the Seller;

  •
  trademarks owned by Audiovox or Toshiba Corporation, or their respective employees, affiliates (other than the Seller), successors or assigns;

  •
  certain intellectual property;

  •
  all receivables of the wireless business as of 5:30 p.m. EST on the closing date which, as of May 31, 2004 were, net of reserves, $103.6 million;

  •
  all furniture and other tangible property used by, and in the office of, John Shalam on the date of closing;

  •
  all Claims, including Claims arising under insurance policies, related to the Excluded Liabilities or Excluded Assets, including those reasonably necessary or desirable to enforce rights against third parties or defend against those seeking to enforce Excluded Liabilities;

  •
  all rights against Compal Electronics, Inc. relating to actions occurring prior to closing;

  •
  any rights, software or other license or practices with respect to websites, internet addresses or domain names used in connection with the wireless business;

  •
  the equity interests in the Seller and certain affiliates of Audiovox;

  •
  organization documents, minute and stock record books, stock certificates and the corporate seal of the Seller and certain affiliates of Audiovox; and

  •
  all books of account, general, financial and personnel records, invoices, correspondence and other documents relating exclusively to the Excluded Assets and the Excluded Liabilities (including all records relating to taxes).

Liabilities to be Assumed

        The asset purchase agreement provides that UTStarcom will assume and agree to pay, perform and discharge the following liabilities of the Seller, except for the Excluded Liabilities ("Assumed Liabilities"):

  •
  all liabilities reflected or reserved against on the closing statement of net assets dated as of the date of the closing (other than tax liabilities);

  •
  all of the liabilities of the Seller arising under the Assumed Contracts (other than liabilities or obligations attributable to (A) any failure by the Seller to comply with the terms of those agreements prior to the closing, (B) products liability or personal injury claims arising prior to the closing and (C) intellectual property infringement claims prior to the closing); and

  •
  product warranties and claims thereunder relating to products of the wireless business.

Liabilities to be Retained

        Other than the Assumed Liabilities, all of Seller's liabilities will be retained by Seller ("Excluded Liabilities"), including, without limitation, the following liabilities:

  •
  certain taxes;

  •
  all liabilities relating to or arising out of the Excluded Assets;

  •
  claims arising prior to the closing made by employees of the Seller (including the Transferred Employees (defined below)) relating to their employment with the Seller;

  •
  amounts owed by the Seller to Audiovox or any subsidiaries, divisions, or affiliates of Audiovox as determined in accordance with generally accepted accounting principles;

  •
  all liabilities or obligations attributable to (A) any failure by the Seller to comply with the terms of any Assumed Contract prior to the closing, (B) products liability or personal injury claims arising prior to the closing and (C) intellectual property infringement claims arising prior to the closing; and

  •
  all liabilities pursuant to environmental laws arising from or related to any action, event, circumstance or condition related to the wireless business or the Seller's leased real property, in each case occurring or existing on or before the closing.

        As of May 31, 2004, the amount of accrued liabilities of the wireless business that the Seller is retaining amounted to approximately $2 million.

Purchase Price

        Under the terms of the asset purchase agreement, UTStarcom has agreed to purchase substantially all of the assets (excluding receivables), and assume certain liabilities, relating to the wireless business for a purchase price of $165.1 million in cash, subject to a net working capital adjustment which, if the asset sale closed on May 31, 2004, would have resulted in an aggregate purchase price of $187.4 million and the net proceeds to Audiovox would be approximately $113.4 million after taking into account costs and expenses relating to the asset sale. In addition Audiovox is retaining the receivables of the wireless business which at May 31, 2004 were, net of reserves, $103.6 million.

        At the closing, UTStarcom will deliver to the Seller the purchase price (and the $70,000 as described below under "—Additional Agreements—Replication Service"), less an amount equal to 5% of the purchase price (the "Escrow Amount").

        At the closing, UTStarcom will deposit the Escrow Amount with JP Morgan Chase Bank, the Escrow Agent.

Purchase Price Adjustment

Preliminary Purchase Price Adjustment

        On or before the date that is 25 calendar days following the closing, the Seller will deliver to UTStarcom a statement of net assets of the wireless business (other than receivables, inter-company accounts payable and certain accrued expenses) as of the close of business on the date of the closing, which will include the preliminary net working capital balance, prepared in good faith by the Seller in consultation with the Seller's accountants and certified by an officer of the Seller (the "Preliminary Statement of Net Assets").

        In the event that the preliminary net working capital balance set forth on the Preliminary Statement of Net Assets is less than $40,000,000 (the "Target NWCB"), then there will be a preliminary downward adjustment of the purchase price in an amount equal to such deficiency, UTStarcom will deliver written notice to the Escrow Agent specifying the amount of such preliminary downward adjustment of the purchase price, and the Escrow Agent will, within three business days of its receipt of such notice and in accordance with the terms of the Escrow Agreement, pay an amount (the "Preliminary Purchase Price Reduction") equal to seventy-five percent (75%) of such deficiency to UTStarcom out of the escrow fund by wire transfer in immediately available funds. In the event that the escrow fund is insufficient to cover the amount of the Preliminary Purchase Price Reduction, then the Escrow Agent will distribute the entire escrow fund to UTStarcom as provided above and the Seller or Audiovox, on behalf of the Seller, will pay, on or prior to the same date as the Escrow Agent distributes the escrow fund to UTStarcom, an amount to UTStarcom, by wire transfer in immediately available funds, equal to the amount of such deficiency.

        In the event that the preliminary net working capital balance exceeds the Target NWCB, then there will be a preliminary upward adjustment of the purchase price in an amount equal to such excess and UTStarcom will pay on or before the date that is 30 days following the date of the closing an amount (the "Preliminary Purchase Price Increase") equal to seventy-five percent (75%) of such excess to the Seller by wire transfer in immediately available funds.

        Following the preliminary purchase price adjustments described above, the Target NWCB will be adjusted to (1) subtract any Preliminary Purchase Price Reduction previously paid to UTStarcom by the Escrow Agent or the Seller or (2) add any Preliminary Purchase Price Increase previously paid to the Seller by UTStarcom (as so adjusted, the "Adjusted Target NWCB").

Final Purchase Price Adjustment

        As promptly as practicable, after the date that is 90 calendar days following the closing, the Seller will deliver to UTStarcom the statement of net assets of the wireless business dated as of the close of business on the date of the closing (the "Closing Statement of Net Assets"), together with the report on the Closing Statement of Net Assets of the Seller's accountants, stating that the Closing Statement of Net Assets fairly presents net assets of the wireless business as of the close of business on the date of the closing in accordance with generally accepted accounting principles.

        In the event that the net working capital balance reflected in the Closing Statement of Net Assets (the "Final Net Working Capital Balance") is less than the Adjusted Target NWCB, then UTStarcom will deliver written notice to the Escrow Agent and the Seller specifying the amount of such shortfall and the Escrow Agent will, within three business days of its receipt of such notice and in accordance with the terms of the Escrow Agreement, pay to UTStarcom the amount of such shortfall out of the escrow fund by wire transfer in immediately available funds. In the event that the escrow fund is insufficient to cover the amount of such shortfall, then the Escrow Agent shall distribute the entire escrow fund to UTStarcom as provided above and the Seller or Audiovox, on behalf of the Seller, will pay, on or prior to the same date as the Escrow Agent distributes the escrow fund to UTStarcom, an amount to UTStarcom, by wire transfer in immediately available funds, equal to the amount of such deficiency.

        In the event that the Final Net Working Capital Balance exceeds the Adjusted Target NWCB, then UTStarcom will pay within three business days of the Final Net Working Capital Balance being calculated by the Seller's accountants, with the agreement of UTStarcom's accountants, the amount of such excess to the Seller by wire transfer in immediately available funds.

        If the asset sale closed on May 31, 2004, the net working capital adjustment would have resulted in an increase to the purchase price of $22.3 million.

Receivables

        Pursuant to the asset purchase agreement, the Seller will not sell to UTStarcom any of the receivables of the wireless business as of 5:30 p.m. EST on the closing date which, as of May 31, 2004 were, net of reserves, $103.6 million. On or prior to 5:30 p.m. EST on the business day immediately following the date on which the closing occurs, the Seller will deliver to UTStarcom a statement certified by an officer of the Seller, including the information constituting a computer file containing a list setting forth all outstanding receivables of the wireless business as of 5:30 p.m. EST on the date of the closing and setting forth the reserve for such receivables on a customer-by-customer basis. Any amounts paid by any customer to UTStarcom (or any of its wholly-owned subsidiaries) will be paid to the Seller; provided, however that (i) UTStarcom will have no obligation to pay over amounts received by a particular customer once the aggregate amount paid to the Seller and UTStarcom by such customer beginning on the business day following the closing equals the aggregate amount of receivables owed by each customer to the Seller, net of the reserves for such customer (the "Per Customer Amount") and (ii) if a customer has given notice to the Seller or UTStarcom that such customer is disputing its obligation to pay any amount of the receivable as being owed by the customer (to the extent such receivable is disputed, a "Disputed Receivable") or if a receivable is deemed to be a Disputed Receivable pursuant to the asset purchase agreement, UTStarcom will not be obligated to pay over amounts received from such customer in excess of such customer's Per Customer Amount less the amount any Disputed Receivable.

Closing

        The closing of the asset sale will be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 1:30 P.M. New York time the second business day following the satisfaction or waiver of all closing conditions (other than conditions with respect to actions the respective parties will take at the closing itself, but subject to the satisfaction of those conditions) or at such other place or at such other time or on such other date as the Seller and UTStarcom may mutually agree upon in writing.

Representations and Warranties

        Audiovox and the Seller have made a number of limited representations and warranties, subject in some cases to qualifications, to UTStarcom in the asset purchase agreement, including, among other things, representations relating to (subject to certain exceptions):

  •
  the corporate organization, existence, good standing, corporate power and authority, and qualification to do business of the Seller and Audiovox;

  •
  the Seller's and Audiovox's corporate power and authority to enter into the asset purchase agreement;

  •
  the absence of any violations, conflicts or breaches of any provision of the certificate of incorporation or by-laws, existing agreements or other instruments, material laws or governmental orders of or relating to the Seller or Audiovox resulting from the execution, delivery and performance of the asset purchase agreement;

  •
  the absence of any requirement for any material consent, approval, authorization, order of, action by, filing with or notification to, any governmental authority resulting from the execution, delivery and performance of the asset purchase agreement by the Seller;

  •
  the Seller's financial statements and books and records;

  •
  the absence of undisclosed liabilities;

  •
  the Seller's receivables arising from the conduct of the wireless business;

  •
  the Seller's inventories used in the wireless business;

  •
  Assumed Contracts;

  •
  open sales and purchase orders accepted by the Seller and relating to the wireless business;

  •
  the conduct of the wireless business in the ordinary course and consistent with past practice;

  •
  the absence of any material actions by or against the Seller or any affiliate relating to the wireless business or affecting any of the purchased assets or the wireless business pending before any governmental authority (or, to the best knowledge of the Seller, threatened to be brought by or before any governmental authority);

  •
  the Seller's compliance with all material laws and governmental orders;

  •
  environmental and other permits and licenses and related matters;

  •
  material contracts relating to the wireless business;

  •
  the intellectual property relating to the wireless business;

  •
  real property used in the wireless business;

  •
  personal property used in the wireless business;

  •
  the assets used in the conduct of the wireless business;

  •
  customers and suppliers of the wireless business;

  •
  employee benefit and labor matters and key employees;

  •
  financial interests of the Seller and its stockholders, officers and directors in the wireless business;

  •
  tax matters;

  •
  insurance matters;

  •
  business practices;

  •
  the use of brokers, finders or investment bankers in connection with the asset sale; and

  •
  Audiovox board approval and stockholder vote required.

        The representations and warranties of the Seller and Audiovox in the asset purchase agreement and the related agreements will survive the closing until the second anniversary of the closing; provided, however, that (i) the representations and warranties related to corporate organization, assets and brokers will survive indefinitely, and (ii) the representations and warranties dealing with tax matters will survive until 120 days after the expiration of the relevant statute of limitations for the tax liabilities in question. Neither the period of survival nor the liability of the Seller and Audiovox with respect to their representations and warranties will be reduced by any investigation made at any time by or on behalf of UTStarcom. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by UTStarcom to the Seller and Audiovox, then the relevant representations and warranties will survive as to such claim, until such claim has been finally resolved.

        UTStarcom has made a number of customary representations and warranties, subject in some cases to customary qualifications, to the Seller in the asset purchase agreement, including, among other things, representations relating to (subject to certain exceptions):

  •
  the corporate organization, existence, good standing, corporate power and authority, and qualification to do business of UTStarcom;

  •
  the absence of any violations, conflicts or breaches of any provision of the certificate of incorporation or by-laws, existing agreements or other instruments, material laws or governmental orders of or relating to UTStarcom resulting from the execution, delivery and performance of the asset purchase agreement;

  •
  the absence of any requirement for any material consent, approval, authorization, order of, action by, filing with or notification to, any governmental authority resulting from the execution, delivery and performance of the asset purchase agreement by UTStarcom;

  •
  UTStarcom's ability to pay the purchase price;

  •
  the absence of any actions by or against UTStarcom that is pending or, to the best knowledge of UTStarcom, threatened, which would materially and adversely affect the legality, validity or enforceability of the asset purchase agreement;

  •
  the use of brokers, finders or investment bankers in connection with the asset sale; and

  •
  UTStarcom Canada.

Additional Agreements

Conduct of Business Prior to Closing

        Under the asset purchase agreement, the Seller has agreed that, except as disclosed in the asset purchase agreement, between the date of the asset purchase agreement and the time of the closing, the Seller will not conduct the wireless business other than in the ordinary course and consistent with prior practice.

Access to Information

        The asset purchase agreement also provides that from and after the date of the asset purchase agreement and until the closing (subject to applicable limitations under certain confidentiality agreements), upon reasonable notice, the Seller will cause its officers, directors, employees, agents, representatives, accountants and counsel to:

  •
  afford the officers, employees, agents, accountants, counsel, financing sources and representatives of UTStarcom reasonable access, during normal business hours, to the offices, properties, plants, other facilities, and books and records of the Seller relating to the wireless business and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the wireless business; and

  •
  furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of UTStarcom such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the wireless business (or legible copies thereof) that are reasonably available to the Seller as UTStarcom may from time to time reasonably request.

        Such information will be subject to the non-disclosure agreement entered into by and among UTStarcom, Audiovox and the Seller.

Confidentiality

        Subject to the Seller's rights with respect to the Excluded Assets and the Exluded Liabilities, the Seller has agreed to, (and has agreed to cause its agents, representatives, affiliates, employees, officers and directors to):

  •
  treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the wireless business;

  •
  in the event that the Seller or any such agent, representative, affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide UTStarcom with prompt written notice of such requirement so that UTStarcom may seek a protective order or other remedy or waive compliance with this confidentiality provision; and

  •
  in the event that such protective order or other remedy is not obtained, or UTStarcom waives compliance with this confidentiality provision, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable commercial efforts to obtain assurances that confidential treatment will be accorded such information;

provided, however, that this provision will not apply to any information that (x) at the time of disclosure, is available publicly and was not disclosed in breach of the asset purchase agreement by the Seller, its agents, representatives, affiliates, employees, officers or directors, (y) the Seller reasonably believes is necessary or advisable in connection with any claim against the Seller or for which the Seller is purportedly responsible, whether by a third party or otherwise or (z) the performance by the Seller of its obligations, or the assertion by the Seller of any of its rights or remedies, under any related agreement; and provided further that, with respect to intellectual property, specific information will not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain.

        In addition, with respect to intellectual property, any combination of features will not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Notwithstanding the foregoing, the Seller and its affiliates may make such disclosures as are required under applicable securities or state law or regulation or national stock exchange rules or regulations. The Seller has agreed and acknowledged that remedies at law for any breach of its obligations under this confidentiality provision are inadequate and that in addition UTStarcom will be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

Regulatory and Other Authorizations; Notices and Consents

        The Seller has agreed to use its reasonable commercial efforts to obtain all authorizations, consents, orders and approvals of all third parties, including all governmental authorities and officials that may be or become reasonably necessary for its execution and delivery of, and the performance of its obligations pursuant to, the asset purchase agreement and related agreements and to cooperate fully with UTStarcom in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party has agreed to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by the asset purchase agreement within ten business days of the date of the asset purchase agreement and to supply as promptly as practicable to the appropriate governmental authorities any additional information and documentary material that may be requested pursuant to the HSR Act. The filing fee for such HSR Act filing will be borne by UTStarcom.

        The Seller has agreed to cooperate and use its reasonable commercial efforts to obtain or assist UTStarcom in obtaining such third party consents and estoppel certificates as may be reasonably necessary or desirable in connection with the transactions contemplated by the asset purchase agreement.

        UTStarcom has agreed to cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that UTStarcom will have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which UTStarcom in its sole discretion may deem adverse to the interests of UTStarcom or the wireless business.

        The Seller and UTStarcom have agreed that, in the event that any consent, approval or authorization reasonably necessary or desirable to preserve for the wireless business any right or benefit under any Assumed Contract is not obtained prior to the closing, the Seller will, subsequent to the closing, cooperate with UTStarcom in attempting to obtain such consent, approval or authorization as promptly thereafter as is reasonably practicable. If such consent, approval or authorization cannot be obtained, the Seller is required to use its reasonable commercial efforts to provide UTStarcom with, or cause to be provided to UTStarcom, the rights and benefits of the affected Assumed Contract for the term of such Assumed Contract.

        The Seller has also agreed that to the extent that any Assumed Contract is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the other party or any third party including a government or governmental unit, or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation, or other governmental edict, the asset purchase agreement will not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense of any such Assumed Contract.

        The asset purchase agreement further provides that in using its reasonable commercial efforts to obtain any authorization, order, consent, approval, assignment, estoppel certificate or waiver hereunder, the Seller will not be obligated to incur costs, expenses (including third-party legal fees) and (collectively, "Consent Costs") which, along with all other Consent Costs incurred by the Seller, (x) exceed $500,000 in the aggregate and (y) are other than one-time costs to be paid in connection with obtaining such authorization, order, consent, approval, assignment or waiver.

Notice of Developments

        Prior to the closing, the Seller is required to promptly notify UTStarcom (a) in writing of all events, circumstances, facts and occurrences arising subsequent to the date of the asset purchase agreement which could reasonably be expected to result in a failure to satisfy certain conditions and (b) all other material and adverse developments affecting the Purchased Assets, liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the wireless business.

No Solicitation or Negotiation

        Each of the Seller and Audiovox has agreed that neither it nor any of its directors, officers or employees will, and that it will cause its agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly:

  •
  solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to our stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below);

  •
  enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction; or

  •
  agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction.

        The Seller or Audiovox, as applicable, is required to notify UTStarcom as promptly as practicable (and in any event within two days after the Seller or Audiovox, as applicable, attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (and the Seller or Audiovox, as applicable, are required to notify UTStarcom concerning any material amendments to such proposal or offer).

        Audiovox is required to provide UTStarcom with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Audiovox board) of any meeting of the Audiovox board at which the Audiovox board is reasonably expected to consider any Competing Transaction.

        The Seller and Audiovox are required to immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

        The Seller and Audiovox have agreed not to, without the prior written consent of UTStarcom, release any person from, or waive any provision of, any confidentiality or standstill agreement (unless the Audiovox board, in order to comply with its fiduciary obligations to Audiovox and its stockholders under applicable law, must waive the standstill provisions so that such person may make a proposal or offer which may reasonably be expected to lead to a Superior Proposal (as defined below)) to which the Seller and Audiovox is a party relating to Audiovox, the Seller or the Purchased Assets.

        Notwithstanding any provision described in this section to the contrary, the Audiovox board is permitted to furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, and the Audiovox board has:

  •
  determined, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), that such proposal or offer constitutes, or may be reasonably expected to lead to, a Superior Proposal;

  •
  determined, in its good faith judgment after consultation with independent legal counsel (who may be Audiovox's regularly engaged independent legal counsel), that, in light of such proposal or offer, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to Audiovox's and its stockholders under applicable law;

  •
  provided written notice to UTStarcom of its intent to furnish information or enter into discussions with such person; and

  •
  obtained from such person an executed confidentiality agreement on terms no less favorable to Audiovox than those contained in the non-disclosure agreement by and among UTStarcom, the Seller and Audiovox (it being understood that such confidentiality agreement and any related agreements will not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting Audiovox from satisfying its obligations under the asset purchase agreement).

        The asset purchase agreement provides that, except as set forth in the provisions described in this paragraph, neither the Audiovox board nor any committee thereof will withdraw or modify, or propose to withdraw or modify, in a manner adverse to UTStarcom, the Audiovox Recommendation (defined below) (a "Change in the Audiovox Recommendation") or approve or recommend, or cause or permit Audiovox to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, the asset purchase agreement provides that if the Audiovox board determines, in its good faith judgment prior to the time of the Audiovox stockholders' meeting and after consultation with independent legal counsel (who may be Audiovox's regularly engaged independent legal counsel), that it is required to make a Change in the Atlas Recommendation to comply with its fiduciary obligations to Audiovox and its stockholders under applicable law, the Audiovox board may make a Change in the Audiovox Recommendation to recommend a Superior Proposal, but only:

  •
  after providing written notice to UTStarcom (a "Notice of Superior Proposal") advising Audiovox that the Audiovox board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Audiovox board intends to effect a Change in the Audiovox Recommendation and the manner in which it intends (or may intend) to do so; and

  •
  if UTStarcom does not, within three business days of UTStarcom's receipt of the Notice of Superior Proposal, make an offer that the Audiovox board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation) to be at least as favorable to Audiovox's stockholders as such Superior Proposal.

        Any disclosure that the Audiovox board may determine that it is compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations to Audiovox and its stockholders under applicable law, including under Rule 14d-9 or 14e-2 of the rules promulgated under the Securities Exchange Act of 1934, as amended, will not constitute a violation of the asset purchase agreement.

        A "Competing Transaction" means any of the following (other than the transactions contemplated by the asset purchase agreement):

  •
  any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Audiovox or the Seller;

  •
  any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Audiovox or the Seller (other than a disposition of the assets of Audiovox that do not comprise the Purchased Assets);

  •
  any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of Audiovox or of the Seller;

  •
  any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of Audiovox or of the Seller; or

  •
  any solicitation in opposition to approval and adoption of the asset purchase agreement by Audiovox's stockholders.

        A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions:

  •
  a merger, consolidation, share exchange, business combination or other similar transaction involving Audiovox or the Seller pursuant to which the stockholders of Audiovox or the Seller, as the case may be, immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction;

  •
  the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Audiovox), directly or indirectly, of ownership of 51% of the then outstanding shares of stock of Audiovox or 90% of the then outstanding shares of stock of the Seller; or

  •
  an acquisition of 85% of the assets of the Seller,

in each case on terms (including conditions to consummation of the contemplated transaction) that the Audiovox board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), to be more favorable to Audiovox stockholders than transactions contemplated by the asset purchase agreement; provided, however, that any such offer will not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of the Audiovox board (after having received the advice of a financial advisor of nationally recognized reputation) to be obtained by such third party on a timely basis.

Use of Intellectual Property

        The asset purchase agreement provides that from and after the closing, neither the Seller nor any of its affiliates will use any of the owned intellectual property used in the wireless business or any of the intellectual property licensed to the Seller pursuant to transferred intellectual property agreements disclosed in the asset purchase agreement, except for the Excluded Assets.

Non-Competition

        The asset purchase agreement provides that for a period of five years after the closing (the "Restricted Period"), neither the Seller nor Audiovox will conduct, directly or indirectly, the wireless business or, without the prior written consent of UTStarcom, directly or indirectly, own an interest in, manage, operate, control, as a partner, stockholder or otherwise, any person that conducts the wireless business conducted by the Seller; provided, however, that, (x) for the purposes of the provisions described in this paragraph, ownership of securities having no more than five percent of the outstanding voting power of any such person will not be deemed to be in violation of the provisions described in this paragraph as long as the person owning such securities has no other material connection or relationship with, and no express ability to effect the management of, such other person and (y) ownership of a person hereafter acquired by the Seller or Audiovox that conducts the wireless business will not be deemed a violation of the provisions described in this paragraph, provided, that (1) such person is not engaged primarily in conducting the wireless business, (2) if Audiovox or the Seller, as the case may be, causes that person to cease conducting the wireless business within six months of Audiovox or the Seller becoming the owner of such person and (3) such person will not use the Audiovox name to promote the wireless business during such period of ownership by Audiovox or the Seller; and provided, further, that the interests owned by the Seller in other entities on the date of the asset purchase agreement will not violate the non-competition provisions described in this paragraph.

        The Seller has also agreed that, for a period of five years following the closing, neither the Seller nor Audiovox will in any way, directly or indirectly, materially interfere with or attempt to materially interfere with any officers, employees, representatives or agents of the wireless business or solicit or attempt to solicit any employee of UTStarcom to leave the employ of UTStarcom or violate the terms of their contracts, or any employment arrangements, with UTStarcom; provided, however, that the foregoing will not prohibit a general solicitation to the public.

        The Seller has also agreed that the Restricted Period will be extended by the length of any period during which the Seller or Audiovox is in breach of the terms of this provision.

Conveyance Taxes

        Under the asset purchase agreement, the Seller will be liable for and will hold UTStarcom harmless against any sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar taxes, including, without limitation, Canadian GST and PST ("Conveyance Taxes") which become payable in connection with the transactions contemplated by the asset purchase agreement.

        The asset purchase agreement also requires the Seller, after the review and consent by UTStarcom, to file such applications and documents as will permit any such Conveyance Tax to be assessed and paid on or prior to the closing in accordance with any available pre-sale filing procedure. In addition, UTStarcom is required to execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing and to complete and execute resale or other exemption certificates, if available, with respect to the Purchased Assets acquired under the asset purchase agreement, and to provide the Seller with executed copies thereof. UTStarcom has agreed to use its reasonable commercial efforts to cooperate with the Seller to take all actions reasonably necessary or desirable to exempt the transactions contemplated by the asset purchase agreement from any GST and PST taxes in Canada and in the Province of Ontario.

Further Action

        Under the asset purchase agreement, if, after the closing, the Seller becomes aware of, or UTStarcom brings to the attention of the Seller, any assets of the Seller that should have been transferred as of the closing but were not so transferred, then such assets will be transferred to UTStarcom or its affiliates as soon as possible.

        Each of the parties is required to use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of the asset purchase agreement to which it is a party and consummate and make effective the transactions contemplated thereby.

        The asset purchase agreement also contains provisions pursuant to which the parties are required to cooperate with each other with respect to tax returns.

Proxy Statement; Annual Meeting

        The asset purchase agreement requires Audiovox to prepare, file with the Securities and Exchange Commission and mail a proxy statement to its stockholders. The asset purchase agreement further requires Audiovox to, subject only to such delays as are necessary to enable the Audiovox board of directors to discharge its fiduciary obligations as provided in the asset purchase agreement, call and hold the annual meeting as promptly as practicable for the purpose of voting upon the approval and adoption of the asset purchase agreement. It also requires Audiovox to use its reasonable best efforts to hold the annual meeting as soon as practicable after the date of the asset purchase agreement and to use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the asset purchase agreement.

        Except as provided in the provisions described above under "—No Solicitation or Negotiation," Audiovox has agreed that none of the Audiovox board or any committee thereof will withdraw or modify, or propose to withdraw or modify, in a manner adverse to UTStarcom, the approval or recommendation by the Audiovox board or any committee thereof of the asset purchase agreement, or the transactions contemplated by the asset purchase agreement and that its proxy statement will include the recommendation to the stockholders of Audiovox in favor of approval and adoption of the asset purchase agreement and approval of the transactions contemplated thereby (the "Audiovox Recommendation").

        The asset purchase agreement also requires Audiovox to call and hold the Audiovox stockholders' meeting as promptly as practicable for the purpose of voting upon the approval and adoption of the asset purchase agreement and Audiovox is required to use its reasonable best efforts to hold the Audiovox stockholders' meeting as soon as practicable after the date of the asset purchase agreement; provided, however, that, after the Audiovox stockholders' meeting has been scheduled, Audiovox may delay the calling and holding of the Audiovox stockholders' meeting to the extent necessary to allow the Audiovox board to determine, in the discharge of the Audiovox board's fiduciary obligations, whether any offer or proposal regarding a Competing Transaction constitutes a Superior Proposal.

Replication Service

        On or prior to the closing, Audiovox and the Seller are required to replicate, for UTStarcom, certain software, which together with certain intellectual property, will enable the wireless business to become a fully operational entity with all current functionality and appropriate controls to protect the wireless business from any non-wireless business access (the "Replication Service"). The asset purchase agreement further provides that all hardware brands and configurations used in the Replication Service will be approved by UTStarcom prior to such use. UTStarcom is required to pay $70,000 for the Replication Service but in no event shall UTStarcom be obligated to make any other payments in respect of the Replication Service or the resulting replicated environment.

Leases

        Audiovox and UTStarcom have agreed to use reasonable commercial efforts to negotiate and agree upon the form of sublease for space at 555 Wireless Blvd., Hauppauge, New York (the "555 Wireless Sublease") on the terms set forth in the applicable exhibit to the asset purchase agreement within 45 days after the date of the asset purchase agreement. UTStarcom will also use reasonable commercial efforts to negotiate and agree upon the form of the lease for space at 16820 Marquardt Avenue, Cerritos, California (the "Cerritos Lease") on the terms set forth in the applicable exhibit to the asset purchase agreement within 45 days after the date of the asset purchase agreement.

Section 404 Compliance

        Promptly after the date of the asset purchase agreement, the Seller will retain an East-Coast based team of advisors from Deloitte & Touche LLP, as outside advisors, to work with the Seller to develop and implement a process of internal financial reporting controls in accordance with generally accepted accounting principles as provided in the asset purchase agreement and to satisfy certain interim milestones relating to such controls. The Seller has agreed to use its best efforts to (i) satisfy such interim milestones and (ii) develop and implement such internal financial reporting controls prior to September 30, 2004. All costs and expenses of the Seller and such advisors relating to the development and implementation of such internal financial reporting controls will be borne by the Seller.

Employee Matters

        Under the terms of the asset purchase agreement, as of the closing, UTStarcom is required to offer employment to each of the employees of the Seller on the date of the asset purchase agreement and provide them with employee benefits (other than equity compensation arrangements) on terms that are no less favorable than the terms and conditions applicable to similarly situated employees of UTStarcom. Employees who accept such offer are referred to as Transferred Employees. In addition, UTStarcom has agreed to (i) credit each of the Transferred Employees with a number of paid vacation, sick leave and personal days immediately following the date of closing equal to the number of such days each such Transferred Employee has accrued but not used as of the date of closing under the applicable policies of the Seller as in effect immediately prior to the date of closing, and (ii) allow each of the Transferred Employees to use such days following the date of closing in accordance with the applicable policies of UTStarcom as are in effect from time to time. UTStarcom and Seller have agreed to undertake in good faith to consider the preparation and filing of employment tax reports with respect to the Transferred Employees using the alternative procedure set forth in Revenues Procedure 96-60 under the Internal Revenue Code.

Conditions to the Closing

Conditions to Obligations of the Seller and Audiovox

        The obligations of the Seller and Audiovox to consummate the transactions contemplated by the asset purchase agreement will be subject to the fulfillment or written waiver by Audiovox or the Seller, at or prior to the closing, of each of the following conditions:

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  the representations and warranties of UTStarcom contained in the asset purchase agreement will have been true and correct when made and will be true and correct at and as of the closing (disregarding for these purposes any materiality or corollary qualifications contained therein), except to the extent that any failures of such representations and warranties to be so true and correct would not have a Purchaser Material Adverse Effect (defined below), except to the extent such representations and warranties are as of another date, in which case, such representations and warranties will be true and correct as of that date with the same force and effect as if made as of the closing except to the extent that any failures of such representations and warranties to be true and correct that would not have a Purchaser Material Adverse Effect, and the covenants and agreements contained in the asset purchase agreement to be complied with by UTStarcom on or before the closing will have been complied with in all material respects;

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  any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets will have expired or will have been terminated and the applicable approvals and/or clearances with respect to the antitrust review in the Peoples Republic of China (the "PRC Antitrust Approvals") have been received;

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  no action will have been commenced by or before any governmental authority against any of Audiovox, the Seller or UTStarcom, seeking to restrain or materially and adversely alter the transactions contemplated by the asset purchase agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this clause will not apply if the Seller has directly or indirectly solicited or encouraged any such action; and

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  the asset purchase agreement and the transactions contemplated thereby will have been approved and adopted by the requisite affirmative vote of the stockholders of Audiovox in accordance with the General Corporation Law of Delaware, and Audiovox's certificate of incorporation, and such approval shall not have been rescinded, revoked or otherwise withdrawn.

Conditions to Obligations of UTStarcom

        The obligations of UTStarcom to consummate the transactions contemplated by the asset purchase agreement will be subject to the fulfillment or written waiver by UTStarcom, at or prior to the closing, of each of the following conditions:

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  the representations and warranties of the Seller and Audiovox contained in the asset purchase agreement will have been true and correct when made and will be true and correct at and as of the closing (disregarding for these purposes any materiality, Material Adverse Effect (defined below) or corollary qualifications contained therein), except to the extent that any failures of such representations and warranties to be so true and correct would not have a Material Adverse Effect, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties will be true and correct as of that date with the same force and effect as if made as of the closing except to the extent that any failures of such representations and warranties to be true and correct that would not have a Material Adverse Effect, and the covenants and agreements contained in the asset purchase agreement to be complied with by the Seller and Audiovox on or before the closing will have been complied with in all material respects;

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  any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by the asset purchase agreement will have expired or will have been terminated and the PRC Antitrust Approvals have been received;

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  no action will have been commenced by or before any governmental authority against any of Audiovox, the Seller or UTStarcom, seeking to restrain or materially and adversely alter the transactions contemplated by the asset purchase agreement which, in the reasonable, good faith determination of UTStarcom, is likely to render it impossible or unlawful to consummate such transactions or which is reasonably likely to have a Material Adverse Effect; provided, however, that the provisions of this clause will not apply if UTStarcom has directly or indirectly solicited or encouraged any such action;

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  UTStarcom and the Seller will have received, each in form and substance reasonably satisfactory to UTStarcom, all authorizations, consents, orders and approvals of all governmental authorities and officials which are necessary for the consummation of the transactions contemplated by the asset purchase agreement and related agreements;

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  with respect to each agreement listed in the applicable section of the disclosure schedule to the asset purchase agreement, UTStarcom or the Seller will have received either (x) consent that such agreement may be assigned to UTStarcom in connection with the asset sale or (y) the opportunity to enter into a new agreement that is, in the aggregate, not materially less favorable to UTStarcom than, on the date of the closing, is the agreement that it is replacing. With respect to three of the five of the agreements listed in another section of the disclosure schedule to the asset purchase agreement, UTStarcom or Seller will have received (x) consent that such agreement may be assigned to UTStarcom in connection with the asset sale or (y) the opportunity to enter into a new agreement that is, in the aggregate, not materially less favorable to UTStarcom than, on the date of the closing, is the agreement that it is replacing;

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  the employment agreement by and between Philip Christopher and UTStarcom will have been validly entered into and will be in full force and effect and Philip Christopher will, as of closing, become an employee of UTStarcom;

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  at least 80% of the key employees listed in the disclosure schedule to the asset purchase agreement to whom UTStarcom extended offers of employment prior to the closing will have accepted UTStarcom's offer of employment and will, as of closing, become employees of UTStarcom;

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  the asset purchase agreement and the transactions contemplated thereby have been approved and adopted by the requisite affirmative vote of the stockholders of Audiovox in accordance with the General Corporation Law of Delaware, and Audiovox's certificate of incorporation, and such approval shall not have been rescinded, revoked or otherwise withdrawn;

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  Audiovox and UTStarcom shall have entered into the 555 Wireless Sublease;

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  Marquardt Associates and UTStarcom shall have entered into the Cerritos Lease; and

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  UTStarcom shall have made a determination, made reasonably and in good faith, that the Seller has developed and implemented internal financial reporting controls and that the internal financial reporting controls are prepared for the commencement of outside auditor testing of compliance with Section 404, on or before September 30, 2004; provided, that, from and after January 1, 2005, such provision shall no longer be a condition to UTStarcom's obligation to consummate the transactions contemplated by the asset purchase agreement (the "Section 404 Condition").

        "Purchaser Material Adverse Effect" means any circumstance, change in or effect on UTStarcom that, individually or in the aggregate with all other circumstances, changes in or effects on UTStarcom is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), results of operations or the financial condition of UTStarcom; provided, however, that (x) effects attributable to general or industry specific economic conditions, except those effects that adversely affect UTStarcom to a materially greater extent than they affect other entities operating in such industries, (y) a decline in the market price of UTStarcom common stock, in itself, (z) changes resulting from the permitted disclosure of the asset purchase agreement or the transactions contemplated thereby, in each case, shall not constitute a Purchaser Material Adverse Effect.

        "Material Adverse Effect" means any circumstance, change in or effect on the wireless business or the Seller that, individually or in the aggregate with all other circumstances, changes in or effects on the wireless business or the Seller is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), results of operations or the financial condition of the wireless business; provided, however, that (v) effects attributable to general or industry specific economic conditions, except those effects that adversely affect the wireless business or the Seller to a materially greater extent than they affect other entities operating in such industries, (w) a termination of the supply arrangement between the Seller and Curitel Communications Inc., (x) a decline in the market price of Audiovox common stock, in itself, (y) the failure, in itself, to achieve estimated or projected results of the wireless business (provided, that, any circumstances, change or effect on the wireless business giving rise to such failure to achieve estimated or projected results may constitute a Material Adverse Effect), and (z) changes resulting from the permitted disclosure of the asset purchase agreement or the transactions contemplated thereby, in each case, will not constitute a Material Adverse Effect.

Indemnification

Indemnification by the Seller and Audiovox

        If the closing occurs, UTStarcom and its affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") will be indemnified and held harmless by the Seller and Audiovox, on a joint and several basis, for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

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  the breach of any representation or warranty made by the Seller contained in the asset purchase agreement and certain other related documents;

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  the breach of any covenant or agreement by the Seller contained in the asset purchase agreement and certain other related documents;

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  any claim or cause of action of any third party relating to any action, inaction, event, condition, liability or obligation of the Seller occurring or existing prior to the closing (other than the Assumed Liabilities); and

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  the Excluded Liabilities.

        To the extent that the Seller's or Audiovox's undertakings set forth above may be unenforceable, the Seller or Audiovox, as the case may be, have agreed to contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties, provided, that, in no event will the Seller's or Audiovox's liability exceed the amounts set forth below under "—Limitation on Obligation to Indemnify."

        Furthermore, the Seller has agreed to indemnify UTStarcom against any and all liabilities (including any liabilities for taxes of Seller as a transferee or otherwise) which may be asserted by third parties against UTStarcom as a result of the Seller's noncompliance with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets.

Indemnification by UTStarcom

        If the closing occurs, the Seller and its affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") will be indemnified and held harmless by UTStarcom for and against any and all Losses, arising out of or resulting from:

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  the breach of any representation or warranty made by UTStarcom contained in the asset purchase agreement and certain other related documents;

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  the breach of any covenant or agreement by UTStarcom contained in the asset purchase agreement and certain other related documents;

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  liabilities, whether arising before or after the closing, that are expressly assumed by UTStarcom pursuant to the asset purchase agreement, including the Assumed Liabilities;

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  taxes, other than the certain excluded taxes, relating to the Purchased Assets, the wireless business or the Assumed Liabilities for any post-closing tax period;

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  claims arising after the closing made by Transferred Employees relating to their employment with UTStarcom; and

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  any claim or cause of action by any third party relating to any action, inaction, event, condition, liability or obligation relating to the operation of the wireless business from and after the closing.

        To the extent that UTStarcom's undertakings set forth above may be unenforceable, UTStarcom has agreed to contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties, provided, that, in no event will UTStarcom's liability exceed the amounts set forth below under "—Limitation on Obligation to Indemnify."

Limitation on Obligation to Indemnify

        Notwithstanding the foregoing,

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  an indemnifying party will be liable for any claim for indemnification pursuant to the provisions described above, as applicable, only to the extent, and for the amount, that the aggregate amount of indemnifiable Losses are in excess of $500,000; provided that, in determining the amount of such indemnifiable Losses (but not the breach thereof giving rise to indemnification) each representation will be read without regard to any materiality, Material Adverse Effect or corollary qualifications contained therein;

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  in no event will the obligations of all indemnifying parties, in the aggregate, to indemnify the indemnified party exceed: (i) 30% of the purchase price with respect to Losses arising from breaches of any representation or warranty made by the indemnifying party and (ii) 50% of the purchase price with respect to all Losses (including those covered in clause (i) above); and

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  the amount of Losses for which the indemnifying party will be obligated to indemnify the indemnified party will be reduced by any amount received under any insurance policy by the indemnified party with respect to such Losses.

Termination

        The asset purchase agreement may be terminated at any time prior to the closing:

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  by (i) UTStarcom if between the date of the asset purchase agreement and the closing any representations, warranties or covenants of the Seller contained in the asset purchase agreement will have become untrue or incorrect such that the related closing condition could not be satisfied or (ii) by the Seller or Audiovox if, between the date of the asset purchase agreement and the closing any representations, warranties or covenants of UTStarcom contained in the asset purchase agreement will have become untrue or incorrect such that the related closing condition could not be satisfied;

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  by either the Seller or UTStarcom if the closing has not occurred by December 15, 2004; (as such date shall be extended to January 15, 2005, solely in the event that the Section 404 Condition shall fail to have been satisfied or waived) (either such date being, as applicable, the "Initial Termination Date") provided, however, that the right to terminate the asset purchase agreement under this clause will not be available to any party whose failure to fulfill any obligation under the asset purchase agreement will have been the cause of, or will have resulted in, the failure of the closing to occur on or prior to such date; provided, further, that at any time after the Initial Termination Date, if the PRC Antitrust Approvals have not been received, and at such time the Seller and Audiovox have satisfied their conditions to closing and are otherwise in all respects prepared to close the transactions contemplated by the asset purchase agreement, then (i) the Seller may terminate the asset purchase agreement and within two business days following such termination UTStarcom will pay to the Seller by wire transfer of immediately available funds $1 million as reimbursement for the Seller's expenses (the "Expense Reimbursement") and (ii) UTStarcom may not terminate the asset purchase agreement; provided, further, that, at any time after February 15, 2005, UTStarcom may terminate the asset purchase agreement if on the date of such termination UTStarcom pays to the Seller by wire transfer of immediately available funds the Expense Reimbursement;

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  by either the Seller or UTStarcom in the event that any governmental authority issues an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the asset purchase agreement and such order, decree, ruling or other action will have become final and nonappealable;

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  by UTStarcom if an Audiovox Triggering Event (as defined below) occurs;

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  by UTStarcom or Audiovox or the Seller if the asset purchase agreement fails to receive the requisite vote for approval at the Audiovox stockholders' meeting; provided, that, neither Audiovox nor the Seller will be entitled to terminate the asset purchase agreement pursuant to this clause if John Shalam will have breached the voting agreement;

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  by Audiovox or the Seller if the Audiovox board will have recommended a Superior Proposal or in order to enter into a definitive agreement relating to a Superior Proposal; or

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  by the mutual written consent of the Seller and UTStarcom.

        An "Audiovox Triggering Event" will be deemed to have occurred if: (i) the Audiovox board makes a Change in the Audiovox Recommendation; (ii) the Audiovox board will have recommended to the stockholders of Audiovox a Competing Transaction or will have resolved to do so; (iii) Audiovox will have failed to include in this proxy statement the Audiovox Recommendation; (iv) the Audiovox board fails to reaffirm the Audiovox Recommendation within seven business days after UTStarcom reasonably requests in writing that such recommendation be reaffirmed; or (v) Audiovox will have intentionally breached its obligations under certain provisions described under "—No Solicitation or Negotiation" above.

        In the event of termination, the asset purchase agreement will become void and there will be no liability on the part of either party except (a) as set forth in the confidentiality and expenses provisions, (b) that nothing therein will relieve any party from liability for any breach of the asset purchase agreement and (c) UTStarcom will promptly return or destroy (and cause its agents and representatives to return or destroy) all documents (and copies thereof) relating to the wireless business that were furnished to UTStarcom and all excerpts therefrom and notes related thereto.

Termination Fee and Expenses

        The asset purchase agreement provides that except as otherwise specified in the asset purchase agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the asset purchase agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, whether or not the closing will have occurred.

        Audiovox has agreed that:

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  if UTStarcom terminates the asset purchase agreement on the basis that an Audiovox Triggering Event has occurred; or

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  if Audiovox or the Seller terminates the asset purchase agreement on the basis that the Audiovox board has recommended a Superior Proposal or in order to enter into a definitive agreement relating to a Superior Proposal, then Audiovox will pay to UTStarcom promptly (but in any event no later than one business day after the first of such events will have occurred) a fee of 3.5% of the purchase price, which amount will be payable in immediately available funds, plus an amount equal to the amount of certain of UTStarcom's expenses, up to a maximum of $1 million.

Public Announcements

        The asset purchase agreement provides that unless otherwise required by securities exchange rule or regulation or the rules and regulations of any national stock exchange, none of the parties will make, or cause to be made, any press release or public announcement in respect of the asset purchase agreement or certain other related documents or the transactions contemplated thereby or otherwise communicate with any news media without prior written consent of the other parties, and the parties will cooperate as to the timing and contents of any such press release, public announcement or communication.

Agreements Related to the Asset Purchase Agreement

Voting Agreement

        As a condition to, and contemporaneously with the execution of, the asset purchase agreement, UTStarcom and John Shalam entered into a voting agreement (the "Voting Agreement"). The Voting Agreement provides that Mr. Shalam agrees that, during the time the Voting Agreement is in effect, at any meeting of the stockholders of Audiovox, however called, or any adjournment thereof, or by written consent, he will be present (in person or by proxy) and vote (or cause to be voted) all of his 1,918,977 Class A and 2,144,152 Class B shares (together with any such shares acquired after the date of the Voting Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise, and any other voting securities of the Audiovox (whether acquired theretofore or thereafter) that are directly owned by John Shalam) (the "Voting Shares") in favor of the approval of the asset purchase agreement and the transactions contemplated thereby.

        The Voting Agreement further provides that, solely with respect to the matters described in the preceding paragraph, for so long as the Voting Agreement has not been terminated pursuant to its terms, John Shalam irrevocably appoints UTStarcom as his proxy (which proxy is irrevocable and which appointment is coupled with an interest) to vote solely on the matters described in in the preceding paragraph, and in accordance therewith.

        The Voting Agreement provides that, except as contemplated therein, Mr. Shalam agrees, while the Voting Agreement is in effect, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares, (b) grant any proxies or powers of attorney, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares, (c) take any action that would cause any representation or warranty of Mr. Shalam contained therein to become untrue or incorrect or have the effect of preventing or disabling Mr. Shalam from performing his obligations under the Voting Agreement or (d) commit or agree to take any of the actions prohibited by this sentence, provided, that nothing therein will limit or restrict Mr. Shalam from acting in his capacity as an officer or director of Audiovox (it being understood that the Voting Agreement shall apply to Mr. Shalam solely in his capacity as a stockholder of Audiovox). Notwithstanding the foregoing, the restriction described in this paragraph will not apply to any sale, transfer, pledge, encumbrance, assignment or other disposition if, after such action, the remaining Voting Shares constitute 50.5% of the voting power of all outstanding shares of Audiovox.

        The Voting Agreement shall (a) terminate automatically on the termination of the asset purchase agreement in accordance with its terms and (b) be deemed satisfied in full and terminated at the closing of the asset purchase agreement), provided, however, the governing law and remedies section of the Voting Agreement will survive in accordance with their terms.

        The Voting Agreement is governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        The remedies section provides that in the event of (i) a breach of the covenants and agreements contained in the Voting Agreement by John Shalam and (ii) a termination of the asset purchase agreement by UTStarcom has occurred on the basis that the asset purchase agreement failed to obtain requisite stockholder approval, if UTStarcom elects to not enforce, or is unsuccessful in attempting to enforce, its rights to specific performance as provided in the Voting Agreement and elects to not attempt, or is unsuccessful in attempting, to consummate the transactions contemplated by the asset purchase agreement, UTStarcom may elect to seek money damages for such breach by John Shalam. In such circumstances, UTStarcom and John Shalam acknowledge and agree that the actual damages suffered by UTStarcom for such breach might be difficult and costly to determine and therefore agree that such damages would, at a minimum, be equal to 3.5% of the purchase price set forth in the asset purchase agreement (the "Minimum Damages Amount"). John Shalam and UTStarcom further agreed that the actual damages suffered by UTStarcom in such circumstances, as a consequence of such breach by John Shalam, may exceed the Minimum Damages Amount and such amount will in no way limit the amount of additional damages that UTStarcom may seek or recover thereunder.

Transition Services Agreement

        Under the asset purchase agreement, following the closing, the Seller is required to provide, or cause to be provided, to the wireless business certain information technology services such as billing, general ledger and inventory (at costs based on the costs of the Seller) that are currently provided by the Seller and its affiliates to the wireless business, all in accordance with the transition services agreement substantially in the form attached as an exhibit to the asset purchase agreement (the "Transition Services Agreement"). The Transition Services Agreement provides that Audiovox will provide the information technology services set forth in the Transition Services Agreement during the initial term commencing on the date of the closing and ending on the six month anniversary of the date of the closing (the "Initial Term"). The Initial Term shall be automatically extended for successive one-month periods (not to exceed six additional months), subject to the termination provisions provided in the Transition Services Agreement. As consideration for the performance of the services under the Transition Services Agreement, UTStarcom will pay Audiovox the amounts set forth therein.

Trademark License Agreement

        Audiovox and UTStarcom will enter into a trademark license agreement as of the close of the asset purchase agreement. The trademark license agreement will provide that Audiovox will grant to UTStarcom a royalty free, exclusive and non-transferable license to use the "AUDIOVOX" trademark solely in connection with the manufacture, sale, distribution and service of mobile cellular handset systems and other wireless communications devices that use the infrastructure of wireless communications carriers within UTStarcom's market and territory (defined as the United States, Canada, Mexico and all countries in Central America, the Caribbean and South America). In addition, Audiovox will grant to UTStarcom, a royalty-free, non-exclusive and nontransferable license to use "Audiovox" as part of the trade name for one legal entity of UTStarcom continuing to conduct the business formerly conducted by ACC. The license granted is limited to only the above products that are sold through the carrier distribution channel and does not extend to consumer electronic products not having as their primary function cellular telephone connectivity or activation, but rather, entertainment, information processing, data downloading/uploading and security. This license agreement will have a term of five years.

        UTStarcom agrees it will meet commercially reasonable standards of quality that equal or exceed the quality of similar goods heretofore purchased, marketed, distributed or sold by ACC, the quality of which is known to UTStarcom and is acceptable to Audiovox, consistent with standards heretofore established by ACC in its business. UTStarcom also agrees to take certain other actions to maintain the quality of such products.

        Furthermore, UTStarcom agrees that all advertising and other promotional materials which it uses with respect to such products sold under the "AUDIOVOX" trademark will comply with Audiovox's guidelines.

Escrow Agreement

        UTStarcom will pay 5% of the $165.1 million purchase price into an escrow account. The escrow agent will pay out funds put in escrow to UTStarcom if we are obligated to pay UTStarcom amounts under the post-closing purchase price adjustment provision or for losses suffered by UTStarcom as a result of breaches of our representations or warranties. To the extent not paid to UTStarcom within five days after the finalization of the post-closing purchase price adjustment, the amount remaining in the fund will be paid to us.

Agreements With Philip Christopher

Personally Held Intangibles Purchase Agreement

        On June 10, 2004, ACC and Philip Christopher entered into a Personally Held Intangibles Purchase Agreement, pursuant to which Mr. Christopher sold to ACC all of his personal contacts and personal and professional relationships with suppliers, customers, contractors, financers, employees and ex-employees of ACC, and his personal know-how, trademarks, trade names and patentable assets relating to or useable by ACC. The terms of the asset purchase agreement provide for the sale to UTStarcom of all of the assets used in connection with the conduct of the wireless business. Prior to entering into the Personally Held Intangibles Purchase Agreement, Mr. Christopher never legally transferred or assigned his personally held intangibles to ACC or Audiovox; however, Mr. Christopher used these intangibles, which are integral to the wireless business, while fulfilling his obligations pursuant to his employment agreement with Audiovox. Mr. Christopher's employment agreement with Audiovox will terminate upon the completion of the sale of the wireless business to UTStarcom. Therefore, Mr. Christopher would not have a contractual obligation to continue to use these intangibles to further the wireless business being purchased by UTStarcom. In order to be able to convey all of the assets used in the wireless business to UTStarcom, Audiovox and ACC entered into an arm's-length negotiation regarding the purchase of his personally held intangibles. This negotiation resulted in UTStarcom being assured that it would be able to utilize Mr. Christopher's personally held intangibles in connection with their purchase of the wireless business, Audiovox and ACC receiving a fair price for the wireless business being sold and Mr. Christopher receiving a fair price for the sale of his personally held intangibles. On July 30, 2004, Audiovox received the report of Wharton Valuations Associates, Inc., an independent qualified appraiser, which concluded that Mr. Christopher's personally held intangibles were worth in excess of the maximum purchase price of $16 million payable pursuant to the purchase agreement with respect to the personally held intangibles.

Agreement and General Release

        On June 10, 2004, Audiovox, ACC and Mr. Christopher entered into the Agreement and General Release (the "Release"), pursuant to which the parties agreed (i) as of the closing of the asset purchase agreement, to terminate the Employment Agreement, which was effective as of May 29, 2002, by and among ACC, Mr. Christopher and Audiovox (the "Employment Agreement") and the Award Agreement dated June 1, 2002 evidencing the grant of an award pursuant to ACC's Long-Term Incentive Compensation Plan (the "Plan") entered into between the ACC and Mr. Christopher (the "Award Agreement") and (ii) to settle fully and finally any and all differences between them, including, but not limited to, any differences that may arise out of Mr. Christopher's employment with ACC and the termination thereof. The Release further provided that Mr. Christopher shall be paid his regular salary for services performed during the period through the closing of the asset purchase agreement, in accordance with prevailing company payroll practices, and that effective on the later of (i) eight (8) days after ACC has received a fully executed original copy of the Release, or (ii) the closing of the asset purchase agreement, ACC, in full and final settlement of any and all claims as set forth in the Release, and in accordance with the terms of the Employment Agreement and Awards Agreement, as amended, will pay Mr. Christopher $4 million.

        Mr. Christopher also agreed to release and forever discharge ACC, Audiovox and ACC's current, former, and future controlling shareholders, subsidiaries, affiliates, related companies, predecessor companies, divisions, directors, trustees, officers, employees, agents, attorneys, successors, and assigns (and the current, former and future controlling shareholders, directors, trustees, officers, employees, agents, and attorneys of such subsidiaries, affiliates, related companies, predecessor companies, and divisions), and all persons acting by, through under, or in concert with any of them, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever up to the date of Mr. Christopher's execution of the Release, whether known or unknown in law, admiralty, or equity, whether statutory or common law, whether federal, state, local, or otherwise, arising out of his employment with ACC, the Employment Agreement, the Plan and Award Agreement, any agreement concerning such employment, or the termination of such employment.

Employment Agreement

        On June 11, 2004, Mr. Christopher and UTStarcom entered into an employment agreement which will become effective upon the closing of the asset purchase agreement. Under this employment agreement, UTStarcom will employ Mr. Christopher as President, Audiovox Handset Division of UTStarcom. The term of this employment agreement will be for three years and commencing 12 months prior to the expiration of this term, the parties will undertake good faith negotiations to extend the term. Mr. Christopher will receive a base salary of $500,000 per year. A performance based merit increase review of this amount will be conducted immediately prior to the expiration of the term. During the term, Mr. Christopher will be eligible to earn an annual cash bonus equal to 2% of annual pre-tax earnings of the Audiovox Handset Division, less all such deductions or withholdings required by applicable law. Mr. Christopher will also be granted under UTStarcom's 1997 Stock Plan an option to purchase 200,000 shares of common stock of UTStarcom having a per share exercise price equal to the fair market value of the per share price on the date of the grant. The option will be granted as an "incentive stock option" within the meaning of the Internal Revenue Code of 1986, as amended. The option will vest and become exercisable over three years at a rate of one-third of the shares subject to the option vesting on the first anniversary of the effective date and the remaining shares vesting ratably on a monthly basis over the remaining two years of the vesting period.

Agreements With Toshiba

Agreement for Purchase of 7.5 Shares

        Prior to entering into the asset purchase agreement with UTStarcom, Audiovox entered into the Agreement for Purchase of 7.5 Shares with Toshiba, pursuant to which Audiovox purchased from Toshiba 7.5 shares of class B common stock in ACC for $1.41 million.

Stock Purchase Agreement

        Concurrently with the execution and delivery of the asset purchase agreement, Toshiba, ACC and Audiovox entered into a stock purchase agreement, pursuant to which, among other things, Toshiba will sell 29.166666 class B shares of common stock in ACC to Audiovox for an aggregate amount of $5,483,333. In addition, the stock purchase agreement provides that ACC will pay to Toshiba $8,106,667 as payment in full of the entire outstanding principal amount of the Non-Negotiable Subordinated Convertible Promissory Note of ACC dated May 31, 2002 issued to Toshiba, and all accrued and unpaid interest thereon through and including the closing date of the stock purchase agreement. In addition, the stock purchase agreement provides that certain provisions of our agreements with Toshiba will be terminated and that we will release Toshiba, and Toshiba will release us, from certain legal claims.

        The purchase price for Toshiba's equity interest in ACC was determined during the course of negotiations between Audiovox and Toshiba and reflected the fact that Toshiba was being released from its obligation to continue to supply ACC with handsets, was being provided a release from all claims that ACC or Audiovox have or may have against it (except with respect to or related to claims asserted by third parties, as well as certain intellectual property claims and warranty claims with respect to the distribution agreement between ACC and Toshiba entered into in 2002). There was no specific value attributed to the termination of the distribution agreement and the release from claims and Toshiba is not receiving any other consideration, non-cash or otherwise, in connection with Audiovox's purchase of Toshiba's equity interest in ACC.

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the asset purchase agreement and the transactions contemplated thereby.

Cautionary Statement Concerning Forward-Looking Information

        Certain information contained in this proxy statement that does not relate to historical information may be deemed to constitute forward-looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This proxy statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Audiovox and its subsidiaries and the effect of the asset sale. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described under the caption "Proposal 2—The Sale of the Wireless Business—Special Factors—Special Considerations You Should Take Into Account in Deciding How to Vote on the Proposal to Sell the Wireless Business." Neither Audiovox nor any of its subsidiaries undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Selected Historical Consolidated Financial Data

        The following table sets forth selected historical consolidated financial data for Audiovox Corporation as of the dates and for the periods indicated. The consolidated balance sheet data and the consolidated operations data for fiscal years 1999 through 2003 have been derived from our audited consolidated financial statements included in our filings on Form 10-K for each of the respective periods. The consolidated balance sheet data as of May 31, 2004 and the consolidated operations data for the six months ended May 31, 2004 have been derived from our unaudited consolidated financial statements included in our Form 10-Q for the quarter ended May 31, 2004.

	Years Ended November 30,					Six Months Ended May 31, 2003	Six Months Ended May 31, 2004
	1999	2000	2001	2002	2003
	(In thousands, except per share data)
Consolidated Statement of Operations
Net sales	$1,149,537	$1,670,291	$1,276,591	$1,100,382	$1,323,902	$597,828	$815,083
Operating income	38,237	39,629	(9,236)	(14,076)	21,803	7,515	8,146
Income (loss) before extraordinary item and cumulative effect of a change in accounting for negative goodwill	27,246	25,303	(7,198)	(14,280)	11,239	3,283	5,547
Extraordinary item	—	2,189	—	—	—	—	—
Cumulative effect of a change in accounting for negative goodwill	—	—	—	240	—	—	—
Net income (loss)	27,246	27,492	(7,198)	(14,040)	11,239	3,283	5,547
Income (loss) per common share before extraordinary item and cumulative effect of a change in accounting for negative goodwill:
Basic	1.43	1.19	(0.33)	(0.65)	0.51	0.15	0.25
Diluted	1.39	1.12	(0.33)	(0.65)	0.51	0.15	0.25
Net income (loss) per common share:
Basic	1.43	1.29	(0.33)	(0.64)	0.51	0.15	0.25
Diluted	1.39	1.22	(0.33)	(0.64)	0.51	0.15	0.25
Consolidated Balance Sheet Data
Total assets	$486,220	$517,586	$544,497	$551,235	$579,703	$430,651	$579,698
Working capital	272,081	305,369	284,166	292,687	304,354	296,403	310,096
Long-term obligations, less current installments	122,798	23,468	10,040	18,250	29,639	18,536	27,942
Stockholders' equity	216,744	330,766	323,220	309,513	325,728	314,523	330,758

Unaudited Pro Forma Financial Statements

        The following unaudited pro forma financial statements give effect to the sale of substantially all of the assets (excluding receivables) and the assumption by UTStarcom of certain liabilities (excluding intercompany accounts payable, income taxes, subordinated debt and certain accrued expenses), relating to our wireless business. The unaudited pro forma consolidated balance sheet and statements of earnings filed with this report are presented for illustrative purposes only. The pro forma balance sheet as of May 31, 2004 has been prepared to reflect the sale of substantially all of the assets and the assumption by UTStarcom of certain liabilities, relating to our wireless business to UTStarcom as if such sale had taken place on May 31, 2004, and is not necessarily indicative of the financial position of the Company had such sale occurred on that date. The pro forma statements of earnings (operations) for the six months ended May 31, 2004 and the years ended November 30, 2003, 2002 and 2001 have been prepared assuming that the transaction occurred as of the beginning of each of these periods, and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized had we sold the select assets and liabilities of our wireless business as of those dates. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in our Form 10-K for the year ended November 30, 2003, and the unaudited financial statements filed in our Form 10-Q for the quarter ended May 31, 2004.

        Our wireless business consists of ACC and Quintex Mobile Communications Corp., or Quintex, which is a wholly-owned subsidiary of ACC. ACC markets wireless handsets and accessories primarily on a wholesale basis to wireless carriers in the United States and carriers overseas primarily in the CDMA (Code Division Multiple Access) market. Quintex is a small operation for the direct sale of handsets, accessories and wireless telephone service. Quintex also receives residual fees and activation commissions from the carriers.

        Costs and expenses attributed to the wireless business include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources, based upon estimated usage. Certain items are maintained at the Company's corporate headquarters (Corporate) and are not allocated to the wireless business. They primarily include costs associated with accounting and certain executive officer salaries and bonuses and certain items including investment securities, equity investments, deferred income taxes, certain portions of excess cost over fair value of assets acquired, jointly-used fixed assets and debt. The jointly-used fixed assets are Audiovox's management information systems, which is jointly used by the wireless and electronics businesses and Corporate. A portion of the management information systems costs, including depreciation and amortization expense, are allocated to the segments based upon estimates made by management. As such, these financial statements do not reflect other non-direct cost savings that may occur as a result of focusing our efforts on just our consumer electronics business going forward.

        The following unaudited pro forma consolidated balance sheet represents the May 31, 2004 balance sheet adjusted to reflect the sale of the wireless business, pursuant to the asset purchase agreement, as if such transaction had taken place on May 31, 2004:

Pro Forma Consolidated Balance Sheet
As of May 31, 2004
(Unaudited, in thousands, except per share data)

	As Reported May 31, 2004	(Net Assets To Be Sold)/ Consideration to Be Received		Other Pro Forma Adjustments		Pro Forma May 31, 2004
Assets
Current assets:
Cash	$5,152	$150,155 (13,590 (1,410 (28,100	(a) )(b) )(b) )(c)	$(61,084 — (1,916	)(f) )(g)	$49,207
Amounts due from UTStarcom	—	8,255	(c)	—		8,255
Accounts receivable, net	209,603	—		—		209,603
Inventory, net	276,526	(129,158	)(d)	—		147,368
Receivables from vendors	11,401	—		—		11,401
Prepaid expenses and other current assets	12,991	(5,346	)(d)	—		7,645
Deferred income taxes	7,854	—		—		7,854

Total current assets	523,527	(19,194)		(63,000)		441,333
Investment securities	8,045	—		—		8,045
Equity investments	12,662	—		—		12,662
Property, plant and equipment, net	19,829	(1,686	)(d)	—		18,143
Excess cost over fair value of assets acquired	7,019	971 (971	(b) )(d)	—		7,019
Intangible assets	8,043	—		—		8,043
Other assets	573	(34	)(d)	—		539

	$579,698	$(20,914)		$(63,000)		$495,784

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$80,261	$(54,554	)(d)	$—		$25,707
Accrued expenses and other current liabilities	38,037	(13,158	)(d)	—		24,879
Accrued sales incentives	11,466	(4,482	)(d)	—		6,984
Income taxes payable	11,277	—		—		11,277
Bank obligations	69,643	—		(61,084	)(f)	8,559
Current portion of long-term debt	2,747	—		—		2,747

Total current liabilities	213,431	(72,194)		(61,084)		80,153
Long-term debt	15,719	(38 (8,107	)(d) )(b)	— —		7,574
Capital lease obligations	6,038	—		—		6,038
Deferred income taxes	1,645	—		—		1,645
Deferred compensation	6,185	—		—		6,185

Total liabilities	243,018	(80,339)		(61,084)		101,595

Minority interest	5,922	(4,688 (1,234	)(b) )(b)	— —		— —
Commitments and contingencies
Stockholders' equity:
Preferred stock	2,500	—		—		2,500
Common stock:
Class A	208	—		—		208
Class B	22	—		—		22
Paid in capital	252,752	93	(c)	—		252,845
Retained earnings	86,182	65,254 432	(c) (e)	— (1,916	)(g)	149,952
Accumulated other comprehensive loss	(2,409)	(432	)(e)	—		(2,841)
Treasury stock, at cost	(8,497)	—		—		(8,497)

Total stockholders' equity	330,758	65,347		(1,916)		394,189

Total liabilities and stockholders' equity	$579,698	$(20,914)		$(63,000)		$495,784

        In connection with the asset purchase agreement, the following adjustments were recorded:

  (a)
  Proceeds to be received at the closing of sale of our wireless business. The purchase price of $165,100 was affected by the following:

  (i)
  $25,000 payment to former wireless employees, which includes $20,000 to the ACC CEO, for the purchase of intangibles and termination of his employment agreement. This payment is being recorded as a reduction to the gain at the time of closing.

  (ii)
  $4,000 of accruals for estimated legal, accounting and other acquisition costs.

  (iii)
  $22,310 positive working capital adjustment. Pursuant to the asset purchase agreement, if the net working capital balance at the time of closing is less than $40,000, then the purchase price will be adjusted downward in an amount equal to the deficiency, and if the net working capital balance exceeds $40,000, then the purchase price will be adjusted upwards in the amount equal to the excess.

  (iv)
  In accordance with the Asset Purchase Agreement, $8,255 (5% of the purchase price) will be placed in escrow by UTStarcom for a limited amount of time after closing.

  (b)
  (i)    Cash paid to Toshiba, minority stockholder in ACC for the following:

    (a)
    long term debt of $8,107 and;

    (b)
    $5,483 for Toshiba's 20% minority interest in ACC. Toshiba's 20% minority interest had a book value of $4,688 at May 31, 2004, resulting in goodwill of $795.

  (ii)
  On June 9, 2004 Audiovox repurchased 5% of Toshiba's minority interest in ACC for $1,410. Toshiba's 5% minority interest in ACC had a book value of $1,234 at May 31, 2004, resulting in goodwill of $176.

  (c)
  Reflects estimated taxes of $28,100 and the after tax pro forma gain of $65,254 which would be recognized on the sale of our wireless business had the transaction occurred on May 31, 2004. The after-tax pro forma gain of $65,254 is calculated by subtracting the net proceeds of pro forma adjustment (a) of $150,155 less:

  (i)
  the net book value of ACC net assets sold of $64,963;

  (ii)
  estimated taxes of $28,100 and

  (iii)
  a non-cash compensation charge of $93. In connection with the sale of wireless to UTStarcom, certain ACC employee stock options under the 1997 Stock Option Plan and 1999 Stock Compensation Plan will be extended for one year from the closing. If the sale to UTStarcom occurred on May 31, 2004, this extension would result in a remeasurement of stock options and would result in a non-cash stock compensation charge of $93 in accordance with FIN 44 and SFAS 123.

  In accordance with the Asset Purchase Agreement, $8,255 (5% of the purchase price) will be placed in escrow by UTStarcom for a limited amount of time after closing. These escrow amounts are expected to be collected from the escrow and have been included in the above gain calculation.

  (d)
  Assets sold to and liabilities assumed by UTStarcom under the asset purchase agreement. These unaudited amounts represent ACC assets and liabilities which would be sold to UTStarcom if the transaction had occurred on May 31, 2004.

  (e)
  Realization of wireless Canadian cumulative translation gains.

        As a result of the other transactions which would occur pursuant to the asset purchase agreement, the following additional pro forma adjustments were recorded:

  (f)
  The Company's credit agreement for domestic bank obligations will expire and become due upon the consummation of sale of ACC's assets to UTStarcom. As a result of the cash proceeds received, Audiovox would repay domestic bank obligations.

  (g)
  Payment of $1,916 due to Mr. Shalam, Audiovox CEO, for Long Term Incentive Compensation Award related to ACC stock appreciation rights granted on May 29, 2002. These stock appreciation rights were granted in order to reward Mr. Shalam if a controlling interest in ACC was acquired by a third party. The sale of ACC assets to UTStarcom and Audiovox's exit from the wireless business was deemed to be a change in the controlling interest of ACC as UTStarcom will be controlling and operating the wireless business. Accordingly, this payment from Audiovox will be an operating charge to Audiovox Corporation at the time of closing.

        The following pro forma and unaudited statement of earnings for the six months ended May 31, 2004, represents the results of operations as if the sale of the wireless business pursuant to the asset purchase agreement occurred on November 30, 2003:

Pro Forma Consolidated Statement Of Earnings
For The Six Months Ended May 31, 2004
(Unaudited, in thousands, except share and per share data)

	As Reported	Pro Forma Adjustments(a)	Other Adjustments		Pro Forma Reported
Net sales	$815,083	$(530,516)	$—		$284,567
Cost of sales	751,269	(509,610)	—		241,659

Gross profit	63,814	(20,906)	—		42,908

Operating expenses:
Selling	19,899	(5,126)	—		14,773
General and administrative	31,747	(8,972)	374	(b)	23,005
			(144	)(c)
Warehousing and technical support	4,022	(1,553)	—		2,469

Total operating expenses	55,668	(15,651)	230		40,247

Operating income	8,146	(5,255)	(230)		2,661

Other income (expense):
Interest and bank charges	(3,397)	1,645	1,708	(d)	(1,426)
			(1,382	)(e)
Equity in income of equity investees	2,523	—	—		2,523
Other, net	1,299	—	276	(f)	1,575

Total other income (expense), net	425	1,645	602		2,672

Income before provision for income taxes and minority interest	8,571	(3,610)	372		5,333
Provision for income taxes	2,094	116	154	(g)	2,364
Minority interest (expense)	(930)	958	—		28

Net income	$5,547	$(2,768)	$218		$2,997

Net income per common share (basic)	$0.25				$0.14

Net income per common share (diluted)	$0.25				$0.13

Weighted average number of common shares outstanding (basic)	21,936,577				21,936,577

Weighted average number of common shares outstanding (diluted)	22,345,345				22,345,345

        Pro forma and other adjustments to reflect the sale of the wireless business to UTStarcom pursuant to the asset purchase agreement include:

  (a)
  Elimination of operating results of the wireless business. These amounts represent the unaudited statements of operations for Wireless for the six months ended May 31, 2004.

  (b)
  Reflects Corporate allocations which were originally charged to ACC, that would be recorded as an expense of Audiovox Corporation.

  (c)
  Reversal of bonus expense for Audiovox Corporation officers based on ACC pre-tax income.

  (d)
  Represents reduction of interest expense that would be recognized due to the payment of domestic bank obligations.

  (e)
  Reversal of Audiovox Corporate intercompany interest income received from ACC.

  (f)
  Rental income which would be recorded by Audiovox Corporation in connection with an operating lease between Audiovox Corporation and ACC, which currently requires monthly lease payments of $46. Audiovox Corporation and UTStarcom anticipate extending such lease subsequent to closing. As such, rental income of $276 ($46 times 6 months) for the six months has been recorded.

  (g)
  Tax effect of pro forma adjustments.

        The above pro forma financial statements do not reflect interest income that Audiovox may have earned if the net cash proceeds of approximately $44 million (net change in cash from the pro forma balance sheet) were invested during the six months ended May 31, 2004.

        In addition, costs and expenses attributed to the wireless business include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources. As such, these financial statements do not reflect other non-direct cost savings that may occur as a result of focusing our efforts on just the continuous monitoring business going forward.

        The following pro forma and unaudited statement of operations for the year ended November 30, 2003 represents the results of operations as if the sale of the wireless business pursuant to the asset purchase agreement occurred on November 30, 2002 and includes proforma adjustments relating to the Recoton acquisition (see footnote 1).

Pro Forma Consolidated Statement Of Operations
For The Fiscal Year Ended November 30, 2003
(Unaudited, in thousands, except share and per share data)

	Revised As Reported (1)	Pro Forma Adjustments (a)	Other Adjustments		Pro Forma Reported
Net sales	$1,366,763	$(806,210)	$—		$560,553
Cost of sales	1,253,092	(768,233)	—		484,859

Gross profit	113,671	(37,977)	—		75,694
Operating expenses:
Selling	33,413	(10,959)	—		22,454
General and administrative	94,050	(16,773)	800	(b)	77,852
			(225)	(c)
Warehousing and technical support	5,029	(2,827)	—		2,202

Total operating expenses	132,492	(30,559)	575		102,508

Operating income (loss)	(18,821)	(7,418)	(575)		(26,814)

Other income (expense):
Interest and bank charges	(6,189)	1,752	1,417	(d)	(4,186)
			(1,166)	(e)
Equity in income of equity investees	3,279	54	—		3,333
Other, net	739	(5)	552	(f)	1,286

Total other income (expense), net	(2,171)	1,801	803		433

Income (loss) before provision for income taxes and minority interest	(20,992)	(5,617)	228		(26,381)
Provision for (recovery of) income taxes	(6,447)	(1,776)	95	(g)	(8,128)
Minority interest (expense)	(390)	1,066	—		676

Net income (loss)	$(14,935)	$(2,775)	$133		$(17,577)

Net income (loss) per common share (basic)	$(0.68)				$(0.80)

Net income (loss) per common share (diluted)	$(0.68)				$(0.80)

Weighted average number of common shares outstanding (basic)	21,854,610				21,854,610

Weighted average number of common shares outstanding (diluted)	22,054,320				22,054,320

        Pro forma and other adjustments to reflect the sale of the wireless business to UTStarcom pursuant to the asset purchase agreement include:

  (a)
  Elimination of operating results of the wireless business. These amounts represent the unaudited statements of operations for Wireless for the year ended November 30, 2003.

  (b)
  Reflects Corporate allocations which were originally charged to ACC, that would be recorded as an expense of Audiovox Corporation.

  (c)
  Reversal of bonus expense for Audiovox Corporation officers based on ACC pre-tax income.

  (d)
  Represents reduction of interest expense that would be recognized due to the payment of domestic bank obligations.

  (e)
  Reversal of Audiovox Corporate intercompany interest income received from ACC.

  (f)
  Rental income which would be recorded by Audiovox Corporation in connection with an operating lease between Audiovox Corporation and ACC, which currently requires monthly lease payments of $46. Audiovox Corporation and UTStarcom anticipate extending such lease subsequent to closing. As such, rental income of $552 ($46 times 12 months) for the six months has been recorded.

  (g)
  Tax effect of pro forma adjustments.

        In addition, costs and expenses attributed to the wireless business include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources. As such, these financial statements do not reflect other non-direct cost savings that may occur as a result of focusing our efforts on just the continuous monitoring business going forward.

(1)
On July 8, 2003, the Company acquired certain operations of Recoton Corporation. The Revised As Reported amounts include pro forma adjustments of the Recoton acquisition, and the following table displays a reconciliation between the "As Reported" amounts in the Company's November 30, 2003 Form 10-K:

	As Reported	Pro Forma Adjustments (2)	Other Adjustments (3)	Revised As Reported
Net sales	$1,323,902	$69,238	$(26,377)	$1,366,763
Cost of sales	1,199,696	68,786	(15,390)	1,253,092

Gross profit	124,206	452	(10,987)	113,671
Operating expenses:
Selling	36,514	—	(3,101)	33,413
General and administrative	60,106	38,838	(4,894)	94,050
Warehousing and technical support	5,783	—	(754)	5,029

Total operating expenses	102,403	38,838	(8,749)	132,492

Operating income	21,803	(38,386)	(2,238)	(18,821)

Other income (expense):
Interest and bank charges	(4,602)	(2,244)	657	(6,189)
Equity in income of equity investees	3,279	—	—	3,279
Other, net	556	—	183	739

Total other income (expense), net	(767)	(2,244)	840	(2,171)

Income before provision for income taxes and minority interest	21,036	(40,630)	(1,398)	(20,992)
Provision for income taxes	9,407	(14,574)	(1,280)	(6,447)
Minority interest (expense)	(390)	—	—	(390)

Net income	$11,239	$(26,056)	$(118)	$(14,935)

Net income per common share (basic)	$0.51			$(0.68)

Net income per common share (diluted)	$0.51	$(0.68)

Weighted average number of common shares outstanding (basic)	21,854,610	21,854,610

Weighted average number of common shares outstanding (diluted)	22,054,320	22,054,320

(2)
Represents pro forma adjustments as if the Recoton acquisition occurred on November 30, 2002.

(3)
Represents actual Recoton results included in the statement of operations beginning on July 8, 2003. These amounts are removed from operating results because pro forma adjustment (2) includes pro forma results for the full fiscal year.

        In addition, costs and expenses attributed to the wireless business include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources. As such, these financial statements do not reflect other non-direct cost savings that may occur as a result of focusing our efforts on just the continuous monitoring business going forward.

        The following pro forma and unaudited statement of earnings for the year ended November 30, 2002 represents the results of operations as if the sale of the wireless business pursuant to the asset purchase agreement occurred on November 30, 2001.

Pro Forma Consolidated Statements of Operations
For The Fiscal Year Ended November 30, 2002
(In thousands, except share and per share data)

	As Reported	Pro Forma Adjustments (a)	Other Adjustments		Pro Forma Reported
Net sales	$1,100,382	$(727,658)	$—		$372,724
Cost of sales	1,025,783	(713,367)	—		312,416

Gross profit	74,599	(14,291)	—		60,308

Operating expenses:
Selling	29,509	(11,148)	—		18,361
General and administrative	55,292	(21,521)	780	(b)	34,551
Warehousing and technical support	3,874	(2,593)	—		1,281

Total operating expenses	88,675	(35,262)	780		54,193

Operating income (loss)	(14,076)	20,971	(780)		6,115
Other income (expense):
Interest and bank charges	(4,219)	3,903	1,979	(c)	(1,891)
		—	(3,554	)(d)	—
Equity in income of equity investees	1,779	41	—		1,820
Gain on issuance of subsidiary shares	14,269	—	—		14,269
Other, net	(4,156)	(9)	552	(e)	(3,613)

Total other income (expense), net	7,673	3,935	(1,023)		10,585

Income (loss) before provision for (recovery of) income taxes and minority interest	(6,403)	24,906	(1,803)		16,700
Provision for (recovery of) income taxes	12,932	(3,388)	(748	)(f)	8,796
Minority interest (expense)	5,055	(4,741)	—		314
Cumulative effect of a change in accounting for negative goodwill	240	—	—		240

Net income (loss)	$(14,040)	$23,553	$(1,055)		$8,458

Net income (loss) per common share (basic)	$(0.64)				$0.39

Net income (loss) per common share (diluted)	$(0.64)				$0.39

Weighted average number of common shares outstanding (basic)	21,850,035				21,850,035

Weighted average number of common shares outstanding (diluted)	21,850,035				21,850,035

        Pro forma and other adjustments to reflect the sale of the wireless business to UTStarcom pursuant to the asset purchase agreement include:

  (a)
  Elimination of operating results of the wireless business. These amounts represent the unaudited statements of operations for Wireless for the fiscal year ended November 30, 2002.

  (b)
  Reflects Corporate allocations which were originally charged to ACC, that would be recorded as an expense of Audiovox Corporation.

  (c)
  Represents reduction of interest expense that would be recognized due to the payment of domestic bank obligations.

  (d)
  Reversal of Audiovox Corporate intercompany interest income received from ACC.

  (e)
  Rental income which would be recorded by Audiovox Corporation in connection with an operating lease between Audiovox Corporation and ACC, which currently requires monthly lease payments of $46. Audiovox Corporation and UTStarcom anticipate extending such lease subsequent to closing. As such, rental income of $552 ($46 times 12 months) for the twelve months has been recorded.

  (f)
  Tax effect of pro forma adjustments.

        In addition, costs and expenses attributed to the wireless business include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources. As such, these financial statements do not reflect other non-direct cost savings that may occur as a result of focusing our efforts on just the continuous monitoring business going forward.

        The following pro forma and unaudited statement of earnings for the year ended November 30, 2001 represents the results of operations as if the sale of the wireless business pursuant to the asset purchase agreement occurred on November 30, 2000.

Pro Forma Consolidated Statements of Operations
For The Fiscal Year Ended November 30, 2001
(In thousands, except share and per share data)

	As Reported	Pro Forma Adjustments (a)	Other Adjustments		Pro Forma Reported
Net sales	$1,276,591	$(978,888)	$—		$297,703
Cost of sales	1,205,201	(956,908)	—		248,293

Gross profit	71,390	(21,980)	—		49,410

Operating expenses:
Selling	30,039	(13,108)	—		16,931
General and administrative	46,505	(16,077)	644	(b)	31,072
Warehousing and technical support	4,082	(2,761)	—		1,321

Total operating expenses	80,626	(31,946)	644		49,324

Operating income (loss)	(9,236)	9,966	(644)		86

Other income (expense):
Interest and bank charges	(5,922)	7,574	3,288	(c)	(1,944)
		—	(6,884	)(d)	—
Equity in income of equity investees	3,586	16	—		3,602
Other, net	90	100	552	(e)	742

Total other income (expense), net	(2,246)	7,690	(3,044)		2,400

Income (loss) before provision for (recovery of) income taxes and minority interest	(11,482)	17,656	(3,688)		2,486
Provision for (recovery of) income taxes	(3,627)	6,730	(1,531	)(f)	1,572
Minority interest (expense)	657	(550)	—		107

Net income (loss)	$(7,198)	$10,376	$(2,157)		$1,021

Net income (loss) per common share (basic)	$(0.33)				$0.05

Net income (loss) per common share (diluted)	$(0.33)				$0.05

Weighted average number of common shares outstanding (basic)	21,877,100				21,877,100

Weighted average number of common shares outstanding (diluted)	21,877,100				21,877,100

        Pro forma and other adjustments to reflect the sale of the wireless business to UTStarcom pursuant to the asset purchase agreement include:

  (a)
  Elimination of operating results of the wireless business. These amounts represent the unaudited statements of operations for Wireless for the fiscal year ended November 30, 2001.

  (b)
  Reflects Corporate allocations which were originally charged to ACC, that would be recorded as an expense of Audiovox Corporation.

  (c)
  Represents reduction of interest expense that would be recognized due to the payment of domestic bank obligations.

  (d)
  Reversal of Audiovox Corporate intercompany interest income received from ACC.

  (e)
  Rental income which would be recorded by Audiovox Corporation in connection with an operating lease between Audiovox Corporation and ACC, which currently requires monthly lease payments of $46. Audiovox Corporation and UTStarcom anticipate extending such lease subsequent to closing. As such, rental income of $552 ($46 times 12 months) for the twelve months has been recorded.

  (f)
  Tax effect of pro forma adjustments.

        In addition, costs and expenses attributed to the wireless business include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources. As such, these financial statements do not reflect other non-direct cost savings that may occur as a result of focusing our efforts on just the continuous monitoring business going forward.

Unaudited Consolidated Financial Statements of ACC

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Consolidated Balance Sheet (unaudited)
As of May 31, 2004
(In thousands, except share data)

May 31, 2004
(Unaudited)
Assets
Current assets:
Accounts receivable, net	$99,607
Inventory	129,158
Due from Toshiba Corporation	58
Receivables from vendors	3,538
Prepaid expenses and other current assets	6,093

Total current assets	238,454
Property and equipment, net	1,686
Other assets	80

Total assets	$240,220

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$54,467
Due to Toshiba Corporation	87
Accrued expenses and other current liabilities	15,150
Accrued sales incentives	4,482
Income taxes payable	2

Total current liabilities	74,188
Due to Audiovox Corporation	133,172
Note payable to Toshiba Corporation	8,107
Other long-term liabilities	65

Total liabilities	215,532
Commitments and contingencies
Stockholders' equity:
Common stock:
Class A: 1,500 shares authorized, 116 shares issued and outstanding; no par value	12
Class B: 100 shares authorized, 31 shares issued and outstanding; no par value	—
Paid-in capital	32,457
Accumulated deficit	(8,213)
Accumulated other comprehensive income (loss)	432

Total stockholders' equity	24,688

Total liabilities and stockholders' equity	$240,220

        See accompanying notes to consolidated financial statements.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Consolidated Statement of Earnings (unaudited)
For the Six Months Ended May 31, 2004 and May 31, 2003
(In thousands)

	For the Six Months Ended
	May 31, 2004	May 31, 2003
	(Unaudited)
Net sales	$530,516	$405,669
Cost of sales	509,610	384,470

Gross profit	20,906	21,199
Operating expenses
Selling	5,126	5,369
General and administrative	8,972	8,247
Warehousing and technical support	1,553	1,412

Total operating expenses	15,651	15,028

Operating income	5,255	6,171
Other expense, net
Interest and bank charges	(1,645)	(1,436)

Total other expense, net	(1,645)	(1,436)

Income before provision for income taxes	3,610	4,735
Provision for (recovery of) income taxes	(116)	835

Net income	$3,726	$3,900

        See accompanying notes to consolidated financial statements.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Consolidated Statement of Cash Flows (unaudited)
For the Six Months Ended May 31, 2004 and May 31, 2003
(In thousands)

	For the Six Months Ended
	May 31, 2004	May 31, 2003
	(Unaudited)
Cash flows from operating activities:
Net income	$3,726	$3,900
Adjustments to reconcile net income to net cash flows provided by operating activities
Depreciation and amortization	529	520
Provision for (recovery of) bad debt expense	177	(375)
Changes in operating assets and liabilities
Accounts receivable	24,776	31,837
Inventory	(62,256)	95,947
Due from Toshiba Corporation	(651)	(1,778)
Receivables from vendors	422	4,392
Prepaid expenses and other assets	(3,234)	(1,533)
Accounts payable, accrued expenses and other current liabilities	10,733	(72)
Due to Toshiba Corporation	(18,946)	(88,268)
Income taxes payable	(1,848)	(1,463)
Other long-term liabilities	16	—

Net cash (used in) provided by operating activities	(46,556)	43,107

Cash flows from investing activities:
Purchases of property and equipment	(571)	(55)

Net cash used in investing activities	(571)	(55)

Cash flows from financing activities:
Net borrowings from Audiovox Corporation	47,127	(43,052)

Net cash provided by (used in) financing activities	47,127	(43,052)

Net change in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

        See accompanying notes to consolidated financial statements.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)

Notes to Consolidated Financial Statements (unaudited)
May 31, 2004

(Dollars in thousands, except share data)

(1)    Basis of Presentation

        The accompanying consolidated financial statements of Audiovox Communications Corp. and subsidiaries (the Company) were prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments (consisting of normal recurring adjustments), which, in the opinion of management, are necessary to present fairly the consolidated financial position, results of operations and cash flows for all periods presented. The results of operations are not necessarily indicative of the results to be expected for the full fiscal year.

        These consolidated financial statements do not include all disclosures associated with consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. Accordingly, these statements should be read in conjunction with the Company's consolidated financial statements and notes thereto contained in the unaudited financial statements for the year ended November 30, 2003.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in those financial statements as well as the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These judgments can be subjective and complex, and consequently actual results could differ from those estimates and assumptions. Significant estimates made by the Company include the allowance for doubtful accounts, allowance for cellular deactivations, inventory valuation, recoverability of deferred tax assets, valuation of long-lived assets, accrued sales incentives and warranty reserves.

        A summary of the Company's significant accounting policies is identified in Note 1 of the Notes to Consolidated Financial Statements included in the Company's 2003 unaudited financial statements. There have been no changes to the Company's significant accounting policies subsequent to November 30, 2003.

(2)    Supplemental Cash Flow Information

        The following is supplemental information relating to the consolidated statement of cash flows:

	Six Months Ended
	May 31, 2004	May 31, 2003
Cash paid during the year for:
Interest, excluding bank charges	$71	$71
Income taxes	$778	$2,456

(3)    Accumulated Other Comprehensive Income

        The Company's total comprehensive income was as follows:

	Six Months Ended May 31,
	2004	2003
Net income	$3,726	$3,900
Other comprehensive income:
Foreign currency translation adjustments	108	254

Total comprehensive income	$3,834	$4,154

(4)    Accrued Sales Incentives

        A summary of the activity with respect to sales incentives for the six months ended May 31, 2004 and May 31, 2003, respectively:

	2004	2003
Opening balance	$7,289	$7,525
Accruals	8,140	11,336
Payments	(10,081)	(15,226)
Reversals for unearned sales incentive	(728)	(51)
Reversals for unclaimed sales incentives	(138)	(267)

Ending balance	$4,482	$3,317

(5)    Product Warranties and Product Repair Costs

        The following table provides a summary of the activity with respect to the Company's product warranties and product repair costs:

	Six Months Ended May 31,
	2004	2003
Opening balance	$3,811	$4,095
Liabilities accrued for warranties issued during the period	1,386	838
Warranty claims paid during the period	(157)	(768)

Ending balance	$5,040	$4,165

(6)    Lease Obligations

        At May 31, 2004, the Company was obligated under non-cancelable operating leases for equipment and warehouse facilities for minimum annual rental payments as follows:

May 31, 2005	$912
May 31, 2006	467
May 31, 2007	377
May 31, 2008	358
May 31, 2009	306
Thereafter	6

$2,426

        The Company leases facilities and equipment from Audiovox Corporation's principal stockholder, as well as from Audiovox Corporation itself. Rentals for such leases are considered by management of the Company to approximate prevailing market rates. At May 31, 2004, minimum annual rental payments on these related party leases, which are included in the above table, are as follows:

May 31, 2005	$657
May 31, 2006	328
May 31, 2007	338
May 31, 2008	348
May 31, 2009	298
Thereafter	—

$1,969

(7)    Related Party Transactions

  Audiovox Corporation

        The Company is economically dependent upon its majority stockholder, Audiovox Corporation, as Audiovox Corporation has given the Company extended repayment terms on amounts owed and has committed to providing additional working capital as needed by the Company through December 1, 2004.

        In May 2002, the Company and Audiovox Corporation entered into a shared services agreement. In accordance with the agreement, Audiovox Corporation provides specific services to the Company, which include services for computerized systems support, programming and support for various computerized operations; financing, banking, and disbursements related to inventory purchasing; processing payroll and administering various benefit plans; filing and reviewing taxes; setting up and maintaining various trade shows attended by the Company; importing goods from vendors and countries; vendor liaison, inspection of shipments, and sourcing new products; and processing of insurance claims and other administrative matters as necessary. As consideration for the performance of the services stated in the agreement, the Company pays Audiovox Corporation an amount, as specified in the agreement, for each type of service performed. As provided for in the agreement, the services and costs are reviewed each year and adjusted based on the Company's headcount and the level of support required by the Company. Audiovox Corporation has no responsibility to provide any services for the Company which are not specifically set forth in the agreement. Furthermore, neither party may assign its rights or delegate its duties under the agreement without prior written consent of the other party. Any amounts owed in connection with this shared services agreement are included in Due to Audiovox Corporation on the accompanying consolidated balance sheet.

  Toshiba

        On May 29, 2002, Toshiba purchased an additional 20% of the Company for $23,900 in cash, bringing Toshiba's total ownership interest in the Company to 25%. In addition, an $8,107 convertible subordinated note was issued to Toshiba.

        In connection with the transaction, the Company, Audiovox Corporation and Toshiba entered into a stockholders agreement. The stockholders agreement provides for the composition of the board of directors of the Company and identifies certain items, other than in the ordinary course of business, that the Company cannot do without prior approval from Toshiba. The agreement does not require or preclude the Company from paying dividends, as long as such dividends are declared equally for both classes. The agreement may be terminated upon the mutual written agreement of the parties, if the distribution agreement (described below) is terminated or if either party commences a bankruptcy or similar proceeding.

        In connection with the transaction, the Company and Toshiba formalized a distribution agreement whereby the Company will be Toshiba's exclusive distributor for the sale of Toshiba products in the United States, Canada, Mexico and all countries in the Caribbean and Central and South America through May 29, 2007. The distribution agreement provides for 30-day payment terms. The distribution agreement established certain annual minimum purchase targets for the Company's purchase of Toshiba products for each fiscal year during the entire term of the agreement. If the Company fails to meet the minimum purchase target, Toshiba has the right to convert the Company's exclusive distributorship to a non-exclusive distributorship for the remaining term of the agreement. Toshiba maintains a put right and the Company a call right, to repurchase all of the shares held by the other party for a price equal to the fair market value of the shares as calculated in accordance with the agreement. Pursuant to the agreement, the put right is only exercisable if the Company terminates the distribution agreement or if another strategic investor acquires a direct or indirect equity ownership interest in excess of 20% in the Company. Audiovox's call right is only exercisable if Toshiba elects to terminate the distribution agreement after its initial five (5) year term.

(8)    Commitments and Contingencies

  Commitments

        In connection with the issuance of shares of the Company to Toshiba, the Company entered into an employment arrangement with the President and Chief Executive Officer (the Executive) of the Company through May 29, 2007. Under the agreement, the Company is required to pay the Executive an annual base salary of $500 in addition to an annual bonus equal to 2% of the Company's annual earnings before income taxes.

        In the event the Company terminates the Executive's employment without cause or if the Executive resigns employment within 90 days after a significant change in authority and responsibilities; a reduction in base salary; nonpayment of bonus; material breach by the Company of any obligation under the agreement; or a change in control where the successor entity fails to assume the Company's obligations under the agreement, the Executive is entitled to receive a separation payment equal to the Executive's salary for the remainder of the contract term, plus an average annual bonus plus a cash payment of $1,000. The Executive is not entitled to a separation payment if employment with the Company is terminated for any reason after the fifth anniversary of the effective date of the agreement.

  Contingencies

        The Company is currently, and has in the past been, a party to routine litigation incidental to its business. From time to time, the Company receives notification of alleged violations of registered patent holders' rights. The Company has either been indemnified by its manufacturers in these matters, obtained the benefit of a patent license or has decided to vigorously defend such claims.

        The Company, along with other manufacturers of wireless phones and cellular service providers, was named as defendants in two class action lawsuits alleging non-compliance with FCC ordered emergency 911 call processing capabilities. These lawsuits were consolidated and transferred to the United States District Court for the Northern District of Illinois, which in turn referred the cases to the Federal Communications Commission ("FCC") to determine if the manufacturers and service providers are in compliance with the FCC's order on emergency 911 call processing capabilities. The Company intends to vigorously defend this matter. However, no assurances regarding the outcome of this matter can be given at this point in the litigation.

        In June 2003, the Company settled the litigation it had instituted against Northcoast Communications, LLC ("Northcoast"). The Company received a partial payment of its claimed amount from Northcoast. In addition, Northcoast withdrew its counterclaims with prejudice. A Stipulation of Discontinuance with prejudice was filed in the Supreme Court of the State of New York, County of Suffolk.

        During 2001, the Company, along with other suppliers, manufacturers and distributors of hand-held wireless telephones, was named as a defendant in five class action lawsuits alleging damages relating to exposure to radio frequency radiation from hand-held wireless telephones. These class actions have been consolidated and transferred to a Multi-District Litigation Panel before the United States District Court of the District of Maryland. On March 5, 2003, Judge Catherine C. Blake of the United States District Court for the District of Maryland granted the defendants' consolidated motion to dismiss these complaints. Plaintiffs have appealed to the United States Circuit Court of Appeals, Fourth Circuit. The appeal pending before the United States Circuit Court of Appeals, Fourth Circuit in the consolidated class action lawsuits (Pinney, Farina, Gilliam, Gimpelson and Naquin) against the Company and other suppliers, manufacturers and distributors as well as wireless carriers of hand-held wireless telephones alleging damages relating to risk of exposure to radio frequency radiation from the wireless telephones has not yet been heard.

        The Company does not expect the outcome of any pending litigation, separately and in the aggregate, to have a material adverse effect on its business, consolidated financial position or results of earnings.

(9)    Subsequent Event

        On June 11, 2004, the Company entered into a definitive asset purchase agreement ("agreement") to sell selected assets and certain liabilities (excluding its receivables, inter-company accounts payable, income taxes payable, subordinated debt and certain accrued expenses), to UTStarcom, Inc. ("UTSI") for a total purchase price of $165,100 (purchase price) subject to a net working capital adjustment. While the anticipated closing date for this transaction is expected during the fourth quarter of fiscal 2004, there can be no assurances that such transaction will close during that period as it is subject to certain closing conditions, including regulatory and third party approvals. The Company's Board of Directors as well as the Board of Directors of UTSI has approved the transaction and Mr. John Shalam, Chairman and Chief Executive Officer of Audiovox Corporation and majority shareholder, has agreed to vote his shares in favor of this agreement. See further discussion in Audiovox Corporation's Form 10-Q for the quarter ended May 31, 2004.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Consolidated Balance Sheet (unaudited)
As of November 30, 2003 and 2002
(In thousands, except share data)

	November 30,
	2003	2002
	(Unaudited)
Assets
Current assets:
Accounts receivable, net	$124,560	$104,838
Inventory	66,902	181,831
Due from Toshiba Corporation	709	12,228
Receivables from vendors	2,658	1,349
Prepaid expenses and other current assets	2,727	1,452

Total current assets	197,556	301,698
Property and equipment, net	1,644	2,503
Other assets	104	136

Total assets	$199,304	$304,337

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,705	$17,712
Due to Toshiba Corporation	19,033	91,226
Accrued expenses and other current liabilities	15,372	13,613
Accrued sales incentives	7,289	7,525
Income taxes payable	1,850	2,957

Total current liabilities	84,249	133,033
Due to Audiovox Corporation	86,045	146,614
Note payable to Toshiba Corporation	8,107	8,107
Other long-term liabilities	49	—

Total liabilities	178,450	287,754
Commitments and contingencies
Stockholders' equity:
Common stock:
Class A: 1,500 shares authorized, 116 shares issued and outstanding; no par value	12	12
Class B: 100 shares authorized, 31 shares issued and outstanding; no par value	—	—
Paid-in capital	32,457	32,457
Accumulated deficit	(11,939)	(15,780)
Accumulated other comprehensive income (loss)	324	(106)

Total stockholders' equity	20,854	16,583

Total liabilities and stockholders' equity	$199,304	$304,337

        See accompanying notes to consolidated financial statements.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Consolidated Statement of Operations (unaudited)
For the Years Ended November 30, 2003, 2002 and 2001
(In thousands)

	November 30,
	2003	2002	2001
	(Unaudited)
Net sales	$806,210	$727,658	$978,888
Cost of sales	768,233	713,367	956,908

Gross profit	37,977	14,291	21,980
Operating expenses
Selling	10,959	11,148	13,108
General and administrative	16,773	21,521	16,077
Warehousing and technical support	2,827	2,593	2,761

Total operating expenses	30,559	35,262	31,946

Operating income (loss)	7,418	(20,971)	(9,966)

Other expense, net
Interest and bank charges	(1,752)	(3,903)	(7,574)
Other, net	(49)	(32)	(116)

Total other expense, net	(1,801)	(3,935)	(7,690)

Income (loss) before provision for income taxes	5,617	(24,906)	(17,656)
Provision for (recovery of) income taxes	1,776	3,388	(6,730)

Net income (loss)	$3,841	$(28,294)	$(10,926)

        See accompanying notes to consolidated financial statements.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Consolidated Statement of Stockholders' Equity and Comprehensive Income (unaudited)
For the Years Ended November 30, 2003, 2002 and 2001
(In Thousands)

	Common stock	Paid-in capital	Retained Earnings/ Accumulated deficit	Accumulated other comprehensive income (loss)	Total stockholders' equity
Balances at November 30, 2000 (unaudited)	$12	$6,404	$23,439	$(27)	$29,828
Comprehensive loss:
Net loss	—	—	(10,926)	—	(10,926)
Other comprehensive loss:
Foreign currency translation adjustment	—	—	—	(50)	(50)

Comprehensive loss	—	—	—	—	(10,976)

Balances at November 30, 2001 (unaudited)	12	6,404	12,513	(77)	18,852

Comprehensive loss:
Net loss	—	—	(28,293)		(28,293)
Other comprehensive loss:
Foreign currency translation adjustment	—	—	—	(29)	(29)

Comprehensive loss	—	—	—	—	(28,322)
Contribution from Audiovox Corporation	—	(1,040)	—	—	(1,040)
Issuance of 31 shares of Class B common stock to Toshiba Corporation	—	23,893	—	—	23,893
Contribution from Audiovox Corporation	—	3,200	—	—	3,200

Balances at November 30, 2002 (unaudited)	12	32,457	(15,780)	(106)	16,583

Comprehensive income
Net income	—	—	3,841	—	3,841
Other comprehensive income:
Foreign currency translation adjustment	—	—	—	430	430

Comprehensive income	—	—	—	—	4,271

Balances at November 30, 2003 (unaudited)	$12	$32,457	$(11,939)	$324	$20,854

        See accompanying notes to consolidated financial statements.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Consolidated Statement of Cash Flows (unaudited)
For the Years Ended November 30, 2003, 2002 and 2001
(In thousands)

	November 30,
	2003	2002	2001
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$3,841	$(28,294)	$(10,926)
Adjustments to reconcile net income to net cash flows provided by operating activities
Depreciation and amortization	1,056	1,114	878
Provision for (recovery of) bad debt expense	(10)	3,482	629
Deferred income tax (benefit), net	—	7,542	—
Loss on sale of fixed assets	19	—	—
Changes in operating assets and liabilities
Accounts receivable	(16,413)	56,524	45,885
Inventory	117,610	(11,006)	(77,229)
Due from Toshiba Corporation	11,519	(7,469)	(4,550)
Receivables from vendors	(1,306)	(319)	(105)
Prepaid expenses and other assets	(1,003)	1,741	636
Accounts payable, accrued expenses and other current liabilities	23,218	(26,922)	(31,064)
Due to Toshiba Corporation	(72,198)	75,301	—
Income taxes payable	(1,484)	3,204	(247)
Other long-term liabilities	49	—	—

Net cash provided by (used in) operating activities	64,898	74,898	(76,093)

Cash flows from investing activities:
Purchases of property and equipment	(199)	(1,001)	(1,026)
Net proceeds from issuance of shares	—	23,893	—
Paid in capital contribution from Audiovox Corporation	—	3,200	—

Net cash provided by (used in) investing activities	(199)	26,092	(1,026)

Cash flows from financing activities:
Increase in cash due to checks drawn in excess of bank balances	—	632	—
Net borrowings from Audiovox Corporation	(64,699)	(109,729)	77,119
Proceeds from issuance of convertible subordinated debentures	—	8,107	—

Net cash provided by (used in) financing activities	(64,699)	(100,990)	77,119

Net change in cash	—	—	—
Cash at beginning of period	—	—	—

Cash at end of period	$—	$—	$—

        See accompanying notes to consolidated financial statements.

AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES
(a majority-owned subsidiary of Audiovox Corporation)
Notes to Consolidated Financial Statements (unaudited)

November 30, 2003, 2002 and 2001
(Dollars in thousands, except share data)

(1)    Description of Business and Summary of Significant Accounting Policies

        (a) Description of Business

        Audiovox Communications Corp. and its subsidiaries (the Company) design and market wireless handsets and accessories through domestic and international wireless carriers and their agents, independent distributors and retailers.

        Through one of its wholly-owned subsidiaries, Quintex Mobile Communications Corp. (Quintex), the Company sells handsets and accessories directly to end users. Quintex also receives residual fees and activation commissions from carriers for activating end users on behalf of the carrier. Residuals are paid by the carrier based upon a percentage of usage of customers activated by Quintex for a period of time (1–3 years).

        (b) Reporting Entity and Basis of Presentation

        The Company is 75% owned by Audiovox Corporation and 25% owned by Toshiba Corporation (also referred to herein as Toshiba).

        (c) Economic Dependency

        The Company is economically dependent upon its majority shareholder, Audiovox Corporation, as Audiovox Corporation has given the Company extended repayment terms on amounts owed and has committed to providing additional working capital as needed by the Company through December 1, 2004.

        (d) Principles of Consolidation

        The consolidated financial statements include the financial statements of Audiovox Communications Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

        (e) Cash Equivalents

        Investments with original maturities of three months or less are considered cash equivalents.

        (f) Revenue Recognition

        The Company recognizes revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB Shipping Point or FOB Destination, based upon terms established with the customer. Any customer acceptance provisions, which are related to product testing, are satisfied prior to revenue recognition. There are no further obligations on the part of the Company subsequent to revenue recognition except for returns of product from the Company's customers. The Company does accept returns of products if properly requested, authorized and approved by the Company. The Company records an estimate of returns of products to be returned by its customers. Management continuously monitors and tracks such product returns and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

        The Company has sales agreements with certain customers that provide for a rebate of the selling price to such customers if the particular product is subsequently sold at a lower price to the same customer or to a different customer. The rebate period extends for a relatively short period of time. Historically, the amounts of such rebates paid to customers have not been material. The Company estimates the amount of the rebate based upon the terms of each individual arrangement, historical experience and future expectations of price reductions, and the Company records its estimate of the rebate amount at the time of the sale.

        (g) Sales Incentives

        The Company offers sales incentives to its customers in the form of (1) co-operative advertising allowances; (2) market development funds and (3) volume incentive rebates. The terms of the sales incentives vary by customer and are offered from time to time. All sales incentives require the customer to purchase the Company's products during a specified period of time. All sales incentives require the customer to claim the sales incentive within a certain time period. Although all sales incentives require customers to claim the sales incentive within a certain time period (referred to as the "claim period"), the Company historically has settled sales incentives claimed after the claim period has expired if a customer demands payment. The sales incentive liabilities are settled either by the customer claiming a deduction against an outstanding account receivable owed to the Company by the customer or by the customer requesting a check from the Company. The Company is unable to demonstrate that an identifiable benefit of the sales incentives has been received as such, all costs associated with sales incentives are classified as a reduction of net sales. The following is a summary of the various sales incentive programs offered by the Company and the related accounting policies:

        Co-operative advertising allowances are offered to customers as reimbursement towards their costs for print or media advertising in which our product is featured on its own or in conjunction with other companies' products. The amount offered is either based upon a fixed percentage of the Company's sales revenue to the customer or is a fixed amount per unit sold to the customer during a specified time period. Market development funds are offered to customers in connection with new product launches or entering into new markets. Those new markets can be either new geographic areas or new customers. The amount offered for new product launches is based upon a fixed percentage of the Company's sales revenue to the customer or is a fixed amount per unit sold to the customer during a specified time period. The Company accrues the cost of co-operative advertising allowances and market development funds at the later of when the customer purchases our products or when the sales incentive is offered to the customer.

        Volume incentive rebates offered to customers require that minimum quantities of product be purchased during a specified period of time. The amount offered is either based upon a fixed percentage of the Company's sales revenue to the customer or is a fixed amount per unit sold to the customer. Certain of the volume incentive rebates offered to customers include a sliding scale of the amount of the sales incentive with different required minimum quantities to be purchased. The customer's achievement of the sales threshold and, consequently, the measurement of the total rebate for the Company cannot be reasonably estimated. Accordingly, the Company recognizes a liability for the maximum potential amount of the rebate, with the exception of certain volume incentive rebates that include very aggressive tiered levels of volume purchases. For volume incentive rebates that include very aggressive tiered levels of volume purchases, the Company recognizes a liability for the rebate as the underlying revenue transactions that result in progress by the customer toward earning the rebate or refund on a program by program basis are recognized.

        The accrual for sales incentives at November 30, 2003 and 2002 was $7,289 and $7,525, respectively. The Company's sales incentive liability may prove to be inaccurate, in which case the Company may have understated or overstated the provision required for these arrangements.

Therefore, although the Company makes its best estimate of its sales incentive liability, many factors, including significant unanticipated changes in the purchasing volume of its customers and the lack of claims made by customers of offered and accepted sales incentives, could have significant impact on the Company's liability for sales incentives and the Company's reported operating results.

        A summary of the activity with respect to accrued sales incentives for the years ended November 30, 2003 and 2002 is provided below:

	2003	2002
Opening balance	$7,525	$5,209
Accruals	21,327	31,186
Payments	(20,426)	(25,654)
Reversals for unearned incentives	(393)	(570)
Reversals for unclaimed incentives	(744)	(2,646)

Ending balance	$7,289	$7,525

        (h) Accounts Receivable

        The majority of the Company's accounts receivable are due from carrier companies in the wireless industry. Credit is extended based on an evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are generally due within 30-60 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contracted payment terms are considered past due.

        The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer's current credit worthiness, as determined by a review of their current credit information. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon historical experience and any specific customer collection issues that have been identified. While such credit losses have historically been within management's expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same credit loss rates that have been experienced in the past. Since the Company's accounts receivable are concentrated in a relatively few number of customers, a significant change in the liquidity or financial position of any one of these customers could have a material adverse impact on the collectability of the Company's accounts receivable and future operating results.

        At November 30, 2003 and 2002, accounts receivable is comprised of the following:

	2003	2002
Trade accounts receivable and other	$127,600	$109,807
Less:
Allowance for doubtful accounts	1,390	3,135
Allowance for cellular deactivations	1,127	1,627
Allowance for cash discounts	523	207

	$124,560	$104,838

        (i) Inventory

        Inventory consists principally of finished goods and is stated at the lower of the actual cost to purchase (primarily on a weighted moving average basis) and/or the current estimated market value of the inventory less expected costs to sell the inventory. The Company regularly reviews inventory quantities on-hand and records a provision for excess and obsolete inventory based primarily on open purchase orders from customers and selling prices subsequent to the balance sheet date as well as indications from customers based upon the then current negotiations. As demonstrated in recent years, demand for the Company's products can fluctuate significantly. A significant sudden increase in the demand for the Company's products could result in a short-term increase in the cost of inventory purchases while a significant decrease in demand could result in an increase in the amount of excess inventory quantities on-hand. In addition, the Company's industry is characterized by rapid technological change and frequent new product introductions that could result in an increase in the amount of obsolete inventory quantities on-hand. In such situations, the Company generally does not obtain price protection from its vendors, however, on occasion, the Company has received price protection which reduces the cost of inventory. Since price protection reduces the cost of inventory, as the Company sells the inventory for which it has received price protection, the amount is reflected as a reduction to cost of sales.

        Gross margins were negatively impacted by inventory write-downs of $2,817, $13,823 and $20,650 for the year ended November 30, 2003, 2002 and 2001, respectively. Additionally, the Company's estimates of excess and obsolete inventory may prove to be inaccurate, in which case the Company may have understated or overstated the provision required for excess and obsolete inventory. Therefore, although the Company makes every effort to ensure the accuracy of its forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of the Company's inventory and its reported operating results.

        (j) Derivative Financial Instruments

        The Company accounts for derivatives and hedging activities under the provisions of Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" (Statement 133). Statement 133 requires the recognition of all derivative financial instruments as either assets or liabilities in the statements of financial condition and measurement of those instruments at fair value. Changes in the fair values of those derivatives are reported in earnings or other comprehensive income (loss) depending on the designation of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the asset or liability hedged. Under the provisions of Statement 133, the method that will be used for assessing the effectiveness of a hedging derivative, as well as the measurement approach for determining the ineffective aspects of the hedge, must be established at the inception of the hedged instrument.

        The Company's evaluations of hedge effectiveness are subject to assumptions based on the terms and timing of the underlying exposures. For a fair value hedge, both the effective and ineffective portions of the change in fair value of the derivative instrument, along with an adjustment to the carrying amount of the hedge item for fair value changes attributable to the hedge risk, are recognized in earnings. For a cash flow hedge, changes in the fair value of a derivative instrument that is highly effective are deferred in accumulated other comprehensive income or loss until the underlying hedged item is recognized in earnings. The ineffective portion is recognized in earnings immediately. If a fair value or cash flow hedge was to cease to qualify for hedge accounting or be terminated, it would continue to be carried on the balance sheet at fair value until settled, but hedge accounting would be discontinued prospectively. If a forecasted transaction were no longer probable of occurring, amounts previously deferred in accumulated other comprehensive income would be recognized immediately in earnings.

        The Company, as a policy, does not use derivative financial instruments for trading purposes. The Company conducts business in several foreign currencies and, as a result, is subject to foreign currency exchange rate risk due to the effects that exchange rate movements of these currencies have on the Company's costs. To minimize the effect of exchange rate fluctuations on costs, the Company enters into forward exchange rate contracts. The Company, as a policy, does not enter into forward exchange contracts for trading purposes. The forward exchange rate contracts are entered into as hedges of inventory purchase commitments and of trade receivables due in foreign currencies.

        Gains and losses on the forward exchange contracts that qualify as hedges are reported as a component of the underlying transaction. Foreign currency transactions which have not been hedged are marked to market on a current basis with gains and losses recognized through income and reflected in other income (expense). In addition, any previously deferred gains and losses on hedges which are terminated prior to the transaction date are recognized in current income when the hedge is terminated.

        At November 30, 2003, the Company had no contracts to exchange foreign currencies in the form of forward exchange contracts. For the years ended November 30, 2003, 2002 and 2001, gains and losses on foreign currency transactions which were not hedged were not material.

        (k) Property and Equipment

        Property and equipment are stated at cost. Major improvements are capitalized and minor replacements, maintenance and repairs are charged to expenses as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the consolidated balance sheet. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets as follows:

Furniture, fixtures and displays	5-10 years
Machinery and equipment	5-10 years
Computer hardware and software	3-5 years
Automobiles	3 years

        Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset. Capitalized computer software costs obtained for internal use are amortized on a straight-line basis.

        (l) Equity Investments

        The Company owns 50% of the common stock of G.L.M. Wireless Communications, Inc. (G.L.M.). G.L.M. is engaged in the cellular telephone, pager and communications business in the New York

Metropolitan area. The Company accounts for its investment in G.L.M. under the equity method, as the Company has a non-controlling ownership interest.

        (m) Cellular Telephone Commissions

        Under various agency agreements, the Company receives an initial activation commission for obtaining subscribers for cellular telephone services. The agreements may contain provisions for additional commissions based upon usage and length of continued subscription. The agreements also provide for the reduction or elimination of initial activation commissions if subscribers deactivate service within stipulated periods. The Company has provided a liability for estimated cellular deactivations which is reflected in the accompanying consolidated financial statements as a reduction of accounts receivable.

        The Company recognizes sales revenue for the initial activation and residual commissions based upon usage on the accrual basis. Such commissions approximated $18,913 and $26,756 for the years ended November 30, 2003 and 2002, respectively. Related commissions paid to outside selling representatives for cellular activations are included in cost of sales in the accompanying consolidated statement of earnings and amounted to $12,246 and $18,673 for the years ended November 30, 2003 and 2002, respectively.

        (n) Advertising

        The Company expenses the costs of advertising as incurred, excluding co-operative advertising (see sales incentives Note 1(g)). During the year ended November 30, 2003, the Company had no direct response advertising.

        (o)    Product Warranties and Product Repair Costs

        The Company generally warrants its products against certain manufacturing and other defects. The Company provides warranties for all of its products ranging from12 to 15 months. Warranty expenses are accrued at the time of sale based on the Company's estimated cost to repair expected returns of products for warranty matters. This liability is based primarily on historical experiences of actual warranty claims as well as current information on repair costs. The warranty liability of $3,592 and $3,957 is recorded in accrued expenses in the accompanying consolidated balance sheet as of November 30, 2003 and 2002, respectively. In addition, the Company records a reserve for product repair costs. This reserve is based upon the quantities of defective inventory on hand and an estimate of the cost to repair such defective inventory. The reserve for product repair costs of $219 and $138 is recorded as a reduction to inventory in the accompanying consolidated balance sheet as of November 30, 2003 and 2002, respectively. Warranty claims and product repair costs expense for the fiscal years ended November 30, 2003 and 2002 was $2,323 and $1,664, respectively.

        The following table provides the changes in the Company's product warranties and product repair costs:

	2003	2002
Beginning balance	$4,095	$5,911
Liabilities accrued for warranties and product repair claims during the period	2,323	1,664
Warranty and product repair claims paid during the period	(2,607)	(3,480)

Ending balance	$3,811	$4,095

        (p)    Foreign Currency

        Assets and liabilities of the Company's Canadian subsidiary whose cash flows are in local currency have been translated at rates of exchange at the end of the period or historical exchange rates, as appropriate in accordance with SFAS No. 52, "Foreign Currency Translation." Revenues and expenses have been translated at the weighted average rates of exchange in effect during the period. Gains and losses resulting from translation are recorded in the cumulative foreign currency translation account in accumulated other comprehensive income (loss). Exchange gains and losses on intercompany balances of a long-term nature are also recorded in the cumulative foreign currency translation account in accumulated other comprehensive income (loss). There was no foreign currency gain (loss) recorded in the accompanying statement of earnings for the years ended November 30, 2003, 2002 and 2001.

        (q)    Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (r)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the allowance for doubtful accounts, allowance for cellular deactivations, inventory valuation, recoverability of deferred tax assets, valuation of long-lived assets, accrued sales incentives, warranty reserves and disclosure of the contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (s)    Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of

        Effective December 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which establishes accounting and reporting standards for the impairment or disposal of long-lived assets. SFAS No. 144 removes goodwill from its scope and retains the requirements of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" regarding the recognition of impairment losses on long-lived assets held for use.

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. Recoverability of assets held for sale is measured by comparing the carrying amount of the assets to their estimated fair market value. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

        (t)    Accumulated Other Comprehensive Income (Loss)

        Other comprehensive income (loss) may include foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on investment securities classified as available-for-sale and fair market value changes for cash flow hedges.

        (u)    Shipping and Handling Costs

        The Company reports all amounts billed to a customer related to shipping and handling as revenue. The Company includes all costs incurred for shipping and handling as cost of sales.

(2)    Supplemental Cash Flow Information

        The following is supplemental information relating to the consolidated statement of cash flows:

	Year Ended November 30,
	2003	2002	2001
Cash paid during the year for:
Interest, excluding bank charges	$142	$0	$0
Income taxes	$3,488	$68	$280

(3)    Transactions With Major Suppliers

        Inventory purchases from two major suppliers, one of which is Toshiba, approximated 99% and 97% of total inventory purchases for the year ended November 30, 2003 and 2002, respectively. Although there are a limited number of manufacturers of its products, management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause delay in product availability and a possible loss of sales, which would effect operating results adversely.

(4)    Receivables from Vendors

        The Company has recorded receivables from vendors and due from Toshiba Corporation in the amount of $3,367 and $13,577, as of November 30, 2003 and 2002, respectively. These items represent prepayments on product shipments, defective product reimbursements and amounts due from Toshiba. At November 30, 2003 and 2002, the Company recorded receivables from Toshiba aggregating approximately $709 and $12,228, respectively.

(5)    Property and Equipment

        A summary of property and equipment, net, as of November 30, is as follows:

	2003	2002
Furniture, fixtures and displays	$546	$532
Machinery and equipment	3,701	3,643
Computer hardware and software	1,957	2,642
Automobiles	76	20
Leasehold improvements	446	448

	6,726	7,285
Less: accumulated depreciation and amortization	(5,082)	(4,782)

	$1,644	$2,503

        Depreciation and amortization of property and equipment amounted to $1,056,$1,114 and $878 for the years ended November 30, 2003, 2002 and 2001, respectively.

(6)    Financing Arrangements

        (a)    Due to Audiovox Corporation

        Audiovox Corporation provides advances to the Company that finance the Company's working capital needs. The advances are interest bearing at the 30 day Libor rate plus 2.75%, which was 3.92% at November 30, 2003, and are payable upon demand. The obligation to Audiovox Corporation as of November 30, 2003 and 2002 was $86,045 and $146,614, respectively. Audiovox Corporation has informed the Company that they will not demand repayment of the $86,045 owed as of November 30, 2003, and any additional amounts borrowed, through December 1, 2004 as long as Audiovox Corporation remains a controlling shareholder. Accordingly, the obligation due to Audiovox Corporation has been classified as a long term liability on the accompanying consolidated balance sheet. In addition, Audiovox Corporation has informed the Company that they will fund the business operations and cash flow requirements of the Company through December 1, 2004, such that Audiovox Corporation's funding will be sufficient to permit the Company to continue doing business, as a going concern, and meet its obligations as they become due. Cash generated from operations is applied against the obligation due to Audiovox Corporation.

        Under a credit agreement maintained by Audiovox Corporation, Audiovox Corporation may obtain credit through direct borrowings and letters of credit. The obligations of Audiovox Corporation under the credit agreement are guaranteed by certain of Audiovox Corporation's subsidiaries and are secured by accounts receivable, inventory and the shares of the Company's common stock owned by Audiovox Corporation.

        (b)    Documentary Acceptances

        The Company has various unsecured documentary acceptance lines of credit available with suppliers to finance inventory purchases. The Company does not have written agreements specifying the terms and amounts available under the lines of credit. Documentary acceptances amounted to $18,841 and $0 at November 30, 2003 and 2002, respectively, are included in due to Toshiba Corporation in the accompanying consolidated balance sheet.

(7)    Note Payable to Toshiba Corporation

        On May 29, 2002, Toshiba purchased an additional 20% of the Company. In connection with the transaction, an $8,107 convertible subordinated note (the Note) was issued to Toshiba. The Note bears interest at a per annum rate equal to 1:% and interest is payable annually on May 31st of each year, commencing May 31, 2003. Interest expense on the Note aggregated $142 for the year ended November 30, 2003. The unpaid principal amount shall be due and payable, together with all unpaid interest, on May 31, 2007 and automatically renews for an additional five years. In accordance with the provisions of the Note, Toshiba may convert the balance of the Note into additional shares of the Company in order to maintain a maximum 25% interest in the Company.

        The following is a maturity table for outstanding indebtedness for the Note and advances from Audiovox Corporation outstanding at November 30, 2003:

Year Ended November 30,
2004	$0
2005	86,045
2006	0
2007	8,107

$94,152

(8)    Income Taxes

        The components of income (loss) before the provision for (recovery of) income taxes for the years ended November 30, 2003, 2002 and 2001 is as follows:

	2003	2002	2001
Domestic Operations	$1,115	$(27,553)	$(17,489)
Foreign Operations	4,502	2,647	(167)

	$5,617	$(24,906)	$(16,486)

        The provision for (recovery of) income taxes for the years ended November 30, 2003, 2002 and 2001 is comprised as follows:

	Federal	Foreign	State	Total
2003:
Current	$—	$1,725	$23	$1,748
Deferred	—	28	—	28

	$—	$1,753	$23	$1,776

2002:
Current	$(5,690)	$1,500	$36	$(4,154)
Deferred	5,629	23	1,890	7,542

	$(61)	$1,523	$1,926	$3,388

2001:
Current	$(5,290)	$224	$5	$(5,061)
Deferred	1,546	(64)	(115)	1,367

	$(3,744)	$160	$(110)	$(3,694)

        A reconciliation of the provision for (recovery of) income taxes computed at the Federal statutory rate to income (loss) before provision for (recovery of) income taxes and the actual provision for income taxes for the year ended November 30, 2003, 2002 and 2001 is as follows:

2003:
Tax provision at Federal statutory rates	$1,966	35.0%
State income taxes, net of Federal benefit	333	5.9
Decrease in the valuation allowance for deferred tax assets	(853)	(15.2)
Foreign tax rate differential	178	3.2
Permanent and other, net	152	2.7

	$1,776	31.6%

2002:
Tax provision at Federal statutory rates	$(8,717)	(35.0)%
State income taxes, net of Federal benefit	(379)	(1.5)
Increase in the valuation allowance for deferred tax assets	13,090	52.5
Foreign tax rate differential	598	2.4
Permanent and other, net	(1,204)	(4.8)

	$3,388	13.6%

2001:
Tax provision at Federal statutory rates	$(6,180)	(35.0)%
State income taxes, net of Federal benefit	(72)	(0.4)
Decrease in the valuation allowance for deferred tax assets	(227)	(1.3)
Foreign tax rate differential	219	1.2
Permanent and other, net	(470)	(2.6)

	$(6,730)	(38.1)%

        The significant components of deferred income tax expense for the years ended November 30, 2003, 2002 and 2001 are as follows:

2003:
Deferred tax expense (exclusive of the effect of other components listed below)	$881
Decrease in the balance of the valuation allowance for deferred tax assets	(853)

$28

2002:
Deferred tax expense (exclusive of the effect of other components listed below)	$(5,548)
Decrease in the balance of the valuation allowance for deferred tax assets	13,090

$7,542

2001:
Deferred tax expense (exclusive of the effect of other components listed below)	$1,594
Decrease in the balance of the valuation allowance for deferred tax assets	(227)

$1,367

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred liabilities as of November 30, 2003 and 2002 are presented below:

	2003	2002
Deferred tax assets:
Accounts receivable, principally due to allowance for doubtful accounts and cellular deactivations	$899	$728
Inventory, principally due to additional costs capitalized for tax purposes pursuant to the Tax Reform Act of 1986	260	672
Inventory, principally due to valuation reserve	2,389	4,138
Accrual for future warranty costs	1,376	1,529
Net operating loss carryforwards, federal, state and foreign	3,541	3,959
Foreign tax credits	2,895	1,347
Accrued liabilities not currently deductible and other	260	194
Deferred compensation plans	854	801

Total gross deferred tax assets	12,474	13,368
Less: valuation allowance	(12,353)	(13,206)

Net deferred tax assets	121	162
Deferred tax liability:
Equipment and certain intangibles, principally due to depreciation and amortization	(108)	(121)

Net deferred tax assets	$13	$41

        The net change in the total valuation allowance for the year ended November 30, 2003 was a decrease of $853, primarily resulting from a reduction in the valuation allowance recorded on certain of the Company's deferred tax assets.

        At November 30, 2003 and 2002, the Company had a net operating loss carryforward for federal income tax purposes of approximately $6,639 and $7,468, respectively, which is available to offset future taxable income, if any, which will expire through the year ended November 30, 2023.

(9)    Capital Structure

        The Company's amended and restated articles of incorporation provides for 1500 shares of Class A, no par value, Common stock and 100 shares of Class B, no par value, Common stock of which 116 and 31 shares of Class A and Class B common stock, respectively, are issued and outstanding at November 30, 2003. Audiovox Corporation owns 110 Class A shares of common stock. Toshiba owns 6 Class A shares and 31 Class B shares of common stock.

        Holders of a majority-in-interest of Class A common stock voting as a separate class shall be entitled to elect four directors. Holders of a majority-in-interest of Class B common stock voting as a separate class shall be entitled to elect one director. Shares of Class A common stock may be issued by the Company from time to time as approved by the Board of Directors without the approval of the stockholders. No shares of Class B common stock may be issued by the Board of Directors without the prior approval of a majority-in-interest of the holders of Class B common stock, voting as a separate class. The holders of Class A common stock shall have exclusive voting power on all matters at any time when no Class B common stock is issued and outstanding, and the holders of Class B common stock shall have exclusive voting power on all matters at any time when no Class A common stock is issued and outstanding.

        The holders of Class A and Class B common stock are entitled to receive cash or property dividends declared by the Board of Directors. Dividends declared by the Board must be declared equally for both classes. Each share of Class B common stock may, at any time, be converted into one share of Class A common stock. There are no liquidation preferences on the Company's common stock.

(10)    Stock-Appreciation Units and Retirement Plans

  (a)
  Stock Appreciation Units

        In May 2002, the Company granted seven stock appreciation units in the Company to its Chief Executive Officer and seven stock appreciation units to the Chief Executive Officer of Audiovox Corporation. Each unit has a value of approximately $774, which was based upon the then fair value per share of the Company based upon the value of shares sold to Toshiba in May 2002.

        Each stock appreciation unit equals the value of one Company share. All of these units vested upon the date of grant and are contingent upon the following future events (i) an initial public offering of the Company or (ii) a change of control of the Company as defined where in its Chief Executive Officer resigns within 90 days from the change of control date. Further, as these specified events were not considered probable at the grant date, and since these units had no value at November 30, 2003, no expense has been recorded with respect to these stock appreciation units.

  (b)
  Profit Sharing Plans/401(k) Plan

        The Company participates in two of Audiovox Corporation's non-contributory employee profit sharing plans for the benefit of its eligible employees in the United States and Canada. The plans are administered by trustees appointed by Audiovox Corporation. Accruals for contributions under the plans are recorded in Due to Audiovox Corporation. Contributions required by law to be made for eligible employees in Canada were not material.

        The Company also participates in a 401(k) Plan, which is sponsored by Audiovox Corporation, for eligible employees. Audiovox Corporation matches a portion of the participants contributions after one year of service under a predetermined formula based on the participants' contribution level. Shares of Audiovox Corporation's common stock are not an investment option in the 401(k) Plan, and the Company does not use such shares to match participants' contributions.

  (c)
  Deferred Compensation Plan

        The Company participates in the Audiovox Corporation Deferred Compensation Plan (the Plan) for a select group of management. The Plan is intended to provide certain executives with supplemental retirement benefits as well as to permit the deferral of more of their compensation than they are permitted to defer under the Profit Sharing and 401(k) Plan. The Plan provides for a matching contribution equal to 25% of the employee deferrals up to $20. The Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. All compensation deferred under the Plan is held by Audiovox Corporation in an investment trust which is considered an asset of Audiovox Corporation. The return on these underlying investments will determine the amount of earnings credited to the employees. Increases or decreases in the deferred compensation liability are recognized in income with a corresponding adjustment to the amount due to Audiovox Corporation.

(11)    Lease Obligations

        At November 30, 2003, the Company was obligated under non-cancelable operating leases for equipment and warehouse facilities for minimum annual rental payments as follows:

2004	$1,672
2005	1,168
2006	979
2007	924
2008	546
Thereafter	119

$5,408

        Rental expense for the above-mentioned operating lease agreements and other leases on a month-to-month basis approximated $1,646 for the year ended November 30, 2003.

        The Company leases facilities and equipment from Audiovox Corporation's principal stockholder and several officers, as well as from Audiovox Corporation itself. Rentals for such leases are considered by management of the Company to approximate prevailing market rates. At November 30, 2003, minimum annual rental payments on these related party leases, which are included in the above table, are as follows:

2004	$1,270
2005	1,010
2006	894
2007	916
2008	545
Thereafter	119

$4,754

(12)    Financial Instruments

  (a)
  Concentrations of Credit Risk

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables. The Company's customers are located principally in the United States and Canada and consist of, among others, wireless carriers and service providers, distributors, agents, and independent retailers.

        At November 30, 2003, three wireless customers each accounted for approximately 27%, 26% and 26% of accounts receivable. At November 30, 2002, one customer, a wireless carrier and service provider, accounted for approximately 48% of accounts receivable.

        During the year ended November 30, 2003 three customers each accounted for approximately 34%, 15% and 12% of the Company's fiscal 2003 sales. During the year ended November 30, 2002, one customer accounted for approximately 26% of the Company's 2002 sales.

        The Company generally grants credit based upon analyses of its customers' financial position and previously established buying and payment patterns. The Company establishes collateral rights in accounts receivable and inventory and obtains personal guarantees from certain customers based upon management's credit evaluation.

        A portion of the Company's customer base may be susceptible to downturns in the retail economy.

  (b)
  Fair Value

        The carrying value of all financial instruments classified as a current asset or liability is deemed to approximate fair value because of the short term maturity of these instruments. The estimated fair value of the Company's financial instruments is as follows:

	November 30, 2003
	Carrying Amount	Fair Value
Due to Audiovox Corporation	$86,045	$86,045
Note payable to Toshiba Corporation	$8,107	$8,107
	November 30, 2002
	Carrying Amount	Fair Value
Due to Audiovox Corporation	$146,614	$146,614
Note payable to Toshiba Corporation	$8,107	$8,107

        The carrying amount of amounts owed to Audiovox Corporation approximates fair value because the interest rate on the obligation is reset every quarter to reflect current market rates. The fair value of the note payable to Toshiba Corporation is estimated by discounting future cash flows using current rates at which similar loans would be made.

        Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(13)    Related Party Transactions

  Audiovox Corporation

        The Company is economically dependent upon its majority stockholder, Audiovox Corporation, as Audiovox Corporation has given the Company extended repayment terms on amounts owed and has committed to providing additional working capital as needed by the Company through December 1, 2004.

        In May 2002, the Company and Audiovox Corporation entered into a shared services agreement. In accordance with the agreement, Audiovox Corporation provides specific services to the Company, which include services for computerized systems support, programming and support for various computerized operations; financing, banking, and disbursements related to inventory purchasing; processing payroll and administering various benefit plans; filing and reviewing taxes; setting up and maintaining various trade shows attended by the Company; importing goods from vendors and countries; vendor liaison, inspection of shipments, and sourcing new products; and processing of insurance claims and other administrative matters as necessary. As consideration for the performance of the services stated in the agreement, the Company pays Audiovox Corporation an amount, as specified in the agreement, for each type of service performed. As provided for in the agreement, the services and costs are reviewed each year and adjusted based on the Company's headcount and the level of support required by the Company. Audiovox Corporation has no responsibility to provide any services for the Company which are not specifically set forth in the agreement. Furthermore, neither party may assign its rights or delegate its duties under the agreement without prior written consent of the other party. Any amounts owed in connection with this shared services agreement are included in Due to Audiovox Corporation on the accompanying consolidated balance sheet.

  Toshiba

        On May 29, 2002, Toshiba purchased an additional 20% of the Company for $23,900 in cash, bringing Toshiba's total ownership interest in the Company to 25%. In addition, an $8,107 convertible subordinated note was issued to Toshiba.

        In connection with the transaction, the Company, Audiovox Corporation and Toshiba entered into a stockholders agreement. The stockholders agreement provides for the composition of the board of directors of the Company and identifies certain items, other than in the ordinary course of business, that the Company cannot do without prior approval from Toshiba. The agreement does not require or preclude the Company from paying dividends, as long as such dividends are declared equally for both classes. The agreement may be terminated upon the mutual written agreement of the parties, if the distribution agreement (described below) is terminated or if either party commences a bankruptcy or similar proceeding.

        In connection with the transaction, the Company and Toshiba formalized a distribution agreement whereby the Company will be Toshiba's exclusive distributor for the sale of Toshiba products in the United States, Canada, Mexico and all countries in the Caribbean and Central and South America through May 29, 2007. The distribution agreement provides for 30-day payment terms. The distribution agreement established certain annual minimum purchase targets for the Company's purchase of Toshiba products for each fiscal year during the entire term of the agreement. If the Company fails to meet the minimum purchase target, Toshiba has the right to convert the Company's exclusive distributorship to a non-exclusive distributorship for the remaining term of the agreement. Toshiba maintains a put right and the Company a call right, to repurchase all of the shares held by the other party for a price equal to the fair market value of the shares as calculated in accordance with the agreement. Pursuant to the agreement, the put right is only exercisable if the Company terminates the distribution agreement or if another strategic investor acquires a direct or indirect equity ownership interest in excess of 20% in the Company. Audiovox's call right is only exercisable if Toshiba elects to terminate the distribution agreement after its initial five (5) year term.

(14)    Commitments and Contingencies

  Commitments

        In connection with the issuance of shares of the Company to Toshiba, the Company entered into an employment arrangement with the President and Chief Executive Officer (the Executive) of the Company through May 29, 2007. Under the agreement, the Company is required to pay the Executive an annual base salary of $500 in addition to an annual bonus equal to 2% of the Company's annual earnings before income taxes.

        In the event the Company terminates the Executive's employment without cause or if the Executive resigns employment within 90 days after a significant change in authority and responsibilities;

a reduction in base salary; nonpayment of bonus; material breach by the Company of any obligation under the agreement; or a change in control where the successor entity fails to assume the Company's obligations under the agreement, the Executive is entitled to receive a separation payment equal to the Executive's salary for the remainder of the contract term, plus an average annual bonus plus a cash payment of $1,000. The Executive is not entitled to a separation payment if employment with the Company is terminated for any reason after the fifth anniversary of the effective date of the agreement.

  Contingencies

        The Company is currently, and has in the past been, a party to routine litigation incidental to its business. From time to time, the Company receives notification of alleged violations of registered patent holders' rights. The Company has either been indemnified by its manufacturers in these matters, obtained the benefit of a patent license or has decided to vigorously defend such claims.

        The Company, along with other manufacturers of wireless phones and cellular service providers, was named as defendants in two class action lawsuits alleging non-compliance with FCC ordered emergency 911 call processing capabilities. These lawsuits were consolidated and transferred to the United States District Court for the Northern District of Illinois, which in turn referred the cases to the Federal Communications Commission ("FCC") to determine if the manufacturers and service providers are in compliance with the FCC's order on emergency 911 call processing capabilities. The Company intends to vigorously defend this matter. However, no assurances regarding the outcome of this matter can be given at this point in the litigation.

        In June 2003, the Company settled the litigation it had instituted against Northcoast Communications, LLC ("Northcoast"). The Company received a partial payment of its claimed amount from Northcoast. In addition, Northcoast withdrew its counterclaims with prejudice. A Stipulation of Discontinuance with prejudice was filed in the Supreme Court of the State of New York, County of Suffolk.

        During 2001, the Company, along with other suppliers, manufacturers and distributors of hand-held wireless telephones, was named as a defendant in five class action lawsuits alleging damages relating to exposure to radio frequency radiation from hand-held wireless telephones. These class actions have been consolidated and transferred to a Multi-District Litigation Panel before the United States District Court of the District of Maryland. On March 5, 2003, Judge Catherine C. Blake of the United States District Court for the District of Maryland granted the defendants' consolidated motion to dismiss these complaints. Plaintiffs have appealed to the United States Circuit Court of Appeals, Fourth Circuit. The appeal pending before the United States Circuit Court of Appeals, Fourth Circuit in the consolidated class action lawsuits (Pinney, Farina, Gilliam, Gimpelson and Naquin) against the Company and other suppliers, manufacturers and distributors as well as wireless carriers of hand-held wireless telephones alleging damages relating to risk of exposure to radio frequency radiation from the wireless telephones has not yet been heard. It is anticipated that the appeal will be heard in May 2004.

        The Company does not expect the outcome of any pending litigation, separately and in the aggregate, to have a material adverse effect on its business, consolidated financial position or results of earnings.

PROPOSAL 3—
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The board of directors proposes that stockholders ratify the appointment by the board of directors of Grant Thornton LLP, as our independent registered public accounting firm for fiscal 2004. One or more representatives of Grant Thornton will be present at the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        The Board has appointed the firm of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2004, subject to rafitication of this appointment by the stockholders of the Company. Grant Thornton was first appointed in October 2003 and replaced KPMG LLP, which had served as the independent auditors of Audiovox for many years. Grant Thornton audited the Company's financial statements at November 30, 2003 and for the 2003 fiscal year, and is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

        For the fiscal year ended November 30, 2003, the Company paid the following fees to Grant Thornton (and its affiliates) for services rendered during the year or for the audit in respect of that year:

Fee Type	(In Thousands)
Audit Fees (1)	$1,213
Audit-Related Fees(2)	79
Tax Fees(3)	21
All Other Fees	—

Total	$1,313

(1)
Fees paid for professional services rendered in connection with the audit of the annual financial statements and statutory audits of certain international subsidiaries for the fiscal year.

(2)
Includes fees paid for professional services rendered in connection with the audits of the Company's employee benefit plans and other consulting services.

(3)
Includes fees paid for tax compliance, tax planning and related tax services.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton. The policy requires that all services Grant Thornton may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton provided such engagement will amount to fees of less than $50,000 and such engagement is reported to the Chairman of the Committee and reported to and ratified by the Committee at its next meeting.

        All of the services for Audit-Related Fees, Tax Fees and All Other Fees referenced above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

        Approval by the stockholders of the appointment of the independent registered public accounting firm is not required, but the board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present and entitled to vote on the matter do not approve the selection of Grant Thornton LLP, as our independent registered public accounting firm for fiscal 2004 at the annual meeting, the selection of independent accountants will be reconsidered by the Audit Committee. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Grant Thornton LLP, as our independent registered public accounting firm for fiscal 2004.

PROPOSAL 4—
AMENDMENT TO AUDIOVOX CORPORATION'S 1997 STOCK OPTION PLAN

        We currently maintain the Audiovox Corporation 1997 Stock Option Plan, which we refer to in this proxy as the 1997 plan. The purpose of the 1997 plan is to provide a method whereby key employees and directors may be encouraged to acquire a larger stock ownership in us, thus increasing their proprietary interest in our business, providing them with a greater incentive to carry out their duties in a manner that will benefit us and encouraging them to serve and promote the interests of our company and its stockholders.

        A summary of the principal features of the 1997 plan is provided below but is qualified in its entirety by reference to the full text of the 1997 plan, which is attached to this proxy statement as Annex F.

Administration

        The 1997 plan is administered by our compensation committee, which has full and final authority over all matters relating to the 1997 plan. The compensation committee's authority includes:

  •
  determining the individuals to whom options are to be granted;

  •
  determining the number of shares subject to options and the applicable exercise prices and vesting schedules;

  •
  setting the other terms and conditions of the options;

  •
  establishing rules and regulations relating to the administration of the 1997 plan; and

  •
  construing and interpreting the 1997 plan.

        Any interpretation, determination or other action of the compensation committee under the 1997 plan is final, binding and conclusive.

Shares Available for Grants

        The 1997 plan permits us to grant options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, and options not intended to qualify as incentive stock options. One million shares of our Class A common stock are available for option grants under the 1997 plan and awards of restricted stock granted under our 1997 Restricted Stock Plan. As of June 18, 2004, 15,000 options were outstanding under the 1997 plan, all of which are non-qualified stock options. Shares issued upon the exercise of options granted under the 1997 plan may be authorized but unissued shares or treasury shares, in the compensation committee's discretion. If an option granted under the 1997 plan expires unexercised or is canceled without being exercised, the shares subject to the option will become available for grants under the 1997 plan and the 1997 Restricted Stock Plan.

Eligible Individuals

        Employees (including officers) and directors of us and our affiliates are eligible for options under the 1997 plan. As of June 18, 2004, we and our affiliates employed 842 individuals, all of whom are eligible to receive options under the 1997 plan. In addition, our ten directors are also eligible to receive options under the 1997 plan.

Terms of Options; Exercise Prices

        The term of non-qualified options granted under the 1997 plan cannot exceed ten years, and the exercise price of non-qualified options cannot be less than 50% of the fair market value of the underlying shares of Class A common stock on the date of grant. The 1997 plan permits our compensation committee to reprice options, but any repricing must be approved by a majority of our disinterested directors. Options are evidenced by grant agreements, the terms of which are established by the compensation committee. Special rules required by the Internal Revenue Code apply to incentive stock options.

Change in Control; Changes in Capitalization

        In the event of a change in control of us, the exercisability of 50% of the then-unexercisable options outstanding under the 1997 plan will accelerate. A change in control includes:

  •
  a person acquiring more than 80% of the voting power of our outstanding common stock;

  •
  consummation of a merger or consolidation, if our stockholders cease to own at least 80% of the voting power of the successor corporation or its parent;

  •
  a sale, lease or exchange of all or any substantial part of the consolidated assets of us and our affiliates, if we do not own at least 80% of the voting power of the counterparty to the transaction; or

  •
  one or more new directors are elected to our board of directors, and, at the time of the election, five or more directors (or a majority of directors, if less) then in office were not nominated by the incumbent board.

        The 1997 plan also provides that the compensation committee may make adjustments to outstanding options in the event of changes in our capitalization.

Amendment and Termination

        The 1997 plan may be amended, suspended or terminated, but no such action may alter or impair the rights or obligations of option holders with respect to outstanding awards without their consent.

Federal Income Tax Consequences

        The U.S. federal income tax consequences as they relate to the issuance and exercise of options are as follows:

Incentive Stock Options

        An optionee does not generally recognize taxable income upon the grant or exercise of incentive stock options. Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of the shares on the date of sale. The income is taxed at long-term capital gains rate if the optionee does not dispose of the shares within two years after the date of the grant of the incentive stock options and has held the shares for at least one year after the date of exercise. Under these circumstances, we are not entitled to a federal income tax deduction.

        If an optionee sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of:

  •
  the gain realized upon the sale; or

  •
  the difference between the exercise price and the fair market value of the shares on the date of exercise.

        Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee held the incentive stock option shares prior to disposition. In the year of disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

        The exercise of incentive stock options may in some cases trigger liability for the alternative minimum tax.

Nonqualified Stock Option

        An optionee does not recognize taxable income upon the grant of nonqualified stock options. Upon the exercise of nonqualified stock options, an optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise on the date of exercise exceeds the exercise price. Subject to our satisfying applicable reporting requirements or the inclusion of an optionee's income, we receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of nonqualified stock options.

Stockholder Approval

        The 1997 plan currently provides that, in the event of the termination of an option holder's employment with us and our affiliates, all rights of the individual to exercise non-qualified options granted under the 1997 plan automatically terminate. In connection with the proposed asset sale, we have amended this provision of the 1997 plan to permit our compensation committee to extend the post-termination exercise periods of options granted under the 1997 plan. This amendment requires the approval of our stockholders under the rules of the Nasdaq National Market. The amendment to the 1997 plan must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. If the amendment of the 1997 plan is not approved, the 1997 plan will continue in effect in accordance with its terms prior to the amendment and restatement.

New Plan Benefits

        Subject to the approval of the amendment of the 1997 plan by our stockholders, our compensation committee has established a one-year post-termination exercise period applicable to options held by those ACC employees, other than Philip Christopher, who accept employment with UTStarcom. None of our executive offices or directors will receive the benefit of the extended post-termination exercise period if the amendment to the 1997 plan is approved by our stockholders.

Equity Compensation Plan Information

        The following table sets forth information regarding Audiovox's equity compensation plans in effect as of November 30, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensations (excluding securities reflected in first reporting column)
Equity compensation plans approved by security holders	2,569,864	$11.77	234,253
Equity compensation plans not approved by security holders (a)	150,000	11.12	—

Total	2,719,864	$11.76	234,253

(a)
Represents 30,000 stock options issued to outside directors and 120,000 warrants issued to outside legal counsel. See Note 16 of Notes to Consolidated Financial Statements in our Annual Report for fiscal year ended November 30, 2003.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that you vote "FOR" the approval the amendment of the 1997 plan.

PROPOSAL 5—
AMENDMENT TO AUDIOVOX CORPORATION'S 1999 STOCK COMPENSATION PLAN

        We currently maintain the Audiovox Corporation 1999 Stock Compensation Plan, which we refer to in this proxy as the 1999 plan, for the benefit of our key employees, directors, advisors and consultants whose entrepreneurial and management talents and commitments are essential for the continued growth and expansion of our business.

        A summary of the principal features of the 1999 plan is provided below but is qualified in its entirety by reference to the full text of the 1999 plan, which is attached to this proxy statement as Annex G.

Administration

        The 1999 plan is administered by our compensation committee. The compensation committee may also delegate its authority to administer the 1999 plan to our president or other appropriate officers (including the authority to grant awards), but only with respect to individuals who are not our executive officers. All actions taken by the compensation committee pursuant to the provisions of the 1999 plan are final, binding and conclusive for all purposes on all persons.

Shares Available for Grants

        The 1999 plan permits us to grant options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, options not intended to qualify as incentive stock options, shares of restricted stock and rights to receive the foregoing awards. 1,500,000 shares of our Class A common stock are available for awards under the 1999 plan, of which 1,000,000 shares may be the subject to restricted stock awards. As of June 18, 2004, 355,000 options were outstanding under the 1999 plan, all of which are non-qualified stock options, and no shares of restricted stock were outstanding under the 1999 plan. If awards terminate or are forfeited under the 1999 plan, or if an option holder exercises an option under the 1999 plan by means of the surrender of shares, the shares subject to the terminated or forfeited portion of the award, or the surrendered shares, will become available for grants under the 1999 plan.

Eligible Individuals

        Executive officers and other employees (including persons to whom an offer of employment has been extended), directors and non-employee consultants of, and persons providing substantial services to, us and our affiliates are eligible for awards under the 1999 plan. As of June 18, 2004, we and our affiliates employed 842 individuals, all of whom are eligible to receive options under the 1999 plan. In addition, our ten directors are also eligible to receive options under the 1999 plan. Although the 1999 plan permits us to grant options to consultants and people who provide substantial services, we have not traditionally granted options to such parties.

Terms of Awards; Modifications

        Our compensation committee has complete discretion in determining the individuals to whom awards are to be granted and, subject to the terms and conditions of the 1999 plan, setting the terms and conditions of the awards. Each award is evidenced by a grant agreement setting forth these terms and conditions. The compensation committee may generally modify or waive the terms of outstanding awards, but any modification or waiver that is adverse or arguably adverse to the interests of an award holder will not be effective without the holder's written consent.

Stock Options

        The term of non-qualified options granted under the 1999 plan cannot exceed ten years, and the exercise price of non-qualified options cannot be less than 50% of the fair market value of the underlying shares of Class A common stock on the date of grant. If an option holder exercises an option through the delivery of shares or pays applicable withholding taxes through the delivery of shares, the compensation committee may grant the option holder a restorative option to purchase additional shares of stock. Special rules required by the Internal Revenue Code apply to incentive stock options.

Restricted Stock

        Restricted stock granted under the 1999 plan is generally non-transferable during a restriction period established by the compensation committee and remains forfeitable and in the event that the holder's employment terminates during the restriction period. Dividends are payable upon shares of restricted stock, and holders of restricted stock need not return dividends in the event of forfeiture of the shares on which the dividends are paid. Holders of restricted stock are also entitled to vote the shares during the restriction period.

Corporate Transactions; Changes in Capitalization

        The 1999 plan provides that, if we change the number of issued shares of our common stock without consideration (for example, by a stock dividend or stock split), appropriate adjustments will be made to the 1999 plan and to the outstanding awards granted under the 1999 plan. The 1999 plan also provides that award agreements may contain provisions for their continuation or equitable adjustment after changes in our common stock resulting from a reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

        In addition, the 1999 plan provides that our board of directors will use its best efforts to authorize the issuance or assumption of benefits under the 1999 plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of us, upon terms and conditions as it may deem appropriate.

Amendment and Termination

        The term of the 1999 plan is indefinite. However, we may amend or terminate the 1999 plan at any time.

Federal Income Tax Consequences

        For a description of the U.S. federal income tax consequences as they relate to the issuance and exercise of options, see "Proposal 4—Amendment to Audiovox Corporation's 1997 Stock Option Plan—Federal Income Tax Consequences."

Stockholder Approval

        Under the 1999 plan currently, exercisability of an option is generally conditioned upon continuity of employment by the option holder with us or our subsidiaries. In connection with the proposed asset sale, we have amended this provision of the 1999 plan to permit our compensation committee to extend the post-termination exercise periods of options granted under the 1999 plan. This amendment requires the approval of our stockholders under the rules of the Nasdaq National Market. The amendment to the 1999 plan must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. If the amendment of the 1999 plan is not approved, the 1999 plan will continue in effect in accordance with its terms prior to the amendment and restatement.

New Plan Benefits

        Subject to the approval of the amendment of the 1999 plan by our stockholders, our compensation committee has established a one-year post-termination exercise period applicable to options held by those ACC employees, other than Philip Christopher, whose accept employment with UTStarcom. None of our executive officers or directors will receive the benefit of the extended post-termination exercise period if the amendment to the 1999 plan is approved by our stockholders.

Equity Compensation Plan Information

        For information related to our equity compensation plans approved by stockholders and not approved by stockholders, see "Proposal 4—Amendment to Audiovox Corporation's 1997 Stock Option Plan—Equity Compensation Plan Information."

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the amendment of the 1999 plan.

MISCELLANEOUS

Other Matters

        Management does not know of any matters to be presented for action at the meeting other than as set forth in Items 1 through 5 of the Notice of Annual Meeting. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their direction.

Stockholder Proposals

        Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders currently scheduled for May 6, 2005, must be received by the Secretary of the Company not later than            , 2005 for inclusion in the proxy statement. The proposals must comply with all applicable statutes and regulations.

Available Information

        The Company is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and is required to file periodic reports, proxy statements and other documents with the Securities and Exchange Commission (the "SEC") relating to its business, financial conditions and other matters. Such reports, proxy statements and other documents may be examined and copies may be obtained from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Web site at http://www.sec.gov. Copies should be available by mail upon payment of the SEC's customary charges by writing to the SEC's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.

        Along with these proxy materials, we are distributing our Annual Report on Form 10-K (as amended) for fiscal 2003 and our Form 10-Qs for the periods ended February 29, 2004 and May 31, 2004, without exhibits, to the stockholders of record on            , 2004 all of which are a part of this proxy statement. Exhibits to the Annual Report on Form 10-K may be obtained from Audiovox upon request. To obtain any such exhibits or an additional copy of the 10-K without charge, please contact Chris Lis Johnson, Audiovox's Secretary, 150 Marcus Boulevard, Haupage, New York 11788, Telephone: (631) 231-7750.

REQUEST TO VOTE, SIGN AND RETURN PROXIES

        If you do not intend to be present at the Annual Meeting of Stockholders on                        , 2004 please vote the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
CHRIS LIS JOHNSON Secretary Audiovox Corporation

Hauppauge, New York
                        , 2004

Annex A

EXECUTION COPY

ASSET PURCHASE AGREEMENT

By and Among
AUDIOVOX COMMUNICATIONS CORP.
QUINTEX MOBILE COMMUNICATIONS CORPORATION
AUDIOVOX COMMUNICATIONS CANADA CO.
UTSTARCOM, INC.
UTSTARCOM CANADA COMPANY
and
with respect to Sections 2.05, 2.07, 2.09, 3.01, 3.02, 3.11(b), 3.30, 5.06, 5.08, 5.19, 5.20, 5.21,
5.22, 5.24 and Articles VII–X only,
AUDIOVOX CORPORATION
Dated as of June 11, 2004

A-i

A-ii

A-iii

        ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 11, 2004, by and among AUDIOVOX COMMUNICATIONS CORP., a Delaware corporation ("ACC"), QUINTEX MOBILE COMMUNICATIONS CORPORATION, a Delaware corporation ("Quintex"), AUDIOVOX COMMUNICATIONS CANADA CO., a Nova Scotia company ("ACCC"; and, together with ACC and Quintex, collectively, the "Seller"), UTSTARCOM, INC., a Delaware corporation ("UTStarcom"), UTSTARCOM CANADA COMPANY, a Nova Scotia company ("UTStarcom Canada" and, together with UTStarcom, the "Purchaser") and, with respect to Sections 2.05, 2.07, 2.09, 3.01, 3.02, 3.11(b), 3.30, 5.06, 5.08, 5.19, 5.20, 5.21, 5.22, 5.24 and Articles VII–X only, AUDIOVOX CORPORATION, a Delaware corporation ("Audiovox").

        WHEREAS, the Seller is engaged in the business of marketing mobile cellular handset systems and other wireless communications devices, including, without limitation, personal digital assistants, transceiver PCMCIA cards and non-telematic devices, that use the infrastructure of wireless communication carriers ("Carriers") and are sold through the Carrier distribution channel which is comprised of (a) a direct channel (which consists of (i) retail stores owned by Carriers and (ii) the Carriers' sales organizations for corporate enterprise customers) through which Seller sells products to Carriers; and (b) an indirect channel through which Seller sells products to retailers, distributors and agents that are authorized by Carriers to activate products, to sell air time on behalf of Carriers, to promote products to end users and to perform other activities that support the sale of products to end users on behalf of Carriers. The Seller's business, however, excludes consumer electronics products, including those with wireless communications capability, not having as their primary function cellular telephone connectivity or cellular telephone activation, but rather having as their primary function entertainment, information processing, data downloading/uploading, and security (e.g., products such as navigation devices, audio/video entertainment devices, computing devices and security products) (hereinafter the "Business");

        WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Business, including all right, title and interest of the Seller in and to the property and assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Boards of Directors of the Seller, Audiovox, and the Purchaser have determined that the transactions contemplated by this Agreement are fair to and in the best interests of their respective corporations and stockholders and have approved and adopted this Agreement and the transactions contemplated hereby;

        WHEREAS, as a condition to the Purchaser's willingness to enter into this Agreement, the Purchaser and John Shalam (the "Stockholder") has entered into a voting agreement dated as of the date hereof (the "Voting Agreement"), providing that, among other things, the Stockholder will vote all of his shares of stock of Audiovox (a) in favor of this Agreement and the transactions contemplated in this Agreement and (b) against any action that would result in a breach of any covenant, representation, warranty or agreement under this Agreement;

        WHEREAS, Audiovox and Toshiba Corporation, a Japanese corporation, acting through its Mobile Communications Company ("Toshiba") in their capacity as the sole shareholders of ACC have approved and adopted this Agreement and the transactions contemplated hereby;

        WHEREAS, as an inducement to the Purchaser to enter into this Agreement, the Seller shall facilitate the transfer of, and hiring by the Purchaser as of the Closing, certain of the employees employed by the Seller in connection with the Business;

        WHEREAS, ACCC and UTStarcom Canada are parties to this Agreement solely for purposes of the transfer of the Canadian assets of the Business;

        WHEREAS, as an inducement to the Purchaser to enter into this Agreement, concurrently with the execution of this Agreement, Philip Christopher has entered into an employment agreement with the Purchaser (the "Employment Agreement");

        WHEREAS, concurrently with the consummation of the transactions contemplated hereby, Audiovox and the Purchaser will enter into a Trademark License Agreement substantially in the form attached hereto as Exhibit 5.21, pursuant to which, among other things, Audiovox will license to the Purchaser certain rights in and to the Audiovox trademark, upon the terms and subject to the conditions set forth in the Trademark License Agreement; and

        WHEREAS, Audiovox and Toshiba are direct or indirect stockholders of the Seller.

        NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Seller, Audiovox and the Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.01.    Certain Defined Terms.    For purposes of this Agreement:

        "ACC Internal Reporting Controls" means a process of internal financial reporting controls, including certain control matrices, to provide reasonable assurance regarding the reliability of financial reporting of the Business and the preparation of financial statements of the Business in accordance with GAAP, including the Reporting Policies and Procedures, in compliance with Section 404 and, in each case, designed to work within the policies and procedures constituting the UTSI's Internal Reporting Controls upon the consummation of the transactions contemplated by this Agreement.

        "Accounts Payable" means any and all accounts payable, notes and other amounts payable to third parties, including vendors and employees, arising from the conduct of the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon as determined in accordance with GAAP.

        "Accrued Expenses" means expenses of the Business, other than Excluded Accrued Expenses, that have been incurred, but not yet paid for as determined in accordance with GAAP.

        "Accrued Sales Incentives" means any and all amounts owed to customers under various sales incentives programs offered to the customers of the Business as determined in accordance with GAAP.

        "Acquisition Documents" means this Agreement, the Ancillary Agreements and the certificates delivered pursuant to Sections 2.05(h) and 2.05(i).

        "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; with respect to the Seller, such other Person shall include Audiovox but expressly exclude Toshiba.

        "Ancillary Agreements" means the Bill of Sale, each Assignment of Lease, the Assignment of Intellectual Property, the Trademark License Agreement, the Assumption Agreement, the Transition Services Agreement and the Escrow Agreement.

        "Assignment of Intellectual Property" means the assignment of Intellectual Property to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(a).

        "Assignment of Lease" means the Assignment of Lease to be executed by the Seller at the Closing with respect to each parcel of Leased Real Property listed on Section 3.16(b) of the Disclosure Schedule, in a form to be mutually agreed by the Seller and the Purchaser.

        "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller at the Closing, substantially in the form of Exhibit 1.01(c).

        "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(d).

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing.

        "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

        "Closing Statement of Inventories" means the Statement of Inventories prepared by the Seller setting forth the amount of Inventories, net of reserves, of the Business as of 5:30 p.m. EST on the date of the Closing, which Inventories, for purposes of the Closing Statement of Inventories, the Preliminary Net Working Capital Balance and the Final Net Working Capital Balance shall be determined in accordance with the rules set forth in Exhibit A attached hereto.

        "Closing Statement of Net Assets" means the statement of Net Assets of the Business to be prepared pursuant to Section 2.07(a) and to be dated as of the close of business on the date of the Closing.

        "Closing Statement of Receivables" means a statement certified by an officer of the Seller, including the information constituting the Receivables Listing and setting forth the Receivables Reserve.

        "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

        "Confidentiality Agreement" means the non-disclosure agreement, dated February 11, 2004, among the Purchaser, Audiovox and the Seller.

        "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

        "Conveyance Taxes" means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes, including, without limitation, Canadian GST and PST.

        "Copyrights" means mask works, rights of publicity and privacy, and copyrights in works of authorship of any type, including Software, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, all common law rights thereto, and all other rights associated therewith.

        "Customer" means the party on the Receivables Listing owing a Receivable to the Seller.

        "Determination of Satisfactory Controls" means a determination by the Purchaser made reasonably and in good faith that the Seller has developed and implemented the ACC Internal Reporting Controls and that the ACC Internal Reporting Controls are prepared for the commencement of outside auditor testing of compliance with Section 404.

        "Developed Software" means Software created by, or for the use of, the Seller or Audiovox for use in the Business that is used in conjunction with third-party Software and hardware.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

        "Documentary Acceptances" means amounts owed by the Business for borrowed money under unsecured lines of credit with suppliers used to finance inventory purchases.

        "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

        "Environmental Claims" means any Claims relating in any way to any Environmental Law or any Environmental Permit, including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

        "Environmental Laws" means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq.

        "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

        "ERISA Affiliate" of any Person means any other Person that is a member of the same controlled group of such Person for purposes of Section 4001(a)(14) of ERISA.

        "Escrow Agent" means J.P. Morgan-Chase.

        "Escrow Amount" means an amount equal to 5% of the Purchase Price.

        "Escrow Fund" means the Escrow Amount deposited with the Escrow Agent as such sum may be increased or decreased as provided in the Escrow Agreement.

        "Excluded Accrued Expenses" means payroll, divisional bonuses, FICA, withholding taxes, unemployment taxes, disability taxes, the Employee Stock Purchase Plan, amounts due under 401(k) plan, officer's salaries, travel & entertainment reimbursement accrual, long term disability and life insurance, dental expense accrual, medical insurance, sales tax, GST, sales commissions payable and accrued professional fees.

        "Excluded Taxes" means (i) all Income Taxes owed by the Seller or any of its Affiliates for any period; (ii) all Taxes relating to the Excluded Assets or Excluded Liabilities for any period; (iii) all Taxes relating to the Purchased Assets, the Business or the Assumed Liabilities for any Pre-Closing Tax Period; (iv) all Taxes of Seller or any other Person by reason of being a member of a consolidated, combined, unitary or affiliated group that includes the Seller or any of its present or past Affiliates prior to the Closing, by reason of a tax sharing, tax indemnity or similar agreement entered into by the Seller or any of its present or past Affiliates prior to the Closing (other than this Agreement) or by reason of transferee or successor liability arising in respect of a transaction undertaken by the Seller or any of its present or past Affiliates prior to the Closing; and (v) Taxes imposed on Purchaser as a result of any breach of warranty or misrepresentation under Section 3.25 hereof, or breach by the Seller of any covenant relating to Taxes. For purposes of this Agreement, in the case of any Straddle Period, (i) Property Taxes relating to the Purchased Assets allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that fall within the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period, and (ii) Taxes (other than Property Taxes) relating to the Purchased Assets for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the date of the Closing.

        "Final Net Working Capital Balance" means the Net Working Capital Balance as reflected on the Closing Statement of Net Assets that is deemed final pursuant to Section 2.07(c), as adjusted so that the value of the Inventory shall be as set forth on the Closing Statement of Inventory that is deemed final pursuant to Section 2.07(c).

        "GAAP" means United States generally accepted accounting principles applied on a basis consistent with past practices and procedures for interim and year end financial statements of the Seller (for avoidance of doubt, in connection with the preparation of the Closing Statement of Net Assets, the accountants, in preparing such statement in accordance with GAAP, shall have the ability to consider events and circumstances occurring subsequent to the Closing (but only if those events or circumstances occurred prior to the date of the report of the Seller's Accountants delivered pursuant to Section 2.07(a)).

        "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

        "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Income Taxes" means Taxes imposed on or measured by reference to gross or net income or receipts, and franchise, net worth, capital or other doing business Taxes.

        "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under banker's acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

        "Indemnifying Party" means the Seller and Audiovox, on a joint and several basis, pursuant to Section 8.02 or the Purchaser pursuant to Section 8.03, as the case may be.

        "Intellectual Property" means (a) Patents, (b) Trademarks, (c) Copyrights, (d) Trade Secrets and (e) Software.

        "Inter-company Payables" means amounts owed by the Seller to Audiovox or any subsidiaries, divisions, or affiliates of Audiovox as determined in accordance with GAAP.

        "Interim Milestones" means (i) the development of the written policies and procedures, including the control matrices based on the Purchaser's standard template for such matrices, constituting the ACC Internal Reporting Controls, (ii) the preliminary testing/walk-through by the Purchaser's Reporting Controls Advisors of the implemented ACC Internal Reporting Controls, (iii) the remediation of any ACC Internal Reporting Controls not in compliance with Section 404 and (iv) the subsequent testing/walk-through by the Purchaser's Reporting Controls Advisors of the implemented ACC Internal Reporting Controls.

        "Interim Statement Date" means February 29, 2004.

        "Interim Statement of Net Assets" means the statement of Net Assets (including a calculation of the Net Working Capital Balance) of the Business, dated as of February 29, 2004, a copy of which is set forth in Section 3.04(a)(i) of the Disclosure Schedule.

        "Inventories" means all inventory, merchandise, finished goods, raw materials, packaging, labels, supplies and other personal property used in the Business and maintained, held or stored by or for the Seller, and any prepaid deposits for any of the same. Inventories are valued at the lower of the actual cost to purchase (primarily on a weighted moving average basis) and/or the current estimated market value of the inventory less expected costs to sell the inventory, as determined in accordance with GAAP.

        "IRS" means the Internal Revenue Service of the United States.

        "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

        "Leased Real Property" means the real property used in the Business leased by the Seller, as tenant, together with, to the extent leased by the Seller and used in the Business, all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

        "Licensed Intellectual Property" means Intellectual Property licensed to the Seller pursuant to the Transferred IP Agreements.

        "Material Adverse Effect" means any circumstance, change in or effect on the Business or the Seller that, individually or in the aggregate with all other circumstances, changes in or effects on the Business or the Seller is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), results of operations or the financial condition of the Business; provided, however, that (v) effects attributable to general or industry specific economic conditions, except those effects that adversely affect the Business or the Seller to a materially greater extent than they affect other entities operating in such industries, (w) a termination of the supply arrangement between the Seller and Curitel, (x) a decline in the market price of Audiovox common stock, in itself, (y) the failure, in itself, to achieve estimated or projected results of the Business (provided, that, any circumstances, change or effect on the Business giving rise to such failure to achieve estimated or projected results may constitute a Material Adverse Effect) and (z) changes resulting from the permitted disclosure of this Agreement or the transactions contemplated hereby, in each case, shall not constitute a Material Adverse Effect.

        "Net Assets" means the difference between (a) the sum of Inventories, Prepaids and other Current Assets, Property, Plant and Equipment, and Other Long-Term Assets included in the Purchased Assets and (b) the sum of third party Accounts Payable, Accrued Expenses, Accrued Sales Incentives, Documentary Acceptances and Other Long-Term Liabilities (excluding long-term notes payable to Toshiba), other than the Excluded Liabilities, as determined in accordance with GAAP.

        "Net Working Capital Balance" means the difference between (a) the sum of Inventories and Prepaids and other Current Assets, and (b) the sum of third-party Accounts Payable, Accrued Expenses, Accrued Sales Incentives and Documentary Acceptances, of the Business.

        "Other Long-Term Assets" means the value of non-cash assets of the Business not due within one year as determined in accordance with GAAP.

        "Other Long-Term Liabilities" means notes and other amounts payable to third parties, including vendors, arising from the conduct of the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon not due within one year as determined in accordance with GAAP.

        "Owned Intellectual Property" means Intellectual Property owned by the Seller and used in the Business as set forth in Section 3.15(a) of the Disclosure Schedule.

        "Owned Real Property" means the real property in which the Seller has fee title (or equivalent) interest that is used in the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller that are used in the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Patents" means United States, foreign and international patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties and conventions.

        "Per Customer Amount" means the aggregate amount of Receivables owed by each Customer to the Seller, net of the Receivables Reserve for such Customer.

        "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Seller is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP, (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current purposes.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

        "Post-Closing Tax Period" means any taxable period (or portion thereof) beginning after the date of the Closing.

        "Pre-Closing Tax Period" means any taxable period (or portion thereof) ending on or prior to the date of the Closing.

        "Preliminary Net Working Capital Balance" means the difference between (a) the sum of Inventories and Prepaids and other Current Assets, and (b) the sum of third-party Accounts Payable, Accrued Expenses, Accrued Sales Incentives and Documentary Acceptances, of the Business.

        "Preliminary Statement of Net Assets" means the statement of Net Assets of the Business as of the close of business on the date of the Closing, which shall include the Preliminary Net Working Capital Balance, prepared in good faith by the Seller in consultation with the Seller's Accountants and certified by an officer of the Seller.

        "Prepaids and other Current Assets" means either (i) pre-payments made to vendors of the Business related to operating costs, which have not been used and (ii) the value of non-cash assets used in the Business due within one year as determined in accordance with GAAP.

        "Property, Plant and Equipment" means physical assets including, without limitation, furniture, fixtures, displays, machinery and equipment, computer hardware and software and automobiles, owned by the Seller and used in the Business, as determined in accordance with GAAP.

        "Property Taxes" means real and personal ad valorem property Taxes and any other Taxes imposed on a periodic basis and measured by the value of any item.

        "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least two Business Days before the Closing.

        "Purchaser Material Adverse Effect" means any circumstance, change in or effect on the Purchaser that, individually or in the aggregate with all other circumstances, changes in or effects on the Purchaser is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), results of operations or the financial condition of the Purchaser; provided, however, that (x) effects attributable to general or industry specific economic conditions, except those effects that adversely affect the Purchaser to a materially greater extent than they affect other entities operating in such industries, (y) a decline in the market price of the Purchaser common stock, in itself, (z) changes resulting from the permitted disclosure of this Agreement or the transactions contemplated hereby, in each case, shall not constitute a Purchaser Material Adverse Effect.

        "Purchaser's Accountants" means PricewaterhouseCoopers LLP, independent accountants of the Purchaser.

        "Purchaser's Reporting Controls Advisors" means a West-Coast based team of advisors from Deloitte & Touche LLP.

        "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including Vendors, customers and employees, arising from the conduct of the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon, as determined in accordance with GAAP.

        "Receivables Listing" means a computer file containing a list setting forth all outstanding Receivables of the Business as of 5:30 p.m. EST on the date of the Closing, including the name of the Customer that owes the Receivable to the Seller, the Per Customer Amount owed by each Customer and an invoice number or other information identifying each Receivable thereon. The Receivables Listing shall not include any Vendor Receivables.

        "Receivables Reserve" means the reserve for the Receivables on a Customer-by-Customer basis set forth in the Receivables Listing, determined in accordance with GAAP, which amount shall be deemed to be the amount of the Receivables Reserve set forth on the Receivables Listing, unless and until such amount is determined to be otherwise in accordance with Section 2.07(c).

        "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

        "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

        "Remedial Action" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

        "Reporting Policies and Procedures" means policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Purchaser or the Business, as applicable (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Purchaser or the Business, as applicable, are being made only in accordance with authorizations of management and directors of the Purchaser or of the Seller, as applicable and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Purchaser or the Business, as applicable, that could have a material effect on the financial statements.

        "SEC" means the Securities and Exchange Commission.

        "Section 404" means Section 404 of the Sarbanes-Oxley Act of 2002.

        "Seller's Accountants" means Grant Thornton LLP, independent accountants of the Seller.

        "Seller's Prior Accountants" means KPMG LLP, prior independent accountants of the Seller.

        "Seller's Reporting Controls Advisors" means an East-Coast based team of advisors from Deloitte & Touche LLP.

        "Shared MIS Systems" means the Software and hardware owned or licensed by Audiovox and which is used by the Seller in the operation of the Business, as set forth in Section 1.01 of the Disclosure Schedule.

        "Software" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

        "Straddle Period" means any taxable period beginning on or prior to and ending after the date of the Closing.

        "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

        "Tax Return" means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

        "Trade Secrets" means trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

        "Trademarks" means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

        "Transferred IP Agreements" means (a) licenses of Owned Intellectual Property by the Seller to third parties, (b) licenses of Intellectual Property by third parties to the Seller and used in the Business (c) agreements between the Seller and third parties relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking advertisement, or other practices with respect to Internet web sites, in each case, that are used in the Business and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Owned Intellectual Property, as set forth in Section 3.15(a) of the Disclosure Schedule.

        "UTSI's Internal Reporting Controls" means the process of internal financial reporting controls, including certain control matrices, developed by and in the process of being implemented by the Purchaser to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including the Reporting Policies and Procedures, in compliance with Section 404.

        "Vendors" means any and all vendors who are unaffiliated with the Seller and who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Seller (as such relate to the Business).

        SECTION 1.02.    Definitions.    The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
"555 Wireless Sublease"	7.02(i)(i)
"AAA"	10.09
"Additional Reserved Receivables"	2.07(d)
"Adjusted Target NWCB"	2.07(c)(i)(B)
"Agreement"	Preamble
"Allocation"	2.03(b)
"Ancillary Lease Documents"	3.16(d)
"Assumed Contracts"	2.01(a)(xi)
"Assumed Liabilities"	2.02(a)
"Audiovox Board"	3.30(a)
"Audiovox Recommendation"	5.19(b)
"Audiovox Stockholders' Meeting"	5.19(a)
"Audiovox Triggering Event"	9.01
"Business"	Recitals
"Cerritos Lease"	7.02(i)(ii)
"Change in the Audiovox Recommendation"	5.06(c)
"Claims"	2.01(a)(ix)
"Closing"	2.04
"Collection Period"	2.09(d)
"Competing Transaction"	5.06(d)
"Consent Costs"	5.04(e)
"Disputed Receivable"	2.09(a)
"Employee Amounts"	6.02

"Employment Agreements"	Recitals
"ERISA"	3.21(a)
"Escrow Agreement"	2.08
"Excluded Assets"	2.01(b)
"Excluded Intellectual Property"	2.01(b)(vii)
"Excluded Liabilities"	2.02(b)
"Expense Reimbursement"	9.01(b)
"Expenses"	9.03(a), (c)
"Fee"	9.03(b)
"Financial Statements"	3.04(a)(ii)
"Independent Accounting Firm"	2.07(b)(ii)
"Initial Termination Date"	9.01(b)
"Interim Financial Statements"	3.04(a)(iii)
"Key Employees"	7.02(g)
"lease"	3.16
"Loss"	8.02
"Material Contracts"	3.14(a)
"Notice of Superior Proposal"	5.06(c)
"Options"	3.16(c)
"Plans"	3.21(a)
"PRC Antitrust Approvals"	7.01(b)
"Proxy Statement"	5.19(a)
"Preliminary Purchase Price Increase"	2.07(C)(i)(B)
"Preliminary Purchase Price Reduction"	2.07(C)(i)(K)
"Purchase Price"	2.03(a)
"Purchased Assets"	2.01(a)
"Purchaser"	Preamble
"Purchaser Indemnified Party"	8.02
"Replication Service"	5.22
"Restricted Period"	5.08(a)
"Seller"	Preamble
"Seller Indemnified Party"	8.03
"Stockholder"	Recitals
"Superior Proposal"	5.06(e)
"Tangible Personal Property"	3.17(a)
"Target NWCB"	2.07(C)(i)
"Third Party Claim"	8.05(b)
"Trademark License Agreement"	5.20
"Transferred Employee"	6.01
"Transition Services Agreement"	5.13
"Voting Agreement"	Recitals

        SECTION 1.03.    Interpretation and Rules of Construction.    In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

           (a)  when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

           (b)  the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e)   all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (f)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (g)   any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

          (h)   references to a Person are also to its successors and permitted assigns; and

          (i)    the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

PURCHASE AND SALE

        SECTION 2.01.    Purchase and Sale of Purchased Assets.    (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, and the Purchaser shall purchase from the Seller, the Seller's right, title and interest at the Closing in and to the following (the assets to be purchased by the Purchaser, together with the covenants contained in Section 5.08, being referred to as the "Purchased Assets"):

            (i)  all rights in respect of the Leased Real Property;

           (ii)  all Property, Plant and Equipment;

          (iii)  all vehicles and rolling stock used in the Business;

          (iv)  all Inventories;

           (v)  all books of account, general, financial, and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto which are owned, or employed by the Seller primarily in connection with the Business except for (x) organization documents, minute and stock record books, stock certificates and the corporate seal of the Seller and (y) those relating to the Excluded Assets or the Excluded Liabilities (including all records relating to Taxes);

          (vi)  the goodwill relating to the Business;

         (vii)  all the Seller's right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property, copies and tangible embodiments thereof in whatever form or medium, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof;

        (viii)  all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof), related to the Business pertaining to, arising out of and inuring to the benefit of the Seller ("Claims") including those reasonably necessary or desirable to enforce such rights against third parties or to defend against those seeking to enforce the Assumed Liabilities; except those Claims which are related to the Excluded Liabilities or the Excluded Assets;

          (ix)  all sales and promotional literature, customer lists and other sales-related materials of the Seller used in the Business;

           (x)  all rights of the Seller under the contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers related to the Business set forth on Section 2.01(a)(x) of the Disclosure Schedule (the "Assumed Contracts");

          (xi)  all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable;

         (xii)  all the Seller's right, title and interest at the Closing in, to and under all other assets, rights and claims of every kind and nature directly or indirectly owned by the Seller or to which the Seller is directly or indirectly entitled, in each case, used in the operation of, or residing with, the Business;

        (xiii)  Prepaids and Other Current Assets;

        (xiv)  Other Long-Term Assets;

         (xv)  All Audiovox's rights, title and interest in the Shared MIS Systems; and

        (xvi)  All the Seller's or Audiovox's rights, title and interest in the replicated copy of the Developed Software replicated in accordance with Section 5.22.

        (b)   Notwithstanding anything in Section 2.01(a) to the contrary, the Purchased Assets shall exclude the following assets and properties owned by the Seller (the "Excluded Assets"):

            (i)  cash and marketable securities and all bank accounts of the Seller relating to the Business;

           (ii)  the Purchase Price Bank Account;

          (iii)  all rights of the Seller under this Agreement and the Ancillary Agreements;

          (iv)  Tax Returns of the Seller (and related workpapers);

           (v)  except as provided in Section 5.18(a), all Tax refunds of the Seller;

          (vi)  Trademarks owned by Audiovox or Toshiba, or their respective employees, Affiliates (other than the Seller), successors or assigns;

         (vii)  The Intellectual Property set forth in Section 2.01(b)(vii) of the Disclosure Schedule (the "Excluded Intellectual Property");

        (viii)  all Receivables of the Business as of 5:30 p.m. EST on the date of the Closing;

          (ix)  all furniture and other tangible property used by, and in the office of, John Shalam on the date of Closing;

           (x)  all Claims, including Claims arising under insurance policies, related to the Excluded Liabilities or Excluded Assets, including those reasonably necessary or desirable to enforce rights against third parties or defend against those seeking to enforce Excluded Liabilities;

          (xi)  all rights against Compal Electronics, Inc. relating to actions occurring prior to Closing;

         (xii)  any rights, software or other license or practices with respect to websites, internet addresses or domain names used in connection with the Business;

        (xiii)  the equity interests in the Seller and those entities set forth in Section 3.01(c) of the Disclosure Schedule;

        (xiv)  organization documents, minute and stock record books, stock certificates and the corporate seal of the Seller and those entities set forth in Section 3.01(c) of the Disclosure Schedule; and

         (xv)  all books of account, general, financial and personnel records, invoices, correspondence and other documents relating exclusively to the Excluded Assets and the Excluded Liabilities (including all records relating to Taxes).

        SECTION 2.02.    Assumption and Exclusion of Liabilities.    (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge the following Liabilities of the Seller, except for the Excluded Liabilities (the "Assumed Liabilities"):

            (i)  all Liabilities reflected or reserved against on the Closing Statement of Net Assets (other than Tax Liabilities);

           (ii)  all Liabilities of the Seller arising under the Assumed Contracts (other than Liabilities or obligations attributable to (A) any failure by the Seller to comply with the terms thereof prior to the Closing, (B) products liability or personal injury claims arising prior to the Closing and (C) intellectual property infringement claims arising prior to the Closing); and

          (iii)  product warranties and claims thereunder relating to the products of the Business.

        (b)   Notwithstanding subsection (a) above, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

            (i)  all Excluded Taxes;

           (ii)  all Liabilities relating to or arising out of the Excluded Assets;

          (iii)  claims arising prior to the Closing made by employees of the Seller (including the Transferred Employees) relating to their employment with the Seller;

          (iv)  all Inter-company Payables;

           (v)  all Liabilities or obligations attributable to (A) any failure by the Seller to comply with the terms of any Assumed Contract prior to the Closing, (B) products liability or personal injury claims arising prior to the Closing and (C) intellectual property infringement claims arising prior to the Closing; and

           (v)  all Liabilities pursuant to Environmental Law arising from or related to any action, event, circumstance or condition related to the Business or the Leased Real Property, in each case occurring or existing on or before the Closing, including: (A) any Release of any Hazardous Material into the Environment on or before the Closing at, to or from the Leased Real Property or any property formerly owned, leased, used or occupied by the Business (and any additional migration of such Hazardous Material after the Closing); (B) any transportation, disposal or discharge, or the arrangement for such activities, on or before the Closing, of any Hazardous Material originating at the Leased Real Property or any property formerly owned, leased, used or occupied by the Business to or at any location (and any additional transportation, disposal or discharge of such Hazardous Material after the Closing); and (C) any noncompliance with or violation of any applicable Environmental Law or Environmental Permit relating in any way to the

  Business on or before the Closing (and any continuation of such noncompliance or violation after the Closing).

        SECTION 2.03.    Purchase Price; Allocation of Purchase Price.    (a) Subject to the adjustments set forth in Section 2.07, the purchase price for the Purchased Assets shall be $165,100,000 (the "Purchase Price").

        (b)   The Purchaser and the Seller shall, in good faith, use reasonable commercial efforts to, within 120 days after the date of Closing, reach an agreement as to the allocation of the sum of the Purchase Price and the Assumed Liabilities among the Purchased Assets (including the assets in Canada) (the "Allocation"). Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the Allocation in a manner consistent with Section 1060 of the Code and the Regulations thereunder. If the Purchaser and the Seller have agreed on an Allocation, then the Purchaser and the Seller shall each file IRS Form 8594 consistent with the Allocation and neither the Seller nor the Purchaser will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise. If the Purchaser and the Seller cannot agree on an Allocation, each party may report an Allocation that, in its sole discretion, is consistent with Section 1060 of the Code and the Regulations thereunder.

        SECTION 2.04.    Closing.    Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 1:30 P.M. New York time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Section 7.01 and Section 7.02 (other than conditions with respect to actions the respective parties will take at the Closing itself, but subject to the satisfaction of those conditions) or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing.

        SECTION 2.05.    Closing Deliveries by the Seller.    At the Closing, Audiovox (as to items (e), (g) and (i)) or the Seller shall deliver or cause to be delivered to the Purchaser:

          (a)   the Assumption Agreement, the Bill of Sale, the Assignment of Intellectual Property, each Assignment of Lease, the Trademark License Agreement and such other instruments, in form and substance reasonably satisfactory to the Purchaser, as may be reasonably requested by the Purchaser to transfer the Purchased Assets to the Purchaser or evidence such transfer on the public records, which request shall be provided to the Seller at least five (5) days before the Closing;

          (b)   executed counterparts of each Ancillary Agreement to which the Seller is a party other than the Ancillary Agreements delivered pursuant to Section 2.05(a);

          (c)   a receipt for the Purchase Price less the Escrow Amount;

          (d)   a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

          (e)   true and complete copies, certified by the Secretary or an Assistant Secretary of Audiovox of the resolutions duly and validly adopted by the Board of Directors of Audiovox, evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (f)    a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

          (g)   certificates of the Secretary or an Assistant Secretary of Audiovox certifying the names and signatures of the officers of Audiovox authorized to sign this Agreement and the other documents to be delivered hereunder;

          (h)   a certificate of a duly authorized officer of the Seller certifying as to itself as to the matters set forth in Section 7.02(a);

          (i)    a certificate of a duly authorized officer of Audiovox certifying as to itself as to the matters set forth in Section 7.02(a); and

          (j)    a certificate of non-foreign status (in a form reasonably acceptable to Purchaser) pursuant to section 1.1445-2(b)(2) of the Regulations.

        SECTION 2.06.    Closing Deliveries by the Purchaser.    (a) At the Closing, the Purchaser shall deliver to the Seller:

            (i)  the Purchase Price and the $70,000 contemplated by Section 5.22 hereof, less the Escrow Amount, by wire transfer in immediately available funds to the Purchase Price Bank Account;

           (ii)  executed counterparts of the Assumption Agreement, each Assignment of Lease, the Assignment of Intellectual Property and the Trademark License Agreement;

          (iii)  executed counterparts of each Ancillary Agreement (other than the Ancillary Agreements delivered pursuant to Section 2.06(a)(ii)) to which the Purchaser is a party;

          (iv)  a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

           (v)  a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

          (vi)  a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 7.01(a).

        (b)   At the Closing, the Purchaser shall deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Escrow Amount by wire transfer in immediately available funds to the accounts designated therefore in the Escrow Agreement.

        SECTION 2.07.    Post-Closing Adjustment of Purchase Price.    The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.07:

          (a)   Preliminary and Closing Statements of Net Assets.    (i) On or before the date that is 25 calendar days following the Closing, the Seller shall deliver to the Purchaser the Preliminary Statement of Net Assets.

             (ii)  As promptly as practicable, after the date that is 90 calendar days following the Closing, the Seller shall deliver to the Purchaser the Closing Statement of Net Assets, together with the report thereon of the Seller's Accountants, stating that the Closing Statement of Net Assets fairly presents Net Assets of the Business as of the close of business on the date of the Closing in accordance with GAAP.

          (b)   Disputes.    (i) Subject to clause (ii) of this Section 2.07(b), the Closing Statement of Net Assets, the Closing Statement of Inventories and the Receivables Reserve set forth on the Closing Statement of Receivables delivered by the Seller to the Purchaser shall be final, binding and conclusive on the parties hereto.

             (ii)  The Purchaser may dispute any amounts reflected on (A) the Closing Statement of Net Assets, but only on the basis that the amounts reflected on the Closing Statement of Net Assets were not arrived at in accordance with GAAP (it being understood that any adjustments, estimates, accruals and calculations made on the Closing Statement of Net Assets that are made on the same basis as similar items on the Interim Statement of Net Assets shall be deemed to be made in accordance with GAAP) or were arrived at based on mathematical or clerical error, (B) the Closing Statement of Inventories but only on the basis that the amounts reflected on the Closing Statement of Inventories was not calculated in accordance with the rules set forth on Exhibit A hereto or that they were arrived at based on mathematical or clerical error and (C) the Receivables Reserve, but only on the basis that the Receivables Reserve was not arrived at in accordance with GAAP (it being understood that any adjustments, estimates, accruals and calculations made in respect of the Receivables Reserve that are made on the same basis as similar items on the Interim Statement of Net Assets shall be deemed to be made in accordance with GAAP) or were arrived at based on mathematical or clerical error; provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 Business Days of the Seller's delivery of the Closing Statement of Net Assets to the Purchaser. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by the Seller's Accountants and the Purchaser's Accountants regarding the Closing Statement of Net Assets or the Closing Statement of Inventories leaves in dispute amounts the net effect of which in the aggregate would not affect the Final Net Working Capital Balance, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Statement of Net Assets or the Closing Statement of Inventories, as applicable, delivered by the Seller to the Purchaser. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with such effect within 20 Business Days after the receipt by the Seller and the Seller's Accountants of the Purchaser's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to Deloitte & Touche LLP (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Seller and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser) (either Deloitte & Touche LLP or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

            (iii)  In acting under this Agreement, the Seller's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (c)   Purchase Price Adjustments.    (i) Preliminary Purchase Price Adjustment. (A) In the event that the Preliminary Net Working Capital Balance set forth on the Preliminary Statement of Net Assets is less than $40,000,000 (the "Target NWCB"), then there shall be a preliminary downward adjustment of the Purchase Price in an amount equal to such deficiency, the Purchaser shall deliver written notice to the Escrow Agent specifying the amount of such preliminary downward adjustment of the Purchase Price, and the Escrow Agent shall, within three Business Days of its receipt of such notice and in accordance with the terms of the Escrow Agreement, pay an amount (the "Preliminary Purchase Price Reduction") equal to seventy-five percent (75%) of such deficiency to the Purchaser out of the Escrow Fund by wire transfer in immediately available funds. In the event that the Escrow Fund is insufficient to cover the amount of the Preliminary Purchase Price Reduction, then the Escrow Agent shall distribute the entire Escrow Fund to the Purchaser as provided above and the Seller or Audiovox, on behalf of the Seller, shall pay, on or prior to the same date as the Escrow Agent distributes the Escrow Fund to the Purchaser, an amount to the Purchaser, by wire transfer in immediately available funds, equal to the amount of such deficiency. No failure of the Purchaser to deliver a notice of the type specified in the immediately preceding sentence shall relieve the Seller of the obligation to pay the amount of such deficiency to the Purchaser.

            (B)  In the event that the Preliminary Net Working Capital Balance exceeds the Target NWCB, then there shall be a preliminary upward adjustment of the Purchase Price in an amount equal to such excess and the Purchaser shall pay on or before the date that is 30 days following the date of the Closing an amount (the "Preliminary Purchase Price Increase") equal to seventy-five percent (75%) of such excess to the Seller by wire transfer in immediately available funds. Following the preliminary purchase price adjustments described in this Section 2.07(c)(i), the Target NWCB shall be adjusted to (1) subtract any Preliminary Purchase Price Reduction previously paid to the Purchaser by the Escrow Agent or the Seller or (2) add any Preliminary Purchase Price Increase previously paid to the Seller by the Purchaser (as so adjusted, the "Adjusted Target NWCB")

               (ii)  Final Purchase Price Adjustment.    Each of the Closing Statement of Net Assets, the Closing Statement of Inventories and the Receivables Reserve shall be deemed final for the purposes of this Section 2.07 upon the earliest of (x) the failure of the Purchaser to notify the Seller of a dispute within 30 Business Days of the Seller's delivery of the Closing Statement of Net Assets to the Purchaser, (y) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Seller's Accountants and the Purchaser's Accountants and (z) the resolution of all disputes, pursuant to Section 2.07(b)(ii), relating to the Closing Statement of Net Assets the Closing Statement of Inventories or the Receivables Reserve, as applicable, by the Independent Accounting Firm. Within five Business Days of both the Closing Statement of Net Assets and the Closing Statement of Inventories being deemed final, the Seller's Accountants shall, with the agreement of the Purchaser's Accountants, calculate the Final Net Working Capital Balance and the Purchase Price shall be finally adjusted as follows:

                (A)  In the event that the Final Net Working Capital Balance is less than the Adjusted Target NWCB, then the Purchaser shall deliver written notice to the Escrow Agent and the Seller specifying the amount of such shortfall and the Escrow Agent shall, within three Business Days of its receipt of such notice and in accordance with the terms of the Escrow Agreement, pay to the Purchaser the amount of such shortfall out of the Escrow Fund by wire transfer in immediately available funds. In the event that the Escrow Fund is insufficient to cover the amount of such shortfall, then the Escrow Agent shall distribute the entire Escrow Fund to the Purchaser as provided above and the Seller or Audiovox, on behalf of the Seller, shall pay, on or prior to the same date as the Escrow Agent distributes the Escrow Fund to the Purchaser, an amount to the Purchaser, by wire transfer in immediately available funds, equal to the amount of such deficiency. No failure of the Purchaser to deliver a notice of the type specified in the immediately preceding sentence shall relieve the Seller of the obligation to pay the amount of such deficiency to the Purchaser.

                (B)  In the event that the Final Net Working Capital Balance exceeds the Adjusted Target NWCB, then the Purchaser shall pay within three Business Days of the Final Net Working Capital Balance being calculated by the Seller's Accountants, with the agreement of the Purchaser's Accountants, the amount of such excess to the Seller by wire transfer in immediately available funds.

          (d)   Until the Closing Statement of Net Assets is deemed final pursuant to Section 2.07(c), the Purchaser shall respond to and process warranty claims in substantially the same manner in which the Seller responded to and processed warranty claims prior to the Closing, including using the same third party service providers used by the Seller and charging actual costs for in-house repairs (which costs shall be calculated consistently with how they were calculated by the Seller).

        SECTION 2.08.    Escrow.    Prior to the Closing, the Seller and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit 2.08 (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, the Purchaser shall deposit the Escrow Amount at the Closing, in an account to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

        SECTION 2.09.    Receivables.

        (a)   On or prior to 5:30 p.m. EST on the Business Day immediately following the date on which the Closing occurs, the Seller shall deliver to the Purchaser the Closing Statement of Receivables. Any amounts paid by any Customer (or any of its wholly owned Subsidiaries) to the Purchaser (or any of its wholly-owned Subsidiaries), whether in respect of a Receivable listed on the Receivables Listing or otherwise, shall, no later than (i) in the case of a Receivable paid by wire transfer, the Business Day following the day on which payment was received and (ii) in the case of a Receivable paid other than by wire transfer, the third Business Day following the day on which payment was received, be paid by wire transfer of immediately available funds to the Seller; provided, however that (i) Purchaser shall have no obligation to pay over amounts received by a particular Customer once the aggregate amount paid to the Seller and the Purchaser by such Customer beginning on the Business Day following the Closing equals the Per Customer Amount and (ii) if a Customer has given notice to the Seller or the Purchaser that such Customer is disputing its obligation to pay any amount of the Receivable listed on the Receivables Listing as being owed by the Customer (to the extent such Receivable is disputed, a "Disputed Receivable") or if a Receivable is deemed to be a Disputed Receivable (as described below), the Purchaser shall not be obligated to pay over amounts received from such Customer in excess of such Customer's Per Customer Amount less the amount any Disputed Receivable. Any Receivable not fully paid by a Customer by the date that is 25 days after the date that such Receivable is due may be deemed by the Seller or the Purchaser, upon written notice thereof, to the other party to be a Disputed Receivable.

        (b)   Each of the Purchaser and the Seller shall give prompt written notice to the other that it has received notice of a Disputed Receivable. The Seller shall not initiate, or threaten to initiate, any legal proceedings against a Customer who is the obligor of a Disputed Receivable to collect such Disputed Receivable until at least 15 Business Days following the date of the notice of the Disputed Receivable. If, at the end of such 15 Business Day period, such Disputed Receivable has not been paid to the

Seller (either by the Customer or by the Purchaser on behalf of such Customer), the Seller may take any and all legal actions it believes are desirable to cause such Disputed Receivable to be paid to it.

        (c)   Prior to 6 p.m. EST on each Business Day during the Collection Period (as hereinafter defined), the Purchaser and the Seller shall inform each other by email of the amount of payments that it has received from each Customer on such Business Day; provided, however that no information need be given with respect to any Customer once the Seller has received from such Customer the full amount of such Customer's Per Customer Amount. All amounts paid by a Customer, whether paid to the Seller directly or remitted to the Purchaser and then paid to the Seller shall be credited against such Customer's Per Customer Amount. In the event that, during the 120 day period following the Closing, a Customer gives notice that a Receivable set forth on the Receivables Listing is a Disputed Receivable and, had such notice been given at an earlier date, the Purchaser would not have been obligated to pay to the Seller an amount pursuant to this Section 2.09 that the Purchaser has paid over to the Seller, then the Seller shall pay back to the Purchaser the full amount disputed by such Customer within three Business Days by wire transfer of immediately available funds. For 120 days after the Closing, the Purchaser shall direct and instruct its relevant employees to reasonably cooperate with the Seller in promptly collecting all Receivables and in resolving Disputed Receivables, in each case, in a manner consistent with the past practices of the Business.

        (d)   From and after the Closing until the earlier of (x) the 90th Business Day following the Closing and (y) the date on which the Seller has received full payment of all Receivables reflected on the Receivables Listing, net of the aggregate Receivables Reserve and any Disputed Receivables (such period, the "Collection Period"), the Purchaser shall not, and it shall cause its Affiliates and representatives not to, take any action that would reasonably be expected to interfere with the Seller's ability to promptly collect any Receivable reflected on the Receivables Listing, including, without limitation, by suggesting or telling any Customer that for any reason it should not pay, or that it should delay paying, the full amount of its Receivable reflected on the Receivables Listing.

        (e)   In the event that the Receivables Reserve is adjusted upward pursuant to Section 2.07(c), the Purchaser shall give written notice to the Seller of any Per Customer Amounts paid over to the Seller by the Purchaser in accordance with this Section 2.09 prior to the Receivables Reserve having been finally determined that would be reduced by virtue of such adjustment and the Seller shall pay back to the Purchaser such excess Per Customer Amounts (net of any amounts that the Purchaser would be required to pay to the Seller pursuant to this Section 2.09(e)) within two Business Days following such adjustment by wire transfer of immediately available funds. In the event that the Receivables Reserve is adjusted downward pursuant to Section 2.07(c), the Purchaser shall pay over to the Seller within two Business Days following such adjustment any amounts that the Purchaser would have been required to pay to the Seller had the Receivables Reserve been so adjusted immediately following the Closing (net of any amounts that the Seller would be required to pay back to the Purchaser pursuant to this Section 2.09(e)).

        SECTION 2.10.    Inventories.    On the day immediately following the date of the Closing, the Seller shall deliver to the Purchaser the Closing Statement of Inventories.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

        As an inducement to the Purchaser to enter into this Agreement, the Seller and Audiovox (only as to itself with respect to the matters set forth in Sections 3.01, 3.02, 3.11(b) and 3.30) hereby represent and warrant to the Purchaser as follows:

        SECTION 3.01.    Organization, Authority and Qualification and Corporate Power of the Seller and Audiovox.     (a) Each of the Seller and Audiovox is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, has the requisite corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties leased by it or the operation of its business makes such licensing or qualification necessary except where the failure to be so qualified or in good standing will not result in a Material Adverse Effect.

        (b)   Each of the Seller and Audiovox has the requisite corporate power and authority to execute, deliver and, subject to receipt of the vote of the Audiovox stockholders contemplated in Section 3.30(b) and the approval of the Seller's stockholders, which has been obtained, perform this Agreement and each of the Ancillary Agreements to be executed, delivered and performed in connection with this Agreement, and except as set forth in Sections 3.02 and 3.03, each of the Seller and Audiovox has all requisite power and authority to transfer the Purchased Assets to the Purchaser. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which the Seller and Audiovox is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action (corporate or otherwise) on the part of the Seller and Audiovox (other than the vote of the Audiovox stockholders contemplated in Section 3.30(b) and the approval of the Seller's stockholders, which has been obtained). This Agreement has been, and upon their execution and delivery the Ancillary Agreements shall have been, duly and validly executed and delivered by the Seller and Audiovox, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution and delivery the Ancillary Agreements shall constitute, the legal, valid and binding obligation of the Seller and Audiovox, enforceable against the Seller and Audiovox in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally. No other corporate proceedings on the part of the Seller or Audiovox are necessary to authorize this Agreement and the Ancillary Agreements (other than the vote of the Audiovox stockholders contemplated in Section 3.30(b) and the approval of the Seller's stockholders, which has been obtained).

        (c)   There are no subsidiaries or Affiliates of Audiovox, other than ACC, Quintex and ACCC, which own, lease or have the legal right to use, or which are a party to and enjoy the right to the benefits of the Assumed Contracts and other arrangements which constitute, the Purchased Assets. Section 3.01(c) of the Disclosure Schedule sets forth the subsidiaries of ACC other than Quintex and ACCC. None of the entities set forth in Section 3.01(c) of the Disclosure Schedule have any assets. The liabilities of GLM Wireless Communications, Inc. exceed its assets.

        SECTION 3.02.    No Conflict.    The execution, delivery and performance of this Agreement and the Ancillary Agreements by each of the Seller and Audiovox do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or Audiovox, as the case may be, (b) conflict with or violate any material Law or Governmental Order applicable to the Seller or Audiovox, as the case may be, or any of its assets, properties or businesses, including the Business (except as may result from any facts or circumstances relating solely to the Purchaser), or (c) except as set forth in Section 3.02(c) of the

Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or Audiovox is a party or by which any of the Purchased Assets is bound or affected. The Seller knows of no reason (except as may result from any facts or circumstances relating solely to the Purchaser) why all consents set forth in Section 3.02(c) of the Disclosure Schedule will not be received.

        SECTION 3.03.    Governmental Consents and Approvals.    The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller do not and will not require any material consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority applicable to the Seller or Audiovox, except (a) as described in Section 3.03 of the Disclosure Schedule and (b) the pre-merger notification and waiting period requirements of the HSR Act. The Seller knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

        SECTION 3.04.    Financial Information; Books and Records.    (a) True and complete copies of (i) the Interim Statement of Net Assets as set forth in Section 3.04 of the Disclosure Schedule, (ii) the audited balance sheet of the Seller for each of the two fiscal years ended as of November 30, 2003 and 2002 respectively, and the related audited statements of income, stockholders' equity and cashflows of the Seller, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants and Seller's Prior Accountants (collectively referred to herein as the "Financial Statements") and (iii) the unaudited balance sheet of the Seller as of February 29, 2004, and the related statements of income, stockholders' equity and cashflows of the Seller (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Seller to the Purchaser. The Interim Statement of Net Assets (i) was prepared in accordance with the books of account and other financial records of the Seller, (ii) presents fairly, in all material respects, the Net Assets of the Business as of the date thereof (except that it excludes the Excluded Assets and Excluded Liabilities), (iii) has been prepared in accordance with GAAP, and (iv) includes all adjustments that are necessary for a fair presentation of the financial condition of the Business as of the date thereof. The Financial Statements and the Interim Financial Statement (i) were prepared in accordance with the books of account and other financial records of the Seller, (ii) present fairly, in all material respects, the financial condition and results of operations of the Business as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP and (iv) in the case of the Interim Statement of Net Assets, include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Business and the results of the operations of the Business as of the dates thereof or for the periods covered thereby.

        (b)   The books of account and other financial records of the Seller in all material respects: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP, (ii) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

        (c)   The Sellers have the parts that it believes are reasonably necessary to fulfill its contractual obligations to repair products sold by the Business prior to the Closing. There are no material liabilities relating to obligations under the Assumed Contracts for the provision of training or technical support, other than liabilities that are reflected on the Interim Statement of Net Assets and will be reflected on the Closing Statement of Net Assets.

        SECTION 3.05.    Absence of Undisclosed Liabilities.    There are no material Liabilities of the Business, other than Liabilities (i) reflected or reserved against on the Interim Statement of Net Assets, (ii) set forth in Section 3.05 of the Disclosure Schedule, (iii) incurred since the date of the Interim Statement of Net Assets in the ordinary course of business, consistent with past practice, of the Seller and which do not and could not have a Material Adverse Effect or (iv) arising out of the Assumed Contracts.

        SECTION 3.06.    Receivables.    Section 3.06 of the Disclosure Schedule is an aged list of the Receivables as of the Interim Statement Date showing separately those Receivables that as of such date had been outstanding for (a) 30 days or less, (b) 31 to 60 days, (c) 61 to 90 days, and (d) more than 90 days. Except to the extent, if any, reserved for on the Interim Statement of Net Assets, all Receivables reflected on the Interim Statement of Net Assets arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller and in the ordinary course of business consistent with past practice and, except as reserved against on the Interim Statement of Net Assets, constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts and warranty claims and customary reserves required by GAAP accrued in the ordinary course of business consistent with past practice.

        SECTION 3.07.    Inventories.    (a) Subject to amounts reserved therefor on the Interim Statement of Net Assets, the values at which all Inventories are carried on the Interim Statement of Net Assets is consistent with the last sentence of the definition of "Inventories" herein. Except as set forth in Section 3.07(a)(i) of the Disclosure Schedule, the Seller has good and marketable title to the Inventories free and clear of all Encumbrances. Except as set forth in Section 3.07(ii) of the Disclosure Schedule, the Inventories do not consist of, in any material amount, items that are obsolete, defective or slow-moving. The Inventories do not consist of any items held on consignment. The Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice or except as set forth in Section 3.07(a)(iii) of the Disclosure Schedule. No clearance or extraordinary sale of the Inventories has been conducted since the Interim Statement Date. The Seller has not acquired or committed to acquire Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice, nor has the Seller changed the price of any Inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Seller, (ii) reductions and increases responsive to normal competitive conditions and consistent with the Seller's past sales practices, (iii) increases to reflect any increase in the cost thereof to the Seller and (iv) increases and reductions made with the written consent of the Purchaser.

        (b)   Section 3.07(b) of the Disclosure Schedule includes a complete list of the addresses of all warehouses and other facilities in which the Inventories are located.

        SECTION 3.08.    Assumed Contracts.    Each description of an Assumed Contract or category of Assumed Contracts described in Part II of Section 2.01(a)(x) of the Disclosure Schedule is accurate in all material respects.

        SECTION 3.09.    Sales and Purchase Order Backlog.    (a) As of the Business Day immediately preceding the date hereof, open sales orders accepted by the Seller and relating to the Business totaled $244,768,080. Section 3.09(a) of the Disclosure Schedule lists all sales orders exceeding $100,000 per order which have been accepted by the Seller (related to the Business), and which were open as of the date hereof.

        (b)   As of the Business Day immediately preceding the date hereof, open purchase orders issued by the Seller and relating to the Business, totaled $737,911,285. Section 3.09(b) of the Disclosure

Schedule lists all purchase orders exceeding $100,000 per order which have been issued by the Seller (related to the Business) and which were open as of the date hereof.

        SECTION 3.10.    Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions.    Except as set forth in Section 3.10 of the Disclosure Schedule, since the Interim Statement Date, and, except with respect to clause (x) below (which speaks as of the date hereof and, pursuant to Section 7.02(a), as of the date of the Closing), prior to the date hereof, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, since the Interim Statement Date, the Seller has not:

          (a)   permitted or allowed any of the Purchased Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

          (b)   except in the ordinary course of business consistent with past practice and payments under contracts entered into prior to the date hereof as disclosed in Section 3.14 of the Disclosure Schedule, discharged or otherwise obtained the release of any Encumbrance related to the Business, or paid or otherwise discharged any Liability related to the Business, other than current liabilities reflected on the Interim Statement of Net Assets and current liabilities incurred in the ordinary course of business consistent with past practice since the Interim Statement Date;

          (c)   written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Purchased Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

          (d)   made any change in any method of accounting or accounting practice or policy used by the Seller and relating to the Business, other than such changes required by GAAP;

          (e)   amended, terminated, cancelled or compromised any material claims of the Seller (related to the Business) or waived any other rights of substantial value to the Seller (related to the Business), other than with respect to the Excluded Assets;

          (f)    sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including leasehold interests and intangible property) of the Seller (related to the Business), other than the sale of Inventories in the ordinary course of business consistent with past practice, other than with respect to the Excluded Assets;

          (g)   merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person engaged in a business relating to the Business or acquired a substantial portion of the assets or business of any Person engaged in a business relating to the Business or any division or line of business thereof, or otherwise acquired any material assets relating to the Business other than in the ordinary course of business consistent with past practice;

          (h)   made any capital expenditure or commitment for any capital expenditure, in each case relating to the Business, in excess of $500,000 individually or $2,000,000 in the aggregate;

          (i)    except in the ordinary course of business consistent with past practice, issued any sales orders or otherwise agreed to make any purchases, in each case relating to the Business, involving exchanges in value in excess of $5,000,000 individually or $10,000,000 in the aggregate;

          (j)    made any material changes in the customary methods of operations of the Business, including those relating to purchasing, Inventories, marketing, booking sales or Receivables, selling and pricing;

          (k)   made, revoked or changed any Tax election or method of Tax accounting, or settled or compromised any liability with respect to Taxes, in each case relating to the Business or the Purchased Assets;

          (l)    incurred any material Indebtedness relating to the Business, other than Inter-company Payables incurred in the ordinary course of business consistent with past practice;

          (m)  made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person in connection with the Business, except for any amount that will be discharged prior to the Closing;

          (n)   failed to pay any creditor of the Business any material amount owed to such creditor when due unless such amount was disputed in good faith and subject to customary adjustments;

          (o)   except in the ordinary course of business consistent with past practice or as required by Law (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any of its employees to whom offers of employment will be made pursuant to Section 6.01, including any increase or change pursuant to any Plan, or (ii) established or increased or promised to increase any benefits under any Plan;

          (p)   entered into any agreement, arrangement or transaction relating to the Business with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

          (q)   terminated, discontinued, closed or disposed of any plant, facility or other business operation used in the Business, or laid off any employees employed in connection with the Business (other than layoffs in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

          (r)   disclosed any secret or confidential Intellectual Property relating to the Business (except by way of issuance of a patent) or permitted to lapse or become abandoned any Intellectual Property relating to the Business (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller has any right, title, interest or license;

          (s)   allowed any Permit or Environmental Permit relating to the Business to lapse or terminate or failed to renew any insurance policy, Permit or Environmental Permit relating to the Business that is scheduled to terminate or expire within 45 calendar days of the Closing;

          (t)    failed to maintain the plant, property and equipment included in the Purchased Assets in good repair and operating condition, ordinary wear and tear excepted;

          (u)   suffered any casualty loss or damage with respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

          (v)   amended, modified or consented to the termination of any Material Contract or the Seller's rights thereunder;

          (w)  (i) abandoned, sold, assigned, or granted any security interest in or to any item of the Owned Intellectual Property, Licensed Intellectual Property or Transferred IP Agreements, including failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, (ii) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, other than licenses of Transferred Software to the customers of the Business in the ordinary course of its business, (iii) developed, created or invented any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to Interim Statement Date) or

  (iv) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

          (x)   suffered any Material Adverse Effect;

          (y)   agreed, whether in writing or otherwise, to take in a legally enforceable manner any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement and the Ancillary Agreements;

          (z)   terminated the employment nor received the resignation of any Key Employees;

          (aa) issued a notice of intention to terminate the employment of any Key Employees nor received a notice of intention to resign by any Key Employees; or

          (bb) settled, or agreed to settle, any action, suit or proceeding relating to the Business or the Purchased Assets other than in the ordinary course of business consistent with past practice.

        SECTION 3.11.    Litigation.    (a) Except as set forth in Section 3.11 of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties and the date and method commenced), there are no material Actions by or against the Seller or any Affiliate thereof and relating to the Business or affecting any of the Purchased Assets or the Business pending before any Governmental Authority (or, to the best knowledge of the Seller, threatened to be brought by or before any Governmental Authority). The Seller is not subject to any Action relating to the Business that has a Material Adverse Effect or is reasonably likely to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Neither the Seller nor any of the Seller's assets or properties, including the Purchased Assets, is subject to any Governmental Order (nor, to the best knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        (b)   Audiovox is not subject to any Action relating to the Business that has a Material Adverse Effect or is reasonably likely to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Audiovox is not subject to any Governmental Order (nor, to the best knowledge of Audiovox, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        SECTION 3.12.    Compliance with Laws.    (a) The Seller has conducted and continues to conduct the Business in accordance with all material Laws and Governmental Orders applicable to the Seller or any of its properties or assets, including the Purchased Assets, and the Seller is not in material violation, or the Seller has not been in material violation during the last three years, of any such Law or Governmental Order, except as set forth in Section 3.12 (a) of the Disclosure Schedule.

        (b)   Section 3.12(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Seller (related to the Business) or any of its properties or assets, including the Purchased Assets, or the Business and no such Governmental Order has or has had a Material Adverse Effect or is reasonably likely to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        SECTION 3.13.    Environmental and Other Permits and Licenses; Related Matters.    (a) Except as set forth in Section 3.13(a) of the Disclosure Schedule:

            (i)  The Seller (as it relates to the Business) is in material compliance with all applicable Environmental Laws and all Environmental Permits.

           (ii)  There has been no material Release of any Hazardous Material on any of the Leased Real Property or, during the period of the Seller's ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Seller.

          (iii)  There are no Environmental Claims pending or, to the best knowledge of the Seller, threatened against the Seller (relating to the Business) or the Leased Real Property, and to the Seller's best knowledge there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim.

          (iv)  The Seller has no actual or alleged material liability, whether fixed or contingent, relating to the Business under any Environmental Law.

        (b)   Neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

        SECTION 3.14.    Material Contracts.    (a) Section 3.14(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements and informal arrangements) of the Seller relating to the Business (collectively, the "Material Contracts"):

            (i)  each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property, with any supplier or for the furnishing of services to the Seller or otherwise related to the Business under the terms of which the Seller: (A) is reasonably likely to pay or otherwise give consideration of more than $500,000 in the aggregate during the fiscal year ending November 30, 2004, (B) is reasonably likely to pay or otherwise give consideration of more than $120,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 30 days' notice and is reasonably likely to pay or otherwise give consideration of more than $120,000 in the aggregate over the remaining term of the contract;

           (ii)  each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property, or for the furnishing of services by the Seller which: (A) is likely to involve consideration of more than $100,000 in the aggregate during the fiscal year ending November 30, 2004, (B) is likely to involve consideration of more than $500,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 30 days' notice and is likely to involve consideration of more than $500,000 in the aggregate during the remaining term of the contract;

          (iii)  all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Seller is a party and which would require a payment in 2004 in excess of $120,000;

          (iv)  all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Seller is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice and which would require a payment in 2004 in excess of $120,000;

           (v)  all contracts and agreements relating to Indebtedness of the Seller;

          (vi)  all contracts and agreements with any Governmental Authority to which the Seller is a party;

         (vii)  all contracts and agreements that limit or purport to limit the ability of the Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

        (viii)  all contracts and agreements between or among the Seller and any Affiliate of the Seller;

          (ix)  all contracts and agreements providing for employee benefits under any Plan listed in Section 3.21 of the Disclosure Schedule;

           (x)  all employment contracts, written or oral, with any officer, consultant, director or employee of the Business;

          (xi)  all contracts and agreements relating to restrictions on competition of the employees of the Seller;

         (xii)  all joint venture contracts or arrangements or other arrangements involving sharing of profits;

        (xiii)  all agreements relating to the disposition or acquisition of assets or any interest in any business enterprise other than those entered into in the ordinary course and consistent with past practice;

        (xiv)  all settlements of administrative, judicial, mediation or arbitration proceedings;

         (xv)  all leases or subleases of Leased Real Property;

        (xvi)  all leases or subleases of Tangible Personal Property which require a payment in 2004 in excess of $100,000;

       (xvii)  all Transferred IP Agreements; and

      (xviii)  all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Seller or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

        (b)   Except as set forth in Section 3.14(b) of the Disclosure Schedule, each Material Contract is valid and binding on the Seller thereto and is in full force and effect. The Seller is not in material breach of, or default under, any Material Contract.

        (c)   To the best knowledge of the Seller, no other party to any Material Contract is in material breach thereof or default thereunder and the Seller has not received any notice of termination, cancellation, breach or default under any Material Contract.

        (d)   The Seller has made available to the Purchaser true and complete copies of all Material Contracts, including all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

        (e)   Except as set forth in Section 3.14(e) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Purchased Assets.

        SECTION 3.15.    Intellectual Property.    (a) Section 3.15(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, and registered copyrights and copyright applications, and domain names included in the Owned Intellectual Property, (ii) all Transferred IP Agreements and (iii) all other Owned Intellectual Property (other than trade secrets) material to the Business.

        (b)   Except as set forth in Section 3.15(b) of the Disclosure Schedule to the best knowledge of the Seller, the operation of the Business as currently conducted or as contemplated to be conducted, the use of the Owned Intellectual Property, the Licensed Intellectual Property, the Shared MIS Systems and the Developed Software in connection therewith and the Seller's transmission, use, linking and other practices related to the operation of their web sites in connection with the Business, the content thereof and the advertisements contained therein, do not, in any material respects, conflict with, infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or Claims are pending or, to the best knowledge of the Seller, threatened against the Seller alleging any of the foregoing.

        (c)   The Seller is the exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property and the Transferred IP Agreements, and the Seller has a valid right to use the Owned Intellectual Property and Licensed Intellectual Property in the ordinary course of the Business as currently conducted or as contemplated to be conducted subject only to the terms of the Transferred IP Agreements in the case of Licensed Intellectual Property.

        (d)   No Owned Intellectual Property or Developed Software, or to the best knowledge of Seller, any Licensed Intellectual Property, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

        (e)   Except for the Excluded Intellectual Property, the Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the Business, and there are no other items of Intellectual Property that are material to the ordinary day-to-day conduct of the Business. The Owned Intellectual Property and the Developed Software and, to the best knowledge of the Seller, the Licensed Intellectual Property, are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

        (f)    Except as set forth in Section 3.15(f) of the Disclosure Schedule, no material Actions or Claims have been asserted or are pending or, to the best knowledge of the Seller, are threatened against the Seller (i) based upon or challenging or seeking to deny or restrict the use by the Seller of any of the Owned Intellectual Property, the Licensed Intellectual Property, the Shared MIS Systems and the Developed Software, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Seller (in connection with the Business) infringe or misappropriate any Intellectual Property right of any third party or (iii) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

        (g)   To the best knowledge of the Seller, no Person is engaging in any activity that infringes the Owned Intellectual Property or Licensed Intellectual Property. Except as set forth in Section 3.15(g) of the Disclosure Schedule, the Seller has not granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property.

        (h)   There is no Software (i) material to the operation of the Business or (ii) manufactured, distributed, sold, licensed to a third party or marketed by the Seller in connection with the Business, other than, in each case, the Excluded Intellectual Property.

        (i)    The Seller has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in the Business. To the best knowledge of the Seller, (i) there has been no misappropriation of any Trade Secrets used in the Business by any Person; (ii) no employee, independent contractor or agent of the Seller has misappropriated any Trade Secrets of any other Person in the course of performance as an employee, independent contractor or agent of the Business; and (iii) no employee, independent contractor or agent of the Seller is in material default or material breach of any term of any written employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

        (j)    The Shared MIS Systems and the Developed Software, together with the Owned Intellectual Property and the Licensed Intellectual Property, includes all of the Software necessary to enable the Business to become a fully operational entity with all current functionality and appropriate controls to protect the Business from any non-Business access. Upon Closing, the Purchaser shall own or otherwise have a valid right to use (on the same terms and conditions that the Seller or Audiovox previously had such right to use) all Shared MIS Systems and Developed Software.

        SECTION 3.16.    Real Property.    (a) There are no parcels of Owned Real Property used in the Business or included in the Purchased Assets.

        (b)   The Seller has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Seller assigned its interest under any lease or sublease of any parcel or any portion of any parcel of Leased Real Property to any third party.

        (c)   Section 3.16(c) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all material ancillary documents pertaining thereto (including all material amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates) (such leases, subleases and ancillary documents being the "Lease Documents"). The Seller has made available to the Purchaser copies of all written Lease Documents. With respect to each of such leases and subleases, the Seller has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

        (d)   Except as disclosed in Section 3.16(d) of the Disclosure Schedule, the interests of Seller in the Leased Real Property to be transferred pursuant to this Agreement are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

        (e)   To the best knowledge of the Seller, all the Leased Real Property is occupied under a valid and current certificate of occupancy or similar permit.

        (f)    The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to such rental.

        (g)   Except as set forth in Schedule 3.16(g) of the Disclosure Schedule, the Seller has the full right to exercise any Option contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

        (h)   To the best knowledge of the Seller, none of the Leased Real Property to be transferred pursuant to this Agreement is the subject of any official complaint or notice of violation of any applicable Law, zoning ordinance, building code or regulation governing land use, and no such violation exists which detracts from or interferes with the present use of such properties or impairs the operations thereon; and there is no Law, zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of the Seller, threatened with respect to any such Leased Real Property which would detract from, or interfere with the present use of, such property or impair the operations thereon, as presently conducted.

For purposes of this Section 3.16 and Sections 3.17 and 3.18, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

        SECTION 3.17.    Tangible Personal Property.    (a) Section 3.17(a) of the Disclosure Schedule lists (as of the end of the most recent calendar month for which such data is available preceding the date of this Agreement) each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") used in the Business.

        (b)   The Seller has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

        SECTION 3.18.    Assets.    (a) The Seller owns, leases or has the legal right to use all the properties and assets, including the Owned Intellectual Property, the Licensed Intellectual Property, the Transferred IP Agreements, the Leased Real Property and the Tangible Personal Property, used in the conduct of the Business, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all such contracts, agreements and other arrangements used by the Seller (as such relate to the Business) or in or relating to the conduct of the Business, all of which properties, assets and rights constitute Purchased Assets (subject to obtaining the third party consents and approvals) except for the Excluded Assets. The Seller has good and marketable title to, or, in the case of leased or subleased Purchased Assets, valid and subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

        (b)    The Purchased Assets constitute all the properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights as are necessary in the conduct of, the Business other than the Excluded Intellectual Property.

        (c)    Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement (and subject to the receipt of required consents and approvals), the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

        SECTION 3.19.    Customers.    Listed in Section 3.19 of the Disclosure Schedule are the names and addresses of the ten largest customers (by revenue) of the Business for the twelve-month period ended February 29, 2004 and the amount for which each such customer was invoiced during such period. Except as set forth in Section 3.19 of the Disclosure Schedule, the Seller as of the date hereof has not received any notice and has no reason to believe that any such significant customer of the Business has ceased, or will cease, to use the products, equipment, goods or services of the Business, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time except for reasons which may be attributable to the Purchaser.

        SECTION 3.20.    Suppliers.    Listed in Section 3.20 of the Disclosure Schedule are the names and addresses of each of the ten largest suppliers of raw materials, supplies, merchandise and other goods for the Business for the twelve-month period ended February 29, 2004 and the amount for which each such supplier invoiced the Seller during such period. Except as set forth in Section 3.20 of the Disclosure Schedule, as of the date hereof the Seller has not received any notice and has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Purchaser at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases except for reasons which may be attributable to the Purchaser. Except as set forth in Section 3.20 of the

Disclosure Schedule, none of the raw materials, supplies, merchandise or other goods supplied to the Business are such that they are not generally available in the market from more than one source.

        SECTION 3.21.    Employee Benefit Matters.    (a) Plans and Material Documents.    Section 3.21(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller, in each case, for the benefit of any current or former employee, officer or director of the Business, (ii) each employee benefit plan for which the Seller could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Seller could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Business, including any contracts, arrangements or understandings relating to the sale of the Purchased Assets (collectively, the "Plans"); provided, that there shall be no obligation to list in Section 3.21(a) of the Disclosure Schedule any Plan that is not material. The Seller has furnished to the Purchaser a complete and accurate copy of each Plan that is in writing and a complete and accurate copy of each material document prepared in connection with each such Plan, including a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as set forth in Section 3.21(a) of the Disclosure Schedule or as permitted to be excluded from the definition of Plan, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller, in each case, for the benefit of any current or former employee, officer or director of the Business. The Seller has no express or implied commitment, whether legally enforceable or not, to (i) create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, in each of the foregoing cases, for the benefit of any current or former employee, officer or director of the Business.

        (b)    Absence of Certain Types of Plans.    None of the Plans is subject to Title IV of ERISA or Section 412 of the Code and none of the Company, ACC or any of their ERISA Affiliates currently contributes to, or during any time during the last six years had an obligation to contribute to, or has any liability to a plan subject to Title IV of ERISA or Section 412 of the Code. Except as set forth in Section 3.21(b) of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Seller to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a change in control. Except as set forth in Section 3.21(b) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Business, other than COBRA continuation coverage. Except as set forth in Section 3.21(b) of the Disclosure Schedule, each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

        (c)    Compliance with Applicable Law.    Each Plan has been operated in all material respects in accordance with the requirements of all applicable Law, including ERISA and the Code, and the Seller and, to the knowledge of the Seller after discharging its fiduciary duty to satisfy any due inquiry, all Persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in all material respects in accordance with the provisions of all applicable Law, including ERISA and the Code. The Seller has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan, in each case as would not result in any material liability to the Seller or the Business. No Action is pending or, to the best knowledge of the Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Seller, no fact or event exists that could give rise to any such Action.

        (d)    Qualification of Certain Plans.    Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Seller, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Seller or any of its ERISA Affiliates that is intended to be qualified as a voluntary employees' beneficiary association and that is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the knowledge of the Seller, no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

        (e)    Absence of Certain Liabilities and Events.    The Seller has engaged in no, and, to the knowledge of the Seller, there has been no, prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Seller nor any of its ERISA Affiliates has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and, to the knowledge of the Seller, no fact or event exists that could give rise to any such liability.

        SECTION 3.22.    Labor Matters.    The Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller in connection with the Business, and to the best knowledge of the Seller currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Business. There are no strikes, slowdowns, work stoppages or material controversies pending or, to the best knowledge of the Seller, threatened between the Seller and any employees of the Business, and the Seller has not experienced any such strike, slowdown or work stoppage or material controversies within the past three years. There are no unfair labor practice complaints pending against the Seller before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Persons employed by or, to the best knowledge of the Seller, otherwise providing services for the Seller in connection with the Business. The Seller with respect to the Business is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all material amounts required to be withheld from employees of the Business and is not liable for any material arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Seller has in all material respects paid in full to all the Persons employed by or otherwise performing services for the Business or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such Persons. There is no material claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the best knowledge of the Seller, threatened, in each case, before any Governmental Authority with respect to any current or former employee of the Business. The Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with respect to the Business. Except as set forth in Section 3.22 of the Disclosure Schedule, there is no charge or proceeding with respect to a material violation of any occupational safety or health standard that has been asserted or is now pending or, to the best knowledge of the Seller, threatened with respect to the Business. Except as set forth in Section 3.22 of the Disclosure Schedule, there is no charge of discrimination in employment or employment practices with respect to the Business, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller has employed or currently employs any Person in connection with the Business nor, to the best knowledge of the Seller has any such charge been threatened. Except as set forth in Section 3.22 of the Disclosure Schedule, to the best knowledge of the Seller, the Seller has not used, in connection with the Business, the services of workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or Persons who have provided services as independent contractors, to an extent that could reasonably be expected to result in the disqualification of any Plan under applicable Law, or the imposition of penalties or excise Taxes with respect to any Plan by the IRS, the U.S. Department of Labor or any other Governmental Authority, or a claim by such Person for participation or eligibility for benefits under any Plan.

        SECTION 3.23.    Key Employees.    (a) Section 3.23 of the Disclosure Schedule lists, for each employee of the Business, the name, title, place of employment, hire date, actual W-2 compensation for 2002 and 2003 and annualized compensation for 2004, accrued vacation and sick leave and paid time off as of the date of this Agreement and a description of the position and job function of each current salaried employee of the Seller who is employed or retained in connection with the Business and whose annual compensation exceeded (or, in 2004, is expected to exceed) $75,000.

        (b)    Except as set forth in Section 3.23(b) of the Disclosure Schedule, no director, officer, management employee or technical and professional Person who is employed by or who otherwise perform services for the Seller in connection with the Business are under written obligation to the Seller to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Seller all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

        SECTION 3.24.    Certain Interests.    Except as set forth in Section 3.24 of the Disclosure Schedule, to the best knowledge of the Seller, no stockholder, officer or director of the Seller and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

          (a)   has any direct or indirect material financial interest in any competitor, supplier or customer of the Business; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer and that are also listed on any national securities exchange, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (b)   owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property that the Seller uses in the conduct of the Business; or

          (c)   has outstanding any Indebtedness to the Seller.

        SECTION 3.25.    Taxes.    Except as set forth in Section 3.25 of the Disclosure Schedule, (a) all Tax Returns required to be filed by or with respect to the Seller, the Purchased Assets or the Business (including any consolidated, combined or unitary Tax Return that includes the Seller) have been timely filed, and taxes in connection therewith have been timely paid; (b) all such Tax Returns are true, correct and complete in all material respects; (c) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority and, to the best knowledge of the

Seller, no basis exists for any such adjustment; (d) there are no pending or, to the best knowledge of the Seller, threatened Actions for the assessment or collection of Taxes against the Seller, the Purchased Assets or the Business or any Person that was included in the filing of a Tax Return with the Seller on a consolidated, combined or unitary basis; (e) there are no Tax liens on any of the Purchased Assets; (f) there are no requests for information outstanding that could affect the Taxes relating to the Purchased Assets or the Business; (g) the Seller has not received any notice or inquiry from any jurisdiction where the Seller does not currently file Tax Returns to the effect that such filings may be required with respect to the Purchased Assets or the Business or that the Purchased Assets or the Business may otherwise be subject to taxation by such jurisdiction; (h) the Seller has properly and timely withheld, collected or deposited all amounts required to be withheld, collected or deposited in respect of Taxes and (i) to the best knowledge of the Seller, there are no Tax investigations, inquiries or audits by any Tax authority in progress relating to the Purchased Assets or the Business, nor has the Seller received any written notice indicating that a Governmental Authority intends to conduct such an audit or investigation.

        SECTION 3.26.    Insurance.    Set forth in Section 3.26 of the Disclosure Schedule is a list of all material insurance policies related to the Business, which policies cover all material assets, properties and reasonably anticipated risks of the Business. All such policies are in full force and effect, all premiums due thereon have been paid and the Seller has complied in all material respects with the provisions of such policies. No proceeding is pending or, to the best knowledge of the Seller, threatened to revoke or cancel or limit such policies and no notice of cancellation of any such policies has been received by the Seller.

        SECTION 3.27.    Certain Business Practices.    Except as set forth in Section 3.27 of the Disclosure Schedule, neither the Seller nor any of its directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Seller or any officer, director, partner, employee or agent of any such customer or officer, director, partner, employee or agent for the unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Business.

        SECTION 3.28.    INTENTIONALLY OMITTED.

        SECTION 3.29.    Brokers.    Except for Jefferies & Company, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller or its Affiliates. The Seller is solely responsible for the fees and expenses of Jefferies & Company, Inc.

        SECTION 3.30.    Board Approval; Vote Required.    (a) The Board of Directors of Audiovox (the "Audiovox Board"), by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Audiovox and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby and declared their advisability and (iii) recommended that the stockholders of Audiovox approve and adopt this Agreement and approve the transactions contemplated hereby and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by Audiovox's stockholders at the Audiovox Stockholders' Meeting (as hereinafter defined).

        (b)    The only vote of the holders of any class or series of capital stock of Audiovox necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the votes under the outstanding shares of Class A common stock and Class B common stock of Audiovox voting as a single class in favor of the approval and adoption of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

        As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

        SECTION 4.01.    Organization and Authority of the Purchaser.    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

        SECTION 4.02.    No Conflict.    Assuming compliance with the pre-merger notification and waiting period requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any material Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the Ancillary Agreements.

        SECTION 4.03.    Governmental Consents and Approvals.    The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not and will not require any material consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority applicable to the Purchaser, except (a) as described in a writing given to the Seller by the Purchaser on the date of this Agreement, (b) the pre-merger notification and waiting period requirements of the HSR Act and (c) the applicable antitrust approvals in the Peoples Republic of China.

        SECTION 4.04.    Financing.    The Purchaser has, and at the Closing will have, all funds necessary to consummate all the transactions contemplated by this Agreement and the Ancillary Agreements.

        SECTION 4.05.    Litigation.    Except as set forth in a writing given to the Seller by the Purchaser on the date of this Agreement, no Action by or against the Purchaser is pending or, to the best knowledge of the Purchaser, threatened, which would materially and adversely affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        SECTION 4.06.    Brokers.    Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for payment of the fees and expenses of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        SECTION 4.07.    UTStarcom Canada.    UTStarcom Canada is registered in Canada and in the Province of Ontario and is eligible to apply for the certificates necessary to exempt either the Seller or the Purchaser from paying GST and PST taxes in Canada and in the Province of Ontario as a result of the transactions contemplated by this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

        SECTION 5.01.    Conduct of Business Prior to the Closing.    (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Seller shall not conduct the Business other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Seller shall (as it relates to the Business) (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice and good business judgment; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its reasonable commercial efforts to (A) preserve intact the business organization of the Business, (B) keep available to the Purchaser (without any obligation to increase their compensation) the services of the employees of the Seller to whom offers of employment are to be made pursuant to Section 6.01, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Business and (D) preserve its current relationships with the customers and suppliers of the Business and other persons with which the Business has had significant business relationships; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval (not to be unreasonably withheld), any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.16(c) of the Disclosure Schedule which by their terms would otherwise expire; and (v) except in accordance with Section 5.06 or Article IX, not engage in any practice, take any action, fail to take any action or enter into any transaction which would render it unable to satisfy the condition set forth in Section 7.02(a).

        (b)   Except as described in Section 5.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser (not to be unreasonably withheld), the Seller will not take any of the actions enumerated in the second sentence of Section 3.10 and all clauses thereof (other than clauses (k), (u), (x), (z) and (aa), which shall be excluded).

        SECTION 5.02.    Access to Information.    (a) From the date hereof until the Closing, subject to applicable limitations under confidentiality agreements to which the Seller is bound, upon reasonable notice, the Seller shall cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, and books and records of the Seller relating to the Business and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Business and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Business (or legible copies thereof) that are reasonably available to the Seller as the Purchaser may from time to time reasonably request. All information disclosed hereunder shall be subject to the Confidentiality Agreement.

        (b)   In order to facilitate the resolution of any claims made against or incurred by the Seller, the making of any necessary filing by Audiovox or the Seller or for any other reasonable purpose, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records relating to the Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Seller, (ii) authorize, direct and instruct its employees with knowledge of such claims to reasonably cooperate and assist the Seller in connection with such claims and (iii) upon reasonable notice, afford the officers, employees, agents and representatives of Audiovox or the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

        (c)   In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the Business and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, (ii) authorize, direct and instruct its employees with knowledge of such claims to reasonably cooperate and assist the Purchaser in connection with such claims and (iii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the Purchaser's expense), during normal business hours, to such books and records.

        SECTION 5.03.    Confidentiality.    Subject to the Seller's rights with respect to the Excluded Assets and the Excluded Liabilities, the Seller agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03, and (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable commercial efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that, (x) at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, its agents, representatives, Affiliates, employees, officers or directors, (y) the Seller reasonably believes is necessary or advisable in connection with any claim against the Seller or for which the Seller is purportedly responsible, whether by a third party or otherwise or (z) the performance by the Seller of its obligations, or the assertion by the Seller of any of its rights or remedies, under any Acquisition Document; and provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Notwithstanding the foregoing, the Seller and its Affiliates may make such disclosures as are required under applicable securities or state law or regulation or national stock exchange rules or regulations. The Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

        SECTION 5.04.    Regulatory and Other Authorizations; Notices and Consents.    (a) The Seller shall use its reasonable commercial efforts to obtain all authorizations, consents, orders and approvals of all third parties, including all Governmental Authorities and officials that may be or become reasonably necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten (10) Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. The filing fee for such HSR Act filing shall be borne by the Purchaser.

        (b)   The Seller shall cooperate and use its reasonable commercial efforts to obtain or assist the Purchaser in obtaining such third party consents and estoppel certificates as may be reasonably necessary or desirable in connection with the transactions contemplated by this Agreement.

        (c)   The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Business.

        (d)   The Seller and the Purchaser agree that, in the event that any consent, approval or authorization reasonably necessary or desirable to preserve for the Business any right or benefit under any Assumed Contract is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as is reasonably practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use its reasonable commercial efforts to provide the Purchaser with, or cause to be provided to the Purchaser, the rights and benefits of the affected Assumed Contract for the term of such Assumed Contract. To the extent that any Assumed Contract is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the other party thereto or any third party including a government or governmental unit, or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation, or other governmental edict, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense of any such Assumed Contract.

        (e)   In using its reasonable commercial efforts to obtain any authorization, order, consent, approval, assignment, estoppel certificate or waiver hereunder, the Seller shall not be obligated to incur costs, expenses (including third-party legal fees) and (collectively, "Consent Costs") which, along with all other Consent Costs incurred by the Seller, (x) exceed $500,000 in the aggregate and (y) are other than one-time costs to be paid in connection with obtaining such authorization, order, consent, approval, assignment or waiver. For the sake of clarity, Audiovox shall not have any obligation to incur Consent Costs.

        SECTION 5.05.    Notice of Developments.    Prior to the Closing, the Seller shall promptly notify the Purchaser (a) in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in a failure to satisfy the condition set forth in Section 7.02(a) and (b) all other material and adverse developments affecting the

Purchased Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Business.

        SECTION 5.06.    No Solicitation or Negotiation.    (a) Each of the Seller and Audiovox agrees that neither it nor any of its directors, officers or employees will, and that it will cause its agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of Audiovox) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction. The Seller or Audiovox, as applicable, shall notify the Purchaser as promptly as practicable (and in any event within two (2) days after the Seller or Audiovox, as applicable, attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (and the Seller or Audiovox, as applicable, shall notify the Purchaser concerning any material amendments to such proposal or offer). Audiovox shall provide the Purchaser with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Audiovox Board) of any meeting of the Audiovox Board at which the Audiovox Board is reasonably expected to consider any Competing Transaction. The Seller and Audiovox immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Seller and Audiovox agree not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement (unless the Audiovox Board, in order to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law, must waive the standstill provisions so that such Person may make a proposal or offer which may reasonably be expected to lead to a Superior Proposal) to which the Seller and Audiovox is a party relating to Audiovox, the Seller or the Purchased Assets.

        (b)   Notwithstanding anything to the contrary in Section 5.06, the Audiovox Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, and the Audiovox Board has (i) determined, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), that such proposal or offer constitutes, or may be reasonably expected to lead to, a Superior Proposal (as hereunder defined), (ii) determined, in its good faith judgment after consultation with independent legal counsel (who may be Audiovox's regularly engaged independent legal counsel), that, in light of such proposal or offer, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law, (iii) provided written notice to the Purchaser of its intent to furnish information or enter into discussions with such person, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to Audiovox than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting Audiovox from satisfying its obligations under this Agreement).

        (c)   Except as set forth in this Section 5.06(c), neither the Audiovox Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the Audiovox Recommendation (a "Change in the Audiovox Recommendation") or approve or recommend, or cause or permit Audiovox to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Audiovox Board determines, in its good faith judgment prior to the time of the Audiovox Stockholders' Meeting and after consultation with independent legal counsel (who may be Audiovox's regularly engaged independent legal counsel), that it is required to make a Change in the Audiovox Recommendation to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law, the Audiovox Board may make a Change in the Audiovox Recommendation to recommend a Superior Proposal, but only (i) after providing written notice to the Purchaser (a "Notice of Superior Proposal") advising Audiovox that the Audiovox Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Audiovox Board intends to effect a Change in the Audiovox Recommendation and the manner in which it intends (or may intend) to do so, and (ii) if the Purchaser does not, within three (3) business days of Purchaser's receipt of the Notice of Superior Proposal, make an offer that the Audiovox Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation) to be at least as favorable to Audiovox's stockholders as such Superior Proposal. Any disclosure that the Audiovox Board may determine that it is compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law, including under Rule 14d-9 or 14e-2 of the rules promulgated under the Securities Exchange Act of 1934, as amended, will not constitute a violation of this Agreement.

        (d)   A "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Audiovox or the Seller; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Audiovox or the Seller (other than a disposition of the assets of Audiovox that do not comprise the Purchased Assets); (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of Audiovox or of the Seller; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of Audiovox or of the Seller; or (v) any solicitation in opposition to approval and adoption of this Agreement by Audiovox's stockholders.

        (e)   A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving Audiovox or the Seller pursuant to which the stockholders of Audiovox or the Seller, as the case may be, immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Audiovox), directly or indirectly, of ownership of 51% of the then outstanding shares of stock of Audiovox or 90% of the then outstanding shares of stock of the Seller, or (iii) an acquisition of 85% of the assets of the Seller, in each case on terms (including conditions to consummation of the contemplated transaction) that the Audiovox Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), to be more favorable to Audiovox stockholders than transactions contemplated by this Agreement; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of the Audiovox Board (after having received the advice of a financial advisor of nationally recognized reputation) to be obtained by such third party on a timely basis.

        SECTION 5.07.    Use of Intellectual Property.    From and after the Closing, neither the Seller nor any of its Affiliates shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property, except for the Excluded Assets.

        SECTION 5.08.    Non-Competition.    (a) For a period of five years after the Closing (the "Restricted Period"), neither the Seller nor Audiovox shall conduct, directly or indirectly, the Business or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, control, as a partner, stockholder or otherwise, any Person that conducts the Business; provided, however, that, (x) for the purposes of this Section 5.08, ownership of securities having no more than five percent of the outstanding voting power of any such Person shall not be deemed to be in violation of this Section 5.08 as long as the Person owning such securities has no other material connection or relationship with, and no express ability to effect the management of, such other Person and (y) ownership of a Person hereafter acquired by the Seller or Audiovox that conducts the Business shall not be deemed a violation of this Section 5.08, provided, that (1) such Person is not engaged primarily in conducting the Business, (2) if Audiovox or the Seller, as the case may be, causes that Person to cease conducting the Business within six months of Audiovox or the Seller becoming the owner of such Person and (3) such Person shall not use the Audiovox name to promote the Business during such period of ownership by Audiovox or the Seller; and provided, further, that the ownership interests described in Section 5.08(a) of the Disclosure Schedule shall not be deemed to be in violation of this Section 5.08.

        (b)   As a separate and independent covenant, the Seller agrees with the Purchaser that, for a period of five years following the Closing, neither the Seller nor Audiovox will in any way, directly or indirectly, materially interfere with or attempt to materially interfere with any officers, employees, representatives or agents of the Business or solicit or attempt to solicit any employee of the Purchaser to leave the employ of the Purchaser or violate the terms of their contracts, or any employment arrangements, with the Purchaser; provided, however, that the foregoing will not prohibit a general solicitation to the public.

        (c)   The Restricted Period shall be extended by the length of any period during which the Seller or Audiovox is in breach of the terms of this Section 5.08.

        (d)   The Seller acknowledges that the covenants of the Seller set forth in this Section 5.08 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this Section 5.08 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.08 are reasonable and proper.

        SECTION 5.09.    INTENTIONALLY OMITTED.

        SECTION 5.10.    Bulk Transfer Laws.    The Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to the Purchaser (other than any obligations with respect to the application of the proceeds therefrom). The Seller agrees to indemnify the Purchaser in accordance with Article VIII against any and all liabilities (including any liabilities for Taxes of Seller as a transferee or otherwise) which may be asserted by third parties against the Purchaser as a result of the Seller's noncompliance with any such law.

        SECTION 5.11.    Inter-company Arrangements.    Prior to the Closing, the Seller shall cause any contract or arrangement that is disclosed (or should have been disclosed) in Section 3.14(a)(viii) of the

Disclosure Schedule, other than the Inter-company Payables and those contracts or arrangements set forth in Section 5.11 of the Disclosure Schedule, to be terminated.

        SECTION 5.12.    Payments on Behalf of Affiliates.    Payments made or received by the Purchaser pursuant to Article II, this Article V or Article VIII hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the relevant Affiliate of the Purchaser. The Purchaser may direct in writing any such payment to be made by or to the appropriate Affiliate, and the Seller shall comply with any such direction received at least two Business Days prior to the date such payment is due.

        SECTION 5.13.    Transition Services.    Following the Closing, the Seller shall provide, or cause to be provided, to the Business certain services that are currently provided by the Seller and its Affiliates to the Business, all in accordance with the transition services agreement substantially in the form attached hereto as Exhibit 5.13 (the "Transition Services Agreement") to be entered into by the Seller and the Purchaser as of the Closing.

        SECTION 5.14.    Tax Cooperation and Exchange of Information.    Upon the terms set forth in Section 5.02 of this Agreement, the Seller and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents in their possession relating to rulings or other determinations by Tax authorities. The Seller and the Purchaser shall make themselves (and shall direct and instruct their respective employees to be) available on a basis mutually convenient to both parties to provide explanations of any documents or information provided under this Section 5.14. Each of the Seller and the Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of its Affiliates) relating to Tax matters relevant to the Purchased Assets or the Business for each taxable period first ending after the Closing and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (b) six years following the due date (without extension) for such Tax Returns. After such time, before the Seller or the Purchaser shall dispose of any such documents in its possession (or in the possession of its Affiliates), the other party shall be given the opportunity, after 90 days' prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party's expense). Any information obtained under this Section 5.14 shall be kept confidential in accordance with Section 5.03, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

        The Purchaser shall, in accordance with Section 5.02(b), make available the Transferred Employees and direct and instruct such Transferred Employees to cooperate with the Seller in the resolution of any Tax claims made against or incurred by the Seller prior to the Closing.

        SECTION 5.15.    Conveyance Taxes.    The Seller shall be liable for and shall hold the Purchaser harmless against any Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement. The Seller, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Conveyance Tax to be assessed and paid on or prior to the Closing in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing. The Purchaser shall complete and execute resale or other exemption certificates, if available, with respect to the Purchased Assets acquired hereunder, and shall provide the Seller with executed copies thereof. The Purchaser will use its reasonable commercial efforts to cooperate with the Seller to take all actions reasonably necessary or desirable in order to exempt the transactions contemplated by this Agreement from any GST and PST taxes in Canada and in the Province of Ontario.

        SECTION 5.16.    Further Action.    (a) If, after the Closing, the Seller becomes aware of, or the Purchaser brings to the attention of the Seller, any assets of the Seller that should have been transferred as of the Closing but were not so transferred, then such assets shall be transferred to the Purchaser (or to one or more Affiliates of the Purchaser designated by the Purchaser) as soon as possible. This provision, however, shall not limit, in any way, the rights and remedies of the Purchaser under this Agreement.

        (b)   Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and consummate and make effective the transactions contemplated hereby and thereby.

        SECTION 5.17.    INTENTIONALLY OMITTED.

        SECTION 5.18.    Proration of Taxes and Certain Charges.    (a) Except as provided in Section 5.15, all Property Taxes levied with respect to the Purchased Assets for any Straddle Period, whether imposed or assessed in the Pre-Closing Tax Period or Post-Closing Tax Period, shall be prorated between the Seller and the Purchaser as of 12:01 A.M. on the day after the date of the Closing. If any Taxes subject to proration are paid by Purchaser, on the one hand, or Seller, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

        (b)   Except as otherwise provided in this Agreement, all installments of special assessments or other charges on or with respect to the Purchased Assets payable by the Seller for any period in which the Closing shall occur, including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated between the Seller and the Purchaser as of the 12:01 A.M. on the day after the date of the Closing. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the date of the Closing.

        (c)   All refunds, reimbursements, installments of base rent, additional rent, license fees or other use related revenue receivable by any party to the extent attributable to the operation of the Business for any period in which the Closing shall occur shall be prorated so that the Seller shall be entitled to that portion of any such installment applicable to any period from and after the day after the date of the Closing, and if Purchaser or Seller, as the case may be, shall receive any such payments after the date of the Closing, they shall promptly remit to such other parties their share of such payments.

        (d)   The prorations pursuant to this Section 5.18 may be calculated after the Closing, as each item to be prorated (including without limitation any such Tax, obligation, assessment, charge, refund, reimbursement, rent installment, fee or revenue) accrues or comes due, provided that, in any event, any such proration shall be calculated not later than thirty (30) days after the party requesting proration of any item obtains the information required to calculate such proration.

        SECTION 5.19.    Proxy Statement.    (a) As promptly as practicable after the execution of this Agreement, Audiovox shall prepare and file with the SEC the proxy statement to be sent to the stockholders of Audiovox relating to the meeting of the Audiovox stockholders (the "Audiovox Stockholders' Meeting") to be held to consider approval and adoption of this Agreement or any information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"). The Seller shall furnish all information concerning the Seller as Audiovox may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the execution of this Agreement, Audiovox shall mail the Proxy Statement to its stockholders.

        (b)   Except as provided in Section 5.06(c), Audiovox covenants that none of the Audiovox Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Audiovox Board or any committee thereof of this Agreement, or the transactions contemplated by this Agreement and the Proxy Statement shall include, the recommendation to the stockholders of Audiovox in favor of approval and adoption of this Agreement and approval of the transactions contemplated by this Agreement (the "Audiovox Recommendation").

        (c)   Audiovox will advise the Purchaser, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        (d)   Audiovox represents that the information in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Audiovox, (ii) the time of the Audiovox Stockholders' Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Audiovox is responsible for filing with the SEC in connection with this Agreement or the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        SECTION 5.20.    Audiovox Stockholders' Meeting.    Audiovox shall, subject only to such delays as are necessary to enable the Audiovox Board to discharge its fiduciary obligations in determining whether any unsolicited offer or proposal regarding a Competing Transaction constitutes a Superior Proposal in accordance with Section 5.06 hereof, (i) call and hold the Audiovox Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and Audiovox shall use its reasonable best efforts to hold the Audiovox Stockholders' Meeting as soon as practicable after the date of this Agreement and (ii) use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders.

        SECTION 5.21.    Trademark License Agreement.    Concurrently with the Closing, Audiovox and the Purchaser shall enter into a trademark license agreement substantially in the form attached hereto as Exhibit 5.21 (the "Trademark License Agreement").

        SECTION 5.22.    Replication Service.    On or prior to the Closing, Audiovox and the Seller shall replicate, for the Purchaser, all Developed Software, which, together with the Shared MIS Systems, Owned Intellectual Property and Licensed Intellectual Property, will enable the Business to become a fully operational entity with all current functionality and appropriate controls to protect the Business from any non-Business access (the "Replication Service"). All hardware brands and configurations used in the Replication Service shall be approved by the Purchaser prior to such use. The Purchaser shall pay $70,000 for the Replication Service but in no event shall the Purchaser be obligated to make any other payments in respect of the Replication Service or the resulting replicated environment.

        SECTION 5.23.    Limited Updating of Disclosure Schedules.    At the Closing, the Seller shall, to the extent necessary, update Sections 3.07(b), 3.12(b), 3.14(a), 3.14(b), 3.15(a), 3.16(c), 3.17(a) and 3.26 of the Disclosure Schedule (provided, that, in the case of Section 3.14(b) of the Disclosure Schedule, the Seller may only update the disclosure as to contracts which are no longer in full force and effect due to their expiration or termination in accordance with their terms) to reflect information arising after the date of this Agreement and the updating of such Sections of the Disclosure Schedule shall not be deemed to be a breach of the representations and warranties which such disclosures modify except to the extent that (i) the actions giving rise to such updating constitute a breach of Section 5.01 hereof or (ii) the additional information disclosed would have a Material Adverse Effect.

        SECTION 5.24.    Leases.    Audiovox and the Purchaser shall use reasonable commercial efforts to negotiate and agree upon the form of the 555 Wireless Sublease within 45 days after the date of this Agreement. The Purchaser shall use reasonable commercial efforts to negotiate and agree upon the form of the Cerritos Lease within 45 days after the date of this Agreement.

        SECTION 5.25.    Section 404 Compliance.    (a) Promptly after the date of this Agreement, the Seller shall retain the Seller's Reporting Controls Advisors, as outside advisors, to work with the Seller to develop and implement the ACC Internal Reporting Controls and to satisfy the Interim Milestones. The Seller shall use its best efforts to (i) satisfy the Interim Milestones and (ii) develop and implement the ACC Internal Reporting Controls prior to September 30, 2004. The Purchaser and the Purchaser's Reporting Controls Advisors shall work cooperatively with the Seller and the Seller's Reporting Controls Advisors to provide necessary information on a timely basis to the Seller concerning the UTSI Internal Reporting Controls to enable the Seller to develop and implement the ACC Internal Reporting Controls, meet the Interim Milestones and satisfy the condition set forth in Section 7.02(j). All costs and expenses of the Seller and the Seller's Reporting Controls Advisors relating to the development and implementation of the ACC Internal Reporting Controls shall be borne by the Seller.

        (b)   In the event that the Purchaser shall not have made the Determination of Satisfactory Controls by September 30, 2004, the Purchaser and the Seller agree that the Seller shall no longer be obligated hereunder to develop and implement the ACC Internal Reporting Controls.

ARTICLE VI

EMPLOYEE MATTERS

        SECTION 6.01.    Offer of Employment.    As of the Closing, the Purchaser shall offer employment to each of the then-current employees of the Seller listed on Section 6.01 of the Disclosure Schedule providing for employee benefits (other than equity compensation arrangements) on terms that are no less favorable than the terms and conditions applicable to similarly situated employees of the Purchaser, it being understood that such employees shall receive credit for all prior periods of service with the Seller for purposes of participation in compensation and employee benefit plans, programs or arrangements of the Purchaser; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. At Closing, Purchaser shall hire all employees who accept such offer of employment. As used herein, "Transferred Employee" shall mean each employee who accepts such offer. In addition, the Purchaser agrees to (i) credit each of the Transferred Employees with a number of paid vacation, sick leave and personal days immediately following the date of Closing equal to the number of such days each such Transferred Employee has accrued but not used as of the date of Closing under the applicable policies of the Seller as in effect immediately prior to the date of Closing, and (ii) allow each of the Transferred Employees to use such days following the date of Closing in accordance with the applicable policies of the Purchaser as are in effect from time to time. The Purchaser and Seller shall undertake in good faith to consider the preparation and filing of employment tax reports with respect to the Transferred Employees using the alternative procedure set forth in Revenue Procedure 96-60 under the Code.

ARTICLE VII

CONDITIONS TO CLOSING

        SECTION 7.01.    Conditions to Obligations of the Seller and Audiovox.    The obligations of the Seller and Audiovox to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Audiovox or the Seller, at or prior to the Closing, of each of the following conditions:

          (a)   Representations, Warranties and Covenants.    The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing (disregarding for these purposes any materiality or corollary qualifications contained therein), except to the extent that any failures of such representations and warranties to be so true and correct would not have a Purchaser Material Adverse Effect, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing except to the extent that any failures of such representations and warranties to be true and correct that would not have a Purchaser Material Adverse Effect, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects;

          (b)   HSR Act.    Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated and the applicable approvals and/or clearances with respect to the antitrust review in the Peoples Republic of China (the "PRC Antitrust Approvals") have been received;

          (c)   No Proceeding or Litigation.    No Action shall have been commenced by or before any Governmental Authority against any of Audiovox, the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(c) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action; and

          (d)   Audiovox Stockholders' Approval.    This Agreement and the transactions contemplated by this Agreement have been approved and adopted by the requisite affirmative vote of the stockholders of Audiovox in accordance with the General Corporation Law of Delaware, and Audiovox's certificate of incorporation, and such approval shall not have been rescinded, revoked or otherwise withdrawn.

        SECTION 7.02.    Conditions to Obligations of the Purchaser.    The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

          (a)   Representations, Warranties and Covenants.    The representations and warranties of the Seller and Audiovox contained in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing (disregarding for these purposes any materiality, Material Adverse Effect or corollary qualifications contained therein), except to the extent that any failures of such representations and warranties to be so true and correct would not have a Material Adverse Effect, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing except to the extent that any failures of such representations and warranties to be true and correct that would not have a Material Adverse

  Effect, and the covenants and agreements contained in this Agreement to be complied with by the Seller and Audiovox on or before the Closing shall have been complied with in all material respects;

          (b)   HSR Act.    Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated and the PRC Antitrust Approvals have been received];

          (c)   No Proceeding or Litigation.    No Action shall have been commenced by or before any Governmental Authority against any of Audiovox, the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which is reasonably likely to have a Material Adverse Effect; provided, however, that the provisions of this Section 7.02(c) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

          (d)   Governmental Consents and Approvals.    The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, (i) all authorizations, consents, orders and approvals of all Governmental Authorities and officials which are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

          (e)   Third Party Consents and Approvals.    With respect to each agreement listed in Section 7.02(e)(i) of the Disclosure Schedule, the Purchaser or Seller shall have received either (x) consent that such agreement may be assigned to the Purchaser in connection with the transactions contemplated by this Agreement or (y) the opportunity to enter into a new agreement that is, in the aggregate, not materially less favorable to Purchaser than, on the date of the Closing, is the agreement that it is replacing. With respect to three of the five agreements listed in Section 7.02(e)(ii) of the Disclosure Schedule, the Purchaser or Seller shall have received (x) consent that such agreement may be assigned to the Purchaser in connection with the transactions contemplated by this Agreement or (y) the opportunity to enter into a new agreement that is, in the aggregate, not materially less favorable to Purchaser than, on the date of the Closing, is the agreement that it is replacing.

          (f)    Employment Agreements.    The Employment Agreement shall have been validly entered into and shall be in full force and effect and Philip Christopher shall, as of Closing, become an employee of the Purchaser; and

          (g)   Key Employees.    At least 80% of the key employees listed in Section 7.02(g) of the Disclosure Schedule ("Key Employees") to whom the Purchaser extended offers of employment prior to the Closing shall have accepted the Purchaser's offer of employment and shall, as of Closing, become employees of the Purchaser.

          (h)   Audiovox Stockholders' Approval.    This Agreement and the transactions contemplated by this Agreement have been approved and adopted by the requisite affirmative vote of the stockholders of Audiovox in accordance with the General Corporation Law of Delaware, and Audiovox's certificate of incorporation, and such approval shall not have been rescinded, revoked or otherwise withdrawn.

          (i)    Leases.    (i) Audiovox and the Purchaser shall have entered into a sublease agreement (the "555 Wireless Sublease") for space at 555 Wireless Blvd., Hauppauge, New York in a form mutually agreed by the parties on the terms set forth in Exhibit 7.02(i)(i)  and (ii) Marquardt Associates and the Purchaser shall have entered into a lease agreement (the "Cerritos Lease") for space at 16820 Marquardt Avenue, Cerritos, California in a form mutually agreed by the parties on the terms set forth in Exhibit 7.02(i)(ii) .

          (j)    Section 404 Compliance.    The Purchaser shall have made the Determination of Satisfactory Controls on or before September 30, 2004; provided, that, from and after January 1, 2005, this Section 7.02(j) shall no longer be a condition to the Purchaser's obligation to consummate the transactions contemplated by this Agreement

ARTICLE VIII

INDEMNIFICATION

        SECTION 8.01.    Survival of Representations and Warranties.    (a) The representations and warranties of the Seller and Audiovox contained in this Agreement and the Ancillary Agreements shall survive the Closing until the second anniversary of the Closing; provided, however, that (i) the representations and warranties made pursuant to Sections 3.01 and 3.29 shall survive indefinitely and (ii) the representations and warranties dealing with Tax matters shall survive until 120 days after the expiration of the relevant statute of limitations for the Tax liabilities in question. Neither the period of survival nor the liability of the Seller and Audiovox with respect to the Seller's and Audiovox's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller and Audiovox, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

        (b)   The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Agreements shall survive the Closing until the second anniversary of the Closing. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

        SECTION 8.02.    Indemnification by the Seller and Audiovox.    If the Closing shall occur, the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller and Audiovox, on a joint and several basis, for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

          (a)   the breach of any representation or warranty made by the Seller contained in the Acquisition Documents;

          (b)   the breach of any covenant or agreement by the Seller contained in the Acquisition Documents;

          (c)   any claim or cause of action of any third party relating to any action, inaction, event, condition, liability or obligation of the Seller occurring or existing prior to the Closing (other than the Assumed Liabilities); and

          (d)   the Excluded Liabilities.

        To the extent that the Seller's or Audiovox's undertakings set forth in this Section 8.02 may be unenforceable, the Seller or Audiovox, as the case may be, shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties, provided, that, in no event shall the Seller's or Audiovox's liability exceed the amounts set forth in Section 8.04 hereof.

        SECTION 8.03.    Indemnification by the Purchaser.    If the Closing shall occur, the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

          (a)   the breach of any representation or warranty made by the Purchaser contained in the Acquisition Documents;

          (b)   the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents;

          (c)   Liabilities, whether arising before or after the Closing, that are expressly assumed by the Purchaser pursuant to this Agreement, including the Assumed Liabilities;

          (d)   Taxes, other than the Excluded Taxes, relating to the Purchased Assets, the Business or the Assumed Liabilities for any Post-Closing Tax Period;

          (e)   claims arising after the Closing made by Transferred Employees relating to their employment with the Purchaser; and

          (f)    any claim or cause of action by any third party relating to any action, inaction, event, condition, liability or obligation relating to the operation of the Business from and after the Closing.

        To the extent that the Purchaser's undertakings set forth in this Section 8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties, provided, that, in no event shall the Purchaser's liability exceed the amounts set forth in Section 8.04 hereof.

        SECTION 8.04.    Limitation on Obligation to Indemnify.    Notwithstanding anything to the contrary contained in this Agreement:

          (a)   an Indemnifying Party shall be liable for any claim for indemnification pursuant to Section 8.02(a) or 8.02(b) hereof, as applicable, only to the extent, and for the amount, that the aggregate amount of indemnifiable Losses are in excess of $500,000; provided that, in determining the amount of such indemnifiable Losses (but not the breach thereof giving rise to indemnification) each representation shall be read without regard to any materiality, Material Adverse Effect or corollary qualifications contained therein;

          (b)   in no event shall the obligations of all Indemnifying Parties, in the aggregate, to indemnify the Indemnified Party pursuant to this Article VIII exceed: (i) 30% of the Purchase Price with respect to Losses arising from breaches of any representation or warranty made by the Indemnifying Party contained in the Acquisition Documents and (ii) 50% of the Purchase Price with respect to all Losses (including those covered in clause (i) above); and

          (c)   the amount of Losses for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VIII shall be reduced by any amount received under any insurance policy by the Indemnified Party with respect to such Losses.

        SECTION 8.05.    Notice of Loss; Third Party Claims.    (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Article VIII, promptly, but in any event, within 20 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the

Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII.

        (b)   If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Article VIII, promptly, but in any event, within 20 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that, in the opinion of the Indemnified Party's counsel (a copy of which shall be given to the Indemnifying Party), would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party which shall not be unreasonably withheld unless such settlement shall involve only the payment of money with no admission of wrongdoing. In no event may an Indemnified Party settle any Third Party Claim without the prior written consent of the Indemnifying Party.

        SECTION 8.06.    Distributions from Escrow Fund.    The Escrow Agent shall deliver to the Purchaser from the Escrow Fund any amount determined to be owed to the Purchaser under this Article VIII in accordance with the Escrow Agreement. For the purposes of clarity, to the extent that there is a shortfall between the amount owed by the Seller to the Purchaser in respect of the indemnification amount and the Escrow Fund, the Seller and Audiovox, jointly and severally, shall be obligated to pay the Purchaser any such shortfall from its own account, subject to the limitations of this Article VIII.

        SECTION 8.07.    Other Provisions.    The indemnification provided in this Article VIII shall be, except in the case of fraudulent misrepresentation, the sole and exclusive remedy for any of the matters set forth in Sections 8.02 and 8.03. In no event shall the Seller or the Purchaser be liable for loss of profits or consequential damages incurred by the Purchaser or the Seller, respectively, or any of its respective Affiliates. Upon making any payment to an Indemnified Party for any indemnification claim under this Agreement or any Acquisition Document, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnifying Party or its Affiliates may have against other Persons (including under any insurance policies) with respect to the subject matter underlying such indemnification claim. The Indemnified Party and its Affiliates shall cooperate with the Indemnifying Party in pursuit of such rights and shall promptly turn over to the Indemnifying Party any payments received in respect of such rights.

        SECTION 8.08.    Tax Treatment.    The Seller and the Purchaser agree that all payments made by any of the Seller and Audiovox on the one hand and the Purchaser on the other hand to or for the benefit of the other under this Article VIII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants shall be treated as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        SECTION 9.01.    Termination.    This Agreement may be terminated at any time prior to the Closing:

          (a)   by (i) the Purchaser if between the date hereof and the Closing any representations, warranties or covenants of the Seller contained in this Agreement shall have become untrue or incorrect such that Section 7.02(a) could not be satisfied or (ii) by the Seller or Audiovox if, between the date hereof and the Closing any representations, warranties or covenants of the Purchaser contained in this Agreement shall have become untrue or incorrect such that Section 7.01(a) could not be satisfied;

          (b)   by either the Seller or the Purchaser if the Closing shall not have occurred by December 15, 2004 (as such date shall be extended to January 15, 2005, solely in the event that the condition set forth in Section 7.02(j) shall fail to have been satisfied or waived) (either such date being, as applicable, the "Initial Termination Date); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; provided, further, that at any time after the Initial Termination Date, if the PRC Antitrust Approvals have not been received, and at such time the Seller and Audiovox have satisfied their conditions to Closing and are otherwise in all respects prepared to close the transactions contemplated by this Agreement, then (i) the Seller may terminate this Agreement and within two Business Days following such termination the Purchaser shall pay to the Seller by wire transfer of immediately available funds $1,000,000 as reimbursement for the Seller's expenses (the "Expense Reimbursement") and (ii) the Purchaser may not terminate this Agreement; provided, further, that, at any time after February 15, 2005, the Purchaser may terminate this Agreement if on the date of such termination the Purchaser shall pay to the Seller by wire transfer of immediately available funds the Expense Reimbursement.

          (c)   by either the Seller or the Purchaser in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (d)   by the Purchaser if an Audiovox Triggering Event (as defined below) shall have occurred;

          (e)   by the Purchaser or Audiovox or the Seller if this Agreement shall fail to receive the requisite vote for approval at the Audiovox Stockholders' Meeting; provided, that neither Audiovox nor the Seller shall be entitled to terminate this Agreement pursuant to this clause (e) if the Stockholder shall have breached the Voting Agreement; or

          (f)    by Audiovox or the Seller if the Audiovox Board shall have recommended a Superior Proposal in accordance with Section 5.06(c) or in order to enter into a definitive agreement relating to a Superior Proposal; or

          (g)   by the mutual written consent of the Seller and the Purchaser.

For purposes of this Agreement, an "Audiovox Triggering Event" shall be deemed to have occurred if: (i) the Audiovox Board makes a Change in the Audiovox Recommendation; (ii) the Audiovox Board shall have recommended to the stockholders of Audiovox a Competing Transaction or shall have resolved to do so; (iii) Audiovox shall have failed to include in the Proxy Statement the Audiovox Recommendation; (iv) the Audiovox Board fails to reaffirm the Audiovox Recommendation within seven Business Days after the Purchaser reasonably requests in writing that such recommendation be reaffirmed; or (v) Audiovox shall have intentionally breached its obligations under Section 5.06.

        SECTION 9.02.    Effect of Termination.    In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03 and 9.03, (b) that nothing herein shall relieve any party from liability for any breach of this Agreement and (c) the Purchaser shall promptly return or destroy (and cause its agents and representatives to return or destroy) all documents (and copies thereof) relating to the Business that were furnished to the Purchaser and all excerpts therefrom and notes related thereto.

        SECTION 9.03.    Expenses.    (a) Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement ("Expenses") and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the Closing shall have occurred.

        (b)   Audiovox agrees that:

    (i)
    if the Purchaser shall terminate this Agreement pursuant to Section 9.01(d); or

    (ii)
    if Audiovox or the Seller shall terminate this Agreement pursuant to Section 9.01(f).

then Audiovox shall pay to the Purchaser promptly (but in any event no later than one business day after the first of such events shall have occurred) a fee of 3.5% of the Purchase Price (the "Fee"), which amount shall be payable in immediately available funds, plus an amount equal to the amount of the Purchaser's Expenses, up to a maximum of $1,000,000.

        (c)   Audiovox acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. In the event that Audiovox shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the Purchaser (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 1.00%. Payment of the fees and expenses described in this Section 9.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

        SECTION 9.04.    Amendment.    This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, Audiovox and the Purchaser or (b) by a waiver in accordance with Section 9.05.

        SECTION 9.05.    Waiver.    Any term or condition to this Agreement may be waived, or the time for the performance of any of the obligations may be extended, at any time by the party that is entitled to the benefit thereof. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Except as otherwise set forth in this Agreement, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

ARTICLE X

GENERAL PROVISIONS

        SECTION 10.01.    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

(a)	if to the Seller:
Audiovox Communications Corp. 555 Wireless Blvd. Hauppauge, NY 11788 Attention: Philip Christopher
with a copy to:
Levy, Stopol & Camelo, LLP 190 EAB Plaza East Tower—14th fl. Uniondale, NY 11556 Attention: Robert S. Levy
(b)	if to Audiovox:
Audiovox Corporation 150 Marcus Blvd. Hauppauge, NY 11788 Attention: Charles M. Stoehr
with a copy to:
Levy, Stopol & Camelo, LLP 190 EAB Plaza East Tower—14th fl. Uniondale, NY 11556 Attention: Robert S. Levy

(c)	if to the Purchaser:
UTStarcom Inc. 1275 Harbor Bay Parkway Alameda, CA 94502 Telecopy: (510) 864-8802 Attention: General Counsel
with a copy to:
Shearman & Sterling LLP 1080 Marsh Road Menlo Park, CA 94025 Telecopy: (650) 838-3699 Attention: Carmen Chang, Esq.

        SECTION 10.02.    Public Announcements.    Unless otherwise required by securities exchange rule or regulation or the rules and regulations of any national stock exchange, none of the parties hereto shall make, or cause to be made, any press release or public announcement in respect of the Acquisition Documents, including this Agreement and the Ancillary Agreements, or the transactions contemplated hereby and thereby or otherwise communicate with any news media without prior written consent of the other parties, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        SECTION 10.03.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        SECTION 10.04.    Entire Agreement.    This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

        SECTION 10.05.    Assignment.    This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of the Seller but, notwithstanding such assignment, the Purchaser shall remain fully liable hereunder.

        SECTION 10.06.    No Third Party Beneficiaries.    Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

        SECTION 10.07.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

        SECTION 10.08.    Waiver of Jury Trial.    Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement and the Acquisition Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.08.

        SECTION 10.09.    Arbitration.    All disputes arising out of or in connection with this Agreement, the Acquisition Documents, and the transactions contemplated hereby and thereby, which cannot be resolved through the procedures described herein or therein shall be finally resolved solely and exclusively by means of arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") to be conducted in English in the City of New York. The arbitration shall be conducted by three (3) arbitrators appointed by agreement of the parties, or failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration will proceed in accordance with the AAA's Commercial Arbitration Rules. The decision of the arbitrator shall be final, conclusive, and binding upon the parties, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. The parties agree that any arbitration shall be kept confidential and any element of such arbitration (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the arbitral tribunal, the parties, their counsel and any person necessary to conduct the arbitration, except as may be required in recognition and enforcement proceedings, if any, or in order to satisfy disclosure obligations imposed by any applicable Law. The parties agree to cooperate in providing each other with all discovery, including but not limited to the exchange of documents and depositions of parties and non-parties, reasonably related to the issues in the arbitration. If the parties are unable to agree on any matter relating to such discovery, any such difference shall be determined by the arbitrator. The award of the arbitrator shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree that such award may be recognized and enforced in any court of competent jurisdiction. The parties also agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in New York, New York, for the limited purpose of enforcing this arbitration agreement (including, where appropriate, issuing injunctive relief) or any award resulting from arbitration pursuant to this Section 10.09. The parties agree that the arbitration proceeding described in this Section 10.09 is the sole and exclusive manner in which the parties may resolve disputes arising out of or in connection with this Agreement and the Acquisition Documents. The arbitrator has the discretion to grant the prevailing party in any arbitration attorneys' fees and costs and make the non-prevailing party responsible for all expenses of the arbitration.

        SECTION 10.10.    Currency.    Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

        SECTION 10.11.    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AUDIOVOX COMMUNICATIONS CORP.
By:	/s/ CHARLES M. STOEHR
	Name:	Charles M. Stoehr
	Title:	Vice President
QUINTEX MOBILE COMMUNICATIONS CORPORATION
By:	/s/ CHARLES M. STOEHR
	Name:	Charles M. Stoehr
	Title:	Vice President
AUDIOVOX COMMUNICATIONS CANADA CO.
By:	/s/ CHARLES M. STOEHR
	Name:	Charles M. Stoehr
	Title:	Vice President
UTSTARCOM, INC.
By:	/s/ MIKE SOPHIE
	Name:	Mike Sophie
	Title:	Chief Financial Officer & Senior Vice President
UTSTARCOM CANADA COMPANY
By:	/s/ MIKE SOPHIE
	Name:	Mike Sophie
	Title:	Chief Financial Officer & Senior Vice President

(With respect to Sections 2.05, 2.07, 2.09, 3.01, 3.02, 3.11(b), 3.30, 5.06, 5.08, 5.19, 5.20, 5.21, 5.22, 5.24 and Articles VII–X only)
AUDIOVOX CORPORATION
By:	/s/ JOHN SHALAM
	Name:	John Shalam
	Title:	Chief Executive Officer

Annex B

June 10, 2004

Board of Directors
Audiovox Corporation
150 Marcus Boulevard
Hauppauge, New York 11788

Members of the Board of Directors:

        We understand that Audiovox Communications Corp., a Delaware corporation ("ACC"), Quintex Mobile Communications Corporation, a Delaware corporation ("Quintex"), Audiovox Communications Canada Co., a Nova Scotia company ("ACCC" and together with ACC and Quintex, collectively, the "Seller"), UTStarcom, Inc., a Delaware corporation ("UTStarcom"), UTStarcom Canada Company, a Nova Scotia company (together with UTStarcom, the "Purchaser"), and, with respect to certain sections only, Audiovox Corporation, a Delaware corporation (the "Company"), propose to enter into an Asset Purchase Agreement, substantially in the form of the draft dated as of June 10, 2004 (the "Asset Purchase Agreement"), which provides for, among other things, the sale of the Business (as that term is defined in the Asset Purchase Agreement) by the Seller to the Purchaser (the "Sale"). Pursuant to the Sale, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, the Business, including all right, title and interest of the Seller in and to certain property and assets of the Business for $165.1 million, subject to post-closing adjustment under the terms of the Asset Purchase Agreement (the "Purchase Price"), and in connection with the Sale the Purchaser will assume certain liabilities of the Seller relating to the Business. The terms and conditions of the Sale are more fully set forth in the Asset Purchase Agreement. The Company currently owns 75% of the outstanding common stock of ACC. It is anticipated that prior to the closing of the transactions contemplated by the Asset Purchase Agreement, (i) the Company will acquire from Toshiba Corporation ("Toshiba") (in one or more transactions) the 25% of the outstanding common stock of ACC currently owned by Toshiba for $6.9 million, and (ii) ACC will pay to Toshiba $8.1 million in full satisfaction of amounts owed under a convertible subordinated note issued by ACC to Toshiba. Quintex and ACCC are wholly-owned subsidiaries of ACC. ACC has agreed to pay an aggregate of $25 million to the management of ACC upon consummation of the Sale, of which $20 million will be paid to Philip Christopher, the President and Chief Executive Officer of ACC and a director and executive officer of the Company.

        Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We are currently acting as financial advisor to the Company in connection with the transactions contemplated by the Asset Purchase Agreement and have received and will receive fees for our services, a significant portion of which will be payable upon delivery of this opinion. The Company has agreed to indemnify Jefferies against certain liabilities, including liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. We and our affiliates may own securities of the Company, the Purchaser and/or their subsidiaries and affiliates and may maintain a market in the securities of the Company, the Purchaser and/or their subsidiaries and affiliates and may publish research reports regarding such securities. In the ordinary course of our business, we and our affiliates may trade or hold such securities for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

        You have asked for our opinion as investment bankers as to whether the Purchase Price to be received by the Seller is fair, from a financial point of view, to the Company.

        In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Asset Purchase Agreement (including all schedules and exhibits thereto); (ii) reviewed certain financial and other information about the Business that was publicly available; (iii) reviewed certain financial forecasts prepared by Wall Street research analysts who report on the Company, and other industry research; (iv) reviewed information pertaining to the Business furnished to us by the Company's management and the Seller's management, including certain internal financial analyses, budgets, reports, forecasts and other information; (v) held discussions with various members of senior management of the Company and the Seller concerning historical and current operations, financial conditions and prospects, including recent financial performance and projected operating results of the Business; (vi) reviewed the background of the Sale; (vii) reviewed the valuation of the Business implied by the Sale and the non-binding letter of intent previously entered into by the Company with a third party to sell a controlling stake in the Business; (viii) reviewed the valuations of publicly traded companies that we deemed comparable to the Business; (ix) reviewed the financial terms of selected merger/acquisition transactions involving companies in lines of business that we deemed comparable to the Business; and (x) prepared a discounted cash flow analysis of the Business based on the cash flow projections provided by the Company's management and the Seller's management. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Business, the Company and the Seller as we considered appropriate in rendering this opinion.

        In our review and analysis and in rendering this opinion, we have relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company and the Seller or that was publicly available (including, without limitation, the information described above and the financial projections and financial models prepared by the Company and the Seller regarding the estimated future performance of the Business), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

        With respect to the financial projections and financial models provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company and the Seller have informed us, however, and we have assumed, that such projections and models of the Business were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and the Seller as to the future performance of the Business. In addition, in rendering this opinion we have assumed that the Business will perform in accordance with such projections and models for all periods specified therein. Although such projections and models did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such projections and models could affect the opinion rendered herein.

        Accordingly, our analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

        In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of the Seller, nor have we been furnished with any such evaluations or appraisals for the Seller or reports of such physical inspections for the Seller, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections for the Seller or the Company. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof; however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal or accounting matters affecting the Company or the Seller, and we have assumed the correctness of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Asset Purchase Agreement, to the Company and its stockholders.

        In rendering this opinion we have also assumed that: (i) the transactions contemplated by the Asset Purchase Agreement will be consummated on the terms described in the Asset Purchase Agreement without any waiver of any material terms or conditions and that the conditions to the consummation of such transactions set forth in the Asset Purchase Agreement will be satisfied without material expense, other than payment of transaction-related expenses; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Asset Purchase Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Business are as set forth in the consolidated financial statements provided to us by the Company and the Seller.

        It is understood that our opinion is for the use and benefit of the Board of Directors in its consideration of the Sale. Our opinion does not constitute a recommendation as to how any holder of shares of the Company's common stock should vote on any matter relevant to the Sale.

        Our opinion does not address the relative merits of the transactions contemplated by the Asset Purchase Agreement as compared to any alternative transactions that might be available to the Company or the Seller, nor does it address the underlying business decision by the Company and the Seller to engage in the Sale or the terms of the Asset Purchase Agreement or the documents referred to therein. We are not opining as to the market value or the prices at which any of the securities of the Company may trade at any time in the future. Except as provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Purchase Price to be received by the Seller is fair, from a financial point of view, to the Company.

Sincerely,
/s/ JEFFERIES & COMPANY, INC.
JEFFERIES & COMPANY, INC.

Annex C

September 8, 2004

Board of Directors
Audiovox Corporation
150 Marcus Boulevard
Hauppauge, New York 11788

Members of the Board of Directors:

        We understand that Audiovox Communications Corp., a Delaware corporation ("ACC"), Quintex Mobile Communications Corporation, a Delaware corporation ("Quintex"), Audiovox Communications Canada Co., a Nova Scotia company ("ACCC" and together with ACC and Quintex, collectively, the "Seller"), UTStarcom, Inc., a Delaware corporation ("UTStarcom"), UTStarcom Canada Company, a Nova Scotia company (together with UTStarcom, the "Purchaser"), and, with respect to certain sections only, Audiovox Corporation, a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement, dated as of June 10, 2004 (the "Asset Purchase Agreement"), which provides for, among other things, the sale of the Business (as that term is defined in the Asset Purchase Agreement) by the Seller to the Purchaser (the "Sale"). Pursuant to the Sale, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, the Business, including all right, title and interest of the Seller in and to certain property and assets of the Business for $165.1 million, subject to post-closing adjustment under the terms of the Asset Purchase Agreement (the "Purchase Price"), and in connection with the Sale the Purchaser will assume certain liabilities of the Seller relating to the Business. The terms and conditions of the Sale are more fully set forth in the Asset Purchase Agreement. The Company currently owns 80% of the outstanding common stock of ACC. It is anticipated that prior to the closing of the transactions contemplated by the Asset Purchase Agreement, (i) the Company will acquire from Toshiba Corporation ("Toshiba") (in one or more transactions) the 20% of the outstanding common stock of ACC currently owned by Toshiba for $5.5 million, and (ii) ACC will pay to Toshiba $8.1 million in full satisfaction of amounts owed under a convertible subordinated note issued by ACC to Toshiba. Quintex and ACCC are wholly-owned subsidiaries of ACC. ACC has agreed to pay an aggregate of $25 million to the management of ACC upon consummation of the Sale (the "Management Payment"), of which $20 million will be paid to Philip Christopher, the President and Chief Executive Officer of ACC and a director and executive officer of the Company.

        Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We are currently acting as financial advisor to the Company in connection with the transactions contemplated by the Asset Purchase Agreement and have received and will receive fees for our services, a significant portion of which will be payable upon delivery of this opinion.

        The Company has agreed to indemnify Jefferies against certain liabilities, including liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. We and our affiliates may own securities of the Company, the Purchaser and/or their subsidiaries and affiliates and may maintain a market in the securities of the Company, the Purchaser and/or their subsidiaries and affiliates and may publish research reports regarding such securities. In the ordinary course of our business, we and our affiliates may trade or hold such securities for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

        You have asked for our opinion as investment bankers as to whether the Purchase Price to be received by the Seller less the Management Payment and fees and expenses of approximately $4.0 million (the "Net Consideration") is fair, from a financial point of view, to the Company.

        In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Asset Purchase Agreement (including all schedules and exhibits thereto); (ii) reviewed certain financial and other information about the Business that was publicly available; (iii) reviewed certain financial forecasts prepared by Wall Street research analysts who report on the Company, and other industry research; (iv) reviewed information pertaining to the Business furnished to us by the Company's management and the Seller's management, including certain internal financial analyses, budgets, reports, forecasts and other information; (v) held discussions with various members of senior management of the Company and the Seller concerning historical and current operations, financial conditions and prospects, including recent financial performance and projected operating results of the Business; (vi) reviewed the background of the Sale; (vii) reviewed the valuation of the Business implied by the Sale and the non-binding letter of intent previously entered into by the Company with a third party to sell a controlling stake in the Business; (viii) reviewed the valuations of publicly traded companies that we deemed comparable to the Business; (ix) reviewed the financial terms of selected merger/acquisition transactions involving companies in lines of business that we deemed comparable to the Business; and (x) prepared a discounted cash flow analysis of the Business based on the cash flow projections provided by the Company's management and the Seller's management. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Business, the Company and the Seller as we considered appropriate in rendering this opinion.

        In our review and analysis and in rendering this opinion, we have relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company and the Seller or that was publicly available (including, without limitation, the information described above and the financial projections and financial models prepared by the Company and the Seller regarding the estimated future performance of the Business), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

        With respect to the financial projections and financial models provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company and the Seller have informed us, however, and we have assumed, that such projections and models of the Business were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and the Seller as to the future performance of the Business. In addition, in rendering this opinion we have assumed that the Business will perform in accordance with such projections and models for all periods specified therein. Although such projections and models did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such projections and models could affect the opinion rendered herein.

        Accordingly, our analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

        In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of the Seller, nor have we been furnished with any such evaluations or appraisals for the Seller or reports of such physical inspections for the Seller, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections for the Seller or the Company. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof; however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal or accounting matters affecting the Company or the Seller, and we have assumed the correctness of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Asset Purchase Agreement, to the Company and its stockholders.

        In rendering this opinion we have also assumed that: (i) the transactions contemplated by the Asset Purchase Agreement will be consummated on the terms described in the Asset Purchase Agreement without any waiver of any material terms or conditions and that the conditions to the consummation of such transactions set forth in the Asset Purchase Agreement will be satisfied without material expense, other than payment of transaction-related expenses; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Asset Purchase Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Business are as set forth in the consolidated financial statements provided to us by the Company and the Seller.

        It is understood that our opinion is for the use and benefit of the Board of Directors in its consideration of the Sale. Our opinion does not constitute a recommendation as to how any holder of shares of the Company's common stock should vote on any matter relevant to the Sale.

        Our opinion does not address the relative merits of the transactions contemplated by the Asset Purchase Agreement as compared to any alternative transactions that might be available to the Company or the Seller, nor does it address the underlying business decision by the Company and the Seller to engage in the Sale or the terms of the Asset Purchase Agreement or the documents referred to therein. You have not asked us to render an opinion (and this opinion does not address) the fairness of the Management Payment. We are not opining as to the market value or the prices at which any of the securities of the Company may trade at any time in the future. Except as provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Net Consideration to be received by the Seller is fair, from a financial point of view, to the Company.

Sincerely,
/s/ JEFFERIES & COMPANY, INC.
JEFFERIES & COMPANY, INC.

Annex D

Wharton Valuation Associates, Inc.
P.O. Box 2042
Livingston, New Jersey 07039
Telephone 973.992.4979
Facsimile 973.992.1128

July 30, 2004

Mr. Charles M. Stoehr
Senior Vice President & Chief Financial Officer
Audiovox Corporation
150 Marcus Boulevard
Hauppauge, New York 11788

Dear Mr. Stoehr:

        We understand that UTStarcom, Inc., and Audiovox Communications Corp., Quintex Mobil Communications Corporation and Audiovox Communications Canada Co., (collectively herein referred to as "ACC") have entered into a definitive agreement whereby ACC will sell selected assets and liabilities (excluding third-party receivables, inter-company accounts payable and certain accrued expenses) to UTStarcom, Inc. (the "Asset Purchase Agreement"). Under the terms of the Asset Purchase Agreement, the total purchase price will be $165.1 million in cash, subject to post-closing adjustments (the "Transaction").

        Based upon our discussions with Management, we understand that pursuant to the Asset Purchase Agreement, a condition precedent on closing the Transaction is the execution of the Personally Held Intangibles Purchase Agreement, dated June 10, 2004, by and between ACC (the "Purchaser") and Philip Christopher (the "Seller"), Executive Vice President of Audiovox and Chief Executive Officer of Audiovox Communications Corporation. Pursuant to Section 1.1 of the Personally Held Intangibles Purchase Agreement, in return for a purchase price equal to the fair market valuation of the Personally Held Intangibles, as determined by a qualified independent appraiser (however, in no event shall the purchase price exceed $16.0 million), the Seller:

  ...hereby grants, sells, conveys, assigns, transfers and delivers to the Company, upon and subject to the terms and conditions of this Agreement, all right, title and interest of the Seller in and to all personal contacts and personal and professional relationships with suppliers, customers, contractors, financers, employees and ex-employees of the Company, and his personal know-how, trademarks, trade names and patentable assets relating to or useable by the Company (the "Personally Held Intangibles"), free and clear of mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

        We have completed our investigation and analysis of ACC and the Personally Held Intangibles. The purpose of our study has been to estimate the fair market value of the Personally Held Intangibles, as of August 31, 2004 (the approximate projected closing date of the Transaction) to determine whether the fair market value of the Personally Held Intangibles exceeds $16.0 million. It is our understanding that this valuation analysis will be used solely for federal income tax compliance purposes.

        Fair market value of a business interest or intangible asset may be defined as the amount at which that interest or asset would trade for between a willing buyer and a willing seller, each having full knowledge of all relevant facts and neither being under any compulsion to buy or sell. This concept of value is suggested by definition set forth in the Internal Revenue Code, and specifically Revenue Ruling 59-60, and it has been further established and elaborated in numerous court decisions dealing with fair market value.

        The scope of our work included the following:

  1.
  Discussions with Charles M. Stoehr, Senior Vice President and Chief Financial Officer of Audiovox Corporation, regarding the nature of the Transaction.

  2.
  Discussions with Mr. Stoehr regarding the history and nature of ACC, including the products distributed and the markets and customers served by ACC.

  3.
  Discussions with Mr. Stoehr and Mr. Philip Christopher, Executive Vice President of Audiovox Corporation and Chief Executive of Audiovox Communications Corporation, regarding the nature of the Personally Held Intangibles.

  4.
  Discussions with Mr. Stoehr and Mr. John Fusto, Corporate Controller of Audiovox regarding the historical and prospective operating results of ACC.

  5.
  A review and analysis of the financial characteristics of ACC as reflected in various Audiovox Corporation-prepared historical and prospective financial schedules.

  6.
  A study of the economic environment in which the Company operates.

  7.
  An analysis of all the facts and data compiled resulting in a conclusion of value.

  8.
  A review of various documents provided by Audiovox Corp., including, but not limited to historical Form 10-K Statements, Historical Form 10-Q Statements, Form 8-K Statements and the Asset Purchase Agreement.

        Based on our analysis, we conclude, assuming no material change in business operations of ACC between the current date and August 31, 2004, and assuming no material change in the balance sheet accounts of ACC as of August 31, 2004 and the Audiovox Corporation projected balance sheet accounts as of August 31, 2004, that the fair market value of the Personally Held Intangibles as defined herein, exceeds $16.0 million.

        This conclusion of value is subject to the attached Statement of Limited Conditions and General Assumptions.

Respectfully submitted,
/s/ WHARTON VALUATION ASSOCIATES, INC. WHARTON VALUATION ASSOCIATES, INC.

STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

        This appraisal report has been made with the following general assumptions and limiting conditions:

  1.
  Information furnished by others, upon which all or portions of this report are based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information. No audit has been undertaken to verify the accuracy of the information furnished.

  2.
  No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions which occur subsequent to the date of valuation.

  3.
  This report has been prepared only for the purpose stated and shall not be used for any other purpose. Neither this report nor any portions thereof (including without limitation any conclusions as to value, the identity of Wharton Valuation Associates, Inc., or any individuals signing or associated with this report, or the professional associations or organizations with which they are affiliated) shall be disseminated to third parties, or publicly disclosed in any or by any means without the prior written consent and approval of Wharton Valuation Associates, Inc.

  4.
  This report constitutes neither a fairness opinion nor investment advice and should not be construed as such.

  5.
  Neither Wharton Valuation Associates, Inc., nor any individuals signing or associated with this report shall be required by reason of this report to give testimony or appear in court or other legal or commercial proceedings, unless specific arrangements therefore have been made.

Annex E

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I.    PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

  A.
  the financial reports and other financial information provided by the Corporation to any governmental body or the public;

  B.
  the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and,

  C.
  the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

        The Audit Committee's primary duties and responsibilities are to:

  A.
  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  B.
  Review and appraise the audit efforts of the Corporation's independent accountants and its principle accounting officer.

  C.
  Provide an open avenue of communication among the independent accountants, financial and senior management, the principle accounting officer, and the Board of Directors.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

        Until June 30, 2001, the Audit Committee shall be comprised of two or more directors as determined by the Board. The Audit Committee shall be comprised of three or more directors as determined by the Board. Each director member of the Audit Committee, shall be an independent director, free from any relationship that, in the opinion of Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation.

        The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the principle accounting officer, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV4. below.

IV    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

A.    Documents/Reports Review

  1.
  Review and update this Charter periodically, at least annually, as conditions dictate.

  2.
  Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

  3.
  Review the regular internal reports to management prepared by the principle accounting officer and management's response.

  4.
  Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

B.    Independent accountants

  1.
  Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

  2.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  3.
  Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statement.

C.    Financial Reporting Processes

  1.
  In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

  2.
  Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  3.
  Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the principle accounting officer.

D.    Process Improvement

  1.
  Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the principle accounting officer regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2.
  Following completion of the annual audit, review separately with each of management, the independent accountants and the principle accounting officer any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3.
  Review any significant disagreement among management and the independent accountants or the principle accounting officer in connection with the preparation of the financial statements.

  4.
  Review with the independent accountants, the principle accounting officer and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

E.    Ethical and Legal Compliance

  1.
  Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  2.
  Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

  3.
  Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

  4.
  Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

  5.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Annex F

AUDIOVOX CORPORATION
1997 STOCK OPTION PLAN, AS AMENDED

        1.    Purpose of the Plan.    This Plan is intended to provide a method whereby key employees and directors of Audiovox Corporation (the "Company"), its subsidiaries and Affiliates who are largely responsible for the management, growth and protection of the business, and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire a larger stock ownership in the Company, thus increasing their proprietary interest in the business, providing them with greater incentive to carry out their duties in a manner which will benefit the Company, and encouraging them to continue to serve and promote the interests of the Company and all its stockholders. Accordingly, the Company will, from time to time during the effective period of this Plan, grant to such employees and directors as may be selected in the manner provided herein, Options to purchase shares of the Class A Common Stock of the Company subject to the conditions specified in this Plan.

        2.    Definitions.    (a) "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

        (b)    "Award" means an award of restricted stock made pursuant to the Audiovox Corporation 1997 Restricted Stock Plan, as Amended.

        (c)    "Board" means refer to the Company's Board of Directors.

        (d)    "Code" means the Internal Revenue Code of 1986, as amended.

        (e)    "Compensation Committee" or "Committee" means the individuals designated from time to time by the Board, to perform administrative functions pursuant to Section 3 of the Plan.

        (f)    "Common Stock" means shares of the Class A Common Stock, par value $.01 per share, of the Company.

        (g)    "Disability" means permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code.

        (h)    "Fair Market Value" means the market prize of the Class A Common Stock on the American Stock Exchange consolidated reporting system on the date of grant.

        (i)    "Grantee" means an employee or director to whom an Option is granted.

        (j)    "Incentive Stock Option" means an incentive stock option described in Section 422A of the Code and granted under this Plan.

        (k)    "Non-Qualified Stock Option" means an option granted pursuant to this Plan and not intended to qualify as an Incentive Stock Option.

        (l)    "Option" means either an Incentive Stock Option or a Non-Qualified Stock Option or both, as the context may require.

        3.    Administration.    This Plan shall be administered by the Compensation Committee. The Committee shall be appointed by the Board and shall consist of three or more members, all of whom shall be outside directors.

        Any discretionary authority vested in the Committee shall not be exercised in contravention of the terms of this Plan or in such manner as to prevent any Incentive Stock Option granted hereunder from qualifying as an incentive stock option under Section 422A of the Code.

        Subject to the provisions of this Plan and the applicable requirements of federal and state law, the Committee shall have full and final authority, in its discretion, to take the following actions:

           (a)  to determine the individuals to be granted Options under this Plan;

           (b)  to determine the number of shares subject to each Option;

           (c)  to determine the time or times at which Options will be granted;

           (d)  to determine the Option Price of the shares subject to each Option, which price shall be not less than the minimum specified in Section 7 of this Plan;

           (e)  to determine or change the time or times when each Option becomes exercisable and the duration of the exercise period; provided, however, that no option shall be exercisable until the shares subject to the Option shall have been registered under the Securities Act of 1933 or an exemption from registration is available;

            (f)  to prescribe the form or forms of the instruments evidencing any Options granted under this Plan (which forms shall be consistent with this Plan but need not be identical to one another);

           (g)  to adopt, amend and rescind such rules and regulations as it determines are necessary or advisable in the administration of this Plan;

           (h)  to construe and interpret this Plan, the rules and regulations and the instruments evidencing Options granted under this Plan and to make all other determinations deemed necessary or advisable for the administration of this Plan;

            (i)  to delegate such administrative functions as it deems appropriate; and

            (j)  in general, to exercise full and final authority (consistent with this instrument) over all matters relating to the Plan, the powers denominated above being by way of example and not of limitation.

        Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

        4.    Shares Available for Options.    The aggregate number of shares of Class A Common Stock of the Company, par value of $.01 per share, for which Options may be granted under this Plan and Awards granted under the Audiovox Corporation 1997 Restricted Stock Plan shall not exceed 1,000,000 shares and such amount of shares shall be reserved for Options granted under this Plan and for Awards granted under the Audiovox Corporation 1997 Restricted Stock Plan (subject to adjustment as provided in Section 15).

        The shares transferred by the Company upon the exercise of Options under this Plan shall be, at the discretion of the Committee, either authorized but unissued shares of Class A Common Stock of the Company or shares of such stock held by the Company as treasury shares, including shares purchased in the open market.

        If an Option granted under this Plan shall expire unexercised or is canceled unexercised as to any shares covered thereby, such shares thereafter shall be available for the granting of other Options under this Plan, or other Awards under the Audiovox Corporation 1997 Restricted Stock Plan.

        5.    Eligibility.    Non-Qualified Stock Options will be granted only to persons selected by the Committee who are employees or directors of the Company or a subsidiary or an Affiliate. Incentive Stock Options will be granted only to persons selected by the Committee who are employees of the Company or a subsidiary or an Affiliate. The term "directors" shall include all persons who are members of the Board of Directors of the Company or any subsidiary or Affiliate. The term "employees" shall include officers as well as all other employees of the Company, its subsidiaries and its Affiliates and shall include directors of the Company, a subsidiary or an Affiliate who are also employees of the Company, a subsidiary or an Affiliate. Any member of the Board who is not an employee of the Company, any of its subsidiaries or an Affiliate shall not be eligible to receive an Incentive Stock Option under this Plan. Any member of the Committee shall not be eligible to receive any Option under this Plan for the duration of his membership on the Committee and for twelve (12) months thereafter. In addition, the Committee may designate individual directors of the Company to be ineligible to receive Options under this Plan for a period of up to twelve (12) months for the purpose of qualifying such directors for membership in the Committee.

        In selecting the individuals to whom Options shall be granted, as well as in determining the number of shares subject to and the type, terms and provisions of each Option, the Committee shall weigh such factors as it deems relevant to accomplish the purposes of this Plan.

        An individual who has been granted an Option may be granted an additional Option, or Options, if the Committee shall so determine, subject to the other provisions of this Plan.

        Incentive Stock Options granted under this Plan must be granted within ten (10) years from the date of adoption of this Plan or within ten (10) years from the date this Plan is approved by the stockholders of the Company, whichever date shall first occur.

        6.    Term of Options.    Each Option granted hereunder shall be exercisable for such period as the Committee shall determine. However, and subject to the provisions of Section 7(a), in no event shall an Incentive Stock Option be exercisable more than ten (10) years from the date of granting thereof.

        7.    Option Price.    The price at which the holder of an Option may exercise the Option (hereinafter the "Option Price") shall be as follows:

           (a)  Incentive Stock Options.    Subject to subsection (c) hereof, the Option Price of an Incentive Stock Option shall be not less than the Fair Market Value of the shares subject to such Option (hereinafter the "Option Shares") on the date such Option is granted (hereinafter the "Valuation Date"). However, if at the time such Option is granted, the Grantee owns (as determined by applying the provisions of Section 425 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option Price for such Grantee shall be not less than 110% of the Fair Market Value of the Option Shares aforementioned as of the Valuation Date, and any Incentive Stock Option granted to such Grantee shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

           (b)  Non-Qualified Stock Option.    Subject to subsection (c) hereof, the Option Price of a Non-Qualified Stock Option shall be determined by the Committee, in its sole discretion, at the time such Option is granted and shall, in no event, be less than 50% of the Fair Market Value of the Option Shares on the Valuation Date.

           (c)  Notwithstanding any provisions in this Section 7 to the contrary, in no event shall the Option Price of authorized but unissued shares of Class A Common Stock of the Company be less than the par value of such stock.

           (d)  Nothing contained herein shall prohibit the Committee, in the exercise of sound business judgment, from canceling outstanding options and reissuing new options at a lower exercise price in the event that the fair market value per share of Class A Common Stock at any time prior to the date of exercise falls below the exercise price of options granted pursuant to the Plan; provided, however, that such actions shall be permitted only when approved by a majority of the disinterested directors of the Company.

        8.    Non-Transferability of Options.    No Option granted under this Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and except as otherwise provided in Section 10 such Option may only be exercised by the Grantee during his lifetime.

        9.    Option Agreements.    The grant of every Option shall be evidenced by and conditioned upon the execution of a written option agreement between the Company and the Grantee (the "Agreement"). The Agreement shall set forth the number of shares subject to the Option, the Option Price, the period during which the Option may be exercised, and any other terms not inconsistent with this Plan which the Committee may deem necessary or appropriate from time to time. However, any Agreement as to an Incentive Stock Option shall not contain any provision which would cause such Option granted thereunder to fail to qualify as an incentive stock option under Section 422A of the Code. The Committee may approve a form of Agreement which the Committee, in its discretion, may specify as the sole form of Agreement effective to grant Options under this Plan.

        Notwithstanding the date upon which an Agreement may be executed, the date upon which an Option is deemed to be granted hereunder shall be the effective date of the approval of such Option by the Committee.

        10.    Exercise of Options.    (a) Subject to Section 12, each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the Agreement evidencing such Option.

        (b)   A Grantee electing to exercise an Option shall give written notice to the Committee of such election and of the number of shares he elects to purchase, and shall at that time tender the full Option Price of the shares he elects to purchase. Options shall be exercisable in such installments as the Grantee may elect under such restrictions as the Committee may provide.

        (c)   The Option Price of shares subject to a Non-Qualified Stock Option shall be tendered in cash. The Option Price of shares subject to an Incentive Stock Option may be tendered in shares of the Class A Common Stock of the Company, in cash, or any combination of such shares and cash, or such other property as the Committee may provide from time to time. Class A Common Stock of the Company tendered as part or all of the Option Price of an Incentive Stock Option shall be valued at its Fair Market Value as determined in the manner prescribed in Section 2(g) as of the date of exercise of the Option.

        (d)   No Option shall be affected by any change of duties or position of the Grantee (including, but not limited to, the transfer of the Grantee to or from an Affiliate), so long as the Grantee continues to be an employee or, if applicable, a director of the Company or an Affiliate.

        (e)   If a Grantee dies while in the employ or, if applicable, while on the Board of Directors of the Company or an Affiliate, those persons who shall acquire, by will or by the laws of descent and distribution, the right to exercise any Option previously granted to the deceased Grantee may exercise such Option, subject to the terms of subsections (f) and (h) of this Section 10, upon such terms as may be specified in the applicable Agreement, or upon such other terms as the Committee may specify.

        (f)    Subject to Section 6, in the event a Grantee's employment with or membership on the Board of Directors of the Company, a subsidiary or an Affiliate is terminated by reason of the Grantee's death an Option will terminate if not exercised, to the extent the Grantee shall have been entitled to do so on the date of termination, within twelve (12) months after the Grantee's death.

        (g)   Unless the Committee shall determine otherwise with respect to any Non-Qualified Stock Option (upon grant or at any time thereafter), in the event a Grantee's employment with or membership on the Board of Directors of the Company, a subsidiary or an Affiliate is terminated, all rights to exercise a Non-Qualified Stock Option shall expire on the date of such termination of employment.

        (h)   With respect to an Incentive Stock Option, the following shall apply:

            (i)  Subject to Section 6, and except as otherwise provided in this Plan, in the event a Grantee's employment by the Company, a subsidiary or an Affiliate is terminated for reasons other than the Grantee's death, Disability or termination for cause, an Incentive Stock Option will terminate if not exercised, to the extent the Grantee shall have been entitled to do so on the date of termination, within three (3) months from the date of the Grantee's termination of employment. If the Grantee dies during said three (3) month period, such Option will terminate if not exercised within three (3) months from the date of the Grantee's termination of employment.

           (ii)  Subject to Section 6, in the event a Grantee's employment with the Company, a subsidiary or any Affiliate is terminated by reason of the Grantee's Disability, an Incentive Stock Option will terminate if not exercised, to the extent the Grantee shall have been entitled to do so on the date of termination, within twelve (12) months after the Grantee's termination of employment due to Disability. If the Grantee dies during said twelve (12) month period such Option will terminate if not exercised within such twelve (12) month period.

          (iii)  If a Grantee's employment shall terminate for cause, all rights to exercise an Option shall expire on the date of such termination of employment.

          (iv)  For purposes of subparagraphs (i) and (iii) of this paragraph (h), termination for cause shall mean termination of employment by reason of the Grantee's habitual alcohol or drug abuse or commission of a felony, fraud, willful misconduct, or the unauthorized disclosure of any Company trade secrets or financial or confidential data which has resulted, or is likely to result, in substantial and material damage to the Company, all as the Committee, in its sole discretion, may determine.

        (i)    For purposes of this Plan, an employee or director who is on a leave of absence approved by the Company or an Affiliate shall not be deemed to have terminated his position as an employee or director.

        11.    Change in Control.    In the event that:

        (a)   any person (as such term is used in Section 13 of the Securities Exchange Act of 1934 and the rules and regulations thereunder and including any Affiliate or Associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 80 percent of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company; or

        (b)   there occurs any merger or consolidation of the Company, or any sale, lease or exchange of all or any substantial part of the consolidated assets of the Company and its Affiliates to any other person and (i) in the case of a merger or consolidation, the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation (excluding for this purpose any person, including any Affiliate or Associate, that directly or indirectly owns or is entitled to vote 20 percent or more of the Voting Power of the Company) hold less than

80 percent of the Voting Power of the survivor of such merger or consolidation or its parent; or (ii) in the case of any such sale, lease or exchange, the Company does not own at least 80 percent of the Voting Power of the other person; or

        (c)   one or more new directors of the Company are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by a majority of the directors in office immediately before such election;

then the dates upon which 50% of the outstanding and unexercisable Stock Options may be exercised shall be advanced to the date of the Change in Control (without regard to installment exercise limitations, if any).

        If the Committee believes that any such event is reasonably likely to occur, the Committee may so revise, alter, amend or modify as set forth above at any time before and contingent upon the consummation of such an event.

        12.    Limit on Amount of Incentive Stock Options.    The aggregate Fair Market Value of Class A Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Grantee during any calendar year under this Plan and all other incentive stock option plans of the Company and all Affiliates shall not exceed $100,000.

        13.    No Rights as Stockholder.    No Grantee shall have any rights as a stockholder with respect to any shares subject to an Option prior to the date of issuance to him of a certificate or certificates for such shares.

        14.    No Rights to Continued Employment.    The Plan and any Option granted under the Plan shall not confer upon any Grantee any right with respect to continuance of employment by the Company or any Affiliate, nor shall they interfere in any way with the right of the Company or any Affiliate by which a Grantee is employed to terminate his employment at any time.

        15.    Additional Property.    At the time any Option is granted, the Committee, in its discretion, may convey to the Grantee such additional property as it may determine, including, without limitation, cash or stock appreciation rights, provided that in the case of an Incentive Stock Option, any such additional property shall be of the type described in Section 422A(c)(4) of the Code.

        16.    Adjustment upon Changes in Capitalization.    The instruments evidencing Options granted hereunder shall contain such provisions as the Committee shall deem appropriate to adjust the number and classes of shares covered thereby, or to adjust the Option Prices, or both, in the event there are changes in the outstanding Class A Common Stock of the Company by reason of stock dividends, stock split-ups, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares or the like, of or by the Company. To prevent dilution or enlargement of rights in the event of any such change, the aggregate number and classes of shares for which Options thereafter may be granted under this Plan may be appropriately adjusted as determined by the Board so as to reflect such change.

        17.    Investment Representation.    Each Agreement may provide that, upon demand by the Committee for such a representation, the Grantee (or any person acting on behalf of the Grantee) shall deliver to the Committee at the time of any exercise of an Option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Grantee or such other person to purchase any shares. Certificates for shares issued upon the exercise of an Option which are not registered under the Securities Act of 1933 shall bear a legend substantially as follows:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

        18.    Necessity of Stockholder Approval.    This plan and any Options granted hereunder shall be null, void, and of no effect unless the Plan is approved by the stockholders of the Company within twelve (12) months from the date of the Plan's adoption by the Board.

        19.    Amendment, Suspension or Termination of Plan.    At any time, the Company may amend, terminate or suspend this Plan; provided, however, that, subject to the provisions of Section 16, no such amendment shall, without approval of the stockholders of the Company:

           (a)  increase the aggregate number of shares as to which Options may be granted under this Plan either to all individuals or any one individual;

           (b)  change the minimum Option Price stated in this Plan;

           (c)  increase any maximum stated period during which Options may be exercised;

           (d)  permit any employee of the Company or of an Affiliate who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate to exercise an Incentive Stock Option more than five years after such Option shall be granted; or

           (e)  extend the effective period of this Plan with respect to Incentive Stock Options. No Option may be granted during any suspension of this Plan or after this Plan has been terminated; and no amendment, suspension or termination shall, without the Grantee's consent, alter or impair any of the Grantee's rights or obligations under any Option theretofore granted to him under this Plan; provided however, that an Option can be canceled pursuant to Sections 7(d) and 21 of this Plan even after the amendment, suspension or termination of the Plan.

        20.    Duration of the Plan.    The duration of this Plan shall be indefinite. However, no Incentive Stock Option shall be granted under this Plan after the expiration of ten years from the earlier of: (1) the date the Plan is adopted by the Board; or (2) the date the Plan is approved by the stockholders of the Company.

        21.    Cancellation.    The Committee retains the right, without the consent of the Grantee, to cancel or accelerate Options in whole or in part at its sole discretion.

        22.    Name of the Plan.    This Plan shall be known as the Audiovox Corporation 1997 Stock Option Plan.

        23.    Savings Clause.    Notwithstanding any language to the contrary contained herein, this Plan shall be interpreted and administered in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act") so as to exempt from the application of section 16(b) of the Act the acquisition of Options by directors and officers of the Company or an Affiliate pursuant to this Plan.

        24.    Applicable Law.    This Plan will be administered in accordance with the laws of the State of Delaware.

Annex G

AUDIOVOX CORPORATION
1999 STOCK COMPENSATION PLAN, AS AMENDED

SECTION 1.    ESTABLISHMENT AND PURPOSE

        Audiovox Corporation (the "Company") hereby establishes a long term incentive plan to be named the Audiovox Corporation 1999 Stock Compensation Plan (the "Plan"), for key employees of the Company, its Subsidiaries and Affiliates and such consultants, advisors and members of the Board of Directors of the Company, its Subsidiaries and Affiliates whose entrepreneurial and management talents and commitments are essential for the continued growth and expansion of the Company's business.

SECTION 2.    DEFINITIONS

        Whenever used herein, the following terms shall have the respective meanings set forth below:

  (a)
  AFFILIATE means any person or entity directly or indirectly controlling, controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

  (b)
  AWARD means any Option or Restricted Stock or right to receive either granted under the Plan.

  (c)
  AWARD AGREEMENT means the written agreement evidencing an Award under the Plan, which shall be executed by the Company and the Award Holder. Award Holder shall mean the Employee or other eligible individual designated to receive an Award under the Plan or any permitted transferee of such Award.

  (d)
  BOARD means the Board of Directors of the Company.

  (e)
  CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

  (f)
  COMMITTEE means the Compensation Committee of the Board, or any successor to such Committee, the members of which shall be elected by the Board.

  (g)
  COMPANY means Audiovox Corporation, a Delaware corporation.

  (h)
  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

  (i)
  EXERCISE PRICE of an Option means a price fixed by the Committee upon grant of the Option as the purchase price for Stock under the Option, as such may be adjusted under Section 10 of the Plan.

  (j)
  FAIR MARKET VALUE means, for any particular day, (i)for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low price per share of Stock on such exchange on such day, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), the average of the high and low transaction price per share as quoted by the NASDAQ for such day, (iii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the average of the high and low bid price per share as reported by National Association of

    Securities Dealers Automated Quotation Systems ("NASDAQ") for such day, or (iv) in the event none of (i), (ii) and (iii) above shall be applicable, the fair market price per share of Stock for such day as determined by the Board of Directors. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the nearest preceding day when the markets were open.

  (k)
  INCENTIVE STOCK OPTION OR ISO shall mean an incentive stock option within the meaning of Section 422 of the Code.

  (l)
  OPTION means an option for the purchase of shares granted under Section 8 of the Plan, which will be either an ISO or Non-Incentive Stock Option.

  (m)
  PERIOD OF RESTRICTION means the period during which Restricted Stock is subject to forfeiture under Section 9 of the Plan.

  (n)
  REPORTING PERSON means a person subject to Section 16 of the Exchange Act.

  (o)
  RESTRICTED STOCK means shares of Stock awarded under the Plan that are subject to certain risks of forfeiture during a Period of Restriction, as provided in Section 9 of the Plan, and which cease to be shares of Restricted Stock upon expiration of the Period of Restriction.

  (p)
  RULE 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, or any successor regulation.

  (q)
  STOCK means the Class A Common Stock, par value $.01 per share, of the Company.

  (r)
  SUBSIDIARY means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

  (s)
  TAXABLE EVENT means an event relating to an Award granted under the Plan which requires federal, state or local tax to be withheld by the Company, its Subsidiaries or Affiliates.

SECTION 3.    ADMINISTRATION

        The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Notwithstanding the foregoing, the Committee in its discretion may delegate to the President or other appropriate officers of the Company or any Subsidiary or Affiliate ("The Delegatees")the authority to make any or all determinations under the Plan (including the decision to grant Awards and types of Awards granted) with respect and only with respect to persons receiving Awards or Award Holders (other than the Delegatees) who are not Reporting Persons, notwithstanding the fact that the Delegatees may themselves be persons eligible to receive Awards under the Plan and/or Reporting Persons. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

SECTION 4.    SHARES AUTHORIZED FOR AWARDS

        The maximum number of shares available for Awards under the Plan is 1,500,000 shares of Stock, of which a maximum of 1,000,000 shares may take the form of Restricted Stock, and there is hereby reserved for issuance under the Plan an aggregate of 1,500,000 shares of Stock, subject in the case of each of the foregoing to adjustment as provided in Section 10 of the Plan. Shares of Stock underlying outstanding Options and outstanding shares of unvested Restricted Stock will be counted against the Plan maximum while such Options and shares of Restricted Stock are outstanding. Upon termination of outstanding Options that are unexercised and upon forfeiture of outstanding shares of Restricted Stock prior to vesting, the shares of Stock underlying such Awards shall be returned to the Plan and available for future grants or Awards thereunder. In addition, if payment of the Exercise Price of any Option granted under the Plan is satisfied, upon exercise of such Option, by the Award Holder by surrender to the Company of shares of Stock previously owned by the Award Holder (or, in lieu of actual surrender, by a deemed surrender of such shares), the number of shares of Stock surrendered or deemed surrendered shall be returned to the Plan and available for future grants of Awards thereunder.

SECTION 5.    RECIPIENTS OF AWARDS

        Persons eligible to receive Awards shall be the executive officers of the Company, Directors, other employees of the Company, its Subsidiaries and Affiliates, non-employee consultants and other persons providing substantial services to the Company its Affiliates and its Subsidiaries, and any person who has been offered employment by the Company, its Affiliates or its Subsidiaries, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company, Subsidiary or Affiliate. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under Section 6.

SECTION 6.    TYPES OF AWARDS

        The following Awards, and rights thereto, may be granted under the Plan in any proportion: Options and Restricted Stock, as further described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any eligible person and, subject to the provisions of the Plan, the terms and conditions of each Award, which terms and conditions need not be uniform as among different Awards. Each Award shall be evidenced by an Award Agreement, as provided in Section 7 of the Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted under the Plan, provided that (i) no such modification or waiver shall give the holder of any other Award granted under the Plan any right to a similar modification or waiver, (ii) no such modification or waiver of an Award shall involve a change in the number of shares subject to the Award or an increase in the Exercise Price of an Option or the purchase price, if any, of Restricted Stock which is the subject of the Award, and (iii) any such modification or waiver which is adverse or arguably adverse to the interests of the Award Holder shall not be effective unless and until the Award Holder shall consent thereto in writing.

SECTION 7.    AWARD AGREEMENTS

        Within thirty business days after the grant of an Award, the Company shall notify the recipient of such grant and shall hand deliver or mail to the recipient an Award Agreement, duly executed by and on behalf of the Company, with the request that the recipient execute the Agreement within 30 days after the date of mailing or delivery by the Company and return the same to the Company. The date of execution and return of the Award Agreement shall not necessarily be or affect the date of grant of the Award, which may precede such date of execution and return, as the Committee may determine. If the recipient shall fail to execute and return to the Company the Award Agreement within said 30-day period, the Committee may elect to treat the Award as void and never granted. If an Award granted under the Plan is eligible for transfer and the subject of a proposed eligible transfer, no such transfer shall be or become effective until and unless the permitted transferee shall have duly executed and returned to the Company an Award Agreement in a form acceptable to the Committee.

SECTION 8.    STOCK OPTIONS

        (a)   Incentive Stock Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100% of the Fair Market Value of the Stock on the date of grant. If at the time such ISO is granted, the recipient own, as determined by applying the provisions of Section 425 of the Code stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, a Subsidiary or an Affiliate, the Option Price for such Grantee shall be not less than 110% of the Fair Market Value of the Option Shares aforementioned as of the Valuation Date, and any Incentive Stock Option granted to such Grantee shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

        (b)   Non-Qualified Stock Options shall consist of Options to purchase Shares of Stock at an Exercise Price established by the Committee upon grant which Exercise Price shall not be less than, but may be more than, 50% of the Fair Market Value of the Stock on the date of grant.

        (c)   The Committee shall establish upon grant the period of time during which an Option will be exercisable by the Award Holder, provided that no Option shall continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to these limitations, the Committee may provide, upon grant of an Option, that full exercisability will be phased in and/or phased out over some designated period of time. The Committee also may provide upon grant that exercisability of an Option will be accelerated, to the extent such Option is not already then exercisable, upon such occurrence as the Committee may specify. Generally, exercisability of an Option granted to an Employee also shall be conditioned upon continuity of employment by the original recipient of the Award with the Company and its Subsidiaries, provided that, if the Committee so provides upon grant or at anytime thereafter, exercisability of such an Option may continue for some designated period of time after termination of employment. However, in no event may any Option continue to be exercisable more than ten years after the date of grant. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Affiliate or Subsidiary shall not constitute termination of employment.

        (d)   Upon exercise of an Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised and any federal state or local taxes which may be due as a result of such exercise ("Taxes") may be paid by check or, if the Award Holder so elects and the Committee shall have authorized such form of payment, in whole or in part by surrender to the Company of shares of Stock owned prior to exercise by the Award Holder. Any previously-owned shares of Stock to be used in full or partial payment of the Exercise Price or taxes shall be valued at the Fair Market Value of the Stock on the date of exercise. In lieu of the actual surrender of shares of Stock by the Award Holder to the Company in any such stock-for-stock exercise, the Award Holder may, with the consent of the Committee, in lieu of surrendering some number of previously-owned shares of Stock, affirm to the Company the Award Holder's ownership of such number of shares, in which event the Company, upon its delivery of the shares of Stock as to which the Option is being exercised, deduct from the number of shares otherwise deliverable the number of shares affirmed but not surrendered by the Award Holder. Delivery by the Company of shares of Stock upon exercise of an Option shall be made to the person exercising the Option or the designee of such person subject to such terms, conditions, restrictions and contingencies as the Committee may provide in the Award Agreement. If so provided by the Committee upon grant of the Option, the shares delivered upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Award Holder.

        (e)   Subject to the provisions of this Section 8, if an Award Holder elects to pay some or all of the exercise price of an option (the "Underlying Option") and/or any related withholding taxes by delivery (or, in the case of such taxes, by directing the Company to withhold shares that would otherwise be issued upon exercise of such Underlying Option) then the Committee may grant such Award Holder a restorative option to purchase additional shares of Stock. The number of shares of Stock subject to the restorative option shall be equal to the sum of: (a) any shares used by delivery to pay the exercise price and/or the related withholding taxes, and (b) any shares withheld in connection with the exercise in payment of withholding taxes. The exercise price of the restorative option shall be equal to one hundred percent (100%) of the Fair Market Value of the Stock on the date the Underlying Option is exercised. The restorative option shall vest in accordance with the Committees' grant and shall expire on the expiration date of the Underlying Option. All other terms of the restorative option shall be identical to the terms of the Underlying Option.

        (f)    The Committee may require reasonable advance notice of exercise of an Option, normally not to exceed three calendar days, and may condition exercise of an Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

SECTION 9.    RESTRICTED STOCK

        (a)   Restricted Stock shall consist of Stock or rights to Stock awarded under the Plan by the Committee which, during a Period of Restriction specified by the Committee upon grant, shall be subject to forfeiture by the Award Holder to the Company if the recipient ceases to be employed by the Company and its Affiliates Subsidiaries prior to the lapse of such restrictions. Restricted Stock normally will not be transferable or assignable during the Period of Restriction. Restricted Stock may be granted at no cost to Participants or, if subject to a purchase price, such price shall not exceed the par value of the Stock and may be payable by the recipient to the Company in cash or by any other means, including recognition of past employment, as the Committee deems appropriate. The Committee may provide upon grant of an Award of Restricted Stock that any shares of Restricted Stock as may be purchased by the recipient thereunder and subsequently forfeited by the recipient prior to expiration of the Period of Restriction shall be reacquired by the Company at the purchase price originally paid in cash by the recipient therefor.

        (b)   The Committee may provide upon grant of an Award of Restricted Stock that different numbers or portions of the shares subject to the Award shall have different Periods of Restriction. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject to additional restrictions upon transfer or sale (although not to forfeiture) after expiration of the Period of Restriction.

        (c)   The Award Holder of Restricted Stock shall be entitled to all dividends declared and paid on Stock generally with respect to all shares of Restricted Stock held thereby, from and after the date of grant of such Award, or from and after such later date or dates as may be specified by the Committee in the Award, and the Award Holder shall not be required to return any such dividends to the Company in the event of forfeiture of the Restricted Stock.

        (d)   The Award Holder of Restricted Stock shall be entitled to vote all shares of Restricted Stock held thereby from and after the date of grant of such Award, or from and after such later date or dates as may be specified by the Committee in the Award.

        (e)   Pending expiration of the Period of Restriction, certificates representing shares of Restricted Stock shall be held by the Company or the transfer agent for the Stock. Upon expiration of the Period of Restriction for any such shares, certificates representing such shall be delivered to the Award Holder or the permitted transferee, assignee or beneficiary thereof.

SECTION 10.    ADJUSTMENT PROVISIONS

        (a)   If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend or stock split), the total number of shares reserved for issuance under the Plan, the maximum number of shares available for issuance as Restricted Stock, the maximum number of shares available for Award of Options to any individual under the Plan and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Award Holder shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

        (b)   Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board of Directors shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

SECTION 11.    TRANSFERS OF AWARDS

        Subject to any overriding restrictions and conditions as may be established from time to time by the Board of Directors, the Committee may determine that any Award granted under the Plan may be transferable, in the case of an Option, prior to exercise thereof, and in the case of Restricted Stock, prior to expiration of the Period of Restriction therefor, under such terms and conditions as the Committee may specify. No Award granted under this Plan shall be transferable except: (a) by will or the laws of descent and distribution; or, (b) if permitted by the Committee and if provided in the Agreement evidencing the Award, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members, (iii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (iv) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, member or beneficiaries, as appropriate, are the only members, or (v) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of an Award Holder and their spouses. In the event of the death of an Award Holder holding an unexercised Option, exercise of the Option may be made only by the executor or administrator of the estate of the Award Holder or the person or persons to whom the deceased Award Holder's rights under the Option shall pass by will or the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Award Holder was entitled to exercise such Option at the date of death. If and to the extent the Committee shall so provide upon grant, the Period of Restriction for Restricted Stock may be foreshortened upon the death of the Award Holder during the Period of Restriction, such that the Stock shall be deemed not to be forfeited and no longer to be Restricted Stock as of the date of death.

SECTION 12.    TAXES

        The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any shares deliverable under the Plan, whether upon exercise of an Option or expiration of a Period of Restriction for Restricted Stock or occurrence of any other Taxable Event, after giving the person entitled to receive such delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides upon grant of the Award, reducing the number of shares otherwise deliverable to or on behalf of the Award Holder on such Taxable Event by a number of shares of Stock having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation.

SECTION 13.    NO RIGHT TO EMPLOYMENT

        An Employee's right, if any, to continue to serve the Company, any Affiliates or Subsidiary as an officer, employee or otherwise shall not be enhanced or otherwise affected by the designation of such Employee as a recipient of an Award under the Plan.

SECTION 14.    DURATION, AMENDMENT AND TERMINATION

        The duration of this Plan shall be indefinite. However, no Incentive Stock Option shall be granted under this Plan after the expiration of ten years from the earlier of: (i) the date the Plan is adopted by the Board; or (ii) the date the Plan is approved by the stockholders of the Company. The Committee or the Board may amend the Plan from time to time or terminate the Plan at any time. By mutual agreement between the Company and an Award Holder, one or more Awards may be granted to such Award Holder in substitution and exchange for, and in cancellation of, any certain Awards previously granted such Award Holder under the Plan, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options or Period of Restriction for Restricted Stock. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to an Award Holder, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

SECTION 15.    MISCELLANEOUS PROVISIONS

        (a)   NAMING OF BENEFICIARIES.    In connection with an Award, an Award Holder may name one or more beneficiaries to receive the Award Holder's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Award Holder.

        (b)   SUCCESSORS.    All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

        (c)   GOVERNING LAW.    The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

        (d)   APPROVAL BY THE BOARD AND THE COMMITTEE.    The Plan, in order to become effective, must be approved by the Board or the Committee. Any Award granted under this Plan and any Award Agreement executed pursuant thereto prior to the submission of this Plan to the Board or the Committee for approval shall be void and of no effect if this Plan is not approved as provided above.

        (e)   APPROVAL BY STOCKHOLDERS.    This Plan and any Awards granted hereunder shall be null, void, and of no effect unless the Plan is approved by the stockholders of the Company within twelve (12) months from the date of the Plan's adoption by the Board.

        (f)    SAVINGS CLAUSE.    Notwithstanding any language to the contrary contained herein, this Plan shall be interpreted and administered in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act") so as to exempt from the application of Section 16(b) of the Act the acquisition of Awards by directors and officers of the Company or its Subsidiaries or its Affiliates pursuant to this Plan.

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TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE 2004 ANNUAL MEETING
THE ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1— ELECTION OF DIRECTORS
Summary Compensation Table
COMPARISON OF CUMULATIVE TOTAL RETURN OF AUDIOVOX, INDUSTRY INDEX AND BROAD MARKET
PROPOSAL 2— THE SALE OF THE WIRELESS BUSINESS
Precedent M&A Transactions
Pro Forma Consolidated Statement Of Earnings For The Six Months Ended May 31, 2004 (Unaudited, in thousands, except share and per share data)
Pro Forma Consolidated Statements of Operations For The Fiscal Year Ended November 30, 2002 (In thousands, except share and per share data)
Pro Forma Consolidated Statements of Operations For The Fiscal Year Ended November 30, 2001 (In thousands, except share and per share data)
AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES (a majority-owned subsidiary of Audiovox Corporation) Consolidated Balance Sheet (unaudited) As of May 31, 2004 (In thousands, except share data)
AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES (a majority-owned subsidiary of Audiovox Corporation) Consolidated Statement of Earnings (unaudited) For the Six Months Ended May 31, 2004 and May 31, 2003 (In thousands)
AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES (a majority-owned subsidiary of Audiovox Corporation) Consolidated Statement of Cash Flows (unaudited) For the Six Months Ended May 31, 2004 and May 31, 2003 (In thousands)
AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES (a majority-owned subsidiary of Audiovox Corporation) Consolidated Balance Sheet (unaudited) As of November 30, 2003 and 2002 (In thousands, except share data)
AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES (a majority-owned subsidiary of Audiovox Corporation) Consolidated Statement of Operations (unaudited) For the Years Ended November 30, 2003, 2002 and 2001 (In thousands)
AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES (a majority-owned subsidiary of Audiovox Corporation) Consolidated Statement of Stockholders' Equity and Comprehensive Income (unaudited) For the Years Ended November 30, 2003, 2002 and 2001 (In Thousands)
AUDIOVOX COMMUNICATIONS CORP. AND SUBSIDIARIES (a majority-owned subsidiary of Audiovox Corporation) Consolidated Statement of Cash Flows (unaudited) For the Years Ended November 30, 2003, 2002 and 2001 (In thousands)
PROPOSAL 3— APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 4— AMENDMENT TO AUDIOVOX CORPORATION'S 1997 STOCK OPTION PLAN
PROPOSAL 5— AMENDMENT TO AUDIOVOX CORPORATION'S 1999 STOCK COMPENSATION PLAN
MISCELLANEOUS
REQUEST TO VOTE, SIGN AND RETURN PROXIES
TABLE OF CONTENTS
ARTICLE I DEFINITIONS
ARTICLE II PURCHASE AND SALE
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI EMPLOYEE MATTERS
ARTICLE VII CONDITIONS TO CLOSING
ARTICLE VIII INDEMNIFICATION
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER
ARTICLE X GENERAL PROVISIONS
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
AUDIOVOX CORPORATION 1997 STOCK OPTION PLAN, AS AMENDED
AUDIOVOX CORPORATION 1999 STOCK COMPENSATION PLAN, AS AMENDED
SECTION 1. ESTABLISHMENT AND PURPOSE
SECTION 2. DEFINITIONS
SECTION 3. ADMINISTRATION
SECTION 4. SHARES AUTHORIZED FOR AWARDS
SECTION 5. RECIPIENTS OF AWARDS
SECTION 6. TYPES OF AWARDS
SECTION 7. AWARD AGREEMENTS
SECTION 8. STOCK OPTIONS
SECTION 9. RESTRICTED STOCK
SECTION 10. ADJUSTMENT PROVISIONS
SECTION 11. TRANSFERS OF AWARDS
SECTION 12. TAXES
SECTION 13. NO RIGHT TO EMPLOYMENT
SECTION 14. DURATION, AMENDMENT AND TERMINATION
SECTION 15. MISCELLANEOUS PROVISIONS